        As filed with the Securities and Exchange Commission on March 30, 1999
                                                   Registration No. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                                ----------------------

                                       FORM S-1
                                REGISTRATION STATEMENT

                                        UNDER
                              THE SECURITIES ACT OF 1933

                                ----------------------

                        ML JWH STRATEGIC ALLOCATION FUND L.P.
                (Exact name of registrant as specified in its charter)


         DELAWARE                        6793                        13-3887922
 (State of Organization)      (Primary Standard Industrial         (IRS Employer
                               Classification Code Number)     Identification Number)

                      C/O MERRILL LYNCH INVESTMENT PARTNERS INC.
                              PRINCETON CORPORATE CAMPUS
                                800 SCUDDERS MILL ROAD
                                      SECTION 2G
                             PLAINSBORO, NEW JERSEY 08536
                                    (609) 282-8560
      (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                 JOHN R. FRAWLEY, JR.
                      C/O MERRILL LYNCH INVESTMENT PARTNERS INC.
                              PRINCETON CORPORATE CAMPUS
                                800 SCUDDERS MILL ROAD
                                      SECTION 2G
                             PLAINSBORO, NEW JERSEY 08536
                                    (609) 282-8560
  (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                ----------------------

                                      COPIES TO:
                                   David R. Sawyier
                                   Joshua B. Rovine
                                   Sidley & Austin
                               One First National Plaza
                               Chicago, Illinois  60603

                                ----------------------
           APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
               AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS
                               REGISTRATION STATEMENT.

                                ----------------------



     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act") check the following box. /X/
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
     If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                                    -------------
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
                           CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------
   Title of Each Class of                                                                    Amount of
    Additional Securities         Amount         Maximum Offering    Maximum Aggregate       Additional
      to be Registered       being Registered     Price Per Unit       Offering Price     Registration Fee
----------------------------------------------------------------------------------------------------------
      Units of Limited       2,061,429 Units      Net Asset Value      $309,606,021*        $40,082.04**
    Partnership Interest
----------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------


     *Calculated pursuant to Rule 457(d) based on the Net Asset Value per Unit within fifteen days prior to the date of this filing.
     **As of the date hereof, Registrant has $165,423,621 of registered but unsold Units under Registrant's previous Registration Statement on Form S-1 (Registration No. 333-47439). This Registration Statement carries forward the unsold balance of $165,423,621 of Units from Registration No. 333-47439 and registers an additional $144,182,400 of Units. Pursuant to the provisions of Rule 429 of the rules and regulations of the Securities and Exchange Commission under the Securities Act of 1933, the form of prospectus set forth herein also relates to the Registrant's Registration Statements on Form S-1, Registration No. 33-80509 declared effective on April 25, 1996 and Registration No. 333-47439 declared effective on July 6, 1998.

[MERRILL LYNCH BULL LOGO]              PART ONE
                                 DISCLOSURE DOCUMENT

--------------------------------------------------------------------------------

                        ML JWH STRATEGIC ALLOCATION FUND L.P.
                                      2,061,429
                              LIMITED PARTNERSHIP UNITS


THE FUND


Trades in the U.S. and international futures and forward markets.



Seeks, through speculative trading, substantial, long-term capital appreciation.



Potentially provides a valuable element of diversification to a traditionally structured portfolio.



Began trading on July 15, 1996 with an initial capitalization of $102 million; as of March 1, 1999, its capitalization was approximately $337 million.



THE GENERAL PARTNER



Merrill Lynch Investment Partners Inc.



Offering managed futures, hedge fund and currency investments for individuals, corporations and financial institutions.



As of March 1, 1999, there was approximately $3 billion invested in funds sponsored by MLIP.



THE TRADING ADVISOR


John W. Henry & Company, Inc. ("JWH-Registered Trademark-"), a professional managed futures advisor, allocates the Fund's assets across multiple JWH trading programs.


THE UNITS



As of January 1, 1999, had increased in Net Asset Value by 54.34% since the Fund began trading on July 15, 1996. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.



Units are available on the first day of each month.



This is a best efforts offering. The selling agent is not required to sell any specific number of the Units. No minimum number of Units need to be sold for the Units to be issued.


THE RISKS


These are speculative securities. Before you decide whether to invest, read this entire Prospectus carefully and consider The Risks You Face beginning on page 8.



- The Fund is speculative and leveraged. The face amount of the Fund's open positions can be as much as 6 to 15 times the amount of assets allocated to trading.



- Performance has been volatile. The Net Asset Value per Unit has fluctuated as much as 10% in a single month.



-    You could lose all or substantially all of your investment in the Fund.



- The use of a single advisor applying generally similar trading programs could mean lack of diversification and high risk.



-    JWH has total discretionary trading authority over the Fund.



- The Fund's substantial expenses must be offset by trading profits and interest income.



- The Fund trades to a substantial degree on non-U.S. markets which are not subject to the same degree of regulation as are their U.S. counterparts.



- Investors are required to make representations and warranties in connection with their investment. Each investor is encouraged to discuss the investment with his/her individual financial, legal and tax advisor.



- There is no market for the Units, and they may only be redeemed as of the end of a calendar month.


MINIMUM INVESTMENTS


FIRST-TIME INVESTORS:    IRAS, OTHER TAX-EXEMPT ACCOUNTS AND CURRENT INVESTORS:
$5,000                   $2,000


         (Investors will purchase the largest number of whole Units possible at the purchase date Net Asset Value per Unit.)

                                ----------------------

      THIS PROSPECTUS IS IN TWO PARTS: A DISCLOSURE DOCUMENT AND A STATEMENT OF
                              ADDITIONAL INFORMATION.
       THESE PARTS ARE BOUND TOGETHER, AND BOTH CONTAIN IMPORTANT INFORMATION.

                                ----------------------

      NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
      COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED
       IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE.  ANY REPRESENTATION TO THE
                          CONTRARY IS A CRIMINAL OFFENSE.

                                ----------------------

           THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE
         MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED
               ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

                                ----------------------


                  MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
                                    SELLING AGENT
                        MERRILL LYNCH INVESTMENT PARTNERS INC.
                                   GENERAL PARTNER
                                            , 1999
                                 --------

                         COMMODITY FUTURES TRADING COMMISSION
                              RISK DISCLOSURE STATEMENT

     YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT FUTURES AND OPTIONS TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.


     FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL AT PAGES 30 TO 33 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAKEVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 7.


     THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGES 8 TO 12.

     YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

                              --------------------------


     THIS PROSPECTUS DOES NOT INCLUDE ALL OF THE INFORMATION OR EXHIBITS IN THE FUND'S REGISTRATION STATEMENT. YOU CAN READ AND COPY THE ENTIRE REGISTRATION STATEMENT AT THE PUBLIC REFERENCE FACILITIES MAINTAINED BY THE SEC IN WASHINGTON, D.C.



     THE FUND FILES QUARTERLY AND ANNUAL REPORTS WITH THE SEC. YOU CAN READ AND COPY THESE REPORTS AT THE SEC PUBLIC REFERENCE FACILITIES IN CHICAGO, NEW YORK OR WASHINGTON, D.C. PLEASE CALL THE SEC AT 1-800-SEC-0300 FOR FURTHER INFORMATION.



     THE FUND'S FILINGS ARE POSTED AT THE SEC WEBSITE AT http://www.sec.gov.

                              --------------------------

                        MERRILL LYNCH INVESTMENT PARTNERS INC.
                                   GENERAL PARTNER
                              PRINCETON CORPORATE CAMPUS
                                800 SCUDDERS MILL ROAD
                                      SECTION 2G
                             PLAINSBORO, NEW JERSEY 08536
                                    (609) 282-8560

                                 ORGANIZATIONAL CHART

                        ML JWH STRATEGIC ALLOCATION FUND L.P.


                                                          ----------------
                                                            MERRILL LYNCH
                                                             & CO., INC.
                                                               ML&CO.               LIMITED PARTNERSHIP
                    WHOLLY-OWNED                          ----------------              INTEREST
                                                                 |   |
          -------------------------------------------------------     ---------------------------------------------------
          |                         |                            |                                                       |
------------------------    --------------------           -----------------                              -----------------------
 MERRILL LYNCH, PIERCE,
     FENNER & SMITH            MERRILL LYNCH                MERRILL LYNCH                                        MERRILL LYNCH
      INCORPORATED          INTERNATIONAL & CO.               GROUP INC.                                    ASSET MANAGEMENT, L.P.
         MLPF&S                                                                         GENERAL PARTNERSHIP          MLAM
------------------------  --------------------            -----------------                  INTEREST        -----------------------
           |                        |
           |                 Wholly-owned                             WHOLLY-OWNED
           |              --------------------                              -----------------
           |                MERRILL LYNCH                                       PRINCETON
           |              INTERNATIONAL BANK                                  SERVICES, INC.
           |                     MLIB                       WHOLLY-OWNED    -----------------
           |              --------------------
           |                       |              -------------------------
           |                       |              |                        |
           |                       |
           |                       |      ----------------        ----------------
           |                       |       MERRILL LYNCH             MERRILL LYNCH    GENERAL PARTNERSHIP
           |                       |       FUTURES, INC.              INVESTMENT            INTEREST
           |                       |            MLF                  PARTNERS INC.  -----------------------
           |                       |                                     MLIP                              |
           |                       |      -----------------       -----------------                        |
           |                       |             |                                              ---------------------
           |                       |             |                                                 ML JWH STRATEGIC
           |     SELLING AGREEMENT                 |              |                                   ALLOCATION
          ---------------------------------------------------------------------------------------      FUND L.P.
                                    |             |                                                       FUND
                                    |             |                                              ---------------------
                                    |             |                                                        |
                                    |             |                                              ---------------------
                                    |             |                                                 ML JWH STRATEGIC    INVESTMENT
                                    |             |               CUSTOMER AGREEMENT                 JOINT VENTURE       ADVISORY
                                    |             |                                                THE FUND'S TRADING   AGREEMENT
                                    |     F/X DESK AGREEMENT                                             ACCOUNT       ------------
                                   ------------------------------------------------------------- ---------------------
                                                                                                           |
                                                                                                 ---------------------
                                                                                                     JOHN W. HENSRY
                                                                                                     & COMPANY, INC.
                                                                                                     TRADING ADVISOR
                                                                                                 ----------------------
                                                                                                           |
                                                                                                 ----------------------

                                                                                                 INTERNATIONAL FUTURES
                                                                                                        MARKETS

                                                                                                 ----------------------


     OTHER THAN JOHN W. HENRY & COMPANY, INC., ALL OF THE ENTITIES INDICATED IN THE ORGANIZATIONAL CHART ARE MERRILL LYNCH AFFILIATES. SEE "CONFLICTS OF INTEREST" BEGINNING AT PAGE 66 AND "TRANSACTIONS BETWEEN THE FUND AND MERRILL LYNCH" AT PAGE 69.


     FOR CONVENIENCE, ML&CO. AND ENTITIES AFFILIATED WITH IT ARE SOMETIMES COLLECTIVELY REFERRED TO AS "MERRILL LYNCH."

                        ML JWH STRATEGIC ALLOCATION FUND L.P.

CONTENTS

                                      PART ONE
                                DISCLOSURE DOCUMENT
Summary. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
The Risks You Face . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
How the Fund Works . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .12
Performance of the Fund. . . . . . . . . . . . . . . . . . . . . . . . . . . .15
Performance of Other MLIP Publicly-Offered Single Advisor Funds. . . . . . . .17
Selected Financial Data. . . . . . . . . . . . . . . . . . . . . . . . . . . .18
Management's Analysis of Operations. . . . . . . . . . . . . . . . . . . . . .19
Quantitative and Qualitative Disclosures About the Fund's Market Risk. . . . .22
Interest Income Arrangements . . . . . . . . . . . . . . . . . . . . . . . . .27
Net Asset Value. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .29
Analysis of Fees and Expenses Paid by the Fund . . . . . . . . . . . . . . . .30
Managed Futures Funds in General . . . . . . . . . . . . . . . . . . . . . . .33
The Role of Managed Futures in Your Portfolio  . . . . . . . . . . . . . . . .34
JWH Trading Programs . . . . . . . . . . . . . . . . . . . . . . . . . . . . .39
John W. Henry & Company, Inc.. . . . . . . . . . . . . . . . . . . . . . . . .46
JWH Principals . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .48
JWH Performance. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .51
Merrill Lynch Investment Partners Inc. . . . . . . . . . . . . . . . . . . . .64
Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .66
Conflicts of Interest. . . . . . . . . . . . . . . . . . . . . . . . . . . . .66
Transactions Between the Fund and Merrill Lynch. . . . . . . . . . . . . . . .69
Summary of the Limited Partnership Agreement . . . . . . . . . . . . . . . . .69
Tax Consequences . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .71
Selling Commissions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .72
Lawyers; Accountants . . . . . . . . . . . . . . . . . . . . . . . . . . . . .73
Index to Financial Statements. . . . . . . . . . . . . . . . . . . . . . . . .74
Independent Auditor's Report . . . . . . . . . . . . . . . . . . . . . . . . .75
Performance of Other MLIP Funds. . . . . . . . . . . . . . . . . . . . . . . .95



                                       PART TWO
                               STATEMENT OF ADDITIONAL
                                     INFORMATION


Futures Markets and Trading Methods. . . . . . . . . . . . . . . . . . . . . . 1
Supplemental Past Performance of JWH Trading
  Programs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
_______________

Exhibit A--Fourth Amended and Restated
           Limited Partnership Agreement. . . . . . . . . . . . . . . . . LPA-i
Exhibit B--Subscription Requirements. . . . . . . . . . . . . . . . . . . .SR-1
Exhibit C--Subscription Instructions. . . . . . . . . . . . . . . . . . . .SA-1

--------------------------------------------------------------------------------

SUMMARY
THE FUND



     ML JWH Strategic Allocation Fund L.P. is a limited partnership which trades in a wide range of U.S. and international futures and forward markets with the objective of achieving, through speculative trading, substantial long-term capital appreciation. If successful, the Fund can improve the risk/reward profile of an overall portfolio by providing both profits and performance noncorrelated to the general U.S. stock and bond markets. Merrill Lynch Investment Partners Inc. is the Fund's general partner. John W. Henry & Company, Inc. ("JWH-Registered Trademark-") is its trading advisor.


JWH-Registered Trademark- AND ITS PROGRAMS


JWH


     JWH has been the sole trading advisor for the Fund since inception. JWH manages capital in commodities, interest rate and foreign exchange markets for international banks, brokerage firms, pension funds, institutions and high net worth individuals. JWH trades a wide range of futures and forward contracts-- over 60 markets as of the date of this Prospectus -- on a 24-hour basis in the United States, Europe and Asia. JWH is one of the largest managed futures advisors in terms of assets under management, trading approximately $2.3 billion in client capital as of December 31, 1998.


THE FUND USES MULTIPLE JWH PROGRAMS


     JWH makes use of a combination of trading programs to manage the Fund, an approach JWH calls the JWH Strategic Allocation Program. There are no formal JWH policies that determine the individual programs used for the Fund.


THE FUND'S CURRENT PROGRAMS


     To date, the Fund and its offshore counterpart are the only accounts which have had access to the Strategic Allocation Program. As of the date of this Prospectus, JWH allocated the Fund's assets among eight of its eleven active trading programs as listed below.


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                           JANUARY 1, 1999 FUND ALLOCATIONS
                                  AMONG JWH PROGRAMS


     DUE TO PERFORMANCE DIFFERENCES, THE FOLLOWING PORTFOLIO ALLOCATIONS MAY DIFFER FROM THE CASH ALLOCATIONS AMONG THE PROGRAMS. JWH CHANGES THE PROGRAMS AND THE ALLOCATIONS USED FOR THE FUND FROM TIME TO TIME.


                                             % OF
NAME OF PROGRAM                           FUND ASSETS
---------------                           -----------
FINANCIAL AND METALS PORTFOLIO               12.5%
ORIGINAL INVESTMENT PROGRAM                  20.0%
JWH GLOBALANALYTICS-TM- PROGRAMS             17.5%
GLOBAL FINANCIAL PORTFOLIO                   15.0%
G-7 CURRENCY PORTFOLIO                       12.5%
GLOBAL DIVERSIFIED PORTFOLIO                 10.0%
DOLLAR PROGRAM                                7.5%
WORLDWIDE BOND PROGRAM                        5.0%

                                              100%
                                            ------
                                            ------



                                     [PIE CHART]




     SEE "JWH TRADING PROGRAMS" BEGINNING AT PAGE 39 AND "JWH PERFORMANCE" BEGINNING AT PAGE 51 FOR PERFORMANCE AND OTHER INFORMATION REGARDING THE JWH PROGRAMS, INCLUDING THE NATURE OF THE EXCLUSIVE FUND ACCOUNTS.


                                  AVERAGE COMPOUNDED
                              ANNUALIZED RATES OF RETURN

                                                            JANUARY 1, 1994-
NAME OF PROGRAM                                             DECEMBER 31, 1998
---------------                                             -----------------
GLOBAL DIVERSIFIED PORTFOLIO                                     16.4%
ORIGINAL INVESTMENT PROGRAM                                      15.7
FINANCIAL AND METALS PORTFOLIO                                   16.0
THE WORLD FINANCIAL PERSPECTIVE                                  13.3
INTERNATIONAL CURRENCY AND BOND PORTFOLIO                        16.8
WORLDWIDE BOND PROGRAM*                                          21.3
                                                              (7/1/96-12/31/98)
JWH GLOBALANALYTICS-TM- FAMILY
 OF PROGRAMS*                                                    25.0
                                                              (6/1/97-12/31/98)
GLOBAL FINANCIAL PORTFOLIO                                       13.4
                                                              (6/1/94-12/31/98)
INTERNATIONAL FOREIGN EXCHANGE PROGRAM                           17.3
G-7 CURRENCY PORTFOLIO                                           10.7
DOLLAR PROGRAM*                                                  5.8
                                                              (7/1/96-12/31/98)
                                                            -------------------
ML JWH STRATEGIC ALLOCATION FUND L.P.                            18.9%
                                                              (7/15/96-12/31/98)


     *The Average Compounded Annualized Rate of Return for these programs reflects the actual performance of all client accounts traded pursuant to the same methodology. Performance is derived from (1) the program's composite performance from inception until May 7, 1998 and (2) the performance of the Exclusive Fund Accounts from May 8, 1998 through December 31, 1998.

     THE AVERAGE COMPOUNDED ANNUALIZED RATE OF RETURN IS THE ANNUAL RATE OF RETURN WHICH WOULD RESULT IN THE SAME CUMULATIVE RETURN IF COMPOUNDED YEARLY OVER THE SAME PERIOD.

     PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

THE JWH PROGRAMS ARE TECHNICAL AND TREND-FOLLOWING, COMPUTERIZED SYSTEMS

     JWH programs include the computerized system which generates the trading signals and applies the risk management principles. See "JWH Trading Programs" beginning at page 39.

     The mathematical models used by the programs are technical systems, generating trading signals on the basis of statistical research into past market prices. JWH does not attempt to analyze underlying economic factors, identify mispricings in the market or predict future prices. Its analysis focuses exclusively on past price movements.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

     As a trend-following advisor, JWH's objective is to participate in major price trends--sustained price movements either up or down. Such price trends may be relatively infrequent. Trend-following advisors anticipate that over half of their positions will be unprofitable. Their strategy is based on making sufficiently large profits from the trends which they identify and follow to generate overall profits despite the more numerous but, hopefully, smaller losses incurred on the majority of their positions.

                    See "The Risks You Face" beginning at page 8.

MARKETS TRADED BY THE JWH PROGRAMS FOR THE FUND

     The JWH programs emphasize trading currencies and financial instruments, but participate in most major sectors of the global economy, including but not limited to:

CURRENCIES
-------------------------------------------------------------------------------


 Australian Dollar                       *Malaysian Ringgit
 British Pound                           *New Zealand Dollar
 *Canadian Dollar                        Norwegian Krone
 *Danish Krone                           *Singapore Dollar
 Euro                                    *South African Rand
 Hong Kong Dollar                        *Swedish Krone
 Japanese Yen                            Swiss Franc


FINANCIAL INSTRUMENTS
-------------------------------------------------------------------------------

 Australian                              French Notionnel Bonds
   (90-day) Bank Bills                   French PIBOR
 Australian                              German Bonds
   (3-year and 10-year)                  Italian Bonds
   Treasury Bonds                        Japanese Bonds
 *Canadian Bonds                         *Spanish Bonds
 Eurobibor                               Spanish MIBOR
 Eurodollar                              U.K. Long "Gilts"
 Eurolibor                               U.K. Short Sterling
 Eurolira                                U.S. 10-year
 Euroswiss                                 Treasury Notes
 Euroyen                                 U.S. Treasury Bonds


STOCK INDICES
-------------------------------------------------------------------------------

 *Australian All                         FTSE 100 (UK)
    Ordinaries Index                     *New York Composite
 *CAC 40 Stock Index                     Nikkei 225 Index
   (France)                                (Japan)
 *DAX (German)                           *S&P 500 Stock Index


METALS
-------------------------------------------------------------------------------

 *Aluminum                               *Palladium
 Copper                                  *Platinum
 Gold                                    Silver
 *Lead                                   *Tin
 *Nickel                                 *Zinc


AGRICULTURAL PRODUCTS
-------------------------------------------------------------------------------

 *Cattle                                 *Orange Juice
 Cocoa                                   Soybeans
 Coffee                                  Soymeal
 Corn                                    Soy Oil
 Cotton                                  Sugar
 *Hogs                                   *Wheat
 *Lumber


ENERGY
-------------------------------------------------------------------------------

 Crude Oil                               No. 2 Heating Oil
 Natural Gas                             Unleaded Gasoline



------------
* These markets are traded if and when contract liquidity, legal constraints, market conditions and data reliability standards meet JWH's specifications.

     THERE IS NO WAY TO PREDICT WHICH MARKETS THE FUND WILL TRADE OR WHAT ITS RELATIVE COMMITMENTS TO THE DIFFERENT MARKETS WILL BE.

     As of January 1, 1999, the JWH trading programs used for the Fund had the following approximate market sector commitments.



     Financial Instruments                          36%
     Currencies                                     22%
     Agricultural Products
       and Energy                                   23%
     Metals                                         13%
     Stock Indices                                   6%



     The Fund's market sector weightings vary significantly over time.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------



                                     [PIE CHART]




VARYING THE SIZE OF THE FUND'S MARKET POSITIONS

     JWH attempts to adjust the Fund's position sizes and market exposure to meet its profit and risk-control objectives. Generally, only between 2% and 15% of the face value of a futures or forward position is required as margin to put on the position. Consequently, JWH has considerable flexibility to make significant changes in the size of the Fund's open positions. For example, the margin requirement for the Treasury bond futures contract is only approximately 2% of the face value of each contract. This means that JWH could acquire, for each $100,000 of Fund capital, positions ranging from a single Treasury bond contract with a face value of $100,000 up to 50 such contracts with a face value of $5,000,000. The greater the market exposure of the Fund, the greater its risk, profit potential and expected performance volatility.

MLIP

GENERAL

     Offering managed futures, hedge funds and currency investments for individuals, corporations and financial institutions, MLIP has operated with one primary objective since its inception in 1986: to provide investors with an opportunity for long-term capital appreciation and diversification through professionally managed investments in equity, debt, currency, interest rate, metals, energy and agricultural markets, utilizing a wide variety of instruments and trading strategies. As of March 1, 1999, MLIP was acting as trading manager or sponsor to funds in which approximately $3 billion of client assets were invested.


     SEE THE ORGANIZATIONAL CHART SHOWING THE MERRILL LYNCH ENTITIES AT PAGE 2 AND "TRANSACTIONS BETWEEN THE FUND AND MERRILL LYNCH" AT PAGE 69.


MLIP'S EXCLUSIVE ACCESS TO THE STRATEGIC ALLOCATION PROGRAM

     JWH has granted MLIP the exclusive right (with the exception of funds with a minimum investment of $5 million or more) to market both public and private funds using the JWH Strategic Allocation Program. This exclusive right will continue until the end of the twelfth full month after the initial sale of Units under this Prospectus. MLIP and JWH presently intend to extend this exclusive arrangement on a year-to-year basis, but there can be no assurance that they will do so.

CASH MANAGEMENT

     Merrill Lynch Asset Management, L.P. provides cash management services to the Fund, investing in U.S. Government and agency securities within parameters established by MLIP for which MLAM assumes no responsibility. As of December 31, 1998, the Asset Management Group of ML&Co. (which includes MLAM) had a total of approximately $501 billion in investment company and other portfolio assets under management. This figure includes assets managed for some of MLAM's affiliates.

MAJOR RISKS OF THE FUND

     The Fund is a speculative investment. It is not possible to predict how the Fund will perform over either the long or short term.

     Investors must be prepared to lose all or substantially all of their investment in the Units.

     There can be no assurance that the past performance of either the Fund or JWH is indicative of how they will perform in the future.

     JWH's programs have certain basic similarities. The use of a single advisor decreases diversification and increases risk compared to a multi-advisor fund. Although the Fund uses a single trading advisor, it utilizes multiple trading programs and is therefore more diversified than a single advisor, single program fund.

     The performance of the JWH programs is dependent upon market trends of the type that their models are designed to identify. Trendless periods are frequent, and during such periods the Fund is unlikely to be profitable.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
     The Fund is subject to substantial charges. The Fund must earn overall trading profits and interest income of approximately 9%-10% of its average Net Asset Value each year simply to break even after operating expenses.

     Because its performance is entirely unpredictable, there is no way of telling when is a good time to invest in the Fund. Investors have no means of knowing whether they are buying Units at a time when profitable periods are ending, beginning, or not in progress.


     The Net Asset Value per Unit can vary significantly month to month. The Units are not transferable and may only be redeemed once a month. Because investors must submit irrevocable subscriptions as well as redemption notices at least 10 days before the purchase or redemption of Units, they cannot know the Net Asset Value at which they will acquire or redeem Units. Investors cannot control the maximum losses on their Units because they cannot be sure of the redemption value of their Units.

     As limited partners, investors have no voice in the operation of the Fund; they are entirely dependent on the management of MLIP and JWH for the success of their investment.

FEES AND EXPENSES

     The Profit Share payable to JWH is calculated on a quarterly basis and, consequently, could be substantial even in a breakeven or losing year. The Fund's other significant expenses are its Brokerage Commissions and Administrative Fees. If the Fund's Net Asset Value increases, the absolute dollar amount of these percentage-of-assets fees will also, but they will have the same effect on the Fund's rate of return. The Fund's ongoing offering and currency trading costs are estimated but small.


     Investors also pay redemption charges to MLIP (reducing the redemption proceeds otherwise payable to investors).


     In order for an investor to "break-even" on an investment during the first year, an initial investment of $5,000 must earn trading profits of $225, or 4.50%, (without including the redemption charge).



                                   BREAKEVEN TABLE

                                                                  TWELVE-MONTH
                                                                     DOLLAR
                                                 TWELVE-MONTH      BREAKEVEN
                                                  PERCENTAGE    ($5,000 INITIAL
EXPENSES                                           BREAKEVEN      INVESTMENT)++
--------                                           ---------     -------------
Ongoing Offering Costs*                              0.25%            $12.50

Brokerage Commissions                                7.75%           $387.50

Administrative Fees                                  0.25%            $12.50

Profit Share*                                        1.00%            $50.00

Currency Trading Costs*                              0.25%            $12.50

Interest Income*                                    (5.00)%         $(250.00)

TWELVE-MONTH
BREAKEVEN WITHOUT
REDEMPTION CHARGE                                    4.50%           $225.00
                                                     -----           -------
Redemption Charge
(first 12 months only)                               3.00%           $150.00

TWELVE-MONTH
BREAKEVEN WITH
REDEMPTION CHARGE                                    7.50%           $375.00
                                                     -----           -------

--------------
* Estimated. The Profit Share is 15% of New Trading Profits quarterly; consequently, a Profit Share could be due in a breakeven or losing year. Ongoing offering costs paid by the Fund are capped at 0.25% of average Net Assets per annum.
++ Assumes a constant $5,000 Net Asset Value.


                          SEE "ANALYSIS OF FEES AND EXPENSES
                            PAID BY THE FUND" AT PAGE 30.


PRINCIPAL TAX ASPECTS OF OWNING UNITS

     Investors are taxed each year on any gains recognized by the Fund whether or not they redeem any Units or receive any distributions from the Fund.

     40% of any trading profits on U.S. exchange-traded contracts are taxed as short-term capital gains at a maximum 39.6% ordinary income rate, while 60% of such gains are taxed as long-term capital gain at a 20% maximum rate for individuals. The Fund's trading gains from other contracts will be primarily short-term capital gain. This tax treatment applies regardless of how long an investor holds Units. If, on the other hand, an investor held a stock or bond for more than 12 months, all the gain realized on its sale would generally be taxed at a 20% maximum rate.


     Losses on the Units may be deducted against capital gains. However, capital losses in excess of capital gains may only be deducted against ordinary income to the extent of $3,000 per year. Consequently, investors could pay tax on the Fund's interest income
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

even though they have lost money on their Units. See "Tax Consequences" beginning at page 71.


AN INVESTMENT IN THE UNITS SHOULD BE CONSIDERED AS A 3 TO 5 YEAR COMMITMENT


     The market conditions in which the Fund has the best opportunity to recognize significant profits occur infrequently. An investor should plan to hold Units for long enough to have a realistic chance for a number of such trends to develop.


     MLIP believes that investors should consider the Units at least a 3 to 5 year commitment.
SEE "EXHIBIT B--SUBSCRIPTION REQUIREMENTS."


IS THE FUND A SUITABLE INVESTMENT FOR YOU?


     You should consider investing in the Fund if you are interested in its potential to produce over the long-term, enhanced returns that are generally noncorrelated to the returns of the traditional debt and equity markets and you are prepared to risk significant losses. The Fund is not a complete investment program. MLIP offers the Fund as a diversification opportunity, and an investment in the Fund should only represent a limited portion of an investor's overall portfolio.


     Your Financial Consultant can assist you in deciding whether the Units are suitable for you.


     No one should invest more than 10% of their readily marketable assets in the Fund.

--------------------------------------------------------------------------------

THE RISKS YOU FACE

POSSIBLE TOTAL LOSS OF YOUR INVESTMENT

     You could lose all or substantially all of your investment in the Fund.

THE LARGE SIZE OF THE FUND'S TRADING POSITIONS INCREASES THE RISK OF SUDDEN, MAJOR LOSSES

     The Fund takes positions with face values up to as much as approximately 15 times its total equity. Consequently, even small price movements can cause major losses.


INVESTORS MUST NOT RELY ON THE PAST PERFORMANCE OF EITHER JWH OR THE FUND IN DECIDING WHETHER TO BUY UNITS


     The performance of the Fund is entirely unpredictable, and the past performance of the Fund as well as of JWH is not necessarily indicative of their future results.


     The price data which JWH has researched in developing its programs may not reflect the changing dynamics of future markets. If not, the JWH programs would have little chance of being profitable. An influx of new market participants, changes in market regulation, international political developments, demographic changes and numerous other factors can contribute to once-successful strategies becoming outdated. Not all of these factors can be identified, much less quantified. There can be no assurance that JWH will trade profitably.

JWH ANALYZES ONLY TECHNICAL MARKET DATA, NOT ANY ECONOMIC FACTORS EXTERNAL TO MARKET PRICES

     The JWH programs focus exclusively on statistical analysis of market prices. Consequently, any factor external to the market itself which dominates prices is likely to cause major losses. For example, a pending political or economic event may be very likely to cause a major price movement, but JWH would continue to maintain positions that would incur major losses as a result of such movement, if its programs indicated that it should do so.

     The likelihood of the Units being profitable could be materially diminished during periods when events external to the markets themselves have an important impact on prices. During such periods, JWH's historical price analysis could establish positions on the wrong side of the price movements caused by such events.

LACK OF THE TYPES OF PRICE TRENDS WHICH JWH PROGRAMS CAN IDENTIFY WILL CAUSE MAJOR LOSSES


     The Fund cannot trade profitably unless major price trends occur in at least certain markets that it trades. Many markets are trendless most of the time, and in static markets the JWH programs are likely to incur losses. In fact, JWH expects more than half of its trades to be unprofitable; it depends on significant gains from a few major trends to offset these losses. It is not just any price trend, but price trends of the type which JWH's systems have been designed to identify, which are necessary for the Fund to be profitable.

THE DANGER TO THE FUND OF "WHIPSAW" MARKETS

     Often, the most unprofitable market conditions for the Fund are those in which prices "whipsaw," moving quickly upward, then reversing, then moving upward again, then reversing again. In such conditions, the programs may establish a series of losing positions based on incorrectly identifying both the brief upward or downward price movements as trends.

THE SIMILARITIES AMONG THE JWH PROGRAMS REDUCE DIVERSIFICATION, INCREASING THE RISK OF LOSS


     The similarities among the programs reduce the Fund's diversification. The less diversification, the higher the risk that the market will move against a large number of positions held by different programs at the same time, increasing losses.

OVERLAP OF THE MARKETS TRADED BY JWH ALSO REDUCES DIVERSIFICATION, INCREASING THE RISK OF LOSS

     The programs as a group emphasize trading in the financial instrument and currency markets. The degree of market overlap changes with the program mix. However, in general, JWH expects approximately a minimum 50% concentration in these two sectors. Market concentration increases the risk of major losses and unstable Unit values, as the same price movements adversely affect many of the Fund's concentrated positions at or about the same time.

     As it is impossible to predict where price trends will occur, certain trend-following managers attempt to maximize the chance of exploiting such trends by taking positions in as many different markets and market sectors as feasible. The Fund does not follow this approach and, as a result, may not capture trends which would have been highly profitable. See "Summary -- JWH-Registered Trademark- and Its Programs -- Markets Traded by the JWH Programs for the Fund" at page 5.

THE JWH STRATEGIC ALLOCATION PROGRAM IS NOT A FORMAL PROGRAM OR SYSTEM

     The JWH Strategic Allocation Program is not a systematic selection process, and JWH does not apply any formal selection policies or criteria in choosing combinations of programs for the Fund. Such combinations are developed solely on the basis of the subjective market judgment and experience of certain JWH principals. Subjective, judgmental decision-making may be less disciplined and objective than a more systematic method, and there can be no assurance that JWH will select the optimal combinations of programs for the Fund.

THE FUND'S SUBSTANTIAL EXPENSES WILL CAUSE LOSSES UNLESS OFFSET BY PROFITS


     The Fund pays fixed annual expenses of 8% of its average month-end assets. Ongoing offering and currency trading costs, paid as incurred, could also equal approximately 0.50% of the Fund's average month-end assets annually. In addition to this 8.50% annual expense level, the Fund is also subject to 15% quarterly Profit Shares during its profitable quarters. Because these Profit Shares are calculated quarterly, they could represent a substantial expense to the Fund even in a breakeven or losing year. Based on MLIP's experience with its other funds, MLIP expects that approximately 1% of the Fund's average month-end assets might be paid out in Profit Shares even during a losing year. Overall, investors must expect that the Fund will pay about 9.50% per year in expenses, 12.50% including the 3% redemption charge paid by investors in effect for the first twelve months after a Unit is issued.

     The Fund's expenses could, over time, result in significant losses. Except for the Profit Share, these expenses are not contingent and are payable whether or not the Fund is profitable. See "Summary -- Fees and Expenses" at page 7.

UNIT VALUES ARE UNPREDICTABLE AND VARY SIGNIFICANTLY MONTH-TO-MONTH

     The Net Asset Value per Unit can vary significantly month-to-month. In October 1996, there was over a 10% change in the value of a Unit.


     The only way to take money out of the Fund is to redeem Units. You can only redeem Units at month-end upon at least 10 days' advance notice and subject to possible redemption charges. Investors cannot know at the time they submit a redemption request what the redemption value of their Units will be, and the restrictions imposed on redemptions limit your ability to protect yourself against major losses by redeeming Units.


     Your ability to transfer Units is restricted. There is no market in the Units.


UNCERTAIN TIMING OF SUBSCRIPTIONS


     Investors are unable to know whether they are subscribing for Units after a significant upswing in the Net Asset Value per Unit -- often a time when the Fund has an increased probability of entering into a losing period.

INVESTING IN THE UNITS MIGHT NOT DIVERSIFY AN OVERALL PORTFOLIO

     One of the objectives of the Fund is to add an element of diversification to a traditional securities portfolio. While the Fund may perform in a manner largely independent from the general stock and bond markets, there is no assurance it will do so. An investment in the Fund could increase rather than reduce overall portfolio losses during periods when the Fund as well as stocks and bonds decline in value. There is no way of predicting whether the Fund will lose more or less than stocks and bonds in declining markets. Investors must not consider the Fund to constitute a hedge against losses in their core securities portfolios.

     Prospective investors should consider whether diversification in itself is worthwhile even if the Fund is unprofitable.

INCREASED COMPETITION FROM OTHER TREND-FOLLOWING TRADERS COULD REDUCE JWH'S PROFITABILITY

     There has been a dramatic increase over the past 20 years in the amount of assets managed by trend-following trading systems like the JWH programs. In 1980, the amount of assets in the managed futures industry were estimated at approximately $300 million; by the end of 1998, this estimate had risen to approximately $39.9 billion. This means increased trading competition. The more competition there is for the same positions, the more costly and harder they are to acquire.

JWH'S HIGH LEVEL OF EQUITY UNDER MANAGEMENT COULD LEAD TO DIMINISHED RETURNS

     JWH has a significant amount of assets under management. As of January 1, 1990, JWH had approximately $197 million under management; as of January 1, 1999, this figure had risen to approximately $2.3 billion. The more money JWH manages, the more difficult it may be for JWH to trade profitably because of the difficulty of trading larger positions without adversely affecting prices and performance. Large trades may result in more price slippage than smaller orders.


ILLIQUID MARKETS COULD MAKE IT IMPOSSIBLE FOR JWH TO REALIZE PROFITS OR LIMIT LOSSES


     In illiquid markets, JWH could be unable to capitalize on trading opportunities or close out losing positions. There are numerous different factors which can contribute to market illiquidity, far too many for JWH to be able to predict illiquid markets. There can be no assurance that a market which has been highly liquid in the past will not experience periods of unexpected illiquidity.


     Unexpected market illiquidity has caused major losses in recent years in such sectors as emerging markets, fixed income relative value strategies and mortgage backed securities. There can be no assurance that the same will not happen to the Fund from time to time. The large size of the positions which JWH acquires for the Fund increases the risk of illiquidity by both making its positions more difficult to liquidate and increasing the losses incurred while trying to do so.

THE FUND TRADES EXTENSIVELY IN FOREIGN MARKETS; THESE MARKETS ARE LESS REGULATED THAN U.S. MARKETS AND ARE SUBJECT TO EXCHANGE RATE, MARKET PRACTICE AND POLITICAL RISKS

     The programs trade a great deal outside the U.S. From time to time, as much as 30%-50% of the Fund's overall market exposure could involve positions taken on foreign markets. Foreign trading involves risks -- including exchange-rate exposure, possible governmental intervention and lack of regulation -- which U.S. trading does not. In addition, the Fund may not have the same access to certain positions on foreign exchanges as do local traders, and the historical market data on which JWH bases its strategies may not be as reliable or accessible as it is in the United States. Certain foreign exchanges may also be in a more or less developmental stage so that prior price histories may not be indicative of current price dynamics. The rights of clients in the event of the insolvency or bankruptcy of a non-U.S. market or broker are also likely to be more limited than in the case of U.S. markets or brokers.

POSSIBLE EFFECTS OF THE EUROPEAN MONETARY UNION


     JWH historically has traded European currencies. The January 1, 1999 inauguration of the Euro may adversely affect the trading opportunities, or trading results generally, of currency traders. The absence of historical Euro pricing data could be detrimental to trend-following traders such as JWH.


     The conversion to a single euro-currency is a very significant and novel political and economic event. There can be no certainty about its direct or indirect future effects on the currency markets. Unforeseen effects of the European Monetary Union could result in trading losses for the Fund.


     Positions in Euro forward contracts and futures contracts on Euro-denominated bond interest rates are being introduced by JWH with small exposure and increased over the first quarter of 1999. This process will maintain the Fund's European risk allocations at a level similar to pre-Euro weightings.


     JWH has been ready to accept and process data relating to the Euro since January 1, 1999. A management working group was responsible for planning and preparing for the Euro conversion. The group meets on a regular basis to review information as it becomes available on this issue, determine what actions are necessary and establish policies and monitor tasks as appropriate. If unanticipated difficulties arise in connection with the conversion and restoring the Fund's European risk allocations to pre-Euro weightings, JWH will notify MLIP in a timely manner, and MLIP will promptly notify investors.

THE FUND'S CASH MANAGEMENT STRATEGIES COULD LOSE BOTH YIELD AND PRINCIPAL

     MLAM's cash management attempts to generate yields in excess of the 91-day Treasury bill rate. However, there can be no assurance that the securities MLAM buys for the Fund will not lose value. The Fund could lose not only its aggregate interest income but also the principal managed by MLAM.

THE FUND COULD LOSE ASSETS AND HAVE ITS TRADING DISRUPTED DUE TO THE BANKRUPTCY OF MLF OR OTHERS

     The Fund is subject to the risk of MLF, exchange or clearinghouse insolvency. Fund assets could be lost or impounded during lengthy bankruptcy proceedings. Were a substantial portion of the Fund's capital tied up in a bankruptcy, MLIP might suspend or limit trading, perhaps causing the Fund to miss significant profit opportunities. No MLIP fund has ever lost any assets due to the bankruptcy or default of a broker, exchange or clearinghouse, but there can be no assurance that this will not happen in the future.

REGULATORY CHANGES COULD RESTRICT THE FUND'S OPERATIONS

     The Fund implements a speculative, highly leveraged strategy. From time to time there is governmental scrutiny of these types of strategies and political pressure to regulate their activities. For example, the Malaysian government recently blamed the collapse of its currency on speculative funds and imposed restrictions on speculative trading in certain markets.

     Regulatory changes could adversely affect the Fund by restricting its markets, limiting its trading and/or increasing the taxes to which Unitholders are subject. As an example, in the mid-1980s the CFTC raised doubts concerning the legality of futures funds trading currency forwards. If JWH could not trade currency forwards, the effect on the Fund could be material and adverse. MLIP is not aware of any pending or threatened regulatory developments which might adversely affect the Fund. However, adverse regulatory initiatives could develop suddenly and without notice.


PREMATURE TERMINATION OF THE FUND


     MLIP may withdraw as general partner from the Fund upon 120 days' notice, which would cause the Fund to terminate unless a substitute general partner were obtained. Other events, such as substantial losses suffered by the Fund, could also cause the Fund to terminate before the expiration of its stated term. This could cause you to liquidate your investments and upset the overall maturity and timing of your investment portfolio.

     THE FOLLOWING ARE NOT RISKS BUT RATHER IMPORTANT TAX FEATURES OF INVESTING IN THE FUND WHICH ALL PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER BEFORE DECIDING WHETHER TO PURCHASE UNITS.

INVESTORS ARE TAXED EVERY YEAR ON THEIR SHARE OF THE FUND'S PROFITS -- NOT ONLY WHEN THEY REDEEM AS WOULD BE THE CASE IF THEY HELD STOCKS OR BONDS

     Investors are taxed each year on their share of the Fund's income and gains, irrespective of whether they redeem any Units.


     All performance information included in this Prospectus is presented on a pre-tax basis; the investors who experienced such performance had to pay the related taxes from other sources.


     Over time, the compounding effects of the annual taxation of the Fund's income are material to the economic consequences of investing in the Fund. For example, a 10% compound annual rate of return over five years would result in an initial $10,000 investment compounding to $16,105. However, if one factors in a 30% tax rate each year, the result would be $14,025.


THE FUND'S TRADING GAINS TAXED AT HIGHER CAPITAL GAINS RATE

     Investors are taxed on their share of any trading profits of the Fund at both short- and long-term capital gain rates depending on the mix of U.S. exchange-traded contracts and non-U.S. contracts traded. These tax rates are determined irrespective of how long an investor holds Units. Consequently, the tax rate on the Fund's trading gains may be higher than those applicable to other investments held by an investor for a comparable period.

TAX COULD BE DUE FROM INVESTORS ON THEIR SHARE OF THE FUND'S INTEREST INCOME DESPITE OVERALL LOSSES

     Investors may be required to pay tax on their allocable share of the Fund's interest income, even if the Fund incurs overall losses. Trading losses can only be used to offset trading gains and $3,000 of ordinary income (including interest income) each year. Consequently, if an investor were allocated $5,000 of interest income and $10,000 of net trading losses, the investor would owe tax on $2,000 of interest income even though the investor would have a $5,000 loss for the year. The $7,000 capital loss would carry forward, but subject to the same limitation on its deductibility against interest income.


HOW THE FUND WORKS

BUYING UNITS

     You buy Units as of the first business day of any month at Net Asset Value, but your subscription must be submitted by the 20th day of the preceding month. Subscriptions submitted after the 20th of a month will be applied to Unit sales as of the beginning of the second month after receipt, unless revoked. MLIP has no present intention to terminate the offering, but may do so at any time.


     Units are purchased at Net Asset Value. Merrill Lynch officers and employees subscribe at 97% of Net Asset Value. MLIP adds the remaining 3% to their subscriptions, so that the Fund receives subscription proceeds of 100% of the Net Asset Value per Unit.

     Only first-time investors need to submit Subscription Agreements, unless the Selling Agent feels it is necessary to reconfirm their suitability in writing. To purchase additional Units, contact your Financial Consultant.

     The minimum purchase for first-time investors is $5,000; $2,000 for IRAs, other tax-exempt accounts and current investors. No fractional Units will be issued.


     You may only purchase whole Units. Subscription amounts will be used to purchase the largest number of whole Units possible at the purchase date Net Asset Value per Unit. Subscription amounts which cannot be invested in whole Units are never deducted from subscribers' customer securities accounts.


     You must have a Merrill Lynch customer securities account in order to buy Units.

USE OF PROCEEDS

     100% of all subscription proceeds are invested into the Fund. Neither the Fund nor any subscriber pays any selling commissions directly. MLIP pays all such commissions as part of the ongoing offering costs of the Fund. In return, MLIP receives substantial revenues from the Fund over time.


     The Fund uses subscription proceeds to margin its speculative futures trading, as well as to pay trading losses and expenses. At the same time that the Fund's assets are being used as margin, they are also available for cash management. Substantially all the cash management return earned on the Fund's assets is paid to the Fund, although Merrill Lynch does retain certain economic benefits from possession of the Fund's assets, as described in more detail under "Interest Income Arrangements" beginning at page 27.


     The Fund's assets are held either in bank custodial accounts or in regulated customer accounts maintained at one or more Merrill Lynch entities. MLAM applies its yield-enhancement strategies to approximately 80% of the Fund's assets. As mentioned above, while being managed by MLAM, these assets are also available to support the Fund's futures and forward trading.

REDEEMING UNITS

     You can redeem Units monthly. To redeem at month-end, contact your Financial Consultant by the 20th of the month. Financial Consultants may be contacted by telephone; written redemption requests are not required. Your Merrill Lynch customer securities account will be credited with the proceeds within 10 business days of redemption.

     Those limited partners who no longer have a Merrill Lynch account must send their redemption requests in writing (signature guaranteed) directly to MLIP,
Attention: Mr. Winston Clinton, Princeton Corporate Campus, 800 Scudders Mill Road, Plainsboro, New Jersey 08536.


     The proceeds of Units redeemed 12 months or less from the date of purchase are reduced by a charge of 3% of their redemption date Net Asset Value. This charge is paid to MLIP. If a limited partner acquires Units at more than one closing, the Units purchased first by such investor and, accordingly, least likely to be subject to redemption charges, are assumed to be those first redeemed.

UNCERTAIN SUBSCRIPTION AND REDEMPTION VALUE OF UNITS

     The Fund sells and redeems Units at subscription or redemption date Net Asset Value, not at the Net Asset Value as of the date that subscriptions or redemption requests are submitted. Investors must submit irrevocable subscriptions and redemption requests at least 10 days prior to the effective date of subscription or redemption. Because of the volatility of Unit values, this delay means that investors cannot know the value at which they will purchase or redeem their Units.

POSSIBILITY OF MATERIAL ADVERSE DEVELOPMENTS BETWEEN REDEMPTION REQUEST AND REDEMPTION OR BETWEEN SUBSCRIPTION AND ACQUISITION OF UNITS

     Materially adverse changes in the Fund's financial position could occur between the time an investor irrevocably commits to acquire or redeem Units and the time the purchase or redemption is made.

MANDATORY TRADING SUSPENSION IF UNIT VALUE FALLS 50% IN ONE MONTH OR TO $50 OR LESS

     In the event that the Net Asset Value per Unit declines either 50% or more in one month or to $50 or less, the Fund must liquidate all open positions, suspend trading and offer all limited partners an opportunity to redeem their Units before trading resumes. Only if sufficient capital remained in the Fund after any such special redemption date would the Fund continue operations.

DISTRIBUTIONS

     No distributions have been made to date, and none are anticipated.

SMALL MINIMUM INVESTMENT

     By investing in the Fund, you participate in multiple JWH trading programs with a minimum investment of only $5,000; $2,000, for IRAs, other tax-exempt accounts and existing investors.


     Even if available, a direct investment in a single JWH program would require a minimum commitment of at least $5 million. A prospective investor could trade futures directly or invest in other managed futures accounts for much less than $5 million, not under the direction of JWH.

LIMITED LIABILITY FOR FUND INVESTORS

     Investors who open individual futures accounts are personally liable for all losses, including margin calls potentially in excess of their investment. As a Unitholder, you can never lose more than your investment and profits.

ADMINISTRATIVE CONVENIENCE

     MLIP provides all administrative services needed for the Fund, including trade processing and financial and tax reporting.

     The Net Asset Value per Unit is available at any time upon request. Contact your Financial Consultant or MLIP at (800) 765-0995.

     Investors receive monthly financial summaries and annual audited financials.

PERFORMANCE OF THE FUND

The following are the monthly rates of return and the month-end Net Asset Value per Unit from the inception of the Fund through December 31, 1998. THERE CAN BE NO ASSURANCE THAT THE FUND WILL CONTINUE TO PERFORM IN THE FUTURE THE WAY IT HAS IN THE PAST.



                        ML JWH STRATEGIC ALLOCATION FUND L.P.
                           JULY 15, 1996-DECEMBER 31, 1998
                       AGGREGATE SUBSCRIPTIONS:  $319,154,710
                       CURRENT CAPITALIZATION:  $314,512,911
               WORST MONTHLY DECLINE (MONTH/YEAR):  (8.11)%  (11/98)
            WORST PEAK-TO-VALLEY DECLINE (MONTH/YEAR):  (8.11)%  (11/98)
               NET ASSET VALUE PER UNIT, DECEMBER 31, 1998:  $154.34
                NUMBER OF LIMITED PARTNERS, DECEMBER 31, 1998:  8680


-------------------------------------------------------------------------------
MONTH                         MONTHLY RATES OF RETURN    MONTH-END NAV PER UNIT
-------------------------------------------------------------------------------
1996
-------------------------------------------------------------------------------
      July (1/2 month)                   (1.02)%                $  98.98
-------------------------------------------------------------------------------
      August                             (0.09)                    98.89
-------------------------------------------------------------------------------
      September                           5.49                    104.32
-------------------------------------------------------------------------------
      October                            10.20                    114.86
-------------------------------------------------------------------------------
      November                            6.62                    122.68
-------------------------------------------------------------------------------
      December                            0.47                    123.16
-------------------------------------------------------------------------------
COMPOUND RATE OF RETURN
(5 1/2 MONTHS)                           23.15%
-------------------------------------------------------------------------------
1997
-------------------------------------------------------------------------------
      January                             3.01%                 $ 126.87
-------------------------------------------------------------------------------
      February                           (0.03)                   126.83
-------------------------------------------------------------------------------
      March                               0.07                    126.92
-------------------------------------------------------------------------------
      April                              (0.46)                   126.34
-------------------------------------------------------------------------------
      May                                (3.11)                   122.41
-------------------------------------------------------------------------------
      June                                0.27                    122.74
-------------------------------------------------------------------------------
      July                                7.11                    131.47
-------------------------------------------------------------------------------
      August                             (3.31)                   127.12
-------------------------------------------------------------------------------
      September                          (0.66)                   126.28
-------------------------------------------------------------------------------
      October                             2.58                    129.54
-------------------------------------------------------------------------------
      November                            0.97                    130.80
-------------------------------------------------------------------------------
      December                            3.52                    135.40
-------------------------------------------------------------------------------
COMPOUND ANNUAL RATE OF
RETURN                                    9.93%
-------------------------------------------------------------------------------
1998
-------------------------------------------------------------------------------
      January                            (1.51)%                $ 133.35
-------------------------------------------------------------------------------
      February                           (0.66)                   132.47
-------------------------------------------------------------------------------
      March                               0.77                    133.48
-------------------------------------------------------------------------------
      April                              (3.38)                   128.97
-------------------------------------------------------------------------------
      May                                 4.04                    134.18
-------------------------------------------------------------------------------
      June                               (1.54)                   132.11
-------------------------------------------------------------------------------
      July                               (1.22)                   130.50
-------------------------------------------------------------------------------
      August                              9.68                    143.13
-------------------------------------------------------------------------------
      September                           7.53                    153.91
-------------------------------------------------------------------------------
      October                             0.83                    155.19
-------------------------------------------------------------------------------
      November                           (8.11)                   142.61
-------------------------------------------------------------------------------
      December                            8.23                    154.34
-------------------------------------------------------------------------------
COMPOUND ANNUAL RATE OF
RETURN                                   14.00%
-------------------------------------------------------------------------------


                                CUMULATIVE STATISTICS
                     CORRELATION COEFFICIENT VS. S&P 500:  -0.04
                               BETA VS. S&P 500:  0.04
                                 SHARPE RATIO:  0.92
             ALL FINANCIAL INFORMATION RELATES TO THE PERFORMANCE OF THE
           JOINT VENTURE BETWEEN THE FUND AND JWH, NOT OF THE FUND ITSELF.
                   SEE NOTES TO PERFORMANCE OF THE FUND ON PAGE 16.


          PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

NOTES TO PERFORMANCE OF THE FUND

     MONTHLY RATES OF RETURN are calculated by dividing the Fund's net performance during a month by the Fund's Net Asset Value as of the beginning of such month.

     COMPOUND (ANNUAL) RATE OF RETURN is calculated by compounding the monthly rates of return. For example, the compound rate of return for 1996 was calculated by multiplying (0.9898 x 0.9991 x 1.0549 x 1.1020 x 1.0662 x 1.0047)
- 1 = 23.15%

     WORST PEAK-TO-VALLEY DECLINE is the largest decline in the Net Asset Value per Unit without such Net Asset Value per Unit being subsequently equaled or exceeded. For example, if the Net Asset Value per Unit dropped (1)% in each of January and February, rose 1% in March and dropped (2)% in April, the peak-to-valley decline would still be continuing at the end of April in the amount of approximately (3)%, whereas if the Net Asset Value per Unit had risen approximately 2% or more in March, the peak-to-valley decline would have ended as of the end of February at approximately the (2)% level.

     CORRELATION COEFFICIENT VS. S&P 500: Every investment asset, by definition, has a correlation coefficient of 1.0 with itself; 1.0 indicates 100% POSITIVE CORRELATION. Two investments that always move in the opposite direction from each other have a correlation coefficient of -1.0; -1.0 indicates 100% NEGATIVE CORRELATION. Two investments that perform entirely independently of each other have a correlation coefficient of 0; 0 indicates 100% NON-CORRELATION. Since inception, the Fund has had a negative correlation coefficient of 0.04 with the S&P 500. For every up-move of the S&P 500 above its average monthly return, the Fund has moved in the same direction below its average monthly return in approximately 4% of the months.


     THE FUND HAS ONLY BEEN SLIGHTLY NEGATIVELY CORRELATED, TO THE S&P 500. FOR THE FUND TO SERVE AS A DIVERSIFICATION FROM AN INVESTOR'S STOCK POSITION, THE FUND WOULD NEED TO BE NON-CORRELATED TO THE S&P 500, AND THE MORE POSITIVELY CORRELATED THE FUND IS TO THE S&P 500, THE LESS AN INVESTMENT IN THE FUND CONSTITUTES A DIVERSIFICATION FROM THE EQUITY MARKETS.


     BETA VS. S&P 500: Beta is a measure of the sensitivity of the returns of the investment to the returns for a benchmark such as the S&P 500. A Beta of
2.0 would indicate that for every 1% move up in the S&P, the investment moves up 2% on average. Consequently, the Fund's Beta of 0.04 indicates that, to date, it has a 4% sensitivity to movements in the S&P 500.

     SHARPE RATIO: The Sharpe Ratio compares the annualized rate of return minus the annualized risk-free rate of return to the annualized variability -- often referred to as the "standard deviation" -- of the monthly rates of return. A Sharpe Ratio of 1:1 or higher indicates that, according to the measures used in calculating the Ratio, the rate of return achieved by a particular strategy has equaled or exceeded the risks assumed by such strategy.

     The Fund's 0.92 Sharpe Ratio indicates that to date the Fund's return has been marginally less than its risk, as compared to a "risk-free" 91-day Treasury bill.

                                    --------------

PERFORMANCE OF OTHER MLIP SINGLE ADVISOR FUNDS


     Each of the following funds, other than ML JWH Strategic Allocation Fund Ltd., is a materially different investment than the Fund. Their performance is included here in this Prospectus due to applicable CFTC regulations which require that the performance summaries of all commodity pools of same "class" as the pool being offered immediately follow the performance summary of such pool. The Fund is a publicly-offered single advisor fund, as are the funds included in the following table.


-------------------------------------------------------------------------------------------------------------------------------
  MERRILL LYNCH INVESTMENT PARTNERS INC. PUBLICLY-OFFERED SINGLE ADVISOR FUNDS
                WITH AND WITHOUT "PRINCIPAL PROTECTION" FEATURES
                                DECEMBER 31, 1998

-------------------------------------------------------------------------------------------------------------------------------
                                                                                   DECEMBER 31,         WORST MONTHLY
                                      TYPE OF     INCEPTION OF      AGGREGATE          1998                DECLINE
NAME OF FUND                         OFFERING       TRADING       SUBSCRIPTIONS   CAPITALIZATION          %     MONTH
-------------------------------------------------------------------------------------------------------------------------------
ML JWH Strategic                      Private      July 1996       $299,955,177    $180,319,989         (7.80)%     (11/98)
Allocation Fund Ltd.*               (Offshore)
-------------------------------------------------------------------------------------------------------------------------------
The Growth & Guarantee                Public       Aug. 1987       $148,349,450     $11,933,393         (7.88)%      (8/98)
Fund L.P. - Series A
Units
-------------------------------------------------------------------------------------------------------------------------------
The Futures Expansion                 Public       Jan. 1987        $56,741,035      $8,559,610        (10.92)%      (2/96)
Fund Limited
Partnership
-------------------------------------------------------------------------------------------------------------------------------
World Currencies                      Private      Aug. 1987        $47,814,293     dissolved as        (9.14)%     (11/94)
Limited                             (Offshore)                                      of 4/11/96
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
  MERRILL LYNCH INVESTMENT PARTNERS INC. PUBLICLY-OFFERED SINGLE ADVISOR FUNDS
                WITH AND WITHOUT "PRINCIPAL PROTECTION" FEATURES
                                DECEMBER 31, 1998

-------------------------------------------------------------------------------------------------------------------------------
                                                               SUPPLEMENTAL
                                                               INFORMATION
                                                                REGARDING
                                                              CUMULATIVE RATE
                                                                OF RETURN
                                          WORST                JAN. 1, 1994           1998          1997             1996
                                      PEAK-TO-VALLEY         (OR INCEPTION)TO       COMPOUND      COMPOUND        COMPOUND
                                         DECLINE             DECEMBER 31, 1998     ANNUAL RATE   ANNUAL RATE     ANNUAL RATE
NAME OF FUND                           %      PERIOD         (OR DISSOLUTION)       OF RETURN     OF RETURN      OF RETURN
-------------------------------------------------------------------------------------------------------------------------------
ML JWH Strategic                    (7.80)%         (11/98)       47.53%            11.81%            8.32%        21.81%
Allocation Fund Ltd.*                                                                                            (5 1/2 mos.)
-------------------------------------------------------------------------------------------------------------------------------
The Growth & Guarantee              (8.51)%     (7/98-8/98)      121.34%            18.48%           23.76%        17.09%
Fund L.P. - Series A
Units
-------------------------------------------------------------------------------------------------------------------------------
The Futures Expansion              (15.08)%     (8/97-7/98)       49.55%             0.69%            5.93%         8.93%
Fund Limited
Partnership
-------------------------------------------------------------------------------------------------------------------------------
World Currencies                   (35.81)%     (9/92-1/95)       (1.01)%             N/A              N/A          1.20%
Limited                                                                                                           (3 1/2 mos.)
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
  MERRILL LYNCH INVESTMENT PARTNERS INC. PUBLICLY-OFFERED SINGLE ADVISOR FUNDS
                WITH AND WITHOUT "PRINCIPAL PROTECTION" FEATURES
                                DECEMBER 31, 1998
-------------------------------------------------------------------------------
                                          1995            1994
                                        COMPOUND        COMPOUND
                                      ANNUAL RATE      ANNUAL RATE
NAME OF FUND                           OF RETURN        OF RETURN
-------------------------------------------------------------------------------
ML JWH Strategic                          N/A             N/A
Allocation Fund Ltd.*
-------------------------------------------------------------------------------
The Growth & Guarantee                  32.01%          (2.34)%
Fund L.P. - Series A
Units
-------------------------------------------------------------------------------
The Futures Expansion                   21.95%           5.55%
Fund Limited
Partnership
-------------------------------------------------------------------------------
World Currencies                        12.23%         (12.84)%
Limited
-------------------------------------------------------------------------------




* This fund is the offshore counterpart of the Fund.

          PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. THE MERRILL LYNCH INVESTMENT PARTNERS INC. POOLS (OTHER THAN ML JWH STRATEGIC ALLOCATION FUND LTD.) INCLUDED IN THE FOREGOING TABLE ARE MATERIALLY DIFFERENT INVESTMENTS THAN THE FUND.

SELECTED FINANCIAL DATA

     THE FOLLOWING SELECTED FINANCIAL DATA IS DERIVED FROM THE CONSOLIDATED FINANCIAL STATEMENTS OF THE FUND FOR THE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996 WHICH HAVE BEEN AUDITED BY DELOITTE & TOUCHE LLP, INDEPENDENT AUDITORS, AS STATED IN THEIR REPORT INCLUDED IN THIS PROSPECTUS. THE FOLLOWING INFORMATION, AS WELL AS THE CONSOLIDATED FINANCIAL STATEMENTS OF THE FUND FOR THE YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996, IS INCLUDED HEREIN IN RELIANCE UPON THE AUTHORITY OF DELOITTE & TOUCHE LLP AS EXPERTS IN AUDITING AND ACCOUNTING. SEE "INDEX TO FINANCIAL STATEMENTS" AT PAGE 74.


                                 ____________________


                                                                               July 15, 1996
                                    Jan. 1, 1998       Jan. 1, 1997          (commencement of
                                          to                to                operations) to
Income Statement Data               Dec. 31, 1998      Dec. 31, 1997          Dec. 31, 1996
---------------------               -------------      -------------          -------------
REVENUES:

Realized Gain                        $35,957,735        $18,820,033            $29,800,074

Change in Unrealized                  12,141,395         10,201,917              4,696,372
                                     -----------       ------------          -------------

         Total Trading Results        48,099,130         29,021,950             34,496,446
                                     -----------       ------------          -------------

Interest Income                       12,766,955         12,021,263              3,030,330

         Total Revenues               60,866,085         41,043,213             37,526,776
                                     -----------       ------------          -------------
EXPENSES:

Brokerage Commissions                 19,086,026         17,377,236              4,873,368

Administrative Fees                      615,678            560,556                157,205
                                     -----------       ------------          -------------

         Total Expenses               19,701,704         17,937,792              5,030,573
                                     -----------       ------------          -------------
NET (LOSS) INCOME BEFORE
MINORITY INTEREST AND
PROFIT SHARE ALLOCATION:              41,164,381         23,105,421             32,496,203

Profit Share Allocation               (5,436,351)        (2,640,194)            (4,683,010)

Minority interest in
income/(loss)                            (19,071)           (12,447)               (23,383)
                                                       ------------          -------------
NET (LOSS) INCOME:                   $35,708,959        $20,452,780            $27,789,810
                                     -----------       ------------          -------------
                                     -----------       ------------          -------------


                                                                               JULY 15, 1996
BALANCE SHEET               DECEMBER 31,      DECEMBER 31,     DECEMBER 31,   (COMMENCEMENT
DATA                           1998              1997*           1996*        OF OPERATIONS)*
                               ----              -----          -----         ---------------
Aggregate Net
Asset Value               $314,512,911       $223,735,825     $172,844,448       $102,000,000

Net Asset                      $154.34            $135.40          $123.16            $100.00
Value Per Unit


* Balance sheet data is based on redemption values which differ immaterially from Net Asset Values as determined under Generally Accepted Accounting Principles ("GAAP") due to the treatment of organizational and initial offering cost reimbursements.

MANAGEMENT'S ANALYSIS
OF OPERATIONS

RESULTS OF OPERATIONS

GENERAL

         JWH programs do not predict price movements. No fundamental economic supply or demand analysis is used and no macroeconomic assessments of the relative strengths of different national economies or economic sectors. Instead, the programs apply proprietary computer models to analyzing past market data, and from this data alone attempt to determine whether market prices are trending. Technical traders such as JWH base their strategies on the theory that market prices reflect the collective judgment of numerous different traders and are, accordingly, the best and most efficient indication of market movements. However, there are frequent periods during which fundamental factors external to the market dominate prices.

         If JWH's models identify a trend, they signal positions which follow it. When these models identify the trend as having ended or reversed, these positions are either closed out or reversed. Due to their trend-following character, the JWH programs do not predict either the commencement or the end of a price movement. Rather, their objective is to identify a trend early enough to profit from it and to detect its end or reversal in time to close out the Fund's positions while retaining most of the profits made from following the trend.

         In analyzing the performance of JWH's trend-following programs, economic conditions, political events, weather factors, etc., are not directly relevant because only market data has any input into JWH's trading results. Furthermore, there is no direct connection between particular market conditions and price trends. There are so many influences on the markets that the same general type of economic event may lead to a price trend in some cases but not in others. The analysis is further complicated by the fact that the programs are designed to recognize only certain types of trends and to apply only certain criteria of when a trend has begun. Consequently, even though significant price trends may occur, if these trends are not comprised of the type of intra-period price movements which the programs are designed to identify, the Fund may miss the trend altogether.

         The following performance summary outlines certain major price trends which the JWH programs have identified for the Fund since inception. The fact that certain trends were captured does not imply that others, perhaps larger and potentially more profitable trends, were not missed or that JWH will be able to capture similar trends in the future. Moreover, the fact that the programs were profitable in certain market sectors in the past does not mean that they will be so in the future.

         This performance summary is an outline description of how the Fund performed in the past, not necessarily any indication of how it will perform in the future. In addition, the general causes to which certain price movements are attributed may or may not in fact have caused such movements, but simply occurred at or about the same time.


         While there can be no assurance that JWH will be profitable under any given market condition, markets in which substantial and sustained price movements occur typically offer the best profit potential for the Fund.

PERFORMANCE SUMMARY

1998

      Sector                           Gains (Loss)
      ------                           ------------
Interest Rates
  and Stock Indices                    $ 44,472,322
Currencies                                1,242,166
Commodities                                 218,353
Metals                                   (7,395,858)
Energy                                    9,562,147
                                        -----------
                                        $ 48,099.30
                                        -----------
                                        -----------


         The year began with global markets negatively impacted by the worsening economies of Asia. In the financial markets, global liquidity declined sharply as investors grew more risk averse, unwilling to commit funds to any but the most conservative investments. The decline in investor participation exaggerated market movements, generating substantial volatility. At mid-year, Russia's default on sovereign debt led to significant losses in leveraged investment vehicles, shaking investor confidence further. The result was a classic liquidity crisis which threatened to unsettle the global economy and led to a series of activist interventions by the U.S. Federal Reserve Bank to restore stability.


         In the commodity markets, the continued global slowdown raised the specter of deflation. Massive oversupply was complicated by a lack of demand. The vast gulf between the price deflation in commodities relative to the inflated value of financial assets was striking.


         The Fund's performance in the first half of 1998 was hampered by volatility and a shift in several trends that had been in place since the beginning of the Asian crisis. May and June showed promise of reversing this decline in performance, but the Fed's intervention in support of the Japanese yen against the U.S. dollar roiled markets once again.


         By August, equity markets showed clear signs of a bear market in the making. However, this period also saw some of the best performance in the Fund's history, presenting almost a mirror image of the performance of the stock market. Significant profits were recorded in the Fund's interest rate and currency positions even as equity investors saw an estimated $4 trillion of net worth vanish.


         October and November produced mixed performance as trends in key markets shifted direction again and other markets remained undefined by any trends at all. By year's end, however, markets appeared to be more calm and underlying trends were evident in a number of financial products. Overall, worldwide trading volume was light, particularly in the currency markets pending the launch of the Euro on January 1.


         Ultimately, the favorable one-year total returns for investors in most major asset classes in 1998 belie the level of risk faced by most investors during the year. On balance, 1998 served as a reminder, if one was needed, that the world is a volatile and uncertain place where stability may be the exception and not the rule. But the market swings of 1998 also served to reinforce our confidence in our disciplined, systematic trading system -- one which pays little heed to short-term volatility and remains focused on the long-term. Notably, the Fund's strong performance during the sharp declines of the stock market is an important indicator of its value as a portfolio diversifier in these dynamics and uncertain markets.


1997


      Sector                           Gains (Loss)
      ------                           ------------
Interest Rates and
   Stock Indices                       $ 19,982,977
Currencies                               19,023,250
Commodities                              (2,328,550)
Metals                                    6,611,279
Energy                                  (14,267,006)
                                       ------------
                                       $ 29,021,950
                                       ------------
                                       ------------


         The Fund's most profitable positions in 1997 were in the currency markets. Gains were realized in the German mark, which trended downward, apparently as hopes for the EMU rose. The U.S. dollar, on the other hand, moved sharply upward (setting new records against the mark, yen and Swiss franc) in a trend followed by most of the programs.

         Gains were also recognized in global interest rates, particularly in Japanese Government bonds where yields trended to historic lows, generating clearly defined price trends. Profits were achieved in Australian 10-year and three-year bonds and in German and Italian bonds as each of these markets trended and the programs followed. In the U.S., yields on the benchmark 30-year Treasury bond dipped below 6% in the final quarter of the year, possibly reflecting an influx of foreign capital amid increasing turbulence in Asian markets. The upward trend in the U.S. bond market was followed by the Fund.

         Positions in gold and the Nikkei were profitable. Gold prices trended downward to the lowest level in over a decade during a period which saw the metal declining in value as an alternative monetary asset as central banks increased their willingness to sell or lease the precious metal. The Nikkei suffered the same fate as the Japanese yen.

         In marked contrast, the agricultural markets generated few trends during the year despite strong upward pressure on coffee prices late in the year. Energy markets were also generally trendless as ample world inventories and mild weather kept supply and demand in balance. In this trendless environment, the Fund incurred losses in these sectors.

1996  (5 1/2 MONTHS)


      Sector                           Gains (Loss)
      ------                           ------------
Interest Rates and
   Stock Indices                       $ 18,719,739
Currencies                               10,116,005
Commodities                              (2,473,692)
Metals                                    1,730,074
Energy                                    6,404,320
                                       ------------
                                       $ 34,496,446
                                       ------------
                                       ------------


         The Fund's programs outperformed the major stock markets of the world during the period the Fund traded in 1996. The Worldwide Bond Program, in particular, successfully followed upward trending interest rates in the U.S. and downward trending rates elsewhere.

         The Fund's trading began on July 15 amid sharp declines in U.S. and global stock markets but without significant trends developing. The U.S. dollar weakened against most major currencies. Performance was mixed throughout the summer, with some programs following the major trends in the energy markets while others traded unsuccessfully in the trendless global interest rate and currency markets. The agricultural markets "whipsawed," causing losses.

         All of the Fund's programs were up in September and October, as they were able to follow the consensus upward trend of the U.S. dollar against most major currencies. The one exception was the British pound, which soared against the dollar in an environment of increasingly positive economic indicators in the U.K. Positions in global interest rates and currencies resulted in gains as these markets also trended broadly.

         By year-end, however, most markets were experiencing seasonal illiquidity and trendless, "whipsaw" patterns. Early in December, JWH completed a reduction in the size of the positions held by the Fund in order to reduce its exposure to these unfavorable market conditions and help retain the profits made in the second half of 1996.

VARIABLES AFFECTING PERFORMANCE


         MLIP believes that the principal variables which determine the net performance of the Fund are gross profitability and interest income. During all periods set forth under "Selected Financial Data," the interest rates in many countries were at unusually low levels. In addition, low interest rates are frequently associated with reduced fixed income market volatility, and in static markets the Fund's profit potential generally tends to be diminished. On the other hand, during periods of higher interest rates, the relative attractiveness of a high risk investment such as the Fund may be reduced as compared to high yielding and much lower risk fixed-income investments.


         The Fund's Brokerage Commissions and Administrative Fees are a constant percentage of the Fund's assets allocated to trading and total assets, respectively. The only Fund cost (other than the insignificant currency trading costs) which is not based on a percentage of the Fund's assets allocated to trading is the Profit Share payable to JWH.


         Unlike many investment fields, there is no meaningful distinction in the operation of the Fund between realized and unrealized profits. Most of the contracts traded by the Fund are highly liquid and can be closed out at any time.


         Except in unusual circumstances, factors -- regulatory approvals, cost of goods sold, employee relations and the like -- which often materially affect an operating business have virtually no impact on the Fund.

LIQUIDITY AND CAPITAL RESOURCES

         The amount of assets invested in the Fund generally does not affect its trading, as typically this amount is not a limiting factor on the positions acquired by JWH, and the Fund's expenses are primarily charged as a fixed percentage of its asset base, however large.


         The Fund sells no securities other than the Units. The Fund borrows only to a limited extent and only on a strictly short-term basis in order to finance losses on non-U.S. dollar denominated trading positions pending the conversion of the Fund's dollar deposits. These borrowings are at a prevailing short-term local rate in the relevant currency. They have been immaterial to the Fund's operation to date and are expected to continue to be so. See "Interest Income Arrangements -- Interest Paid by Merrill Lynch on the Fund's Non-U.S. Dollar Available Assets" at page 28.

         The Fund's assets are held primarily in short-term debt securities with maturities under one year, and to a lesser extent in short- and mid-term debt securities with maturities up to five years, as well as in cash. The Net Asset Value of the Fund's cash and financial instruments is not materially affected by inflation. Changes in interest rates, which are often associated with inflation, could cause the value of certain of the Fund's debt securities to decline, but only to a limited extent. More importantly, changes in interest rates could cause periods of strong up or down price trends, during which the Fund's profit potential generally increases. Inflation in commodity prices could also generate price movements which the programs might successfully follow.

         The Fund's assets are held in cash and highly liquid U.S. government securities. Accordingly, except in very unusual circumstances, the Fund should be able to close out any or all of its open trading positions and liquidate any or all of its securities holdings quickly and at market prices. This permits JWH to limit losses as well as reduce market exposure on short notice should its programs indicate doing so. In addition, because there is a readily available market value for the Fund's positions and assets, the Fund's monthly Net Asset Value calculations are precise, and investors need only wait 10 business days to receive the full redemption proceeds of their Units.


YEAR 2000 ISSUES


         Many computer systems were designed using only two digits to designate years. These systems may not be able to distinguish the Year 2000 from the Year 1900 (commonly known as the "Year 2000 Problem"). The Fund could be adversely affected if the computer systems used by MLIP or other Fund service providers do not properly address this problem before January 1, 2000. MLIP expects to have addressed this problem before then, and does not anticipate that the services it provides will be adversely affected. The Fund will bear no costs in connection with addressing the Year 2000 Problem. The Fund's other service providers have told MLIP that they also expect to resolve their Year 2000 Problems, and MLIP will continue to monitor the situation as the Year 2000 approaches. However, if the problem has not been fully addressed, the Fund could be negatively affected. The Year 2000 Problem could also have a negative impact on the exchanges or markets in which the Fund trades, and this could hurt the Fund's returns.


         A possible worst case scenario is that the Year 2000 Problem could make it impossible for the Fund to continue trading. If MLIP foresees such a situation in advance of December 31, 1999, the Fund will either attempt to liquidate its positions prior to that date and/or establish relationships with additional counterparties to permit trading to continue. However, there can be no assurance that MLIP or the Fund's other service providers have anticipated, or will anticipate, every step necessary to avoid any adverse effect on the Fund attributable to the Year 2000 Problem.


         JWH is taking immediate action to identify any of its computer systems that are Year 2000 vulnerable. If such systems are identified that negatively affect its services (e.g., trade details, fee information), it will take immediate action to update those systems, extensively test the systems internally and, if appropriate, with other parties, to ensure that system interdependencies have been adequately addressed, and establish contingency plans and provide such plans in the event of a malfunction of any part of the systems. If JWH becomes aware of a Year 2000 vulnerable system which cannot be corrected by the Year 2000, it will notify MLIP in a timely manner.


QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT THE FUND'S MARKET RISK


INTRODUCTION


          The Fund is a speculative commodity pool. The market sensitive instruments held by it are acquired for speculative trading purposes, and all or substantially all of the Fund's assets are subject to the risk of trading loss. Unlike an operating company, the risk of market sensitive instruments is integral, not incidental, to the Fund's main line of business.


         Market movements result in frequent changes in the fair market value of the Fund's open positions and, consequently, in its earnings and cash flow. The

Fund's market risk is influenced by a wide variety of factors, including the level and volatility of interest rates, exchange rates, equity price levels, the market value of financial instruments and contracts, the diversification effects among the Fund's open positions and the liquidity of the markets in which it trades.


         The Fund, under the direction of JWH, rapidly acquires and liquidates both long and short positions in a wide range of different markets. Consequently, it is not possible to predict how a possible future market scenario will affect performance, and the Fund's past performance is not necessarily indicative of its future results.


         Value at Risk is a measure of the maximum amount which the Fund could reasonably be expected to lose in a given market sector. However, the inherent uncertainty of the Fund's speculative trading and the recurrence in the markets traded by the Fund of market movements far exceeding expectations could result in actual trading or non-trading losses far beyond the indicated Value at Risk or the Fund's experience to date (I.E., "risk of ruin"). In light of the foregoing as well as the risks and uncertainties intrinsic to all future projections, the inclusion of the quantification included in this section should not be considered to constitute any assurance or representation that the Fund's losses in any market sector will be limited to Value at Risk or by the Fund's attempts to manage its market risk.


         STANDARD OF MATERIALITY


         Materiality as used in this section, "Qualitative and Quantitative Disclosures About Market Risk," is based on an assessment of reasonably possible market movements and the potential losses caused by such movements, taking into account the leverage, optionality and multiplier features of the Fund's market sensitive instruments.


         QUANTIFYING THE FUND'S TRADING VALUE AT RISK


         QUANTITATIVE FORWARD-LOOKING STATEMENTS


         THE FOLLOWING QUANTITATIVE DISCLOSURES REGARDING THE FUND'S MARKET RISK EXPOSURES CONTAIN "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE SAFE HARBOR FROM CIVIL LIABILITY PROVIDED FOR SUCH STATEMENTS BY THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 (SET FORTH IN SECTION 27A OF THE SECURITIES ACT OF 1933 AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934). ALL QUANTITATIVE DISCLOSURES IN THIS SECTION ARE DEEMED TO BE FORWARD-LOOKING STATEMENTS FOR PURPOSES OF THE SAFE HARBOR, EXCEPT FOR STATEMENTS OF HISTORICAL FACT.


         The Fund's risk exposure in the various market sectors traded by JWH is quantified below in terms of Value at Risk. Due to the Fund's mark-to-market accounting, any loss in the fair value of the Fund's open positions is directly reflected in the Fund's earnings (realized or unrealized) and cash flow (at least in the case of exchange-traded contracts in which profits and losses on open positions are settled daily through variation margin).


         Exchange maintenance margin requirements have been used by the Fund as the measure of its Value at Risk. Maintenance margin requirements are set by exchanges to equal or exceed the maximum loss in the fair value of any given contract incurred in 95% to 99% of the one-day time periods included in the historical sample (generally approximately one year) researched for purposes of establishing margin levels. The maintenance margin levels are established by dealers and exchanges using historical price studies as well as an assessment of current market volatility (including the implied volatility of the options on a given futures contract) and economic fundamentals to provide a probabilistic estimate of the maximum expected near-term one-day price fluctuation.


         In the case of market sensitive instruments which are not exchange-traded (almost exclusively currencies in the case of the Fund), the margin requirements for the equivalent futures positions have been used as Value at Risk. In those rare cases in which a futures-equivalent margin is not available, dealers' margins have been used.


         100% positive correlation in the different positions held in each market risk category has been assumed. Consequently, the margin requirements applicable to the open contracts have been aggregated to determine each trading category's aggregate Value at Risk. The diversification effects (which would reduce the Value at Risk estimates) resulting from the fact that the Fund's positions are rarely, if ever, 100% positively correlated have not been reflected.

THE FUND'S TRADING VALUE AT RISK IN DIFFERENT MARKET SECTORS


         The following table indicates the trading Value at Risk associated with the Fund's open positions by market category as of December 31, 1998. As of December 31, 1998, the Fund's total capitalization was approximately $315 million.


                           DECEMBER 31, 1998



MARKET                     VALUE                  % OF TOTAL
SECTOR                     RISK                 CAPITALIZATION
------                     ----                 --------------
Interest Rates             $12,538,585              3.98%
Currencies                  $5,492,878              1.75%
Stock Indices                 $998,918              0.32%
Metals                      $1,551,500              0.49%
Commodities                 $2,159,281              0.69%
Energy                      $3,844,500              1.22%
                           -----------              -----
  Total                    $26,585,662              8.45%
                           -----------              -----
                           -----------              -----


MATERIAL LIMITATIONS ON VALUE AT RISK AS AN ASSESSMENT OF MARKET RISK


         The face value of the market sector instruments held by the Fund is typically many times the applicable maintenance margin requirement (maintenance margin requirements generally ranging between approximately 1% and 10% of contract face value) as well as many times the capitalization of the Fund. The magnitude of the Fund's open positions creates a "risk of ruin" not typically found in most other investment vehicles. Because of the size of its positions, certain market conditions -- unusual, but historically recurring from time to time -- could cause the Fund to incur severe losses over a short period of time. Even comparatively minor losses could cause MLIP to further deleverage or terminate the Fund's trading. The foregoing Value at Risk table -- as well as the past performance of the Fund -- give no indication of this "risk of ruin."


NON-TRADING RISK


         FOREIGN CURRENCY BALANCES; CASH ON DEPOSIT WITH MLF


         The Fund has non-trading market risk on its foreign cash balances not needed for margin. However, these balances (as well as the market risk they represent) are immaterial.


         The Fund also has non-trading market risk on the approximately 20% of its assets which are held in cash at MLF. The value of this cash is not interest rate sensitive, but there is cash flow risk in that if interest rates decline so will the cash flow generated on these monies. This cash flow risk is immaterial.


         MLAM'S CASH MANAGEMENT


         MLAM invests approximately 80% of the Fund's assets in Government Securities. As of December 31, 1998, the Fund's MLAM account totaled approximately $263 million.


                                            MATURITY         INTEREST
DESCRIPTION                                   DATE             RATE
----------                                  --------         --------

LONG-TERM
---------
U.S. Treasury Note                          12/31/99          5.625%
U.S. Treasury Note                          02/29/00          5.500%
U.S. Treasury Note                          03/31/00          5.500%
U.S. Treasury Note                          05/15/00          6.375%
U.S. Treasury Note                          07/31/00          5.375%
U.S. Treasury Note                          08/15/00          6.000%
U.S. Treasury Note                          09/30/00          4.500%
U.S. Treasury Note                          11/15/00          5.750%
U.S. Treasury Note                          11/30/00          5.625%
U.S. Treasury Note                          02/15/01          5.375%
U.S. Treasury Note                          05/15/01          5.625%
U.S. Treasury Note                          07/31/02          6.000%
U.S. Treasury Note                          04/30/03          5.750%
U.S. Treasury Note                          08/15/03          5.250%
Federal National Mortgage Association       10/16/00          4.450%
Federal National Mortgage Association       12/18/00          4.820%
Federal National Mortgage Association       01/09/01          5.720%
Federal National Mortgage Association       01/23/01          5.420%

SHORT-TERM
----------

Federal National Mortgage Association       01/14/99          5.090%
Federal National Mortgage Association       01/21/99          5.080%


QUALITATIVE DISCLOSURES REGARDING PRIMARY TRADING RISK EXPOSURES


         THE FOLLOWING QUALITATIVE DISCLOSURES REGARDING THE FUND'S MARKET RISK EXPOSURES -- EXCEPT FOR (I) THOSE DISCLOSURES THAT ARE STATEMENTS OF HISTORICAL FACT AND (II) THE DESCRIPTIONS OF HOW THE FUND MANAGES ITS PRIMARY MARKET RISK EXPOSURES -- CONSTITUTE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT AND SECTION 21E OF THE SECURITIES EXCHANGE ACT. THE FUND'S PRIMARY MARKET RISK EXPOSURES AS WELL AS THE STRATEGIES USED AND TO BE USED BY MLIP AND JWH FOR MANAGING SUCH EXPOSURES ARE SUBJECT TO NUMEROUS

UNCERTAINTIES, CONTINGENCIES AND RISKS, ANY ONE OF WHICH COULD CAUSE THE ACTUAL RESULTS OF THE FUND'S RISK CONTROLS TO DIFFER MATERIALLY FROM THE OBJECTIVES OF SUCH STRATEGIES. GOVERNMENT INTERVENTIONS, DEFAULTS AND EXPROPRIATIONS, ILLIQUID MARKETS, THE EMERGENCE OF DOMINANT FUNDAMENTAL FACTORS, POLITICAL UPHEAVALS, CHANGES IN HISTORICAL PRICE RELATIONSHIPS, AN INFLUX OF NEW MARKET PARTICIPANTS, INCREASED REGULATION AND MANY OTHER FACTORS COULD RESULT IN MATERIAL LOSSES AS WELL AS IN MATERIAL CHANGES TO THE RISK EXPOSURES AND THE RISK MANAGEMENT STRATEGIES OF THE FUND. THERE CAN BE NO ASSURANCE THAT THE FUND'S CURRENT MARKET EXPOSURE AND/OR RISK MANAGEMENT STRATEGIES WILL NOT CHANGE MATERIALLY OR THAT ANY SUCH STRATEGIES WILL BE EFFECTIVE IN EITHER THE SHORT- OR LONG-TERM. INVESTORS MUST BE PREPARED TO LOSE ALL OR SUBSTANTIALLY ALL OF THE TIME VALUE OF THEIR INVESTMENT IN THE FUND.


         The following were the primary trading risk exposures of the Fund as of December 31, 1998, by market sector.


         INTEREST RATES. Interest rate risk is the principal market exposure of the Fund. Interest rate movements directly affect the price of derivative sovereign bond positions held by the Fund and indirectly the value of its stock index and currency positions. Interest rate movements in one country as well as relative interest rate movements between countries materially impact the Fund's profitability. The Fund's primary interest rate exposure is to interest rate fluctuations in the United States and the other G-7 countries. However, the Fund also takes positions in the government debt of smaller nations -- E.G., New Zealand and Australia. MLIP anticipates that G-7 interest rates will remain the primary market exposure of the Fund for the foreseeable future.


         CURRENCIES. The Fund trades in a large number of currencies. However, the Fund's major exposures have typically been in the dollar/yen, dollar/mark and dollar/pound positions. MLIP does not anticipate that the risk profile of the Fund's currency sector will change significantly in the future, although it is difficult at this point to predict the effect of the introduction of the Euro on JWH's currency trading strategies. The currency trading Value at Risk figure includes foreign margin amounts converted into U.S. dollars with an incremental adjustment to reflect the exchange rate risk of maintaining Value at Risk in a functional currency other than dollars.


         STOCK INDICES. The Fund's primary equity exposure is to G-7 equity index price movements. As of December 31, 1998, the Fund's primary exposures were in the S&P 500, Financial Times (England), Nikkei (Japan) and DAX (Germany) stock indices. MLIP anticipates little, if any, trading in non-G-7 stock indices. The Fund is primarily exposed to the risk of adverse price trends or static markets in the major U.S., European and Japanese indices.


         METALS. The Fund's primary metals market exposure is to fluctuations in the price of gold and silver. Although JWH trades base metals such as aluminum, copper and tin, the principal market exposures of the Fund have consistently been in the precious metals, gold and silver (and, to a much lesser extent, platinum). However, silver prices have remained volatile over this period, and JWH has from time to time taken substantial positions as it has perceived market opportunities to develop. MLIP anticipates that gold and silver will remain the primary metals market exposure for the Fund.


         COMMODITIES. The Fund's primary commodities exposure is to agricultural price movements which are often directly affected by severe or unexpected weather conditions. Soybeans and grains accounted for the substantial bulk of the Fund's commodities exposure as of December 31, 1998. In the past, the Fund has had material market exposure to live cattle and may do so again in the future. However, MLIP anticipates that JWH will maintain an emphasis on soybeans, grains and orange juice, in which the Fund has historically taken its largest positions.


         ENERGY. The Fund's primary energy market exposure is to gas and oil price movements, often resulting from political developments in the Middle East. Although JWH trades natural gas to a limited extent, oil is by far the dominant energy market exposure of the Fund. Oil prices are currently depressed, but they can be volatile and substantial profits and losses have been and are expected to continue to be experienced in this market.


QUALITATIVE DISCLOSURES REGARDING NON-TRADING RISK EXPOSURE


         The following were the only non-trading risk exposures of the Fund as of December 31, 1998.

         FOREIGN CURRENCY BALANCES. The Fund's primary foreign currency balances are in Japanese yen, German marks, British pounds and French francs. The Fund has de minimis exchange rate exposure on these balances.


         SECURITIES POSITIONS. The Fund holds only cash or interest-bearing Government Securities. The Fund's market exposure in instruments held other than for trading is in the interest rate risk exposure of the Fund's Government Securities portfolio, managed by MLAM pursuant to policies established by MLIP for which MLAM assumes no responsibility, as well as on the Fund's cash on deposit with MLF. In a period of rapidly rising interest rates (since the Fund's inception in 1996, interest rates have generally declined until quite recently), the Fund could incur marked-to-market losses on its MLAM account, but MLIP would attempt to prevent or control these losses by further reducing the permissible durations of the Fund's Government Securities in order to reduce the interest rate sensitivity of these instruments.


QUALITATIVE DISCLOSURES REGARDING MEANS OF MANAGING RISK EXPOSURE


         TRADING RISK


         MLIP has procedures in place intended to control market risk, although there can be no assurance that they will, in fact, succeed in doing so. While MLIP does not itself intervene in the markets to hedge or diversify the Fund's market exposure, MLIP may urge JWH to reallocate positions in an attempt to avoid over-concentrations. However, such interventions are unusual. Except in cases in which it appears that JWH has begun to deviate from past practice and trading policies or to be trading erratically (which has not happened to date), MLIP's basic risk control procedures consist simply of the ongoing process of monitoring JWH with the market risk controls being applied by JWH itself.


RISK MANAGEMENT


         JWH attempts to control risk in all aspects of the investment process -- from confirmation of a trend to determining the optimal exposure in a given market, and to money management issues such as the startup or upgrade of investor accounts. JWH double checks the accuracy of market data, and will not trade a market without multiple price sources for analytical input. In constructing a portfolio, JWH seeks to control overall risk as well as the risk of any one position, and JWH trades only markets that have been identified as having positive performance characteristics. Trading discipline requires plans for the exit of a market as well as for entry. JWH factors the point of exit into the decision to enter (stop loss). The size of JWH's positions in a particular market is not a matter of how large a return can be generated but of how much risk it is willing to take relative to that expected return.


         To attempt to reduce the risk of volatility while maintaining the potential for excellent performance, proprietary research is conducted on an ongoing basis to refine the JWH investment strategies. Research may suggest substitution of alternative investment methodologies with respect to particular contracts; this may occur, for example, when the testing of a new methodology has indicated that its use might have resulted in different historical performance. In addition, risk management research and analysis may suggest modifications regarding the relative weighting among various contracts, the addition or deletion of particular contracts for a program, or a change in position size in relation to account equity. The weighting of capital committed to various markets in the investment programs is dynamic, and JWH may vary the weighting at its discretion as market conditions, liquidity, position limit considerations and other factors warrant.


         JWH may determine that risks arise when markets are illiquid or erratic, such as may occur cyclically during holiday seasons, or on the basis of irregularly occurring market events. In such cases, JWH at its sole discretion may override computer-generated signals and may at times use discretion in the application of its quantitative models, which may affect performance positively or negatively.


         Adjustments in position size in relation to account equity have been and continue to be an integral part of JWH's investment strategy. At its discretion, JWH may adjust the size of a position in relation to equity in certain markets or entire programs. Such adjustments may be made at certain times for some programs but not for others. Factors which may affect the decision to adjust the size of a position in relation to account equity include ongoing research, program volatility, assessments of current market volatility and risk exposure, subjective judgment, and evaluation of these and other general market conditions.


NON-TRADING RISK


         The Fund controls the non-trading exchange rate risk by regularly converting foreign currency balances back into dollars (no less frequently than twice a month, and more frequently if a particular foreign currency balance becomes unusually high).


         MLIP controls the interest-rate risk of the Fund's non-trading instruments (Government Securities invested by MLAM for cash management purposes) by limiting the overall duration of such instruments to no more than 2 years and the maximum duration of any Government Securities held by the Fund to no later than the Principal Assurance Date for the most recently issued Series of Units. These risk control policies have been successful in the Fund's operations to date, and MLIP does not anticipate any change in these policies. However, where the interest rate environment changes materially, MLIP might shorten the permissible duration of the Fund's Government Securities portfolio.


         The Fund has cash flow interest rate risk on its cash on deposit with MLF in that declining interest rates would cause the income from such cash to decline. However, a certain amount of cash or cash equivalents must be held by the Fund in order to facilitate margin payments and pay expenses and redemptions. MLIP does not take any steps to limit the cash flow risk on the approximately 20% of its cash held on deposit at MLF.

INTEREST INCOME ARRANGEMENTS

CUSTODY OF ASSETS

         All of the Fund's assets are currently held either in custodial or customer accounts at Merrill Lynch. Fund assets managed by MLAM are generally held in custodial accounts at a major bank, separate from all other Merrill Lynch or banking client assets. Assets held in customer accounts are held at MLPF&S or MLF. These customer accounts are maintained in the Fund's name, but the assets deposited by the Fund in such accounts are commingled with those of other MLPF&S and MLF customers.

AVAILABLE ASSETS

         The Fund earns income, as described below, on its "Available Assets," which can be generally described as the cash actually held by the Fund or invested in Treasury bills or Government Securities. Available Assets are held primarily in U.S. dollars or in U.S. dollar denominated Government Securities, and to a lesser extent in foreign currencies, and are comprised of the following: (a) the Fund's assets managed by MLAM and the Fund's cash balances held in the offset accounts (as described below) -- which include "open trade equity" (unrealized gain and loss on open positions) on United States futures contracts, which is paid into or out of the Fund's account on a daily basis; (b) short-term Treasury bills purchased by the Fund; and (c) the Fund's cash balance in foreign currencies derived from its trading in non-U.S. dollar denominated futures and options contracts, which includes open trade equity on those exchanges which settle gains and losses on open positions in such contracts prior to closing out such positions. Available Assets do not include, and the Fund does not earn interest on, the Fund's gains or losses on its open forward, commodity option and certain foreign futures positions since such gains and losses are not collected or paid until such positions are closed out.

         The Fund's Available Assets may be greater than, less than or equal to the Fund's Net Asset Value (on which the redemption value of the Units is based) primarily because Net Asset Value reflects all gains and losses on open positions as well as accrued but unpaid expenses.

THE FUND'S U.S. DOLLAR AVAILABLE
ASSETS MANAGED BY MLAM

         Approximately 80% of the Fund's U.S. dollar Available Assets are managed directly by MLAM, pursuant to guidelines established by MLIP for which MLAM assumes no responsibility, in the Government Securities markets. MLIP's objective in retaining MLAM to provide cash management services to the Fund is to enhance the return earned on the Fund's U.S. dollar Available Assets managed by MLAM to slightly above the 91-day Treasury bill rate. However, cash management returns cannot be assured, and there may be losses of principal.

          The Government Securities acquired by MLAM on behalf of the Fund are maintained in a custodial account at Merrill Lynch and are specifically traceable to the Fund. All income earned on such Government Securities inures to the benefit of the Fund.

INTEREST EARNED ON THE FUND'S U.S. DOLLAR
AVAILABLE ASSETS NOT MANAGED BY MLAM

         THE FOLLOWING DESCRIPTION RELATES TO THE APPROXIMATELY 20% OF THE FUND'S U.S. DOLLAR AVAILABLE ASSETS NOT MANAGED BY MLAM.

OFFSET ACCOUNTS AND SHORT-TERM TREASURY BILLS

         The Fund's U.S. dollar Available Assets not managed by MLAM are held in cash in offset accounts and in short-term Treasury bills purchased from dealers unaffiliated with Merrill Lynch. Offset accounts are non-interest bearing demand deposit accounts maintained with banks unaffiliated with Merrill Lynch. An integral feature of the offset arrangements is that the participating banks specifically acknowledge that the offset accounts are MLF customer accounts, not subject to any Merrill Lynch liability.

         MLF credits the Fund, as of the end of each month, with interest at the effective daily 91-day Treasury bill rate on the daily U.S. dollar Available Assets held in the offset accounts during such month. The Fund receives all the interest paid on the short-term Treasury bills in which it invests.

POSSIBLE DISCONTINUATION OF THE OFFSET ACCOUNTS

         The use of the offset account arrangements for the Fund's U.S. dollar Available Assets not managed by MLAM may be discontinued by Merrill Lynch whether or not Merrill Lynch otherwise continues to maintain its offset arrangements. The offset arrangements are dependent on the banks' continued willingness to make overnight credits available to Merrill Lynch, which, in turn, is dependent on the credit standing of ML&Co. If Merrill Lynch were to determine that the offset arrangements had ceased to be practicable (either because ML&Co. credit lines at participating banks were exhausted or for any other reason), Merrill Lynch would thereafter attempt to invest all of the Fund's U.S. dollar Available Assets not managed by MLAM to the maximum practicable extent in short-term Treasury bills. All interest earned on the U.S. dollar Available Assets so invested would be paid to the Fund, but MLIP would expect the amount of such interest to be less than that available to the Fund under the offset account arrangements. The remaining U.S. dollar Available Assets of the Fund not managed by MLAM would be kept in cash to meet variation margin payments and pay expenses, but would not earn interest for the Fund.

OFFSET ACCOUNT BENEFIT TO MERRILL LYNCH

         The banks at which the offset accounts are maintained make available to Merrill Lynch interest-free overnight credits, loans or overdrafts in the amount of the Fund's U.S. dollar Available Assets held in the offset accounts, charging Merrill Lynch a small fee for this service. The economic benefits derived by Merrill Lynch -- net of the interest credits paid to the Fund and the fee (of approximately 0.25% per annum) paid to the offset banks -- from the offset accounts have not exceeded 0.75% per annum of the Fund's average daily U.S. dollar Available Assets held in the offset accounts. These benefits to Merrill Lynch are in addition to the Brokerage Commissions and Administrative Fees paid by the Fund to MLF and MLIP, respectively.

INTEREST PAID BY MERRILL LYNCH ON THE
FUND'S NON-U.S. DOLLAR AVAILABLE ASSETS

         Under the single currency margining system implemented for the Fund, the Fund itself does not deposit foreign currencies to margin trading in non-U.S. dollar denominated futures contracts and options, if any, MLF provides the necessary margin, permitting the Fund to retain the monies which would otherwise be required for such margin as part of the Fund's U.S.

dollar Available Assets. The Fund does not earn interest on foreign margin deposits provided by MLF. The Fund does, however, earn interest on its non-U.S. dollar Available Assets. Specifically, the Fund is credited by Merrill Lynch with interest at prevailing local short-term rates on realized and unrealized gains on non-U.S. dollar denominated positions for such gains actually held in cash by the Fund. Merrill Lynch charges the Fund Merrill Lynch's cost of financing realized and unrealized losses on such positions.

         The Fund holds foreign currency gains and finances foreign currency losses on an interim basis until converted into U.S. dollars and either paid into or out of the Fund's U.S. dollar Available Assets. Foreign currency gains or losses on open positions are not converted into U.S. dollars until the positions are closed. Assets of the Fund while held in foreign currencies are subject to exchange-rate risk.

NET ASSET VALUE


         The Net Asset Value of the Fund equals its assets less its liabilities, as determined generally in accordance with Generally Accepted Accounting Principles, including any unrealized profits and losses on its open positions. More specifically, the Net Asset Value of the Fund equals the sum of all cash, the liquidating value (or cost of liquidation, as the case may be) of all futures, forward and options on futures positions and the fair market value of all other assets of the Fund, less all liabilities of the Fund (including accrued liabilities, regardless of whether such liabilities -- for example, Profit Shares -- are ever paid), in each case as determined by MLIP generally in accordance with Generally Accepted Accounting Principles.

ANALYSIS OF FEES AND EXPENSES PAID BY THE FUND

FEES AND EXPENSES TO DATE

                                                     1/1/98 - 12/31/98          1/1/97 - 12/31/97        7/15/96 - 12/31/96
                                                     -----------------          -----------------        ------------------
                                                          DOLLAR                     DOLLAR                    DOLLAR
        COST                                              AMOUNT                     AMOUNT                    AMOUNT
        ----                                              ------                     ------                   -------
Brokerage Commissions                                  $ 19,086,026               $ 17,377,236               $ 4,873,368

Profit Shares                                             5,436,351                  2,640,194                 4,683,010

Administrative Fees                                         615,678                    560,556                   157,205

Organizational and Initial Offering
  Costs                                                      98,528                    298,039                   232,956
Ongoing Offering Costs                                           --                         --                        --
                                                       ------------               ------------               -----------
       Total                                           $ 25,236,583               $ 20,876,025               $ 9,946,539
                                                       ------------               ------------               -----------
                                                       ------------               ------------               -----------

FEES AND EXPENSES PAID BY THE FUND

         THE DOLLAR AMOUNTS INDICATED IN PARENTHESES REPRESENT THE AMOUNT OF THE RELEVANT FLAT-RATE CHARGE ASSUMING AN AVERAGE FUND CAPITALIZATION OF $300 MILLION.


PAID TO                       TYPE                              AMOUNT
-------                       ----                              ------
MLF                     Brokerage Commissions           Monthly Brokerage Commissions are paid on a
                                                        percentage-of-assets basis at the rate of 0.646
                                                        of 1% of the Fund's month-end assets (a 7.75%
                                                        annual rate; $23,250,000).

MLIP                    Administrative Fees             Monthly Administrative Fees are paid on a
                                                        percentage-of-total-assets basis at a rate of
                                                        0.021 of 1% of the Fund's month-end assets; a
                                                        0.25 of 1% annual rate ($750,000).

MLIB; Other
Counterparties          Bid-ask spreads                 Bid-ask spreads on forward and related trades.

Government
Securities Dealers      Bid-ask spreads                 Bid-ask spreads on Government Securities trades.

                                                        All spreads and service fees are estimated not to
                                                        exceed 0.25% of average month-end assets annually
                                                        ($750,000).

Third Parties           Ongoing offering costs          The costs, estimated at $500,000, other than selling
                                                        commissions and ongoing  compensation, of the ongoing
                                                        offering of the Units, subject to a ceiling of 0.25%
                                                        of the Fund's average month-end Net Assets in any fiscal
                                                        year; MLIP may elect to absorb all ongoing offering costs
                                                        incurred in connection with the offering of Units.

JWH                     Profit Share                    15% of any New Trading Profits as of the end of each
                                                        calendar quarter.

MLF, Others             Extraordinary Expenses          Actual costs incurred; expected to be negligible.

The above fees are the complete compensation that will be received by Merrill Lynch or its affiliates from the Fund. This excludes redemption fees which will be charged to some limited partners if they redeem on or before the twelfth month of ownership

                        -----------------------


BROKERAGE COMMISSIONS; ADMINISTRATIVE FEES

         Month-end assets are not reduced for purposes of calculating Brokerage Commissions or Administrative Fees by any accrued but unpaid Profit Shares, or by the accrued Brokerage Commissions or Administrative Fees being calculated.

         During 1996, 1997 and 1998 the Fund's percentage-of-assets Brokerage Commissions were the equivalent of about $208, $212 and $145, respectively, per round-turn trade. A round-turn trade includes the purchase and sale or sale and purchase of a single futures contract. However, these Brokerage Commissions are an all-inclusive "wrap fee" which, together with the Administrative Fee, cover all of the Fund's costs and expenses other than extraordinary expenses, bid-ask spreads and certain trading fees. The Fund could negotiate lower rates from firms other than MLF.


         THE FUND'S BROKERAGE COMMISSIONS AND ADMINISTRATIVE FEES CONSTITUTE A "WRAP FEE," WHICH COVER ALL OF MERRILL LYNCH'S COSTS AND EXPENSES, OTHER THAN BID-ASK SPREADS AND CERTAIN TRADING FEES, NOT JUST THE COST OF BROKERAGE EXECUTIONS.

         THE BROKERAGE COMMISSIONS AND ADMINISTRATIVE FEES MAY NOT BE INCREASED ABOVE THE CURRENT 8% LEVEL WITHOUT THE UNANIMOUS CONSENT OF ALL LIMITED PARTNERS.

CURRENCY TRADING COSTS

         Many of the Fund's currency trades are executed in the spot and forward foreign exchange markets (the "FX Markets") where there are no direct execution costs. Instead, the participants, banks and dealers in the FX Markets, including Merrill Lynch International Bank ("MLIB"), take a "spread" between the prices at which they are prepared to buy and sell a particular currency and such spreads are built into the pricing of the spot or forward contracts with the Fund. The General Partner anticipates that some of the Fund's foreign currency trades will be executed through MLIB, an affiliate of the General Partner. MLIB has discontinued operation of the foreign exchange service desk, which included seeking multiple quotes from counterparties unrelated to MLIB.


         In its exchange for physical ("EEP") trading, the Fund acquires cash currency positions through banks and dealers, including Merrill Lynch. The Fund pays a spread when it exchanges these positions for futures. This spread reflects, in part, the different settlement dates of the cash and the futures contracts, as well as prevailing interest rates, but also includes a pricing spread in favor of the banks and dealers, which may include a Merrill Lynch entity.


EXTRAORDINARY EXPENSES


         The Fund will be required to pay any extraordinary expenses, such as taxes, incurred in its operation. The Fund has had no such expenses to date, and in MLIP's experience, such expenses have been negligible. Extraordinary expenses, if any, would not reduce Trading Profits for purposes of calculating the Profit Shares.

ONGOING OFFERING COSTS

         Ongoing offering costs will be incurred in connection with the new offering of Units under this prospectus. These costs are estimated at $500,000 and will be charged to the Fund; provided, that (i) such installments will not in the aggregate exceed the ongoing offering costs actually incurred, (ii) MLIP will absorb all such costs to the extent that they exceed 0.25 of 1% of the Fund's average month-end assets during any fiscal year, and (iii) MLIP may elect to absorb all such costs.

PROFIT SHARES ALLOCATED TO JWH

METHOD OF CALCULATING

         The Fund allocates to JWH 15% of any New Trading Profit as of the end of each calendar quarter. New Trading Profit is any cumulative Trading Profit in excess of the highest level -- the "High Water Mark" -- of cumulative Trading Profit as of any previous calendar quarter-end.

         Trading Profit (i) includes realized and unrealized profits and losses,
(ii) excludes interest income and (iii) is reduced by a portion (1/12th of 5% of the Fund's assets per month) of the annual Brokerage Commissions and Administrative Fees, not the entire 8.00%, of month-end assets and by no other costs.

         Accrued Profit Shares on redeemed Units are allocated to JWH. Any shortfall between cumulative Trading Profit and the High Water Mark is proportionately reduced when Units are redeemed.

         Trading Profit is not reduced by redemption charges.

         For example, assume that as of January 1, 2000, the Fund is at a High Water Mark. If, at the end of the month, Trading Profit equaled $500,000, all of such Trading Profit would be New Trading Profit, resulting in an accrued $75,000 Profit Share. Assume also that by the end of the next month, losses and the 5.00% portion of the Brokerage Commissions and Administrative Fees have reduced the initial $500,000 Trading Profit to a loss of $(180,000). If the Fund then withdrew 50% of its assets, this $(180,000) loss carryforward would be reduced by 50% to ($90,000) for Profit Share calculation purposes. If during the following month Trading Profit equaled $200,000, New Trading Profit of $110,000 would be accrued as of the end of such quarter, and JWH would be entitled to a Profit Share of $16,500.


PAID EQUALLY BY ALL UNITS


         New Trading Profit may exist even though the Net Asset Value per Unit has declined below the purchase price of certain Units. Conversely, if new Units are purchased at a Net Asset Value reduced by an accrued Profit Share which is subsequently reversed, the reversal is allocated equally among all Units, although the accrual itself was attributable only to the previously outstanding Units.

                           --------------

FEES AND EXPENSES PAID BY MERRILL LYNCH

SELLING COMMISSIONS; ONGOING COMPENSATION


         MLIP pays all selling commissions due to MLPF&S on initial Unit sales, as well as all ongoing compensation on Units outstanding for more than twelve months. See "Selling Commissions" at page 72.

JWH'S MANAGEMENT FEES

         MLF pays monthly Management Fees to JWH at a rate of 0.333% (a 4% annual rate; $8,448,000 assuming a Fund average capitalization of $220 million) of the month-end assets of the Fund, after reduction by a portion of the Brokerage Commissions and Administrative Fees charged, but before reduction for any Profit Share or other costs. The Management Fees are not affected by JWH's adjustments to the Fund's trading position size in relation to account equity.


         During 1996, 1997 and 1998, MLF paid Management Fees of $2,507,682, $8,940,868 and $9,820,068, respectively, to JWH.

MLAM FEES

         MLAM receives annual cash management fees of approximately 0.20 of 1% on the first $25 million of certain assets ("Capital"), including but not limited to assets of the Fund, managed by MLAM, 0.15 of 1% on the next $25 million of Capital, 0.125 of 1% on the next $50 million, and 0.10 of 1% on Capital in excess of $100 million.


         During 1996, 1997 and 1998, MLIP paid fees of $136,000, $173,853 and
$230,000, respectively, to MLAM.

                           --------------

REDEMPTION CHARGES

         A redemption charge of 3% of the redemption date Net Asset Value per Unit is imposed on Units redeemed on or before the end of the first 12 months after sale. This redemption charge is deducted from investors' redemption proceeds and paid to MLIP.

MANAGED FUTURES FUNDS IN GENERAL

         THE FUND IS ONE OF MANY VARIETIES OF MANAGED FUTURES FUNDS. ALL OF THESE INVESTMENTS OFFER, IN VARYING DEGREES, THE POSSIBILITY OF ACHIEVING SUBSTANTIAL CAPITAL APPRECIATION AS WELL AS DIVERSIFYING A PORTION OF A TRADITIONAL PORTFOLIO. THE PURPOSE OF THIS SECTION IS TO GIVE PROSPECTIVE INVESTORS A GENERAL OVERVIEW OF WHERE IN THE SPECTRUM OF MANAGED FUTURES FUNDS THE FUND IS POSITIONED, AND TO INDICATE THE GENERAL TYPES OF OTHER MANAGED FUTURES FUNDS AVAILABLE FOR INVESTMENT.

MANAGED FUTURES FUNDS

         A futures fund is a professionally managed portfolio typically trading in a wide range of markets. These markets may include global currencies, interest rates, energy, metals and agriculture through futures, forwards and options contracts. Futures funds trade either or both the short or long side of the market, often on a 24-hour basis, and are generally higher risk and have more volatile performance than many other investments. Professional management can be an important advantage in this highly complex and specialized investment area.

         Not all managed futures funds are the same. Like other investment products, futures funds are designed with a variety of risk/reward parameters. The variety of available funds matches a wide range of individual investment objectives.

THE DIFFERENT TYPES OF MANAGED FUTURES FUNDS

         Risk/reward parameters of a managed futures fund may be modified by adjusting the number of trading advisors, trading strategies and/or markets traded. Increasing diversification in one or more of these categories is generally expected to produce lower but more consistent returns.

         Certain managed futures funds are more aggressive than others. For example, single advisor, single strategy funds are typically expected to have higher profit potential as well as risk because of their dependence upon just one advisor's performance and, in many cases, a limited number of markets traded. Their returns often fluctuate significantly from month to month.

         Volatility can be reduced by a multi-advisor approach. Multi-advisor funds typically have lower returns, but also lower risk and volatility than single- advisor managed futures funds (although more than many other investments). The Fund is a single-advisor, multi-strategy, not a multi-advisor, investment.

         Investors can also choose "principal protected" funds which guarantee at least the return of their initial investment at a future date. If the fund is profitable, investors receive the benefits. If there are losses, investors who remain in until the guarantee date are nevertheless assured of the return of at least their initial subscription, limiting losses to the time-value of their capital. The Fund has no "principal protection" feature, and investors could lose all or substantially all of their investment.

MANAGED FUTURES AND THE ASSET ALLOCATION PROCESS

         Traditional portfolios invested in stocks, bonds and cash equivalents can be diversified by allocating a portion of their assets to non-traditional investments such as managed futures. Because of its potential non-correlation with the performance of stocks and bonds, the non-traditional component can help to improve long-term returns and reduce portfolio volatility. (In its performance to date, the Fund has demonstrated a certain degree of positive correlation to the S&P 500 Stock Index.) Each investment responds differently to different economic cycles and market conditions. An investment's profit potential, risk and the relationship to the rest of the portfolio are the primary objectives of asset allocation.

         "Non-traditional" or "alternative" are terms commonly used to describe strategies whose profitability is not based exclusively on long positions in stocks and bonds, but rather on trading approaches whose success should be largely independent of overall debt and equity market movements.

THE POTENTIAL BENEFITS OF INCORPORATING MANAGED FUTURES INTO A PORTFOLIO

         Managed futures investments have often performed differently from stocks and bonds. This historical non-correlated performance suggests that such investments can help diversify a portfolio. Diversification is one of the primary potential benefits of investing in managed futures.

                               * * * *

         You should carefully evaluate managed futures, weighing its return and diversification potential against the risks, before you invest. These are speculative investments and are not appropriate for everyone. There can be no assurance that these investments will be profitable. However, if profitable, managed futures can provide valuable portfolio diversification and capital appreciation. Your Financial Consultant can help you decide whether the Fund has a place in your portfolio.

THE ROLE OF MANAGED
FUTURES IN YOUR PORTFOLIO

         THIS SECTION OUTLINES CERTAIN POINTS TO CONSIDER IN DECIDING WHETHER TO DIVERSIFY A LIMITED PORTION OF YOUR HOLDINGS INTO MANAGED FUTURES. THERE IS NO ASSURANCE THAT AN INVESTMENT IN THE FUND WILL ACHIEVE ANY OF ITS INTENDED OBJECTIVES.


THE FUND IN YOUR PORTFOLIO


         The Fund is a speculative investment, and Limited Partners may lose all or substantially all of their investment in the Units. If the Fund is not successful, it cannot serve as a beneficial component of any asset allocation strategy. However, the Fund does have the potential to be (i) non-correlated (there is no reason to believe that the Fund will be negatively correlated with these markets, moving in the opposite direction to them -- i.e., serving as a hedge, not merely as a diversification) with the debt and equity markets and
(ii) profitable. If the Fund is both, and only if it is both, a suitably limited investment in the Units can be a beneficial component in an investor's overall portfolio.


ASSET ALLOCATION STRATEGIES


         World political and economic events often have a dramatic influence on the markets. Stable, consistent asset growth can be difficult to achieve in today's market environment. At the same time, the increasing globalization of the world's economy offers significant new profit and diversification opportunities.


         Successful portfolios must have the ability to adapt to changing market conditions resulting from a wide range of social, political and economic factors. By committing assets to investments which would not otherwise be represented in a portfolio, a well-diversified asset allocation strategy can enhance this ability and offer a flexible approach to building and protecting wealth.


         An asset allocation strategy diversifies a portfolio into a variety of different components, including non-traditional investments such as managed futures. Managed futures investments do not assure diversification; they may perform similarly to stocks and bonds during certain periods. However, managed futures has the potential to produce returns generally non-correlated to the stock and bond markets. Each investment responds differently to different economic cycles and shifts in the financial markets, and each makes different contributions to overall performance.


         A wide range of non-traditional, alternative investments are available -- venture capital, hedge funds, natural resources, real estate, private lending and managed futures are only a few of the options. Many of these investments are expected to produce results generally non-correlated to the debt and equity markets. However, managed futures investments, while significantly less liquid than most stocks and bonds, are generally more liquid than many alternative investments, and estimated net asset values are generally available on a daily basis.


         A successful managed futures investment may increase portfolio return while reducing risk. The Fund can be volatile, and there can be no assurance that an investment in the Units will either increase returns or reduce portfolio risk.


GLOBAL MARKETS


         In recent years, the futures markets have expanded to include a wide range of instruments representing major sectors of the world's economy. The expansion of trading on major exchanges in Chicago, Frankfurt, London, New York, Paris, Singapore, Sydney and Tokyo gives investors access to international markets and global diversification. Futures managers can move capital quickly across markets, in contrast to the traditional portfolio's dependence on a single nation's economy and currency.


         The internationalization of the markets has greatly expanded the opportunities for both profit and diversification. Rapid geographical expansion and the introduction of an array of innovative products have created new opportunities but also made trading much more complex. Managed futures funds provide an opportunity to participate in global markets under the direction of professional advisors.


                     FUTURES VOLUME BY MARKET SECTOR


                                         1980
         Agriculture                         64.20%
         Currencies                           4.60%
         Interest Rates                      13.50%
         Energy                               0.30%
         Metals                              16.30%
         Other                                1.10%

                                         1998
         Agriculture                         10.48%
         Currencies                           6.10%
         Interest Rates                      52.71%
         Energy                               5.02%
         Metals                               6.69%
         Other                                0.08%


     THE FUTURES VOLUME FIGURES AND MARKET SECTOR DISTRIBUTIONS PRESENTED ABOVE INCLUDE BOTH SPECULATIVE AND HEDGING TRANSACTIONS, AS WELL AS OPTIONS ON FUTURES. SOURCE: FUTURES INDUSTRY ASSOCIATION. A SIGNIFICANT PORTION OF CURRENCY TRADING IS DONE IN THE FORWARD RATHER THAN IN THE FUTURES MARKETS, AND, ACCORDINGLY, IS NOT REFLECTED IN THE FOREGOING CHART.


SUBSTANTIAL INVESTOR PARTICIPATION


         In 1980, client assets in the managed futures industry were estimated at approximately $300 million. As of the end of 1998, the estimate had grown to approximately $39.9 billion.

              GROWTH IN MANAGED FUTURES INDUSTRY


Source:  Managed Account                 $ Billions
Reports, Inc.
         80                                 0.3
         81                                 0.3
         82                                 0.5
         83                                 0.5
         84                                 0.7
         85                                 1
         86                                 1.4
         87                                 2.6
         88                                 4.3
         89                                 5.2
         90                                 8.5
         91                                11.4
         92                                19
         93                                22.6
         94                                19.1
         95                                22.8
         96                                28.8
         97                                34.9
         98                                39.9


THE ASSETS CATEGORIZED ABOVE AS INVESTED IN MANAGED FUTURES ARE INVESTED IN A WIDE RANGE OF DIFFERENT PRODUCTS, INCLUDING SINGLE-ADVISOR AND MULTI-ADVISOR FUNDS, "FUNDS OF FUNDS," "PRINCIPAL PROTECTION POOLS (IN WHICH ONLY A FRACTION OF THE ASSETS INVESTED ARE COMMITTED TO TRADING) AND INDIVIDUAL MANAGED ACCOUNTS.


NON-CORRELATION ---- A POTENTIALLY IMPORTANT COMPONENT OF RISK REDUCTION


         Managed futures investments have often performed differently than stocks and bonds. In addition, different types of alternative investments are frequently non-correlated with each other. This creates the potential to assemble a combination of alternative investments able to profit in different economic cycles and international markets, while reducing the portfolio concentration of traditional long equity and debt holdings. (Non-correlation is not negative correlation; managed futures' performance is not expected to be generally opposite, but rather unrelated, to stocks and bonds.)


         The following chart compares the Fund's performance since inception with the S&P Stock Index (assuming the reinvestment of all dividends), the ML Domestic Bond Index (including all interest paid), the MAR (Managed Account Reports, a managed futures industry trade publication) Public Funds Index and 91-day Treasury bills (including all interest paid). The chart begins with 1,000 as the arbitrary starting point for all five graphics and tracks the monthly rates of return for each. The periods during which the graph of the Fund's performance diverges from that of an index indicates, when compared to the periods during which their respective performance graphs are similar, the extent of the non-correlation between them. Past performance, including past non-correlation patterns, is not necessarily indicative of future results.

        COMPARISON OF ML JWH STRATEGIC ALLOCATION FUND L.P.
               AND CERTAIN GENERAL MARKET INDICES
                JULY 1996 -- FEBRUARY 28, 1999


                     ML Domestic Master       S&P 500 Stock
                      Bond Index (Total     Index (Dividends            U.S. 91-Day       MAR Public Funds      ML JWH Strategic
                       Return Basis)           Reinvested)             Treasury Bills         Index           Allocation Fund L.P.
Jul. 1 1996               1000                     1000                 1000                   1000                 1000

Jul 1996                  1002.84                  955.84               1004.54                984.7                989.8

Aug 1996                  1001.316                 976.0312             1009.07                981.8444             988.9

Sept 1996                 1018.418                 1030.917             1013.813               1018.173             1043.2

Oct 1996                  1040.874                 1059.34              1018.152               1091.176             1149.6

Nov 1996                  1059.027                 1139.342             1022.5                 1152.936             1225.8

Dec 1996                  1049.485                 1116.772             1027.019               1125.15              1231.6

Jan 1997                  1052.445                 1186.503             1031.713               1165.656             1268.7

Feb 1997                  1054.329                 1195.817             1035.736               1194.331             1268.3

Mar 1997                  1043.68                  1146.777             1040.107               1186.687             1269.2

Apr 1997                  1059.575                 1215.178             1045.068               1164.021             1263.4

May 1997                  1069.027                 1289.113             1050.43                1145.514             1224.1

Jun 1997                  1081.78                  1346.836             1054.264               1154.792             1227.4

Jul 1997                  1111.064                 1453.97              1059.008               1229.161             1314.7

Aug 1997                  1101.553                 1372.591             1063.54                1181.715             1271.2

Sept 1997                 1117.955                 1447.761             1068.411               1194.95              1262.8

Oct 1997                  1134.456                 1399.464             1072.963               1176.07              1295.4

Nov 1997                  1139.13                  1464.193             1077.147               1187.478             1308

Dec 1997                  1150.818                 1489.32              1081.768               1210.871             1354

Jan 1998                  1166.066                 1505.776             1086.831               1213.293             1333.5

Feb 1998                  1165.087                 1614.317             1090.689               1202.616             1324.7

Mar 1998                  1169.479                 1696.918             1095.848               1204.42              1334.8

Apr 1998                  1175.163                 1713.984             1100.769               1155.641             1289.7

May 1998                  1186.809                 1684.555             1105.348               1194.702             1341.8

Jun 1998                  1197.146                 1752.928             1109.979               1199.242             1321.1

July 1998                 1199.72                  1734.312             1114.896               1186.65              1305

Aug 1998                  1219.047                 1483.877             1119.98                1279.09              1431.3

Sept 1998                 1247.682                 1578.945             1125.704               1332.683             1539.1

Oct 1998                  1242.28                  1707.264             1130.128               1324.421             1551.9


                                     -37-


                     ML Domestic Master       S&P 500 Stock
                      Bond Index (Total     Index (Dividends            U.S. 91-Day       MAR Public Funds      ML JWH Strategic
                       Return Basis)           Reinvested)             Treasury Bills         Index           Allocation Fund L.P.
Nov 1998                  1248.193                 1810.695             1133.891               1283.629             1426.1

Dec 1998                  1252.861                 1914.969             1138.37                1306.734             1543.4

Jan 1999                  1261.732                 1995.017             1142.411               1280.599             1499.8

Feb 1999                  1237.532                 1933.112             1145.69                1280.599             1538.2


THE GRAPH REFLECTS THE PERCENTAGE CHANGES IN NET ASSET VALUE PER UNIT AND IN THE INDICES. FOR COMPARATIVE PURPOSES, THE PERFORMANCE OF THE INDICES HAS BEEN PRESENTED FROM A "NORMALIZED" STARTING POINT OF 1,000 AS OF JULY 1, 1996. THE FUND BEGAN TRADING JULY 15, 1996.


PAST RESULTS ARE NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE. THE COMPARISON OF THE FUND, AN ACTIVELY MANAGED INVESTMENT, TO PASSIVE INDICES OF GENERAL SECURITIES RETURNS HAS CERTAIN INHERENT MATERIAL LIMITATIONS.


THE S&P STOCK INDEX IS A CAPITALIZATION-WEIGHTED INDEX OF THE COMMON STOCKS OF PUBLICLY-TRADED UNITED STATES ISSUERS. THE ML DOMESTIC MASTER BOND INDEX IS A TOTAL-RETURN INDEX COMPRISED OF 6,764 INVESTMENT-GRADE CORPORATE BONDS, TREASURIES AND MORTGAGE ISSUES; AVERAGE MATURITY 6.17 YEARS (CALCULATED ON A MARKET-WEIGHTED BASIS AS OF DECEMBER 31, 1998).


THE MAR PUBLIC FUNDS INDEX REPRESENTS THE COMPOSITE PERFORMANCE OF A LARGE NUMBER OF UNITED STATES PUBLICLY-OFFERED FUTURES FUNDS, WEIGHTING THE RETURNS RECOGNIZED BY EACH SUCH FUND ON THE BASIS OF RELATIVE CAPITALIZATION. THE FUNDS INCLUDED IN THE MAR PUBLIC FUNDS INDEX REPRESENT A WIDE VARIETY OF MATERIALLY DIFFERENT PRODUCTS, INCLUDING SINGLE AND MULTI-ADVISOR FUNDS, AS WELL AS FUNDS WITH AND WITHOUT "PRINCIPAL PROTECTION" FEATURES. COMBINING THE RESULTS OF FUNDS WITH MATERIALLY DIFFERENT PERFORMANCE OBJECTIVES AND FEE STRUCTURES INTO A SINGLE INDEX IS SUBJECT TO CERTAIN INHERENT AND MATERIAL LIMITATIONS. THERE CAN BE NO ASSURANCE THAT THE MAR PUBLIC FUNDS INDEX PROVIDES ANY MEANINGFUL INDICATION OF HOW MANAGED FUTURES INVESTMENTS, IN GENERAL, HAVE PERFORMED IN THE PAST OR WILL PERFORM IN THE FUTURE. NEVERTHELESS, THE MAR PUBLIC FUNDS INDEX IS ONE OF SEVERAL WIDELY-USED BENCHMARKS OF GENERAL U.S. MANAGED FUTURES INDUSTRY PERFORMANCE.


GRAPHIC COMPARISONS OF SECURITIES INDICES AND THE FUND MAY NOT ADEQUATELY REFLECT THE DIFFERENCES BETWEEN THE SECURITIES AND FUTURES MARKET OR BETWEEN PASSIVE AND MANAGED INVESTMENTS.

                        ----------------

         Prudence demands that you carefully evaluate managed futures, weighing its profit and diversification potential against its significant risks. A managed futures investment is not appropriate for all investors, and no one should invest more than a limited portion of the risk segment of his or her portfolio in managed futures. However, for the investor who finds the risks acceptable, managed futures has the potential to provide profits as well as portfolio diversification.

JWH TRADING PROGRAMS

THE PROGRAMS

     The following are brief summaries of the active JWH programs. Not all of them are presently used by JWH in trading for the Fund, but any of them may be.

     All of the programs have been designed using the same basic principles, and all rely on computerized, technical trading systems. However, they employ computerized statistical models to analyze price movements applying various different quantitative criteria in attempting to identify price trends and reversals. They also trade in different (but frequently overlapping) market sectors, as indicated in their respective descriptions.

     FROM THE INCEPTION OF TRADING OF THE JWH PROGRAMS (THE PERFORMANCE OF THE PROGRAMS PRIOR TO JANUARY 1994 IS PRESENTED IN THE STATEMENT OF ADDITIONAL INFORMATION IN ACCORDANCE WITH APPLICABLE CFTC POLICY), THE GREATEST CUMULATIVE PERCENTAGE DECLINE IN DAILY NET ASSET VALUE EXPERIENCED IN ANY SINGLE PROGRAM WAS NEARLY 60% ON A COMPOSITE BASIS, AND CERTAIN INDIVIDUAL ACCOUNTS INCLUDED IN SUCH PROGRAM EXPERIENCED EVEN GREATER DECLINES. CERTAIN JWH ACCOUNTS HAVE LOST 10% OR MORE IN A SINGLE TRADING DAY. PROSPECTIVE INVESTORS SHOULD UNDERSTAND THAT SIMILAR OR GREATER DRAWDOWNS ARE POSSIBLE IN THE FUTURE. THERE CAN BE NO ASSURANCE THAT JWH WILL TRADE PROFITABLY FOR THE FUND OR AVOID SUDDEN AND SEVERE LOSSES.


     See "JWH Performance" beginning on page 51.

     PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                               ASSETS MANAGED
FINANCIAL AND METALS PORTFOLIO                 JANUARY 1, 1999
------------------------------                 ---------------
PROGRAM COMPOSITION:                           $1,181,728,083
 GLOBAL INTEREST RATES
 GLOBAL STOCK INDICES
 FOREIGN EXCHANGE
 PRECIOUS METALS

WORST MONTHLY DECLINE ON
  AN INDIVIDUAL ACCOUNT BASIS:                 (10.1)% (2/96)
WORST PEAK-TO-VALLEY DECLINE
  ON AN INDIVIDUAL ACCOUNT BASIS:           (30.5)%  (6/94-1/95)
1998 COMPOUND ANNUAL RATE OF RETURN :               7.2%
1997 COMPOUND ANNUAL RATE OF RETURN:               15.2%
1996 COMPOUND ANNUAL RATE OF RETURN:               29.7%
1995 COMPOUND ANNUAL RATE OF RETURN:               38.5%
1994 COMPOUND ANNUAL RATE OF RETURN:               (5.3)%
AVERAGE COMPOUNDED ANNUALIZED RATE
  OF RETURN SINCE JANUARY 1994:                    16.0%
AVERAGE COMPOUNDED ANNUALIZED RATE
  OF RETURN SINCE INCEPTION IN OCTOBER 1984:       36.7%


     The Financial and Metals Portfolio seeks to identify and capitalize on intermediate and long-term price movements in global financial and precious metals markets. If a trend is identified, the program attempts to take a position; in nontrending market environments, the program may remain neutral or liquidate open positions. Historically, the program has had a low statistical correlation to the S&P 500.


     Currency positions are traded primarily in the interbank market and occasionally on futures exchanges, and may be held both as outrights -- positions taken in foreign currencies versus the U.S. dollar -- and cross rates -- foreign currencies against each other. This program began trading client capital in October 1984.

                                               ASSETS MANAGED
ORIGINAL INVESTMENT PROGRAM                    JANUARY 1, 1999
---------------------------                    ---------------
PROGRAM COMPOSITION:                            $405,066,930
     GLOBAL INTEREST RATES
     GLOBAL STOCK INDICES
     FOREIGN EXCHANGE
     FIBER
     ENERGY
     SOFTS
     GRAINS
     PRECIOUS AND BASE METALS

WORST MONTHLY DECLINE ON
 AN INDIVIDUAL ACCOUNT BASIS:                 (16.3)% (10/94)
WORST PEAK-TO-VALLEY DECLINE
 ON AN INDIVIDUAL ACCOUNT BASIS:            (31.0)% (7/94-10/94)
1998 COMPOUND ANNUAL RATE OF RETURN:               10.8%
1997 COMPOUND ANNUAL RATE OF RETURN:                5.7%
1996 COMPOUND ANNUAL RATE OF RETURN:               22.6%
1995 COMPOUND ANNUAL RATE OF RETURN:               53.2%
1994 COMPOUND ANNUAL RATE OF RETURN:               (5.7)%
AVERAGE COMPOUNDED ANNUALIZED RATE OF
  RETURN SINCE JANUARY 1994:                       15.7%
AVERAGE COMPOUNDED ANNUALIZED RATE OF
  RETURN SINCE INCEPTION IN OCTOBER 1982:          16.8%


     The Original Investment Program seeks to capitalize on long-term trends in a broad spectrum of worldwide financial and nonfinancial futures markets. The program always maintains a position -- long or short -- in every market traded. Historically, it has had a low statistical correlation to the S&P 500.


     In 1992, a broad research effort was initiated to enhance the risk-reward ratios of the Original Investment Program, without changing its fundamental trading approach. Except for the removal of a few markets traded, the program had remained virtually unchanged from its inception in 1982 through the middle of 1992. After extensive testing, a number of strategic adjustments were made beginning in July 1992: global markets were added; certain markets were removed; sector allocations were shifted, with greater weighting given to financial markets; some contracts which had become too illiquid to support sizeable assets were eliminated. In October 1995 overall position size relative to account equity was reduced. The quantitative model underlying the program was not changed. This program began trading client capital in October 1982.


                                               ASSETS MANAGED
GLOBAL DIVERSIFIED PORTFOLIO                   JANUARY 1, 1999
----------------------------                   ---------------
PROGRAM COMPOSITION:                            $202,223,023
 GLOBAL INTEREST RATES
 GLOBAL STOCK INDICES
 FOREIGN EXCHANGE
 FIBER
 ENERGY
 SOFTS
 GRAINS
 PRECIOUS AND BASE METALS

WORST MONTHLY DECLINE ON
  AN INDIVIDUAL ACCOUNT BASIS:                 (11.2)% (2/96)
WORST PEAK-TO-VALLEY DECLINE
  ON AN INDIVIDUAL ACCOUNT BASIS:            (24.1)% (6/95-10/95)
1998 COMPOUND ANNUAL RATE OF RETURN:                23.6%
1997 COMPOUND ANNUAL RATE OF RETURN:                 3.3%
1996 COMPOUND ANNUAL RATE OF RETURN:                26.9%
1995 COMPOUND ANNUAL RATE OF RETURN:                19.6%
1994 COMPOUND ANNUAL RATE OF RETURN:                10.1%
AVERAGE COMPOUNDED ANNUALIZED RATE
  OF RETURN SINCE JANUARY 1994:                     16.4%
AVERAGE COMPOUNDED ANNUALIZED RATE
  OF RETURN SINCE INCEPTION IN JUNE 1988:           23.1%


     The Global Diversified Portfolio seeks to capitalize on long-term price movements in a broad spectrum of financial and nonfinancial markets. The program does not maintain continuous positions and, in fact, may take a neutral stance if a long-term trend fails to develop or during periods of nontrending markets. Historically, the program has had a low statistical correlation to the S&P 500. The Global Diversified Portfolio began trading client capital in June 1988.

                                               ASSETS MANAGED
GLOBAL FINANCIAL PORTFOLIO                     JANUARY 1, 1999
--------------------------                     ---------------
PROGRAM COMPOSITION:                            $158,157,356
     GLOBAL INTEREST RATES
     GLOBAL STOCK INDICES
     FOREIGN EXCHANGE
     ENERGY
     PRECIOUS METALS

WORST MONTHLY DECLINE ON
  AN INDIVIDUAL ACCOUNT BASIS:                 (19.5)% (11/94)
WORST PEAK-TO-VALLEY DECLINE
  ON AN INDIVIDUAL ACCOUNT BASIS:           (48.9)% (7/94-1/95)
1998 COMPOUND ANNUAL RATE OF RETURN:                9.9%
1997 COMPOUND ANNUAL RATE OF RETURN:                4.9%
1996 COMPOUND ANNUAL RATE OF RETURN:               32.4%
1995 COMPOUND ANNUAL RATE OF RETURN:               86.2%
1994 COMPOUND ANNUAL RATE OF RETURN:           (37.7)% (7 MOS.)
AVERAGE COMPOUNDED ANNUALIZED RATE
  OF RETURN SINCE INCEPTION IN JUNE 1994:          13.3%


     The Global Financial Portfolio seeks to identify and capitalize on long-term price movements in a small group of energy, metals, and financial markets. The program always maintains a position -- long or short -- in every market traded. Historically, the program has had a low statistical correlation to the S&P 500. The program began trading client capital in June 1994.


                                               ASSETS MANAGED
G-7 CURRENCY PORTFOLIO                         JANUARY 1, 1999
----------------------                         ---------------
PROGRAM COMPOSITION:                            $95,646,185
     FOREIGN EXCHANGE

WORST MONTHLY DECLINE ON
  AN INDIVIDUAL ACCOUNT BASIS:                (12.3)% (11/94)
WORST PEAK-TO-VALLEY DECLINE
  ON AN INDIVIDUAL ACCOUNT BASIS:           (31.4)% (10/92-1/95)
1998 COMPOUND ANNUAL RATE OF RETURN:               (4.8)%
1997 COMPOUND ANNUAL RATE OF RETURN:               21.0%
1996 COMPOUND ANNUAL RATE OF RETURN:               14.5%
1995 COMPOUND ANNUAL RATE OF RETURN:               32.2%
1994 COMPOUND ANNUAL RATE OF RETURN:               (4.9)%
AVERAGE COMPOUNDED ANNUALIZED RATE OF
  RETURN SINCE JANUARY 1994:                       10.7%
AVERAGE COMPOUNDED ANNUALIZED RATE OF
  RETURN SINCE INCEPTION IN FEBRUARY 1991:         13.1%


     The G-7 Currency Portfolio seeks to identify and capitalize on intermediate and long-term price movements in the highly liquid currencies of the Group of Seven Industrialized nations and Switzerland. The program attempts to take a position if a trend is identified, and takes a neutral stance during periods of nontrending markets. Historically, the program has had a low statistical correlation to the S&P 500.


     Not all of the G-7 currencies are traded at all times. Forward positions are primarily taken on the interbank market as outrights against the U.S. dollar, or as cross rates, which reduces dependence on the U.S. dollar. G-7 began trading client capital in February 1991.

INTERNATIONAL FOREIGN                          ASSETS MANAGED
EXCHANGE PROGRAM                               JANUARY 1, 1999
----------------                               ---------------
PROGRAM COMPOSITION:                            $91,588,007
     FOREIGN EXCHANGE

WORST MONTHLY DECLINE ON
  AN INDIVIDUAL ACCOUNT BASIS:                 (8.3)% (5/97)
WORST PEAK-TO-VALLEY DECLINE
  ON AN INDIVIDUAL ACCOUNT BASIS:           (35.9)% (9/92-1/95)
1998 COMPOUND ANNUAL RATE OF RETURN:               14.0%
1997 COMPOUND ANNUAL RATE OF RETURN:               71.1%
1996 COMPOUND ANNUAL RATE OF RETURN:                3.7%
1995 COMPOUND ANNUAL RATE OF RETURN:               16.9%
1994 COMPOUND ANNUAL RATE OF RETURN:               (6.3)%
AVERAGE COMPOUNDED ANNUALIZED RATE
  OF RETURN SINCE JANUARY 1994:                    17.3%
AVERAGE COMPOUNDED ANNUALIZED RATE
  OF RETURN SINCE INCEPTION IN AUGUST 1986:        17.1%


     The International Foreign Exchange Program seeks to identify and capitalize on intermediate and long-term price movements in a broad range of both major and minor currencies on the interbank market. The International Foreign Exchange Program attempts to take a position if a trend is identified, and takes a neutral stance if long-term trends fail to continue or during periods of nontrending markets. Historically, the program has had a low statistical correlation to the S&P 500.


     Positions are taken as outrights against the U.S. dollar, or cross rates, which eliminates dependence on the dollar. This program began trading client capital in August 1986.






JWH GLOBALANALYTICS-TM-                        ASSETS MANAGED
FAMILY OF PROGRAMS(*)                          JANUARY 1, 1999
----------------------                         ---------------
PROGRAM COMPOSITION:                             $86,084,216
 GLOBAL INTEREST RATES
 GLOBAL STOCK INDICES
 FOREIGN EXCHANGE
 ENERGY
 SOFTS
 GRAINS
 FIBER
 PRECIOUS METALS

WORST MONTHLY DECLINE ON
  AN INDIVIDUAL ACCOUNT BASIS:                  (5.0)% (4/98)
WORST PEAK-TO-VALLEY DECLINE
  ON AN INDIVIDUAL ACCOUNT BASIS:               (5.0)% (5/98)
1998 COMPOUND RATE OF RETURN:                  (3.6)% (5 MOS.)
1997 COMPOUND RATE OF RETURN:                   17.6% (7 MOS.)
AVERAGE COMPOUNDED ANNUALIZED RATE
  OF RETURN SINCE INCEPTION IN JUNE 1997:      6.2% (7/96-5/98)


     JWH GlobalAnalytics-TM- Family of Programs seeks to identify and invest in a wide range of price trends -- from very short to exceptionally long term. The firm's most broadly diversified investment program, JWH GlobalAnalytics remains neutral if no substantive trends are apparent, and builds or reduces positions over time as the system indicates.


     Introduced in June 1997, JWH GlobalAnalytics is the result of extensive research and testing by the firm. Unlike other JWH programs, which invest in intermediate and long-term price movements, JWH GlobalAnalytics integrates a wide variety of trend identification methodologies into a single, broadly diversified investment portfolio or family of programs. It invests in both financial and commodity markets, including certain energy and agricultural contracts not available through other JWH investment programs.


-------------------

(*)The performance data for this program is only through May 7, 1998. The program continues to operate, but only as a portion of the Fund and its offshore counterpart, ML JWH Strategic Allocation Fund Ltd. For performance information subsequent to May 7, 1998, please see the Exclusive Fund Accounts.

                                               ASSETS MANAGED
DOLLAR PROGRAM(*)                              JANUARY 1, 1999
--------------                                 ---------------
PROGRAM COMPOSITION:                             $38,172,172
     FOREIGN EXCHANGE

WORST MONTHLY DECLINE ON
  AN INDIVIDUAL ACCOUNT BASIS:                  (8.4)% (5/97)
WORST PEAK-TO-VALLEY DECLINE
  ON AN INDIVIDUAL ACCOUNT BASIS:            (11.6)% (5/97-9/97)
1998 COMPOUND RATE OF RETURN:                   (5.0)% (5mos)
1997 COMPOUND ANNUAL RATE OF RETURN:                 6.8%
1996 COMPOUND ANNUAL RATE OF RETURN:            10.6% (6 MOS.)
AVERAGE COMPOUNDED ANNUALIZED RATE
  OF RETURN SINCE INCEPTION IN JULY 1996:      6.2% (7/96-5/98)


     The Dollar Program seeks to identify and capitalize on intermediate and long-term price movements in the foreign exchange sector, trading major currencies against the U.S. dollar (outright trading). The program may employ a neutral stance during periods of nontrending markets.


     The program trades the Japanese yen, the Euro, Swiss franc and British pound. Because this program invests in a limited number of contracts, it may experience greater volatility than other JWH foreign exchange programs.


THE WORLD FINANCIAL                            ASSETS MANAGED
PERSPECTIVE                                    JANUARY 1, 1999
-------------------                            ---------------
PROGRAM COMPOSITION:                            $30,125,140
 GLOBAL INTEREST RATES
 GLOBAL STOCK INDICES
 FOREIGN EXCHANGE
 ENERGY
 PRECIOUS METALS

WORST MONTHLY DECLINE ON
  AN INDIVIDUAL ACCOUNT BASIS:                (11.7)% (2/94)
WORST PEAK-TO-VALLEY DECLINE
  ON AN INDIVIDUAL ACCOUNT BASIS:           (25.9)% (7/94-1/95)
1998 COMPOUND ANNUAL RATE OF RETURN:                7.2%
1997 COMPOUND ANNUAL RATE OF RETURN:               10.4%
1996 COMPOUND ANNUAL RATE OF RETURN:               40.9%
1995 COMPOUND ANNUAL RATE OF RETURN:               32.2%
1994 COMPOUND ANNUAL RATE OF RETURN:              (15.2)%
AVERAGE COMPOUNDED ANNUALIZED RATE
  OF RETURN SINCE JANUARY 1994:                    13.3%
AVERAGE COMPOUNDED ANNUALIZED RATE
  OF RETURN SINCE INCEPTION IN APRIL 1987:         14.9%


     The World Financial Perspective seeks to capitalize on long-term price movements in financial, metals and energy markets and holds positions from multiple currency perspectives, including the British pound, the Euro, Japanese yen, Swiss franc and U.S. dollar. The program always maintains a position -- long or short -- in every market traded. Historically, the program has had a low statistical correlation to the S&P 500.


-------------------

(*)The performance data for this program is only through May 7, 1998. The program continues to operate, but only as a portion of the Fund and its offshore counterpart, ML JWH Strategic Allocation Fund Ltd. For performance information subsequent to May 7, 1998, please see the Exclusive Fund Accounts.

INTERNATIONAL CURRENCY                         ASSETS MANAGED
AND BOND PORTFOLIO                             JANUARY 1, 1999
----------------------                         ---------------
PROGRAM COMPOSITION:                             $27,512,908
     FOREIGN EXCHANGE
     GLOBAL INTEREST RATES

WORST MONTHLY DECLINE ON
  AN INDIVIDUAL ACCOUNT BASIS:                  (7.8)% (7/94)
WORST PEAK-TO-VALLEY DECLINE
  ON AN INDIVIDUAL ACCOUNT BASIS:            (23.6)% (7/94-1/95)
1998 COMPOUND ANNUAL RATE OF RETURN:                16.1%
1997 COMPOUND ANNUAL RATE OF RETURN:                17.0%
1996 COMPOUND ANNUAL RATE OF RETURN:                19.9%
1995 COMPOUND ANNUAL RATE OF RETURN:                36.5%
1994 COMPOUND ANNUAL RATE OF RETURN:                (2.3)%
AVERAGE COMPOUNDED ANNUALIZED RATE OF
  RETURN SINCE JANUARY 1994:                        16.8%
AVERAGE COMPOUNDED ANNUALIZED RATE OF
  RETURN SINCE INCEPTION IN JANUARY 1993:           16.5%


     The International Currency and Bond Portfolio seeks to identify and capitalize on intermediate and long-term price movements in the world's bond and foreign exchange markets. If a trend is identified, the program will take a position; in nontrending market environments, the program may liquidate positions and remain neutral. Historically, the International Currency and Bond Portfolio has had a low statistical correlation with the S&P 500.


     Using a more conservative approach to position size in relation to account equity than in other JWH programs, the International Currency and Bond Portfolio targets currencies and the long-term portion of interest rates of major industrialized nations. Foreign exchange positions are held both as outrights -- positions taken in foreign currencies versus the U.S. dollar -- and cross rates -- foreign currencies traded against each other. The International Currency and Bond Portfolio began trading client capital in January 1993.



                                               ASSETS MANAGED
WORLDWIDE BOND PROGRAM(*)                      JANUARY 1, 1999
----------------------                         ---------------
PROGRAM COMPOSITION:                             $24,716,548
 INTEREST RATES

WORST MONTHLY DECLINE ON
  AN INDIVIDUAL ACCOUNT BASIS:                  (3.8)% (4/97)
WORST PEAK-TO-VALLEY DECLINE
  ON AN INDIVIDUAL ACCOUNT BASIS:            (6.2)% (12/96-5/97)
1998 COMPOUND RATE OF RETURN:                  (0.4)% (5 MOS.)
1997 COMPOUND ANNUAL RATE OF RETURN:                9.5%
1996 COMPOUND ANNUAL RATE OF RETURN:            17.8% (6 MOS.)
AVERAGE COMPOUNDED ANNUALIZED RATE
  OF RETURN SINCE INCEPTION IN JULY 1996:     14.0% (7/96-5/98)


     The Worldwide Bond Program seeks to capitalize on intermediate and long-term trends by investing through financial futures in the long-term portion of global interest rate markets. The program may take a neutral stance during periods of nontrending markets. Historically, the program has had a low statistical correlation with the S&P 500.


     Although the Worldwide Bond Program concentrates in one sector, diversification is achieved by trading futures contracts on the interest rate instruments of numerous countries, including the U.S. 30-year bond, U.S. 10-year note, British long gilt, the French, German and Italian bonds and Australian 10-year bond. The program also takes smaller position sizes compared to other JWH programs that participate in multiple market sectors.

-------------------

(*)The performance data for this program is only through May 7, 1998. The program continues to operate, but only as a portion of the Fund and its offshore counterpart, ML JWH Strategic Allocation Fund Ltd. For performance information subsequent to May 7, 1998, please see the Exclusive Fund Accounts.

EXCLUSIVE FUND ACCOUNTS


     Pursuant to a special JWH multi-trading strategy that is currently the subject of an exclusivity arrangement with one client operating two funds (the "Exclusive Fund Accounts"), JWH can make various discretionary trading adjustments for the accounts of those funds, including ongoing allocations and reallocations of fund assets among the investment programs and periodic position size in relation to account equity adjustments. As a result of a change made to these accounts on May 8, 1998, these programs have traded differently from the other accounts in the respective JWH investment program. For details concerning the Exclusive Fund Account capsule performance records for these programs see page 57. Because of the exclusivity agreement related to this trading strategy, these modified programs are not currently available for investment by other clients.

JWH PROGRAM SELECTION

     JWH's 11 active programs are all available to the JWH Strategic Allocation Program. As of January 1, 1999, eight programs -- listed above at page 4 -- were being used for the Fund.

     The Strategic Allocation Program is not a systematic or even a formalized strategy for selecting combinations of JWH programs. On the contrary, program selections and the size of the allocations among them are made entirely by the subjective, collective judgment of certain JWH principals. From time to time, these principals consider a wide range of different factors in deciding which programs to use for the Fund. There is no way to predict which programs will be used or what allocation of the Fund's assets will be made among the various programs chosen at any given time or over time. It is also not possible to predict which factors the JWH principals may consider in selecting any individual program or program combination.

     There is no maximum allocation that may be made to any particular trading program, but JWH does not expect any allocation to exceed 25% of the Fund's total trading level (which may range from 50% to 150% of the Fund's Net Assets).

LEVERAGE CONSIDERATIONS

     The larger the Fund's market commitment (generally equivalent to the face amount of the positions held) in relation to its assets, the higher the position size in relation to account equity at which the Fund is said to be trading. In general, the larger the Fund's market commitment, the greater the profit potential as well as risk of loss. JWH adjusts the Fund's market commitment to levels which JWH believes are consistent with the Fund's desired internal risk/reward profile. For example, in volatile markets, JWH might decide -- in order to reduce market exposure and, accordingly, the risk of loss, but with a corresponding decrease in profit potential -- that the positions ordinarily appropriate for a $50 million Fund allocation are all a $75 million allocation should acquire. On the other hand, market factors might cause JWH to decide -- in order to increase market exposure and, accordingly, profit potential as well as risk of loss -- that the positions ordinarily indicated for a $100 million allocation are appropriate for a Fund allocation of only $50 million.

     At certain times -- such as after substantial gains in several of the programs -- JWH may conclude that the Fund's portfolio offers more risk than reward. If so, JWH may reduce the Fund's market commitment, both taking profits and controlling risk. Conversely, JWH may commit more than the total assets of the Fund to the markets if the profit potential seems to justify the added risk.

JOHN W. HENRY & COMPANY, INC.

BACKGROUND

     John W. Henry & Company began managing assets in 1981 as a sole proprietorship and was later incorporated in the State of California as John W. Henry & Co., Inc. to conduct business as a commodity trading advisor. JWH reincorporated in Florida in 1997. JWH's offices are at 301 Yamato Road, Suite 2200, Boca Raton, Florida 33431-4931, (561) 241-0018 and One Glendinning Place, Westport, Connecticut 06880, (203) 221-0431. JWH's registration as a Commodity Trading Advisor ("CTA"; a person which directs the trading of futures accounts for clients, including commodity pools) became effective in November 1980. JWH is a member of the National Futures Association ("NFA") in this capacity.

     For a description of the principals of JWH, see "JWH Principals" beginning at page 48.

TRADING STRATEGY

     THE FOLLOWING DESCRIPTION OF JWH'S TRADING STRATEGY RELATES TO JWH GENERALLY AND NOT TO THE FUND ITSELF.

GENERAL

     JWH specializes in managing institutional and individual capital in the global futures, interest rate and foreign exchange markets. Since 1981, JWH has developed and implemented proprietary trend-following trading techniques that focus on long-term rather than short-term, day-to-day trends. As of the date of this Prospectus, JWH operates eleven trading programs.



IMPLEMENTING THE PROGRAM

     The first step in the JWH investment process is the identification of sustained price movements -- or trends -- in a given market. While there are many ways to identify trends, JWH uses mathematical models that attempt to distinguish real trends from interim volatility. It also presumes that trends often exceed in duration the expectation of the general marketplace.

     JWH's historical performance demonstrates that, because trends often last longer than most market participants expect, significant returns can be generated from positions held over a long period of time. The first step in the JWH investment process is the identification of a price trend. JWH focuses on attempting to implement a trading methodology which identifies a majority of the significant, as opposed to the more numerous small, price trends in a given market.

     JWH attempts to pare losing positions relatively quickly while allowing profitable positions to mature. Most losing positions are closed within a few days or weeks, while others -- those where a profitable trend continues -- are retained. Positions held for two to four months are not unusual, and positions have been held for more than one year. Historically, only 30% to 40% of all trades made pursuant to the investment methods have been profitable. Large profits on a few trades in positions that typically exist for several months have produced favorable results overall. Generally, most losing positions are liquidated within weeks.

     The greatest cumulative percentage decline in daily net asset value which JWH has experienced in any single program was nearly 60% on a composite basis since its inception. Prospective investors in the Fund should understand that similar or greater drawdowns are possible in the future.

     To reduce exposure to volatility in any particular market, most JWH programs participate in several markets at one time. In total, JWH participates in up to 60 markets, encompassing interest rates, foreign exchange, and commodities such as agricultural products, energy and precious metals. Most investment programs maintain a consistent portfolio composition to allow opportunities in as many major market trends as possible.

     Throughout the investment process, risk controls designed to reduce the possibility of an extraordinary loss in any one market are maintained. Proprietary research is conducted on an ongoing basis to refine the JWH investment strategies and attempt to reduce volatility while maintaining the potential for excellent performance.

     JWH at its sole discretion may override computer-generated signals, and may at times use discretion in the application of its quantitative models which may affect performance positively or negatively. This could occur, for example, when JWH determines that markets are illiquid or erratic, such as may occur cyclically during holiday seasons or on the basis of irregularly occurring market events. Subjective aspects of JWH's quantitative models also include the determination of the size of the position in relation to account equity, when an account should commence trading, markets traded, contracts and contract month selection, and effective trade execution.

PROGRAM MODIFICATIONS

     Proprietary research is conducted on an ongoing basis to refine the JWH investment strategies and attempt to reduce volatility. While the basic philosophy underlying the firm's investment methodology has remained intact throughout its history, the potential benefits of employing more than one investment methodology, or in varying combinations, is a subject of continual testing, review and evaluation. Extensive research may suggest substitution of alternative investment methodologies with respect to particular contracts in light of relative differences in historical performance achieved through testing different methodologies. In addition, risk management research and analysis may suggest modifications regarding the relative weighting among various contracts, the addition or deletion of particular contracts for a program or a change in the degree of position size in relation to account equity employed. However, most investment programs maintain a consistent portfolio composition to allow opportunities in as many major market trends as possible.


     All cash in a JWH investment program is available to be used to trade in a JWH program. The amounts committed to margin will vary from time to time. As capital in each JWH trading program increases, additional emphasis and weighting may be placed on certain markets which have historically demonstrated the greatest liquidity and profitability. Furthermore, the weighting of capital committed to various markets in the trading programs is dynamic, and JWH may vary the weighting at its discretion as market conditions, liquidity, position limit considerations and other factors warrant. MLIP will generally not be informed of any such changes.

ADJUSTING THE SIZE OF THE TRADING POSITIONS TAKEN

     Adjustments to the size of trading positions taken in relation to account equity have been and continue to be an integral part of JWH's investment strategy. At its discretion, JWH may adjust position size in relation to account equity in certain markets or entire programs. Position size in relation to account equity adjustments may be made at certain times for some accounts but not for others. Factors which may affect the decision to adjust position size in relation to account equity include: ongoing research; program volatility; current market volatility; risk exposure; and subjective judgment and evaluation of these and other general market conditions. Such decisions to change position size in relation to account equity may positively or negatively affect performance, and will alter risk exposure for an account. Position size in relation to account equity adjustments may lead to greater profits or losses, more frequent and larger margin calls and greater brokerage expense. No assurance is given that such position size in relation to account equity adjustments will be to the financial advantage of investors in the Fund. JWH reserves the right, at its sole discretion, to adjust its position size in relation to account equity policy without notification to MLIP.

ADDITION, REDEMPTION AND REALLOCATION OF CAPITAL FOR COMMODITY POOL OR FUND ACCOUNTS

     Investors purchase or redeem Units at Net Asset Value on the close of business on the last business day of the month. In order to provide market exposure commensurate with the Fund's equity on the date of these transactions, JWH's general practice is to adjust positions as near as possible to the close of business on the last trading date of the month. The intention is to provide for additions and redemptions at an NAV that will be the same for each of these transactions, and to eliminate possible variations in Net Asset Values that could occur as a result of inter-day price changes if, for example, additions were calculated on the first day of the subsequent month. Therefore, JWH may, at its sole discretion, adjust its investment of the assets associated with the addition or redemption as near as possible to the close of business on the last business day of the month to reflect the amount then available for trading. Based on JWH's determination of liquidity or other market conditions, JWH may decide to commence trading earlier in the day on, or before, the last business day of the month, or at its sole discretion, delay adjustments to trading for an account to a date or time after the close of business on the last day of the month. No assurance is given that JWH will be able to achieve the objectives described above in connection with Fund equity level changes. The use of discretion by JWH in the application of this procedure may affect performance positively or negatively.

PHYSICAL AND CASH COMMODITIES

     JWH may from time to time trade in physical or cash commodities for immediate or deferred delivery, including specifically gold bullion, as well as futures and forward contracts when JWH believes that cash markets offer comparable or superior market liquidity or the ability to execute transactions at a single price. The CFTC does not regulate cash transactions, which are subject to the risk of counterparty failure, inability or refusal to perform with respect to such contracts.

THE JOINT VENTURE AGREEMENT

     The advisory arrangement between the Fund and JWH is a joint venture, a general partnership structure. The Joint Venture Agreement establishing the joint venture terminates December 31, 1999, subject to automatic one-year renewals, on the same terms, unless either the Fund or JWH elects not to renew.

     The Fund has agreed to indemnify JWH and related persons for any claims or proceedings involving the business or activities of the Fund, provided that the conduct of such persons does not constitute gross negligence, misconduct or breach of the Joint Venture Agreement or of any fiduciary obligation to the Fund and was done in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the Fund.

     JWH and related persons will not be liable to the joint venture, the Fund or any of the partners in connection with JWH's management of the Fund's assets except (i) by reason of acts or omissions in breach of the Joint Venture Agreement, (ii) due to their misconduct or negligence, or (iii) by reason of not having acted in good faith and in the reasonable belief that such actions or omissions were in, or not opposed to, the best interests of the Fund. Mr. John
W. Henry will not be liable except for his fraud and wilful misconduct.

     JWH has invested $100,000 in the joint venture.

JWH PRINCIPALS

     The following are the principals of JWH:

     The sole shareholder of JWH is the John W. Henry Trust dated July 27, 1990. Mr. John W. Henry is chairman of the JWH Board of Directors and is trustee and sole beneficiary of the John W. Henry Trust. Mr. Henry is also a member of the JWH Investment Policy Committee. He currently concentrates his activities at JWH on portfolio management, business issues and frequent dialogue with trading supervisors. Mr. Henry is the exclusive owner of certain trading systems licensed to Elysian Licensing Corporation, a corporation wholly-owned by Mr. Henry and sublicensed by Elysian Licensing Corporation to JWH and utilized by JWH in managing investor accounts.


     Mr. Henry currently serves on the Board of Directors of the Futures Industry Association. He also has served on the Board of Directors of the National Association of Futures Trading Advisors ("NAFTA") and the Managed Futures Trade Association, and has served on the Nominating Committee of the
NFA.   He has also served on a panel created by the Chicago Mercantile Exchange and the Chicago Board of Trade to study cooperative efforts related to electronic trading, common clearing and issues regarding a potential merger. In 1989, Mr. Henry established residency in Florida, and since that time has performed services from that location as well as from the offices of JWH in Westport, Connecticut. Mr. Henry is a principal of Westport Capital Management Corporation, Global Capital Management Limited, JWH Investment Management, Inc., JWH Asset Management, Inc. and JWH Financial Products, Inc., all of which are
affiliates of JWH.   Since the beginning of 1987, Mr. Henry has
devoted, and will continue to devote, considerable time to activities in businesses other than JWH and its affiliates.


     Mr. Mark H. Mitchell is vice chairman, counsel to the firm and a member of the JWH Board of Directors. His duties include the coordination and allocation of responsibilities among JWH and its affiliates. He is also vice chairman and a director of JWH Asset Management, Inc. and JWH Financial Products, Inc. Prior to joining JWH in January 1994, Mr. Mitchell was a partner at Chapman and Cutler, in Chicago, where he headed the law firm's futures law practice from August 1983 to December 1993. He also served as General Counsel of the Managed Funds Association ("MFA") and General Counsel of NAFTA. Mr. Mitchell is currently a member of the Commodity Pool Operator/Commodity Trading Advisor Advisory Committee. In addition, he has served as a member of the NFA Special Committee for the Review of Multi-tiered Regulatory Approach to NFA Rules, the Government Relations Committee of the MFA and the Executive Committee of the Law and Compliance Division of the FIA. In 1985, he received the Richard P. Donchian Award for Outstanding Contributions to the Field of Commodity Money Management. He received an A.B. with honors from Dartmouth College and a J.D. from the University of California at Los Angeles, where he was named to the Order of the Coif, the national legal honorary society.


     Mr. Verne O. Sedlacek is the president and chief operating officer and a member of the JWH Investment Policy Committee. Mr. Sedlacek is responsible for the day-to-day management of the firm. Mr. Sedlacek is also the President and director of Westport Capital Management Corporation and Global Capital Management Limited Fund and president of JHW Financial Products, Inc. Prior to joining JWH in July 1998, Mr. Sedlacek was the executive vice president and chief financial officer of Harvard Management Company, Inc., a wholly-owned subsidiary of Harvard University, which at the time of his departure managed approximately $14 billion of University-related funds. He joined Harvard Management Company in March 1983 and was responsible for managing the areas of personnel, budgets, systems, performance analysis, contracts, credit, compliance, custody, operations, cash management, securities lending and market risk evaluation. Mr. Sedlacek currently serves on the Board of Directors of the FIA and the Chicago Mercantile Exchange, and is a member of the Global Markets Advisory Committee of the CFTC. Mr. Sedlacek received his A.B. in Economics from Princeton University, M.B.A. in Accounting from New York University and received his C.P.A. from the State of New York in 1978.


     Mr. E. Lyndon Tefft is a senior vice president and the chief financial officer. He is also the treasurer of Westport Capital Management Corporation and JWH Asset Management Inc. and vice president of JWH Financial Products, Inc. Prior to joining JWH in October 1998, Mr. Tefft was the Director of MIS and a vice president at Harvard Management Company, Inc. where he was responsible for directing the design, development, and operation of global equity, bond, and derivative trading, accounting and settlement systems beginning in May 1994.
Mr. Tefft was the director of the Office of Financial Systems (controller) at Harvard University from July 1983 to April 1994. He was responsible for the University's centralized controllership, financial reporting, debt management, and financial operations. Mr. Tefft received a B.S. in Industrial Management from Purdue University, and an M.B.A. from Wharton School of Business at the University of Pennsylvania.


     Mr. Mark S. Rzepczynski, Ph.D., is a senior vice president, research and trading and a member of the JWH Investment Policy Committee. Mr. Rzepczynski is also a vice president of JWH Financial Products, Inc. Prior to joining JWH in May 1998, Mr. Rzepczynski was vice president and director of taxable credit and quantitative research in the fixed-income division of Fidelity Management and Research from May 1995 to April 1998, where he oversaw credit and quantitative research recommendations for all fidelity taxable fixed-income funds. From April 1993 to April 1995, Mr. Rzepczynski was a portfolio manager and director of research for CSI Asset Management, Inc., a fixed-income money management subsidiary of Prudential Insurance. Mr. Rzepczynski has a B.A. CUM LAUDE in Economics from Loyola University of Chicago, and an A.M. and Ph.D. in Economics from Brown University.

     Ms. Elizabeth A. M. Kenton is a senior vice president, compliance. Since joining JWH in March 1989, Ms. Kenton has held positions of increasing responsibility in research and development, administration and regulatory compliance. Ms. Kenton is also senior vice president of JWH Investment Management, Inc., a director of Westport Capital Management Corporation, the vice president of JWH Asset Management, Inc. and JWH Financial Products, Inc., and a director of Global Capital Management Limited. She received a B.S. in Finance from Ithaca College.


     Mr. David M. Kozak is a senior vice president, general counsel, and secretary to JWH. He is also secretary of JWH Investment Management, Inc., JWH Asset Management, Inc., and JWH Financial Products, Inc. and a director and secretary of Westport Capital Management Corporation. Prior to joining JWH in September 1995, Mr. Kozak had been a partner at the law firm of Chapman and Cutler from 1989 and was an associate from September 1983. In his practice there, he concentrated in commodity futures law, with an emphasis in the area of commodity money management. Mr. Kozak is currently the secretary and a director of the MFA, and is a member of that organization's Executive and Government Relations Committees. He is also a member of the Special Committee on CPO/CTA Disclosure Issues and the Special Committee for the Review of Multi-Tiered Regulatory Approach to NFA Rules, both of the NFA. He is also chairman of the subcommittee on CTA and CPO issues of the Committee on Futures Regulation of the Association of the Bar of the City of New York. He received a B.A. from Lake Forest College, an M.A. from The University of Chicago, and a J.D. from Loyola University of Chicago.


     Mr. Kevin S. Koshi is senior vice president, proprietary trading and a member of the JWH Investment Policy Committee. He is responsible for the implementation and oversight of the firm's proprietary strategies and investments. Mr. Koshi joined JWH in August 1988 as a professional in the Finance Department, and since 1990 has held positions of increasing responsibility in the Trading Department. He received a B.S. in Finance from California State University at Long Beach.


     Mr. Matthew J. Driscoll is vice president, chief trader, and a member of the JWH Investment Policy Committee. He is responsible for the supervision and administration of all aspects of order execution strategies and implementation of trading policies and procedures. Mr. Driscoll joined JWH in March 1991 as a member of its trading department. Since joining the firm he has held positions of increasing responsibility as they relate to the development and implementation of JWH's trading strategies and procedures. He has played a major role in the development of JWH's 24-hour trading operation. Mr. Driscoll attended Pace University.




     Mr. Edwin B. Twist is a director of JWH and has held that position since August 1993. Mr. Twist is also a director of JWH Investment Management, Inc., JWH Asset Management, Inc. and JWH Financial Products, Inc. Mr. Twist joined JWH as internal projects manager in September 1991. Mr. Twist's responsibilities include assisting with the day-to-day administration and internal projects of JWH's Florida office.





     Mr. Julius A. Staniewicz is a vice president, senior strategist, and a member of the JWH Investment Policy Committee. He is also president of JWH Asset Management, Inc. and JWH Financial Products, Inc. and a vice president of Westport Capital Management Corporation. Mr. Staniewicz received a B.A. in Economics from Cornell University.






     The additional principals of JWH have the following titles: Christopher E. Deakins, vice president, investor services; Nancy O. Fox, vice president, investment support; Kevin J. Treacy, vice president, corporate finance; Florence
Y. Sofer, vice president, marketing; Paul D. Braica, vice president, analytics; Andrew D. Willard, vice president, information technology; William G. Kelley, vice president, investor services, International; and Robert B. Lendrim, vice president, investor services.

THE INVESTMENT POLICY COMMITTEE

     The Investment Policy Committee ("IPC") is a senior-level advisory group, broadly responsible for evaluating and overseeing the firm's trading policies. The IPC provides a forum for collective development and implementation of investment policies. The IPC meets periodically to discuss issues relating to implementation of the firm's investment process and its application to markets, including research on new investments and strategies in relation to the trading models JWH employs. Typical issues analyzed by the IPC include liquidity, position size, capacity, performance cycles, and new product and market strategies. The IPC also examines regularly the impact of changing market conditions on the firm's strategic allocation program, a multi-program trading strategy which is currently part of an exclusivity arrangement with one fund manager. Composition of the IPC, and participation in its discussions and decisions by non-members, may vary over time. All recommendations of the IPC are subject to final approval by the chairman. The IPC does not make day-to-day trading decisions.

JWH PERFORMANCE

GENERAL

     The following is the composite performance of all accounts managed by JWH and JWH Investments, Inc., an affiliate of JWH which has ceased operations All performance information is current as of December 31, 1998. Not all of these programs are presently used by the Fund, but any of them might be in the future.


     FROM THE INCEPTION OF TRADING OF THE JWH PROGRAMS (IN ACCORDANCE WITH APPLICABLE CFTC POLICY, THE PERFORMANCE OF THE PROGRAMS PRIOR TO JANUARY 1994 IS NOT PRESENTED IN THIS PROSPECTUS BUT INSTEAD IS PRESENTED IN THE STATEMENT OF ADDITIONAL INFORMATION), THE GREATEST CUMULATIVE PERCENTAGE DECLINE IN DAILY NET ASSET VALUE EXPERIENCED IN ANY SINGLE PROGRAM WAS NEARLY 60% ON A COMPOSITE BASIS, AND CERTAIN INDIVIDUAL ACCOUNTS INCLUDED IN SUCH PROGRAM EXPERIENCED EVEN GREATER DECLINES. CERTAIN JWH ACCOUNTS HAVE LOST 10% OR MORE IN A SINGLE TRADING DAY. PROSPECTIVE INVESTORS SHOULD UNDERSTAND THAT SIMILAR OR GREATER DRAWDOWNS ARE POSSIBLE IN THE FUTURE. THERE CAN BE NO ASSURANCE THAT JWH WILL TRADE PROFITABLY FOR THE FUND OR AVOID SUDDEN AND SEVERE LOSSES.


     An investor should note that the composite capsule performance presentations include individual accounts which, even though traded according to the same investment program, have materially different rates of return. The reasons for this are numerous material differences among accounts: (a) procedures governing timing for the commencement of trading and means of moving toward full portfolio commitment of new accounts; (b) the period during which accounts are active; (c) client trading restrictions, including futures versus forward contracts and contract months; (d) trading size to equity ratio resulting from procedures for the commencement of trading and the appropriate means of moving toward full portfolio commitment of new accounts and new capital; (e) the size of the account, which can influence the size of positions taken and restrict the account from participating in all markets available to a particular program; (f) the amount of interest income earned by an account, which will depend on the rates paid by futures commission merchants on equity deposits and/or on the portion of an account invested in interest-bearing obligations such as Treasury bills; (g) the amount of management and incentive fees paid to JWH and the amount of brokerage commissions paid, which will vary and will depend on the fees negotiated by the client with the broker; (h) the timing of orders to open or close positions; (i) the market conditions, which in part determine the quality of trade executions; (j) variations in fill prices; and (k) timing of additions and withdrawals. Notwithstanding these material differences among accounts, the composite remains a valid representation of the accounts included therein.


     Composite performance presentation is only allowed for accounts which are not materially different. To decide if there are material differences among accounts traded pursuant to the same trading program, the gross trading performance of each JWH investment program and each individual JWH account within the relevant program is reviewed and the following parameters established by interpretations of the Division of Trading and Markets of the CFTC applied
(i) if the arithmetic average of two percentages is greater than 10 percentage points and the difference between the two is less than 10% of their average;
(ii) if the arithmetic average of the two percentages is greater than 5 percentage points but less than 10 percentage points and the difference between the two is 1.5 percentage points or less; and (iii) if the arithmetic average of the two percentages is less than 5 percentage points and the difference between the two is 1.0 percentage point or less. If one of the parameters (i) - (iii) is satisfied in the review, then the results within the designated range are deemed "materially the same" or "not materially different." The parameters (i) - (iii) determine if differences between accounts are material. The gross trading performance of each JWH investment program and each individual JWH account within the relevant program not satisfying the above parameters (i) - (iii) is then reviewed to determine whether any material differences that are detected could produce misleading composite performance results. With the exception of accounts that were established at levels below JWH's current minimum account size, JWH's policy is to provide separate performance capsules when an account is consistently performing differently on a gross trading basis than the other JWH accounts traded pursuant to the same trading program and the continued inclusion of that account in the composite would create a distortion in the composite rate of return.


     The composite rates of return indicated should not be taken as representative of any rate of return actually achieved by any single account represented in the records. Investors are further cautioned that the data set forth in the performance capsule records are not indicative of any results which may be attained by JWH in the future since past performance is not necessarily indicative of future results. During the periods covered by the capsule performance records, and particularly since 1989, JWH has increased and decreased position size in relation to account equity in certain markets and entire programs, and also altered the composition of the markets and contracts for certain programs. In general since 1992, JWH began implementing certain position size adjustments that were of a more permanent nature. While historical returns represent actual performance achieved, investors should be aware that the position size relative to account equity currently utilized may be significantly different from that used during previous time periods. Investors should be aware of the following position size adjustments relative to account equity:


Original Investment Program --
  reduced 25% commencing in October 1995
Financial and Metals Portfolio --
  reduced 50% commencing in August 1992
Global Financial Portfolio --
  reduced 50% commencing in April 1995
G-7 Currency Portfolio --
  increased 50% commending in May 1998
International Currency and Bond Portfolio -- increased 30% commencing in May 1998.


     While historical returns represent actual performance achieved, investors should be aware that position size relative to account equity currently utilized may be significantly different from that used during previous time periods. In addition, the subjective aspects listed in the "Trading Strategy" section on page 46 have been utilized more often in recent years and therefore may have had a more pronounced effect on performance results during recent periods. Additionally, the choice of an investment program (although all accounts may be traded in accordance with the same approach, such approach may be modified periodically as a result of ongoing research and development by JWH), has an effect on performance results. In reviewing the JWH capsule performance records, prospective investors should bear in mind the possible effects of these variations on rates of return and in the application of JWH's investment methods.


     Prior to December 1991 for JWH, and July 1992 for JWHII, capsule performance records are presented on a cash basis except as otherwise stated in the notes to the records. The recording of items on a cash basis should not, for most months, be materially different from presenting such rates of return on an accrual basis. Any differences in the monthly rates of return between the two methods are immaterial to the overall performance presented. With the change to the accrual basis of accounting for incentive fees in December 1991 for JWH, and July 1992 for JWHII, the net effect on monthly net performance and the rate of return in the capsule performance records of continuing to record interest income, management fees, commissions and other expenses on a cash basis is materially equivalent to the full accrual basis. JWH began reflecting all items of net performance on an accrual basis for the G-7 Currency Portfolio in July 1992, and at the inception of client trading for the International Currency and Bond Portfolio, Worldwide Bond Program, Dollar Program, and JWH GlobalAnalytics-TM- Family of Programs. In August 1998, JWH made an adjustment to the accounting method employed for every investment program not already utilizing the full accrual basis of accounting. This adjustment moved all JWH investment programs to the full accrual basis beginning on September 1, 1998.

     Advisory fees vary from account to account managed pursuant to all programs. In addition, the calculation of management and incentive fees is subject to variation due to agreed-upon definitions contained in each account's advisory agreement. Management fees vary from 0% to 6% of assets under management; incentive fees vary from 0% to 25% of profits. Such variations in advisory fees may have a material impact on the performance of an account from time to time.

NOTES TO JWH PROGRAMS' CAPSULE
PERFORMANCE SUMMARIES AND THE MONTHLY RATES OF RETURN TABLE

     Number of open accounts is the number of accounts directed by JWH pursuant to the investment program shown as of December 31, 1998.


     The number of open accounts in the capsules on pages 55 and 56 for the Financial and Metals Portfolio, the Original Investment Program, the Global Diversified Portfolio, the Global Financial Portfolio, the G-7 Currency Portfolio, the JWH Global-Analytics-TM- Family of Programs, the Dollar Program and the Worldwide Bond Program includes the Exclusive Fund Accounts traded pursuant to the same trading methodology but pursuant to different position sizes in relation to account equity.


     Assets under management in a program is the aggregate amount of total equity, excluding "notional" equity under management of JWH in the investment program shown as of December 31, 1998.


     The assets under management in the capsules on pages 39 through 44 for the Financial and Metals Portfolio, the Original Investment Program, the Global Diversified Portfolio, the Global Financial Portfolio, the G-7 Currency Portfolio, the JWH Global-Analytics-TM- Family of Programs, the Dollar Program and the Worldwide Bond Program includes the Exclusive Fund Accounts traded pursuant to the same trading methodology but pursuant to different position sizes in relation to account equity.

     Worst monthly decline on an individual account basis within the past five years is the largest monthly loss experienced by any single account in the relevant investment program in any calendar month covered by the capsule. "Loss" for these purposes is calculated on the basis of the loss experienced by the individual account, expressed as a percentage of total equity (including "notional" equity) in the account. Worst monthly decline information includes the month and year of such decline.

     Worst peak-to-valley decline on an individual account basis is the largest percentage decline by any single account in the relevant investment program (after eliminating the effect of additions and withdrawals) during the period covered by the capsule from any month-end net asset value, without such month end net asset value being equaled or exceeded as of a subsequent month-end by the individual account, expressed as a percentage of the total equity (including "notional" equity) in the account. The worst peak-to-valley decline since inception is the worst peak-to-valley decline by the program as a composite.

     Compound Annual Rate of Return is calculated by compounding the monthly rates of return over the number of periods in a given year. For example, each month's monthly rate of return in hundredths is added to one (1) and the result is multiplied by the previous month's compounded monthly rate of return similarly expressed. One (1) is then subtracted from the product. For periods less than one year, the results are year to date. Average Compounded Annualized Rate of Return is similarly calculated, except that before subtracting one (1) from the product, the product is exponentially changed by the factor of one (1) divided by the number of years in the program's performance record, then one (1) is subtracted.

     Average Compounded Annual Rate of Return is calculated in a manner similar to Annual Rate of Return except that before subtracting one (1) from the product, the product is exponentially changed by the factor of one

(1) divided by the number of years in the performance records and then one (1) is subtracted.


     Monthly Rates of Return are calculated by dividing net performance by the sum of beginning equity, plus additions minus withdrawals. For such purposes all additions and withdrawals are effectively treated as if they had been made on the first day of the month, even if, in fact, they occurred later. If additions and withdrawals are material to the program's performance, they are time-weighted. If time-weighting is materially misleading, then the only accounts traded method is utilized.

     Proprietary capital is included in the rates of return for the Financial and Metals Portfolio, the Original Investment Program, the Global Diversified Portfolio, the Global Financial Portfolio, the International Currency and Bond Portfolio and the G-7 Currency Portfolio, but does not have a material impact on the rates of return.

ADDITIONAL NOTE TO THE YEN FINANCIAL PORTFOLIO SUMMARY AND MONTHLY RATES OF RETURN TABLE






     The Yen Financial Portfolio was traded from the Japanese yen perspective. As the equity mix between U.S. dollars and Japanese yen varied, performance from each perspective also varied.


     The performance of the Yen Financial Portfolio is presented on an individual account basis due to material differences among accounts' historical performance. Account performance varied historically due to a number of factors unique to this portfolio, including whether the portfolio was denominated in dollars or yen, the extent of hedging currency conversions, the amounts and frequency of currency conversions and account size. Several of these factors that materially influenced performance depended on clients' specific choices that effectively resulted in customized client portfolios.

ADDITIONAL NOTE TO THE GLOBAL FINANCIAL
PORTFOLIO COMPOSITE PERFORMANCE SUMMARY
AND MONTHLY RATES OF RETURN TABLE

     Since the inception of the Global Financial Portfolio, the timing of individual account openings has had a material impact on compound rates of return. Based on the account startup methodology used by JWH, the performance of individual accounts comprising the Global Financial Portfolio composite performance summary has varied. In 1994, the two accounts that were open generated separate rates of return of negative 44% and negative 17%, respectively. For the period January 1995 through June 1995, the three open accounts achieved separate rates of return of 101%, 75% and 67%. By June 1995, these accounts maintained mature positions and were performing consistently with each other. Due to the six month period in 1995 of varied performance, the three accounts achieved annual rates of return for 1995 of 122%, 92% and 78%.

ADDITIONAL NOTE TO THE PERFORMANCE
SUMMARIES OF THE DISCONTINUED PROGRAMS

     Performance summaries are included for InterRate-TM-, the Delevered Yen Denominated Financial and Metals Profile, the KT Diversified Program and the Yen Financial Portfolio. All of these programs have been discontinued.

                                ______________________

                                                JOHN W. HENRY & COMPANY, INC. PROGRAMS
                                                 JANUARY 1, 1994 - DECEMBER 31, 1998
                             --------------------------------------------------------------------------------------
                                Financial and      Original          Global           Global
                                  Metals          Investment       Diversified       Financial      G-7 Currency
           NAME OF PROGRAM:      Portfolio         Program          Portfolio        Portfolio       Portfolio
                             --------------------------------------------------------------------------------------
INCEPTION OF CLIENT ACCOUNT
        TRADING IN PROGRAM:     October 1984     October 1982       June 1988        June 1994      February 1991
                             --------------------------------------------------------------------------------------
   NUMBER OF OPEN ACCOUNTS:          31               20               10                6                6
                             --------------------------------------------------------------------------------------
AGGREGATE ASSETS (EXCLUDING
      "NOTIONAL" EQUITY) IN
                   PROGRAM:      $1,182,000      $405,066,930     $202,223,023      $158,157,356     $95,646,185
                             --------------------------------------------------------------------------------------
AGGREGATE ASSETS (INCLUDING
      "NOTIONAL" EQUITY) IN
                   PROGRAM:      $1,182,000      $405,066,930     $202,223,023      $158,157,356     $95,646,185
                             --------------------------------------------------------------------------------------
AGGREGATE ASSETS (EXCLUDING
 "NOTIONAL" EQUITY) OVERALL     $2.3 billion     $2.3 billion     $2.3 billion      $2.3 billion     $2.3 billion
                             --------------------------------------------------------------------------------------
AGGREGATE ASSETS (INCLUDING
 NOTIONAL" EQUITY) OVERALL:     $2.3 billion     $2.3 billion     $2.3 billion      $2.3 billion     $2.3 billion
                             --------------------------------------------------------------------------------------
   WORST MONTHLY DECLINE ON
      AN INDIVIDUAL ACCOUNT        (10.1)%          (16.3)%          (11.2)%           (19.5)%          (12.3)%
                     BASIS:         (2/96)          (10/94)           (2/96)           (11/94)          (11/94)
                             --------------------------------------------------------------------------------------
       WORST PEAK-TO-VALLEY
   DECLINE ON AN INDIVIDUAL        (30.5)%          (31.0)%          (24.1)%           (48.9)%          (31.4)%
             ACCOUNT BASIS:      (6/94-1/95)      (7/94-10/94)    (6/95-10/95)       (7/94-1/95)      (10/92-1/95)
                             --------------------------------------------------------------------------------------
  1998 COMPOUND ANNUAL RATE
                  OF RETURN         7.2%            10.8%             23.6%             9.9%            (4.8)%
                             --------------------------------------------------------------------------------------
  1997 COMPOUND ANNUAL RATE
                 OF RETURN:        15.2%             5.7%              3.3%             4.9%             21.0%
                             --------------------------------------------------------------------------------------
  1996 COMPOUND ANNUAL RATE
                 OF RETURN:        29.7%            22.6%             26.9%            32.4%             14.5%
                             --------------------------------------------------------------------------------------
  1995 COMPOUND ANNUAL RATE
                 OF RETURN:        38.5%            53.2%             19.6%            86.2%             32.2%
                             --------------------------------------------------------------------------------------
  1994 COMPOUND ANNUAL RATE                                                            (37.7)%
                 OF RETURN:       (5.3)%           (5.7)%            10.1%           (7 months)         (4.9)%
                             --------------------------------------------------------------------------------------


                             --------------------------------------------------------
                               International       JWH Global-
                                  Foreign         Analytics-TM-     International
                                 Exchange           Family of     Currency and Bond
           NAME OF PROGRAM:       Program           Programs          Portfolio
                             --------------------------------------------------------
INCEPTION OF CLIENT ACCOUNT
        TRADING IN PROGRAM:      August 1986       June 1997         January 1993
                             --------------------------------------------------------
   NUMBER OF OPEN ACCOUNTS:           4                2                  1
                             --------------------------------------------------------
AGGREGATE ASSETS (EXCLUDING
      "NOTIONAL" EQUITY) IN
                   PROGRAM:      $91,588,667      $86,054,216        $27,512,908
                             --------------------------------------------------------
AGGREGATE ASSETS (INCLUDING
      "NOTIONAL" EQUITY) IN
                   PROGRAM:      $91,558,667     $86,054,216        $27,512,908
                             --------------------------------------------------------
AGGREGATE ASSETS (EXCLUDING
 "NOTIONAL" EQUITY) OVERALL      $2.3 billion    $2.3 billion       $2.3 billion
                             --------------------------------------------------------
AGGREGATE ASSETS (INCLUDING
 NOTIONAL" EQUITY) OVERALL:     $2.3 billion     $2.3 billion       $2.3 billion
                             --------------------------------------------------------
   WORST MONTHLY DECLINE ON
      AN INDIVIDUAL ACCOUNT        (8.3)%           (5.0)%             (7.8)%
                     BASIS:        (5/97)           (4/98)             (7/94)
                             --------------------------------------------------------
       WORST PEAK-TO-VALLEY
   DECLINE ON AN INDIVIDUAL        (35.9)%          (5.0)%             (23.6)%
             ACCOUNT BASIS:      (9/92-1/95)        (4/98)           (7/94-1/95)
                             --------------------------------------------------------
  1998 COMPOUND ANNUAL RATE                         (3.6)%
                  OF RETURN         14.0%          (5 mos.)             16.1%
                             --------------------------------------------------------
  1997 COMPOUND ANNUAL RATE                          17.6%
                 OF RETURN:         71.1%           (7 mos.)            17.0%*
                             --------------------------------------------------------
  1996 COMPOUND ANNUAL RATE
                 OF RETURN:          3.7%            N/A                19.9%*
                             --------------------------------------------------------
  1995 COMPOUND ANNUAL RATE
                 OF RETURN:         16.9%            N/A                36.5%*
                             --------------------------------------------------------
  1994 COMPOUND ANNUAL RATE
                 OF RETURN:        (6.3)%            N/A               (2.3)%
                             --------------------------------------------------------

     * FROM OCTOBER 1995 TO JULY 1997, THIS PROGRAM WAS COMPRISED OF ONE PROPRIETARY ACCOUNT.

     WORST MONTHLY DECLINE ON AN INDIVIDUAL ACCOUNT BASIS IS THE WORST MONTHLY RATE OF RETURN DURING ANY MONTH.

     WORST PEAK-TO-VALLEY DECLINE IS THE LARGEST PERCENTAGE LOSS WITHOUT SUCH LOSS BEING EARNED BACK. FOR EXAMPLE, IF THE MONTHLY RATE OF RETURN WAS
     (1)% IN EACH OF JULY AND AUGUST, 1% IN SEPTEMBER AND (2)% IN OCTOBER, THE "PEAK-TO-VALLEY DECLINE" WOULD STILL BE CONTINUING AT THE END OF OCTOBER IN THE AMOUNT OF APPROXIMATELY (3)%, WHEREAS IF THE MONTHLY RATE OF RETURN HAD BEEN APPROXIMATELY 3% IN SEPTEMBER, THE "PEAK-TO-VALLEY DECLINE" WOULD HAVE ENDED AS OF THE END OF AUGUST AT APPROXIMATELY THE (2)% LEVEL.


          PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                               JOHN W. HENRY & COMPANY, INC. PROGRAMS
                                            JANUARY 1, 1994 - DECEMBER 31, 1998 (CONT'D)

                             -----------------------------------------------------------------------
                                                                                   Delevered Yen
                                                                                    Denominated
                                    The World                       Worldwide        Financial
                                    Financial        Dollar           Bond           and Metals
           NAME OF PROGRAM:        Perspective       Program         Program          Profile
                             -----------------------------------------------------------------------
                                                                                    October 1995;
INCEPTION OF CLIENT ACCOUNT                                                        ceased trading
        TRADING IN PROGRAM:        April 1987       July 1996       July 1996           12/96
                             -----------------------------------------------------------------------
   NUMBER OF OPEN ACCOUNTS:             2               2               2                0
                             -----------------------------------------------------------------------
AGGREGATE ASSETS (EXCLUDING
      "NOTIONAL" EQUITY) IN
                   PROGRAM:       $30,125,140      $38,172,172     $24,716,548          $0
                             -----------------------------------------------------------------------
AGGREGATE ASSETS (INCLUDING
      "NOTIONAL" EQUITY) IN
                   PROGRAM:       $30,125,140      $38,172,172     $24,716,548          $0
                             -----------------------------------------------------------------------
AGGREGATE ASSETS (EXCLUDING
 "NOTIONAL" EQUITY) OVERALL:     $2.3 billion      $2.3 billion    $2.3 billion     $2.3 billion
                             -----------------------------------------------------------------------
AGGREGATE ASSETS (INCLUDING
 NOTIONAL" EQUITY) OVERALL:      $2.3 billion      $2.3 billion    $2.3 billion     $2.3 billion
                             -----------------------------------------------------------------------
   WORST MONTHLY DECLINE ON
      AN INDIVIDUAL ACCOUNT        (11.7)%           (8.4)%          (3.8)%           (3.2)%
                     BASIS:         (2/94)           (5/97)          (4/97)           (2/96)
                             -----------------------------------------------------------------------
       WORST PEAK-TO-VALLEY
   DECLINE ON AN INDIVIDUAL        (25.9)%           (11.6)%         (6.2)%           (5.1)%
             ACCOUNT BASIS:      (7/94-1/95)       (5/97-9/97)     (12/96-5/97)    (2/96-8/96)
                             -----------------------------------------------------------------------
  1998 COMPOUND ANNUAL RATE                          (5.0)%          (0.4)%
                  OF RETURN          7.2%           (5 mos.)        (5 mos.)           N/A
                             -----------------------------------------------------------------------
  1997 COMPOUND ANNUAL RATE
                 OF RETURN:         10.4%             6.8%            9.5%             N/A
                             -----------------------------------------------------------------------
  1996 COMPOUND ANNUAL RATE                          10.6%           17.8%
                 OF RETURN:         40.9%         (6 months)       (6 months)         9.4%
                             -----------------------------------------------------------------------
  1995 COMPOUND ANNUAL RATE                                                           0.2%
                 OF RETURN:         32.2%             N/A             N/A          (3 months)
                             -----------------------------------------------------------------------
  1994 COMPOUND ANNUAL RATE
                 OF RETURN:        (15.2)%            N/A             N/A              N/A
                             -----------------------------------------------------------------------


                             ----------------------------------------------------------
                                                                         JWH II
                                                         KT             Financial
                                                     Diversified        and Metals
           NAME OF PROGRAM:        InterRate-TM-       Program          Portfolio*
                             ----------------------------------------------------------
                                  December 1988;     January 1984;    September 1991;
INCEPTION OF CLIENT ACCOUNT       ceased trading    ceased trading    ceased trading
        TRADING IN PROGRAM:            7/96              2/94              7/95
                             ----------------------------------------------------------
   NUMBER OF OPEN ACCOUNTS:             0                 0                 0
                             ----------------------------------------------------------
AGGREGATE ASSETS (EXCLUDING
      "NOTIONAL" EQUITY) IN
                   PROGRAM:            $0                $0                $0
                             ----------------------------------------------------------
AGGREGATE ASSETS (INCLUDING
      "NOTIONAL" EQUITY) IN
                   PROGRAM:            $0                $0                $0
                             ----------------------------------------------------------
AGGREGATE ASSETS (EXCLUDING
 "NOTIONAL" EQUITY) OVERALL:      $2.3 billion      $2.3 billion           $0
                             ----------------------------------------------------------
AGGREGATE ASSETS (INCLUDING
 NOTIONAL" EQUITY) OVERALL:       $2.3 billion      $2.3 billion           $0
                             ----------------------------------------------------------
   WORST MONTHLY DECLINE ON
      AN INDIVIDUAL ACCOUNT          (3.1)%           (19.6)%            (4.8)%
                     BASIS:          (11/94)          (8/93)             (7/94)
                             ----------------------------------------------------------
       WORST PEAK-TO-VALLEY
   DECLINE ON AN INDIVIDUAL          (19.7)%          (33.9)%           (12.2)%
             ACCOUNT BASIS:        (9/92-11/93)     (8/93-2/94)      (7/94-12/94)
                             ----------------------------------------------------------
  1998 COMPOUND ANNUAL RATE
                  OF RETURN            N/A              N/A               N/A
                             ----------------------------------------------------------
  1997 COMPOUND ANNUAL RATE
                 OF RETURN:            N/A              N/A               N/A
                             ----------------------------------------------------------
  1996 COMPOUND ANNUAL RATE          5.79%
                 OF RETURN:       (7 months)           N/A               N/A
                             ----------------------------------------------------------
  1995 COMPOUND ANNUAL RATE                                              30.3%
                 OF RETURN:          5.19%             N/A             (7 months)
                             ----------------------------------------------------------
  1994 COMPOUND ANNUAL RATE                           (14.0)%
                 OF RETURN:          3.42%          (2 months)           (0.8)%
                             ----------------------------------------------------------

     * Managed by JWH Investments, Inc. which began managing client assets in September 1991. JWH Investments, Inc. no longer manages client funds.

     WORST MONTHLY DECLINE ON AN INDIVIDUAL ACCOUNT BASIS IS THE WORST MONTHLY RATE OF RETURN DURING ANY MONTH.

     WORST PEAK-TO-VALLEY DECLINE IS THE LARGEST PERCENTAGE LOSS WITHOUT SUCH LOSS BEING EARNED BACK. FOR EXAMPLE, IF THE MONTHLY RATE OF RETURN WAS (1)% IN EACH OF JULY AND AUGUST, 1% IN SEPTEMBER AND (2)% IN OCTOBER, THE "PEAK-TO-VALLEY DECLINE" WOULD STILL BE CONTINUING AT THE END OF OCTOBER IN THE AMOUNT OF APPROXIMATELY (3)%, WHEREAS IF THE MONTHLY RATE OF RETURN HAD BEEN APPROXIMATELY 3% IN SEPTEMBER, THE "PEAK-TO-VALLEY DECLINE" WOULD HAVE ENDED AS OF THE END OF AUGUST AT APPROXIMATELY THE (2)% LEVEL.

           PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                                                    JOHN W. HENRY & COMPANY, INC. PROGRAMS
                                                           EXCLUSIVE FUND ACCOUNTS
                                                      MAY 8, 1998 - DECEMBER 31, 1998
                             --------------------------------------------------------------------------------------------
                                   Financial         Original           Global            Global
                                   and Metals       Investment        Diversified        Financial       G-7 Currency
                                   Portfolio         Program           Portfolio         Portfolio         Portfolio
            NAME OF PROGRAM:       Exclusive        Exclusive          Exclusive         Exclusive         Exclusive
                             --------------------------------------------------------------------------------------------
INCEPTION OF CLIENT ACCOUNT
        TRADING IN PROGRAM:        May 1998          May 1998          May 1998           May 1998          May 1998
                             --------------------------------------------------------------------------------------------
                                 2 profitable       2 profitable      2 profitable      2 profitable      2 profitable
   NUMBER OF OPEN ACCOUNTS:     0 unprofitable     0 unprofitable    0 unprofitable    0 unprofitable    0 unprofitable
                             --------------------------------------------------------------------------------------------
           CLOSED ACCOUNTS:            0                 0                 0                  0                 0
                             --------------------------------------------------------------------------------------------
AGGREGATE ASSETS (EXCLUDING
      "NOTIONAL" EQUITY) IN
                   PROGRAM:       $62,379,181       $103,353,921      $49,086,889        $78,921,920       $59,254,479
                             --------------------------------------------------------------------------------------------
AGGREGATE ASSETS (EXCLUDING
 "NOTIONAL" EQUITY) OVERALL       $2.3 billion      $2.3 billion      $2.3 billion       $2.3 billion      $2.3 billion
                             --------------------------------------------------------------------------------------------
   WORST MONTHLY DECLINE ON
      AN INDIVIDUAL ACCOUNT          (8.6)%           (12.0)%           (9.3)%              (8.7)%            (8.6)%
                     BASIS:         (11/98)           (11/98)          (10/98)             (11/98)           (11/98)
                             --------------------------------------------------------------------------------------------
       WORST PEAK-TO-VALLEY
   DECLINE ON AN INDIVIDUAL         (11.7)%           (12.0)%           (12.2)%             (8.7)%           (10.2)%
             ACCOUNT BASIS:      (10/98-11/98)        (11/98)        (10/98-11/98)         (11/98)           (11/98)
                             --------------------------------------------------------------------------------------------
       WORST PEAK-TO-VALLEY
     DECLINE ON A COMPOSITE         (11.6)%           (11.8)%           (12.2)%             (8.6)%           (10.0)%
     BASIS SINCE INCEPTION:      (10/98-11/98)        (11/98)        (10/98-11/98)         (11/98)           (11/98)
                             --------------------------------------------------------------------------------------------
         AVERAGE COMPOUNDED
 ANNUALIZED RATE OF RETURN:           N/A               N/A               N/A                N/A               N/A
                             --------------------------------------------------------------------------------------------
  1998 COMPOUND ANNUAL RATE          33.5%             20.2%             39.7%              18.4%             0.7%
                 OF RETURN:        (8 mos.)          (8 mos.)           (8 mos.)          (8 mos.)          (8 mos.)
                             --------------------------------------------------------------------------------------------
  1997 COMPOUND ANNUAL RATE
                 OF RETURN:           N/A               N/A               N/A                N/A               N/A
                             --------------------------------------------------------------------------------------------
  1996 COMPOUND ANNUAL RATE
                 OF RETURN:           N/A               N/A               N/A                N/A               N/A
                             --------------------------------------------------------------------------------------------
  1995 COMPOUND ANNUAL RATE
                 OF RETURN:           N/A               N/A               N/A                N/A               N/A
                             --------------------------------------------------------------------------------------------
  1994 COMPOUND ANNUAL RATE
                 OF RETURN:           N/A               N/A               N/A                N/A               N/A
                             --------------------------------------------------------------------------------------------


                             ----------------------------------------------------------
                                                      JWH Global-
                                    Worldwide         Analytics-TM
                                      Bond            Family of          Dollar
                                     Program           Programs           Program
            NAME OF PROGRAM:        Exclusive          Exclusive         Exclusive
                             ----------------------------------------------------------
INCEPTION OF CLIENT ACCOUNT
        TRADING IN PROGRAM:         May 1998           May 1998           May 1998
                             ----------------------------------------------------------
                                  2 profitable       2 profitable       2 profitable
   NUMBER OF OPEN ACCOUNTS:      0 unprofitable     0 unprofitable     0 unprofitable
                             ----------------------------------------------------------
           CLOSED ACCOUNTS:             0                 0                  0
                             ----------------------------------------------------------
AGGREGATE ASSETS (EXCLUDING
      "NOTIONAL" EQUITY) IN
                   PROGRAM:       $24,716,550         $86,084,215        $38,172,171
                             ----------------------------------------------------------
AGGREGATE ASSETS (EXCLUDING
 "NOTIONAL" EQUITY) OVERALL       $2.3 billion        $2.3 billion       $2.3 billion
                             ----------------------------------------------------------
   WORST MONTHLY DECLINE ON
      AN INDIVIDUAL ACCOUNT          (7.0)%              (5.8)%            (7.2)%
                     BASIS:          (10/98)            (11/98)           (11/98)
                             ----------------------------------------------------------
       WORST PEAK-TO-VALLEY
   DECLINE ON AN INDIVIDUAL          (7.4)%             (6.1)%            (7.2)%
             ACCOUNT BASIS:      (10/98-11/98)      (10/98-11/98)        (11/98)
                             ----------------------------------------------------------
       WORST PEAK-TO-VALLEY
     DECLINE ON A COMPOSITE          (7.3)%             (5.9)%            (7.0)%
     BASIS SINCE INCEPTION:      (10/98-11/98)      (10/98-11/98)        (11/98)
                             ----------------------------------------------------------
         AVERAGE COMPOUNDED
 ANNUALIZED RATE OF RETURN:           N/A                N/A               N/A
                             ----------------------------------------------------------
  1998 COMPOUND ANNUAL RATE          25.9%              25.5%              2.7%
                 OF RETURN:        (8 mos.)           (8 mos.)           (8 mos.)
                             ----------------------------------------------------------
  1997 COMPOUND ANNUAL RATE
                 OF RETURN:           N/A               N/A               N/A
                             ----------------------------------------------------------
  1996 COMPOUND ANNUAL RATE
                 OF RETURN:           N/A               N/A               N/A
                             ----------------------------------------------------------
  1995 COMPOUND ANNUAL RATE
                 OF RETURN:           N/A               N/A               N/A
                             ----------------------------------------------------------
  1994 COMPOUND ANNUAL RATE
                 OF RETURN:           N/A               N/A               N/A
                             ----------------------------------------------------------




     WORST MONTHLY DECLINE ON AN INDIVIDUAL ACCOUNT BASIS IS THE WORST MONTHLY RATE OF RETURN DURING ANY MONTH.


     WORST PEAK-TO-VALLEY DECLINE IS THE LARGEST PERCENTAGE LOSS WITHOUT SUCH LOSS BEING EARNED BACK. FOR EXAMPLE, IF THE MONTHLY RATE OF RETURN WAS
     (1)% IN EACH OF JULY AND AUGUST, 1% IN SEPTEMBER AND (2)% IN OCTOBER, THE "PEAK-TO-VALLEY DECLINE" WOULD STILL BE CONTINUING AT THE END OF OCTOBER IN THE AMOUNT OF APPROXIMATELY (3)%, WHEREAS IF THE MONTHLY RATE OF RETURN HAD BEEN APPROXIMATELY 3% IN SEPTEMBER, THE "PEAK-TO-VALLEY DECLINE" WOULD HAVE ENDED AS OF THE END OF AUGUST AT APPROXIMATELY THE (2)% LEVEL.


        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                        JOHN W. HENRY & COMPANY, INC. PROGRAMS
                          JANUARY 1, 1994 - DECEMBER 31, 1998


                               YEN FINANCIAL PORTFOLIO

            INCEPTION OF CLIENT ACCOUNT TRADING IN PROGRAM:  January 1992
                              NUMBER OF OPEN ACCOUNTS: 0
            AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY) IN PROGRAM:  $0
            AGGREGATE ASSETS (INCLUDING "NOTIONAL" EQUITY) IN PROGRAM:  $0

---------------------------------------------------------------------------------------------------------------------------------
                                     AGGREGATE                                              WORST                  WORST
  ACCOUNT NO.   INCEPTION OF          ASSETS               COMPOUND ANNUAL RATE            MONTHLY             PEAK-TO-VALLEY
                   TRADING       DECEMBER 31, 1998             OF RETURN %                DECLINE %              DECLINE %
---------------------------------------------------------------------------------------------------------------------------------
       1            1/92           closed - 3/97      1997:    (3.3)   (3 months)       (7.3) - 7/95       (30.5) - 4/95 - 7/96
                                                      1996:    (8.5)
                                                      1995:    20.6
                                                      1994:   (13.0)
---------------------------------------------------------------------------------------------------------------------------------
       2            1/93           closed - 1/97      1997:    (0.1)    (1 month)       (6.9) - 7/95       (29.0) - 4/95 - 7/96
                                                      1996:    (9.9)
                                                      1995:    21.0
                                                      1994:    (8.8)
---------------------------------------------------------------------------------------------------------------------------------
       3            1/94           closed - 1/97      1997:    (2.4)    (1 month)       (6.0) - 7/95       (26.6) - 4/95 - 7/96
                                                      1996:   (10.9)
                                                      1995:    22.4
                                                      1994:    (7.5)
---------------------------------------------------------------------------------------------------------------------------------
       4            6/94           closed - 3/97      1997:     1.4     (3 months)      (6.5) - 7/95       (22.3) - 4/95 - 7/96
                                                      1996:    (0.6)
                                                      1995:    24.2
                                                      1994:    (1.6)    (7 months)
---------------------------------------------------------------------------------------------------------------------------------
       5            8/94           closed - 3/97      1997:    (2.4)    (3 months)      (7.1) - 7/95       (30.4) - 4/95 - 7/96
                                                      1996:    (6.0)
                                                      1995:    21.1
                                                      1994:    (4.3)    (5 months)
---------------------------------------------------------------------------------------------------------------------------------
       6            1/95           closed - 3/97      1997:    (3.7)    (3 months)      (7.5) - 7/95      (35.5) -  4/95 - 7/96
                                                      1996:   (13.5)
                                                      1995:    13.2
---------------------------------------------------------------------------------------------------------------------------------
       7            3/94            closed-3/97       1997:     4.0     (3 months)      (6.7) - 7/96       (15.9) - 2/96 - 7/96
                                                      1996:     7.8
                                                      1995:    28.1
                                                      1994:   (11.2)    (10 months)
---------------------------------------------------------------------------------------------------------------------------------
       9            3/94          closed - 12/94      1994:    (7.4)    (10 months)     (5.4) - 5/94      (10.5) - 4/94 - 12/94
---------------------------------------------------------------------------------------------------------------------------------
      10            11/93          closed - 8/95      1995:    20.0     (8 months)      (9.0) - 8/95       (18.8) - 4/95 - 8/95
                                                      1994:   (13.4)
---------------------------------------------------------------------------------------------------------------------------------
      11            11/93          closed - 1/95      1995:    (0.6)    (1 month)       (6.3) - 5/94       (16.5) - 4/94 -1/95
                                                      1994:   (15.0)
---------------------------------------------------------------------------------------------------------------------------------
      12            12/92          closed - 3/96      1996:    (4.1)    (3 months)      (4.9) - 7/95      (15.8) - 12/93 - 1/95
                                                      1995:    31.4
                                                      1994:   (14.1)
---------------------------------------------------------------------------------------------------------------------------------
      13            1/93          closed - 12/95      1995:    10.9                     (6.2) - 7/95      (15.8) - 4/95 - 12/95
                                                      1994:    (4.1)
---------------------------------------------------------------------------------------------------------------------------------
      14            4/93           closed -9/94       1994:   (19.0)   (9 months)       (5.8) - 5/94      (19.9) - 11/93 - 9/94
---------------------------------------------------------------------------------------------------------------------------------
      15            1/94           closed - 8/94      1994:    (6.7)   (8 months)       (5.5) - 5/94       (11.0) - 4/94 - 8/94
---------------------------------------------------------------------------------------------------------------------------------
      16            12/92          closed - 1/96      1996:     0.3     (1 month)       (6.0) - 7/95      (12.4) - 4/95 - 10/95
                                                      1995:    26.6
                                                      1994:    (5.1)
---------------------------------------------------------------------------------------------------------------------------------
      17            3/94           closed - 4/96      1996:    (6.3)    (4 months)      (6.2) - 7/95       (18.5) - 4/95 - 4/96
                                                      1995:    18.5
                                                      1994:   (10.1)    (10  months)
---------------------------------------------------------------------------------------------------------------------------------
      18            12/94          closed - 4/96      1996:    (7.8)    (4 months)      (6.6) - 7/95       (21.1) - 4/95 - 4/96
                                                      1995:    18.3
                                                      1994:     0.2     (1 month)
---------------------------------------------------------------------------------------------------------------------------------
      19            6/94          closed - 12/94      1994:    (7.9)    (7 months)      (5.1) - 7/94      (10.4) - 6/94 - 11/94
---------------------------------------------------------------------------------------------------------------------------------


          PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                         JOHN W. HENRY & COMPANY, INC. PROGRAMS
                          JANUARY 1, 1994 - DECEMBER 31, 1998

                           YEN FINANCIAL PORTFOLIO (CONT'D)

            INCEPTION OF CLIENT ACCOUNT TRADING IN PROGRAM:  January 1992
                              NUMBER OF OPEN ACCOUNTS: 0
            AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY) IN PROGRAM:  $0
            AGGREGATE ASSETS (INCLUDING "NOTIONAL" EQUITY) IN PROGRAM:  $0


---------------------------------------------------------------------------------------------------------------------------------
                                     AGGREGATE                                              WORST                  WORST
  ACCOUNT NO.   INCEPTION OF          ASSETS               COMPOUND ANNUAL RATE            MONTHLY             PEAK-TO-VALLEY
                   TRADING       DECEMBER 31, 1998             OF RETURN %                 DECLINE %              DECLINE %
---------------------------------------------------------------------------------------------------------------------------------
      20            6/94             closed - 3/95      1995:    48.1    (3 months)     (3.6) - 7/94       (9.9) - 6/94 - 1/95
                                                        1994:    (6.6)   (7 months)
---------------------------------------------------------------------------------------------------------------------------------
      21            4/94             closed - 9/94      1994:    (4.6)   (6 months)     (4.7) - 5/94       (7.0) - 4/94 - 9/94
---------------------------------------------------------------------------------------------------------------------------------
      22            3/94             closed - 9/94      1994:    (9.7)   (7 months)     (6.3) - 5/94       (11.0) - 4/94 - 9/94
---------------------------------------------------------------------------------------------------------------------------------
      23            4/94             closed - 9/94      1994:    (9.8)   (6  months)    (9.1) - 5/94       (12.9) - 4/94 - 9/94
---------------------------------------------------------------------------------------------------------------------------------
      24            4/93            closed - 12/94      1994:   (16.6)                  (6.1) - 5/94       (17.9) -11/93 -12/94
---------------------------------------------------------------------------------------------------------------------------------
      25            9/93            closed - 12/94      1994:   (12.4)                  (6.0) - 5/94      (14.1) - 4/94 - 12/94
---------------------------------------------------------------------------------------------------------------------------------


                  The Yen Financial Portfolio closed in March 1997.


          PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                                  THE JWH PROGRAMS MONTHLY RATES OF RETURN
                                           INTERNATIONAL                                       INTERNATIONAL
                  FINANCIAL     ORIGINAL      FOREIGN     THE WORLD      GLOBAL        G-7        CURRENCY      GLOBAL
                  AND METALS   INVESTMENT     EXCHANGE    FINANCIAL    DIVERSIFIED   CURRENCY     AND BOND     FINANCIAL
                  PORTFOLIO     PROGRAM       PROGRAM    PERSPECTIVE    PORTFOLIO    PORTFOLIO    PORTFOLIO    PORTFOLIO
                  ---------     -------       -------    -----------    ---------    ---------    ---------    ---------
1998
   January          (3.5)%       (1.3)%        (1.6)%        1.8%        (3.2)%       (4.1)%         1.0%        (1.5)%
   February         (4.0)         2.2          (6.0)         2.5          3.8         (2.6)         (2.3)        (0.1)
   March            (1.6)        (4.1)          2.9          1.6         (1.4)         4.7           1.3          2.0
   April            (7.9)        (0.5)         (3.4)        (3.1)        (3.2)        (1.9)         (4.0)        (3.5)
   May               3.2          4.4           8.2          1.2          3.1          6.6           5.4          2.0
   June             (4.8)         1.7          19.6         (4.6)        (1.3)        (2.8)         (3.2)        (1.0)
   July             (0.9)        (4.0)          1.8         (4.1)         0.1          0.4           0.4         (3.6)
   August           17.5          4.0           2.2          9.1         19.5         (2.5)          9.4          5.3
   September        15.3          2.7          (6.8)         1.1          9.4          2.0          11.2          4.0
   October          (3.8)         5.2           7.2          3.2         (9.4)         7.4          (2.2)         2.8
   November         (7.5)       (12.8)         (6.1)        (8.6)        (2.5)        (9.1)         (5.2)        (9.5)
   December          8.9         15.4          (1.8)         8.3          9.4         (1.7)          4.8         14.4
      COMPOUND
      ROR            7.2%        10.8%         14.0%         7.2%        23.6%        (4.8)%        16.1%         9.9%
1997
   January           4.4%         3.4%          2.9%         1.1%         1.5%         2.5%          2.2%         2.7%
   February         (2.2)         0.2           9.7          0.2         (0.4)         3.9           1.4         (0.6)
   March            (0.7)         1.6           4.1         (2.3)        (1.0)         0.4           0.0         (0.4)
   April            (2.9)         0.5           5.0         (0.8)        (7.2)         3.1          (1.9)        (0.4)
   May              (8.3)         1.1          (6.9)        (5.2)        (0.8)        (3.3)         (2.9)        (3.7)
   June              4.1         (4.4)          1.5          4.5         (2.1)         5.7           4.9         (2.2)
   July             15.8          2.0           9.5          6.0         11.5          4.1          10.2          5.4
   August           (3.7)        (0.8)          7.0         (6.4)        (7.8)        (3.5)         (6.1)        (1.4)
   September         2.2         (6.0)          2.4          1.1         (0.2)        (1.2)          2.8         (2.1)
   October           2.0          3.6           5.1         (1.3)         4.5          1.2           2.7          4.2
   November          2.5         (0.0)          6.5          8.4         (0.5)         6.0           2.0         (1.5)
   December          2.9          4.9           9.2          5.9          7.3          0.9           1.3          5.3
      COMPOUND
      ANNUAL ROR    15.2%         5.7%         71.1%        10.4%         3.3%        21.0%         17.0%*        4.9%
1996
   January           6.0%         5.3%          2.3%         7.4%        (1.3)%        2.9%          3.6%         4.8%
   February         (5.5)        (7.4)         (4.8)        (5.5)        (9.8)        (4.2)         (4.6)        (4.2)
   March             0.7          1.0           2.9          6.7          1.3         (0.4)          1.1          2.4
   April             2.3          3.8           1.0          2.4          7.1          2.2           0.1          1.3
   May              (1.7)        (6.5)          2.0         (2.0)        (9.1)         0.7          (0.3)        (1.5)
   June              2.2          8.0           1.0          2.7          1.7          1.8          (0.8)         1.4
   July             (1.1)        (4.4)         (3.0)        (2.9)         2.2         (2.7)         (2.5)        (3.1)
   August           (0.8)        (2.3)         (8.1)         1.6          4.5         (4.3)         (0.8)         4.3
   September         3.2          8.2           1.2          7.8          7.6          1.6           5.2          8.1
   October          14.3         10.4           6.1          9.3         14.6         10.9          12.2          8.8
   November         10.9          5.2           3.1          9.1          9.1          4.1           7.6          6.3
   December         (2.6)         1.1           0.7         (0.6)        (1.0)         1.8          (1.4)         0.8
      COMPOUND
      ANNUAL ROR    29.7%        22.6%          3.7%        40.9%        26.9%        14.5%         19.9%*       32.4%
1995
   January          (3.8)%        2.2%         (6.1)%       (3.7)%       (6.9)%       (3.0)%        (3.7)%       (4.7)%
   February         15.7         17.9           7.2         13.7         13.5          9.6          11.1         25.6
   March            15.3         16.6          22.2         18.3          8.5         21.2          11.2         44.4
   April             6.1          9.1           2.5          3.7          7.3          2.2           3.7          7.0
   May               1.2         (4.4)         (5.3)        (3.3)         1.2         (4.3)          7.7         (5.1)
   June             (1.7)         1.7          (0.6)        (2.6)        (1.7)        (0.2)         (2.0)        (1.0)
   July             (2.3)        (0.0)         (5.5)         0.5         (8.9)        (1.8)         (2.8)         1.4
   August            2.1         (3.9)          5.8          1.7         (5.0)         5.3          (0.3)         4.6
   September        (2.1)        (3.9)          0.5         (3.9)        (5.1)         1.8           0.7         (4.9)
   October           0.3          3.3           1.5          3.9         (2.2)         2.0           0.6*         4.0
   November          2.6          1.1          (2.8)        (0.1)         5.9         (1.3)          5.1          0.4
   December          1.7          6.8          (0.6)         2.4         14.9         (0.8)          1.5          1.8
      COMPOUND
      ANNUAL ROR    38.5%        53.2%         16.9%        32.2%        19.6%        32.2%         36.5%*       86.2%

--------------
*From October 1995 to July 1997, this program was comprised of one proprietary account.
MONTHLY RATE OF RETURN IS NET PERFORMANCE DIVIDED BY BEGINNING EQUITY; "ROR" MEANS "RATE OF RETURN."


          PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                              THE JWH PROGRAMS MONTHLY RATES OF RETURN (CONT'D)
                                           INTERNATIONAL                                       INTERNATIONAL
                  FINANCIAL     ORIGINAL      FOREIGN     THE WORLD      GLOBAL        G-7        CURRENCY      GLOBAL
                  AND METALS   INVESTMENT     EXCHANGE    FINANCIAL    DIVERSIFIED   CURRENCY     AND BOND     FINANCIAL
                  PORTFOLIO     PROGRAM       PROGRAM    PERSPECTIVE    PORTFOLIO    PORTFOLIO    PORTFOLIO    PORTFOLIO
                  ---------     -------       -------    -----------    ---------    ---------    ---------    ---------
1994
   January          (2.9)%       (2.9)%         1.0%        (4.6)%       (2.6)%       (1.3)%        (2.2)%        N/A
   February         (0.6)         1.5          (3.0)        (0.0)        (0.8)        (1.7)          1.5          N/A
   March             7.2          4.4          (0.2)         9.2          4.0          0.9           5.4          N/A
   April             0.9          0.2          (1.7)         0.9          0.9         (1.3)          3.0          N/A
   May               1.3          5.5          (1.8)         2.4          7.9         (1.0)          4.3          N/A
   June              4.5          6.6           3.2          1.7         10.8          7.9           4.8          9.8%
   July             (6.1)        (7.1)         (2.5)        (8.9)        (2.6)        (3.5)         (6.7)        (7.4)
   August           (4.1)        (4.7)         (0.3)        (3.1)        (6.4)        (0.3)         (3.0)        (8.8)
   September         1.5         (2.8)          2.7         (0.0)         2.1          2.9           0.9         (4.0)
   October           1.7        (14.1)          4.2          0.2         (3.6)         4.1           0.1         (8.3)
   November         (4.4)        10.2          (6.7)        (5.8)         5.6         (7.2)         (4.8)       (17.4)
   December         (3.5)        (0.0)         (0.8)        (6.8)        (4.1)        (3.6)         (4.7)        (7.7)
      COMPOUND
      ANNUAL ROR    (5.3)%       (5.7)%        (6.3)%      (15.2)%       10.1%        (4.9)%        (2.3)%      (37.7)%
                                                                                                               (7 MOS.)
                                                  --------------------


          PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                    DOLLAR*         WORLDWIDE*         JWH GLOBALANALYTICS-TM- *
                    PROGRAM        BOND PROGRAM           FAMILY OF PROGRAMS
                    -------        ------------        -------------------------
1998
   January           (1.9)%             3.4%                    (1.8)%
   February          (3.5)             (0.8)                    (1.1)
   March              3.5              (0.7)                     4.7
   April             (2.4)             (2.8)                    (4.9)
   May                1.3*              1.6*                     6.2*
   June
   July
   August
   September
   October
   November
   December
      COMPOUND
      ROR            (5.0)%            (0.4)%                   (3.6)%

1997
   January            7.2%              0.9%                     N/A
   February           1.7              (0.6)                     N/A
   March              1.1              (0.1)                     N/A
   April              2.9              (3.7)                     N/A
   May               (8.4)             (0.6)                     N/A
   June              (1.0)              1.8                      3.2%
   July               2.3               9.3                      8.4
   August            (3.5)             (3.1)                    (4.4)
   September         (1.0)              4.0                      3.4
   October            1.7               1.7                      0.7
   November           4.4              (1.5)                     0.5
   December          (0.1)              1.7                      5.0
      COMPOUND
      ANNUAL ROR      6.8%              9.5%                    17.6%
                                                               (7 MOS.)
1996
   January            N/A               N/A                      N/A
   February           N/A               N/A                      N/A
   March              N/A               N/A                      N/A
   April              N/A               N/A                      N/A
   May                N/A               N/A                      N/A
   June               N/A               N/A                      N/A
   July              (1.2)%             1.4%                     N/A
   August            (2.3)              1.4                      N/A
   September          0.1               3.7                      N/A
   October            7.4               6.9                      N/A
   November           3.8               5.9                      N/A
   December           2.7              (2.3)                     N/A
      COMPOUND
      ROR            10.6%             17.8%                     N/A
                    (6 MOS.)          (6 MOS.)

--------------

MONTHLY RATE OF RETURN IS NET PERFORMANCE DIVIDED BY BEGINNING EQUITY; "ROR" MEANS "RATE OF RETURN."


          PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.


-----------------

* The performance data for this program is only through May 7, 1998. The program continues to operate, but only as a portion of the Fund and its offshore counterpart, ML JWH Strategic Allocation Fund Ltd. For performance information subsequent to May 7, 1998, please see the Exclusive Fund Accounts.

                                                              THE JWH PROGRAMS
                                                           EXCLUSIVE FUND ACCOUNTS
                                                           MONTHLY RATES OF RETURN

                                                                                                JWH GLOBAL-
                   FINANCIAL     ORIGINAL      GLOBAL       GLOBAL       G-7       WORLDWIDE   ANALYTICS-TM-
                   AND METALS   INVESTMENT   DIVERSIFIED   FINANCIAL   CURRENCY       BOND       FAMILY OF      DOLLAR
                   PORTFOLIO     PROGRAM      PORTFOLIO    PORTFOLIO   PORTFOLIO     PROGRAM      PROGRAM       PROGRAM
                   EXCLUSIVE    EXCLUSIVE     EXCLUSIVE    EXCLUSIVE   EXCLUSIVE    EXCLUSIVE    EXCLUSIVE     EXCLUSIVE
                   ---------    ---------     ---------    ---------   ---------    ---------    ---------     ---------
1998
   January
   February
   March
   April
   May               3.5%         4.8%          5.1%         2.9%        6.0%          1.6%         6.2%         1.3%
   June             (5.2)%        2.5%         (0.6)%       (0.3)%      (2.5)%        (1.7)%       (1.9)%       (1.2)%
   July             (0.3)%       (3.5)%         1.4%        (3.2)%       0.6%          0.6%         0.6%        (0.3)%
   August           19.1%         5.5%         22.1%         6.6%       (2.4)%        13.7%        12.4%        (2.4)%
   September        17.8%         3.7%         11.0%         5.0%        2.1%         11.5%         8.2%         4.8%
   October          (3.4)%        4.4%         (9.3)%        2.0%        8.1%         (7.0)%       (0.3)%        5.6%
   November         (8.5)%      (11.8)%        (3.2)%       (8.6)%      (8.5)%        (0.3)%       (5.6)%       (7.0)%
   December         10.1%        15.2%         10.8%        14.2%       (1.7)%         6.6%         4.8%         2.5%
      COMPOUND
      ANNUAL ROR    33.5%        20.2%         39.7%        18.4%        0.7%         25.9%        25.5%         2.7%



---------------

MONTHLY RATE OF RETURN IS NET PERFORMANCE DIVIDED BY BEGINNING EQUITY; "ROR" MEANS "RATE OF RETURN."


          PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

MERRILL LYNCH INVESTMENT
PARTNERS INC.


BACKGROUND AND PRINCIPALS

     Merrill Lynch Investment Partners Inc., an indirect subsidiary of ML&Co., attempts to provide quality alternative investments for its clients. MLIP is one of the largest sponsors of managed futures funds in terms both of assets invested in funds for which it serves as trading manager or sponsor, and of financial and personnel resources. While MLIP concentrated its efforts primarily on managed futures investments during its early years of operation, since 1996 MLIP has offered a number of multi-advisor and single-advisor hedge funds. MLIP has dedicated significant resources to the growth of its hedge fund business, and has the investment management, operational, administrative, research and risk management experience to manage substantial assets in both managed futures and hedge fund investments in the global financial markets. As of March 1, 1999, MLIP was acting as trading manager or sponsor to futures and hedge funds in which approximately $3 billion of client capital was invested.

     MLIP's registration as a Commodity Pool Operator ("CPO"; a person which organizes or manages investment funds which trade futures) became effective in October 1986.

     The following are the principal officers and the directors of MLIP.

JOHN R. FRAWLEY, JR.          Chairman, Chief Executive Officer, President and
                              Director

JEFFREY F. CHANDOR            Senior Vice President, Director of Sales,
                              Marketing and Research and Director

JO ANN DI DARIO               Vice President, Chief Financial Officer and
                              Treasurer (until April 30, 1999)


MICHAEL L. PUNGELLO           Vice President, Chief Financial Officer and
                              Treasurer (effective May 3, 1999)

JOSEPH H. MOGLIA              Director

ALLEN N. JONES                Director

STEPHEN G. BODURTHA           Director

STEVEN B. OLGIN               Vice President, Secretary and Director of
                              Administration

     John R. Frawley, Jr. was born in 1943. Mr. Frawley is Chairman, Chief Executive Officer, President and a Director of MLIP and Co-Chairman of MLF. He joined MLPF&S in 1966 and has served in various positions, including Retail and Institutional Sales, Manager of New York Institutional Sales, Director of Institutional Marketing, Senior Vice President of Merrill Lynch Capital Markets and Director of International Institutional Sales. Mr. Frawley holds a Bachelor of Science degree from Canisius College. Mr. Frawley served on the CFTC's Regulatory Coordination Advisory Committee from its formation in 1990 through its dissolution in 1994. Mr. Frawley has served four consecutive one-year terms as Chairman of the Managed Funds Association (formerly, the Managed Futures Association), a national trade association that represents the managed futures, hedge funds and fund of funds industry. Mr. Frawley currently serves as a member of the CFTC's Global Markets Advisory Committee.


     Jeffrey F. Chandor was born in 1942. Mr. Chandor is Senior Vice President, Director of Sales, Marketing and Research and a Director of MLIP. He joined MLPF&S in 1971 and has served as the Product Manager of International Institutional Equities, Equity Derivatives and Mortgage-Backed Securities as well as Managing Director of International Sales in the United States, and Managing Director of Sales in Europe. Mr. Chandor holds a Bachelor of Arts degree from Trinity College, Hartford, Connecticut. Mr.

Chandor is serving a two-year term as a director of the Managed Funds
Association.


     Jo Ann Di Dario was born in 1946. Until April 30, 1999, Ms. Di Dario is Vice President, Chief Financial Officer and Treasurer of MLIP. Before joining MLIP in May 1998, she was self-employed for one year. From February 1996 to May 1997, she worked as a consultant for Global Asset Management, an international mutual fund organizer and operator headquartered in London, where she offered advice on restructuring their back-office operations. From May 1992 to January 1996, she served as a Vice President of Meridian Bank Corporation, a regional bank holding company. She was responsible for managing the treasury operations of Meridian Bank Corporation including its wholly-owned subsidiary, Meridian Investment Company Inc. From September 1991 to May 1992, Ms. Di Dario managed the Domestic Treasury Operations of First Fidelity Bank, a regional bank. From January 1991 to September 1991, Ms. Di Dario was self-employed. For the previous five years, Ms. Di Dario was Vice President, Secretary and Controller of Caxton Corporation, a Commodity Pool Operator and Commodity Trading Advisor. Her background includes seven years of public accounting experience, and she graduated with high honors from Stockton State College with a Bachelor of Science degree in Accounting.


     Michael L. Pungello was born in 1957. Effective May 3, 1999, Mr. Pungello will become Vice President, Chief Financial Officer and Treasurer of MLIP. He was First Vice President and Senior Director of Finance for Merrill Lynch's Operations, Services and Technology Group from January 1998 to March 1999. Prior to that, Mr. Pungello spent over 18 years with Deloitte & Touche LLP, and was a partner in their financial services practice from June 1990 to December 1997. He graduated from Fordham University in 1979 with a Bachelor of Science degree in Accounting and received his Master of Business Administration degree in Finance from New York University in 1987.

     Joseph H. Moglia was born in 1949. Mr. Moglia is a Director of MLIP. In 1971, he graduated from Fordham University with a Bachelor of Arts degree in Economics. He later received his Master of Science degree from the University of Delaware. He taught at the high school and college level for sixteen years. Mr. Moglia joined MLPF&S in 1984, and has served in a number of senior roles, including Director of New York Fixed Income Institutional Sales, Director of Global Fixed Income Institutional Sales, and Director of the Municipal Division. He is currently Senior Vice President and Director of the Investment Strategy and Product Group in Merrill Lynch Private Client, and Director of Middle Markets.

     Allen N. Jones was born in 1942. Mr. Jones is a Director of MLIP and, from July 1995 until January 1998, Mr. Jones was also Chairman of the Board of Directors of MLIP. Mr. Jones graduated from the University of Arkansas with a Bachelor of Science, Business Administration degree in 1964. Since June 1992, Mr. Jones has held the position of Senior Vice President of MLPF&S. From June 1992 through February 1994, Mr. Jones was the President and Chief Executive Officer of Merrill Lynch Insurance Group, Inc. ("MLIG") and remains on the Board of Directors of MLIG and its subsidiary companies. From February 1994 to April 1997, Mr. Jones was the Director of Individual Financial Services of the Merrill Lynch Private Client Group. In April 1997, Mr. Jones became the Director of Private Client marketing.

     Stephen G. Bodurtha was born in 1958. Mr. Bodurtha is a Director of MLIP. In 1980, Mr. Bodurtha graduated from Wesleyan University, Middletown, Connecticut with a Bachelor of Arts degree in Government, MAGNA CUM LAUDE. From 1980 to 1983, Mr. Bodurtha worked in the Investment Banking Division of Merrill Lynch. In 1985, he was awarded his Master of Business Administration degree from Harvard University, where he also served as Associates Fellow (1985-1986). From 1986 to 1989, Mr. Bodurtha held the positions of Associate and Vice President with Kidder, Peabody & Co., Incorporated where he worked in their Financial Futures & Options Group. Mr. Bodurtha joined MLPF&S in 1989 and has held the position of First Vice President since 1995. He has been the Director in charge of the Structured Investments Group of MLPF&S since 1995.

     Steven B. Olgin was born in 1960. Mr. Olgin is Vice President, Secretary and the Director of Administration of MLIP. He joined MLIP in July 1994 and became a Vice President in July 1995. From 1986 until July 1994, Mr. Olgin was an associate of the law firm of Sidley & Austin. In 1982, Mr. Olgin graduated from The American University with a Bachelor of Science degree in Business Administration and a Bachelor of Arts degree in Economics. In 1986, he received his Juris Doctor degree from The John Marshall Law School. Mr. Olgin is a member of the Managed Funds Association's Government Relations Committee and has served as an arbitrator for the NFA. Mr. Olgin is also a member of the Committee on Futures Regulation of the Association of the Bar of the City of New York.

     THE PERFORMANCE OF THE OTHER FUNDS FOR WHICH MLIP HAS ACTED AS TRADING MANAGER OR SPONSOR IS SET FORTH BEGINNING AT PAGE 95 OF THIS PROSPECTUS. MOST OF THESE FUNDS, HOWEVER, ARE MATERIALLY DIFFERENT INVESTMENTS FROM THE FUND, EITHER USING ADVISORS OTHER THAN JWH OR MULTIPLE INDEPENDENT ADVISORS IN ADDITION TO JWH.

MERRILL LYNCH FUTURES INC.

     MLF, the exclusive clearing futures broker for the Fund, is a clearing member of The Board of Trade of the City of Chicago, the Chicago Mercantile Exchange, the New York Mercantile Exchange and all other principal United States commodity exchanges. The principal office of MLF is located at World Financial Center, 250 Vesey Street, 23rd Floor, New York, New York 10281-1323.

     The Customer Agreement between MLF and the Fund provides that MLF will not be liable except for actions constituting negligence or misconduct, or for actions taken by it in compliance with instructions given by JWH.

LITIGATION

JWH LITIGATION

     There neither now exists nor has there previously ever been any material administrative, civil or criminal action against JWH or its principals.

MERRILL LYNCH LITIGATION

     MLIP has never been the subject of any material litigation.

     APPLICABLE CFTC RULES REQUIRE THAT THE FOLLOWING PROCEEDING BE DISCLOSED, ALTHOUGH MLIP DOES NOT CONSIDER IT TO BE MATERIAL.

     On June 24, 1997, the CFTC accepted an Offer of Settlement from MLF and others, in a matter captioned "In the Matter of Mitsubishi Corporation and Merrill Lynch Futures Inc., ET AL.," CFTC Docket No. 97-10, pursuant to which MLF, without admitting or denying the allegations against it, consented to a finding by the CFTC that MLF had violated Section 4c(a)(A) of the Commodity Exchange Act, relating to wash sales (the CFTC alleged that the customer entered nearly simultaneous orders without the intent to engage in a BONA FIDE trading transaction), and CFTC Regulation 1.37(a), relating to recordkeeping requirements. MLF agreed to cease and desist from violating Section 4c(a)(A) of the Act and Regulation 1.37(a), and to pay a civil monetary penalty of $175,000.


CONFLICTS OF INTEREST

GENERAL

     Neither MLIP nor JWH has established any formal procedures to resolve the following conflicts of interest. Consequently, there is no independent control on how MLIP or JWH resolves these conflicts which can be relied upon by investors as ensuring that the Fund is treated equitably with other MLIP or JWH clients.

     Because no formal procedures are in place for resolving conflicts, they may be resolved by

MLIP and/or JWH in a manner which causes the Fund losses. The value of limited partners' investment may be diminished by actions or omissions which independent third parties could have prevented or corrected.

     Although the following conflicts of interest are present in the operation of the Fund, MLIP does not believe that they are likely to have a material adverse effect on its performance. This belief is based on a number of factors, including the following.

(i) JWH trades all similarly situated MLIP accounts in parallel, placing bulk orders which are allocated among the JWH accounts pursuant to pre-established procedures. Consequently, JWH has little opportunity to prefer another MLF client over the Fund.

(ii) MLF simply receives and executes JWH's bulk orders based on pre-established procedures. MLF has no ability in allocating positions to favor one account over another.

(iii)  JWH charges all similar accounts the same fees.

(iv) MLIP, as a fiduciary, is prohibited from benefiting itself at the expense of the Fund.

     In MLIP's view, the most important conflict of interest relating to the Fund is that the business terms applicable to Merrill Lynch's dealings with the Fund were not negotiated when they were initially established. These business terms are described in detail in this Prospectus in order to give prospective investors ample opportunity to accept or reject such terms. However, it may be difficult for investors to assess, for example, the extent of the adverse impact which the high level of the Fund's brokerage commissions has on its long-term prospects for profitability.

MLIP

     MLIP organized and controls the Fund. MLIP and its affiliates are the primary service providers to the Fund and will remain so even if using other firms might be better for the Fund. Futures trading is highly competitive. To the extent that Merrill Lynch entities continue to be retained by the Fund despite providing non-competitive services, the Fund is likely to incur losses.


     MLIP allocates its resources among a number of different funds. MLIP has financial incentives to favor certain funds over the Fund.

     The business terms of the Fund -- other than the fees and Profit Shares due to JWH which were negotiated between MLIP and JWH -- were not negotiated. MLIP unilaterally established these terms, balancing marketing and performance considerations and its interest in maximizing the revenues generated to MLIP.

     MLIP'S INTEREST IN MAXIMIZING ITS REVENUES COULD CAUSE IT TO TAKE ACTIONS WHICH ARE DETRIMENTAL TO THE FUND IN ORDER TO INCREASE MLIP'S INCOME FROM THE FUND OR DECREASE ITS COSTS IN SPONSORING THE FUND. ALSO, BECAUSE MLIP DOES NOT HAVE TO COMPETE WITH THIRD PARTIES TO PROVIDE SERVICES TO THE FUND, THERE IS NO INDEPENDENT CHECK ON THE QUALITY OF SUCH SERVICES. THEORETICALLY, MLIP MAY LOWER THE QUALITY OF SUCH SERVICES IN ORDER TO MAXIMIZE THE NET REVENUES WHICH IT RECEIVES FROM THE FUND, WHILE AT THE SAME TIME CAUSING THE NET ASSET VALUE PER UNIT TO DECLINE.

MLF; MLIB; MLAM

GENERAL

     MLF executes trades for different clients in the same markets at the same time. Consequently, other clients may receive better prices on the same trades than the Fund, causing the Fund to pay higher prices for its positions.

     Many MLF clients pay lower brokerage rates than the Fund. Brokerage commissions are a major drag on the Fund's performance, and the cumulative effect of the higher rates paid by the Fund is material.

     MLF and MLIB each must allocate their resources among many different clients. They all have financial incentives to favor certain accounts over the Fund. Because of the competitive nature of the markets in which they trade, to the extent that any of MLF or MLIB prefer other clients over the Fund, the Fund is likely to incur losses.

     MLF, MLIB AND MLAM DO NOT HAVE TO COMPETE TO PROVIDE SERVICES TO THE FUND; CONSEQUENTLY, THERE IS NO INDEPENDENT CHECK ON THE QUALITY OF THEIR SERVICES.

JWH

GENERAL

     JWH manages many accounts other than the Fund. Consequently, JWH may devote less resources to the Fund's trading than JWH otherwise might, to the detriment of the Fund.

     Certain of JWH's principals devote a substantial portion of their business time to ventures other than managing the Fund, including ventures unrelated to futures trading. The Fund may be at a competitive disadvantage to other accounts which are managed by advisors who devote their entire attention to futures trading.


     JWH may not be willing to make certain highly successful programs available to the Fund due to the Fund's expense level or other reasons.

     THE LESS SUCCESSFUL THE PROGRAMS CHOSEN FOR THE FUND BY JWH, THE LESS SUCCESSFUL THE FUND WILL BE. IF JWH DOES NOT MAKE CERTAIN PROGRAMS AVAILABLE TO THE FUND FOR REASONS OTHER THAN WHAT JWH CONSIDERS TO BE THE FUND'S BEST INTERESTS, THE FUND WILL SUFFER.

FINANCIAL INCENTIVES TO DISFAVOR THE FUND

     The Profit Shares received by JWH are based on the Fund's overall performance, not the performance of any individual program. JWH could increase the Profit Shares it could receive from some programs included in the Strategic Allocation Program by using them on a stand-alone basis for clients other than the Fund.

     If the Fund has losses, JWH may have an incentive to prefer other clients because JWH could begin to receive incentive compensation from such clients without having to earn back any losses.

     ANY ACTION WHICH JWH TAKES TO MAXIMIZE ITS REVENUES BY DISFAVORING THE FUND, EITHER IN RESPECT OF THE RESOURCES DEVOTED TO ITS TRADING OR THE PROGRAMS SELECTED FOR IT, COULD ADVERSELY AFFECT THE FUND'S PERFORMANCE, PERHAPS TO A MATERIAL EXTENT.

     In selecting the programs for the Fund, JWH has an opportunity to promote new programs, even if such programs are not yet proven managing client assets and may cause significant losses to the Fund.

FINANCIAL CONSULTANTS

     Financial Consultants are the individual Merrill Lynch brokers who deal directly with Merrill Lynch clients. Financial Consultants are compensated, in part, on the basis of the amount of securities commissions which they generate from client transactions. Financial Consultants receive initial selling commissions and ongoing compensation on the Units they sell and have a financial incentive to encourage investors to purchase and not to redeem their Units.


PROPRIETARY TRADING

     MLIP, its affiliates and related persons may trade in the commodity markets for their own accounts as well as for the accounts of their clients. Such persons may take positions which are the same as or opposite to those held by the Fund.

     JWH and Mr. Henry may engage in discretionary trading for their own accounts, and may trade for the purpose of testing new investment programs and concepts, as long as such trading does not amount to a breach of fiduciary duty. In the course of such trading, JWH and Mr. Henry may take positions in their own accounts which are the same as or opposite to client positions, due to testing a new quantitative model or program, a neutral allocation system, and/or trading pursuant to individual discretionary methods; on occasion, their orders may receive better fills than client accounts. Records for these accounts will not be made available to limited partners.

     Employees and principals of JWH (other than Mr. Henry) are not permitted to trade on a discretionary basis in futures, options on futures or forward contracts. However, such principals and employees may invest in investment vehicles that trade futures, options on futures or forward contracts when an independent trader manages trading in that vehicle, and in the JWH Employee Fund, L.P., for which JWH is the trading advisor. Records of these accounts will not be made available to limited partners.

     Records of proprietary trading will not be available for inspection by limited partners.

     Proprietary trading by MLIP, JWH or their respective officers or employees could, if substantial in size, cause losses for the Fund by increasing the cost at which it must acquire and liquidate positions. Over time, the losses resulting from such increased prices could make it difficult for the Fund to earn profits even if its trading were otherwise successful.

TRANSACTIONS BETWEEN MERRILL LYNCH AND THE FUND

     All of the service providers to the Fund, other than JWH, are affiliates of Merrill Lynch. Merrill Lynch negotiated with JWH over the level of its advisory fees and Profit Shares. However, none of the fees paid by the Fund to any Merrill Lynch party were negotiated, and they are higher than would have been obtained in arm's-length bargaining.

     The Fund pays Merrill Lynch substantial Brokerage Commissions and Administrative Fees as well as bid-ask spreads on forward currency trades. The Fund also pays MLF interest on short-term loans extended by MLF to cover losses on foreign currency positions and permits Merrill Lynch to retain a portion of the benefit derived from possession of the Fund's assets.

     Within the Merrill Lynch organization, MLIP is the direct beneficiary of the revenues received by different Merrill Lynch entities from the Fund. MLIP controls the management of the Fund and serves as its promoter. Although MLIP has not sold any assets, directly or indirectly, to the Fund, MLIP makes substantial profits from the Fund due to the foregoing revenues.

     No loans have been, are or will be outstanding between MLIP or any of its principals and the Fund.

     MLIP pays substantial selling commissions (4% of the subscription price of Units) and trailing commissions (3% annually of the average Net Asset Value per Unit, beginning in the thirteenth month after a Unit is sold) to MLPF&S for distributing the Units. MLIP is ultimately paid back for these expenditures from the revenues it receives from the Fund.

     Descriptions of the dealings between the Fund and Merrill Lynch are set forth under "Selected Financial Data," "Interest Income Arrangements" and "Analysis of Fees and Expenses Paid by the Fund."

SUMMARY OF THE LIMITED PARTNERSHIP AGREEMENT

     The Fund's Limited Partnership Agreement effectively gives MLIP, as general partner, full control over the management of the Fund. Limited partners have no voice in its operations. In addition, MLIP in its operation of the Fund is specifically authorized to engage in the transactions described herein (including those involving affiliates of MLIP), and is exculpated and indemnified by the Fund against claims sustained in connection with the Fund, provided that such claims were not the result of negligence or misconduct and that MLIP determined that such conduct was in the best interests of the Fund.

     Although as limited partners, investors have no right to participate in the control or management of the Fund, they are entitled to: (i) vote on a variety of different matters; (ii) receive annual audited financial statements, unaudited monthly reports and timely tax information; (iii) inspect the Fund's books and records; (iv) redeem Units; and (v) not to have the business terms of the Fund changed in a manner which increases the compensation received by MLIP or its affiliates without their unanimous consent.

     Limited partners' voting rights extend to any proposed change in the Limited Partnership Agreement which would adversely affect them, as well as to their right to terminate the Fund's contracts with affiliates of MLIP. Limited partners also have the right to call meetings of the Fund in order to permit limited partners to vote on any matter on which they are entitled to vote, including the removal of MLIP as general partner of the Fund.

     Limited partners or their duly authorized representatives may inspect the Fund's books and records, for any purpose reasonably related to their status as limited partners in the Fund, during normal business hours upon reasonable written notice to the MLIP. They may also obtain copies of such records upon payment of reasonable reproduction costs; provided, however, that such limited partners represent that the inspection and/or copies of such records will not be for commercial purposes unrelated to such limited partners' interest in the Fund.

     The Limited Partnership Agreement contains restrictions on MLIP's ability to raise Brokerage Commissions, Administrative Fees and other revenues received by Merrill Lynch from the Fund, as well as certain other limitations on the various conflicts of interest to which MLIP is subject in operating the Fund.

     The Limited Partnership Agreement provides for the economic and tax allocations of the Fund's profit and loss. Economic allocations are based on investors' capital accounts, and the tax allocations generally attempt to equalize tax and capital accounts by, for example, making a priority allocation of taxable income to limited partners who redeem at a profit.

     A limited partner may transfer or assign his units in the Fund only upon prior written notice to MLIP and subject to approval of the assignee. MLIP will provide consent when it is satisfied that the transfer complies with applicable laws, and it has received an opinion of counsel that such transfer will not adversely affect the tax classification of the Fund as a partnership. An assignee not admitted to the Fund as a limited partner will have only limited rights to share the profits and capital of the Fund and a limited redemption right.


     The General Partner may amend the Limited Partnership Agreement in any manner not adverse to the limited partners without need of obtaining their consent. These amendments can be for clarification of inaccuracies or ambiguities, modifications in response to changes in tax code or regulations or any other changes MLIP deems advisable so long as they do not change the basic investment policy or structure.


     The Fund has agreed to indemnify MLIP, as general partner, for actions taken on behalf of the Fund, provided that MLIP's conduct was in the best interests of the Fund and the conduct was not the result of negligence or misconduct. Indemnification by the Fund for alleged violation of securities laws is only available if the following conditions are satisfied:


     1) a successful adjudication on the merits of each count alleged has been obtained, or


     2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or


     3) a court of competent jurisdiction approves a settlement of the claims and finds indemnification of the settlement and related costs should be made; and


     4) in the case of 3), the court has been advised of the position of the SEC and the states in which the Units were offered and sold as to indemnification for the violations.

TAX CONSEQUENCES

     IN THE OPINION OF SIDLEY & AUSTIN, THE FOLLOWING SUMMARY OF THE TAX CONSEQUENCES TO UNITED STATES TAXPAYERS WHO ARE INDIVIDUALS IS MATERIALLY CORRECT. SIDLEY & AUSTIN'S OPINION IS FILED AS AN EXHIBIT TO THE REGISTRATION STATEMENT OF WHICH THIS PROSPECTUS IS A PART.

PARTNERSHIP TAX STATUS OF THE FUND

     Both the Fund and the Fund/JWH joint venture are taxed as partnerships and do not pay federal income tax. Based on the income expected to be earned by the Fund and the Fund/JWH joint venture, neither will be taxed as a "publicly-traded partnership."

TAXATION OF PARTNERS ON PROFITS OR LOSSES OF THE FUND

     Each Partner must pay tax on his share of the Fund's income and gains. Such share must be included each year in a Partner's taxable income whether or not such Partner has redeemed Units. In addition, a Partner may be subject to paying taxes on the Fund's interest income even though the Net Asset Value per Unit has decreased due to trading losses. See "-- Tax on Capital Gains and Losses; Interest Income," below.

     The Fund provides each Partner with an annual schedule of his share of tax items. The Fund generally allocates these items equally to each Unit. However, when a Partner redeems Units, the Fund allocates capital gains or losses so as to eliminate any difference between the redemption proceeds and the tax accounts of such Units.

LIMITED DEDUCTIBILITY OF FUND LOSSES AND DEDUCTIONS

     A Partner may not deduct Fund losses or deductions in excess of his tax basis in his Units as of year-end. Generally, a Partner's tax basis in his Units is the amount paid for such Units reduced (but not below zero) by his share of any Fund distributions, losses and deductions and increased by his share of the Fund's income and gains.

LIMITED DEDUCTIBILITY FOR CERTAIN EXPENSES

     Individual taxpayers are subject to material limitations on their ability to deduct investment advisory expenses and other expenses of producing income. Sidley & Austin has opined that the amount, if any, of the Fund's expenses which might be subject to this limitation should be DE MINIMIS. However, the IRS could take a different position. The Fund's Profit Share is structured as a priority allocation of the Fund's trading profits (if any) to JWH. The IRS could contend that the Profit Share should be characterized as an investment advisory expense. If the Profit Share were treated as an investment advisory expense, individual taxpayers would pay tax on $100 of net profits for every $85 increase in Net Asset Value of their Units, and the Profit Share would be subject to limited deductibility.

     Individuals cannot deduct investment advisory expenses in calculating their alternative minimum tax.

YEAR-END MARK-TO-MARKET OF OPEN POSITIONS

     Section 1256 Contracts are futures, futures options traded on U.S. exchanges, certain foreign currency contracts and stock index options. Certain of the Fund's open positions are Section 1256 Contracts . Section 1256 Contracts which remain open at the end of each year are treated for tax purposes as if such positions had been sold and any gain or loss recognized. The gain or loss on Section 1256 Contracts is characterized as 40% short-term capital gain or loss and 60% long-term capital gain or loss regardless of how long any given position has been held. Non-U.S. exchange-traded futures and forwards are non-Section 1256 Contracts. Gain or loss on non-Section 1256 Contracts will be recognized when sold by the Fund and will be primarily short-term gain or loss.

TAX ON CAPITAL GAINS AND LOSSES; INTEREST INCOME

     As described under "-- Year-End Mark-to-Market of Open Positions," the Fund's trading, not including its cash management which generates primarily ordinary income, generates 60% long-term capital gains or losses and 40% short-term capital gains or losses from its
Section 1256 Contracts and primarily short-term capital gain or loss from its non-Section 1256 Contracts. Individuals pay tax on long-term capital gains at a maximum rate of 20%. Short-term capital gains are subject to tax at the same rates as ordinary income, with a maximum rate of 39.6% for individuals.

     Individual taxpayers may deduct capital losses only to the extent of their capital gains plus $3,000. Accordingly, the Fund could incur significant losses but a limited partner be required to pay taxes on his share of the Fund's interest income.

     If an individual taxpayer incurs a net capital loss for a year, he may elect to carryback (up to three years) the portion of such loss which consists of a net loss on Section 1256 Contracts. A taxpayer may deduct such losses only against net capital gain for a carryback year to the extent that such gain includes gains on Section 1256 Contracts. To the extent that a taxpayer could not use such losses to offset gains on Section 1256 Contracts in a carryback year, the taxpayer may carryforward such losses indefinitely as losses on
Section 1256 Contracts.

SYNDICATION EXPENSES

     The $629,523 in organizational and initial offering costs reimbursed by the Fund to MLIP were non-deductible syndication expenses, as will any costs associated with the offering of the Units under this Prospectus and any subsequent ongoing offering expenses incurred by the Fund. The IRS could also contend that a portion of the Brokerage Commissions paid to MLF and/or the Administrative Fees paid to MLIP constitute non-deductible syndication expenses.

THE 3% EMPLOYEE DISCOUNT

     MLIP contributes 3% of the purchase date Net Asset Value per Unit to the Fund for each Unit purchased by Merrill Lynch officers and employees. These officers and employees report the MLIP contribution as ordinary income in the year of purchase, and acquire a tax basis in their Units of 100% of the purchase date Net Asset Value of such Units.

UNRELATED BUSINESS TAXABLE INCOME

     Tax-exempt limited partners will not be required to pay tax on their share of income or gains of the Fund, provided that such limited partners do not purchase Units with borrowed funds.

IRS AUDITS OF THE FUND AND ITS PARTNERS

     The IRS is required to audit Fund-related items at the Fund rather than the partner level. MLIP is the Fund's "tax matters partner" with general authority to determine the Fund's responses to a tax audit. If an audit of the Fund results in an adjustment, all partners may be required to pay additional taxes plus interest as well as penalties, and could themselves be audited.

STATE AND OTHER TAXES

      In addition to the federal income tax consequences described above, the Fund and the partners may be subject to various state and other taxes.

                                 --------------------

                              PROSPECTIVE INVESTORS ARE
                             URGED TO CONSULT THEIR TAX
                              ADVISERS BEFORE DECIDING
                                  WHETHER TO INVEST.

SELLING COMMISSIONS

     No selling commissions are paid from the proceeds of subscriptions. MLIP provides production credits to the Selling Agent on Unit sales. Production credits are internal bookkeeping entries, a percentage of which is paid by MLIP in cash to the Selling Agent.

     The Selling Agent receives initial production credits of 4% of the purchase price of all Units. However, no initial production credits are provided on sales of Units to officers and employees of Merrill Lynch at 97% of Net Asset Value.

     MLIP also provides ongoing production credits on Units which remain outstanding more than twelve months. Ongoing production credits are only paid on Units sold by Financial Consultants registered with the CFTC and who have passed either the Series 3 National Commodity Futures Examination or the Series 31 Managed Futures Funds Examination. Ongoing production credits equal 3% per annum of the average month-end Net Asset Value per Unit, beginning in the second year after sale.

     In the Selling Agreement, JWH and MLIP have agreed to indemnify the Selling Agent against certain liabilities that the Selling Agent may incur as a result of their respective conduct in connection with the offering and sale of the Units, including liabilities under the Securities Act of 1933 and the Commodity Exchange Act.

LAWYERS; ACCOUNTANTS

     Sidley & Austin has advised MLIP, MLF and MLPF&S on the offering of the Units. Sidley & Austin drafted "Tax Consequences."

     The balance sheet of MLIP as of December 25, 1998 and the consolidated financial statements of the Fund as of December 31, 1998, 1997 and 1996 included herein have been audited by Deloitte & Touche LLP.

INDEX TO FINANCIAL STATEMENTS


                                                                           PAGE
                                                                           ----
ML JWH STRATEGIC ALLOCATION FUND L.P.
     Independent Auditors' Report. . . . . . . . . . . . . . . . . . . . . . 75
     Consolidated Statements of Financial Condition. . . . . . . . . . . . . 76
     Consolidated Statements of Income . . . . . . . . . . . . . . . . . . . 77
     Consolidated Statements of Changes in Partners' Capital . . . . . . . . 78
     Notes to Consolidated Financial Statements. . . . . . . . . . . . . . . 79


MERRILL LYNCH INVESTMENT PARTNERS INC.

     Independent Auditors' Report. . . . . . . . . . . . . . . . . . . . . . 87
     Balance Sheets. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 88
     Notes to Balance Sheets . . . . . . . . . . . . . . . . . . . . . . . . 89


          SCHEDULES ARE OMITTED FOR THE REASON THAT THEY ARE NOT REQUIRED OR
         ARE NOT APPLICABLE OR THAT EQUIVALENT INFORMATION HAS BEEN INCLUDED
                    IN THE FINANCIAL STATEMENTS OR NOTES THERETO.

                                   ---------------

                             INDEPENDENT AUDITORS' REPORT


TO THE PARTNERS OF
 ML JWH STRATEGIC ALLOCATION FUND L.P.:

We have audited the accompanying consolidated statements of financial condition of ML JWH Strategic Allocation Fund L.P. (a Delaware limited partnership; the "Partnership") and its joint venture with John W. Henry & Company, Inc. (the "Joint Venture") as of December 31, 1998 and 1997, and the related consolidated statements of income and changes in partners' capital for the years ended December 31, 1998 and 1997 and the period from July 15, 1996 (commencement of operations) to December 31, 1996. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of ML JWH Strategic Allocation Fund L.P. and the Joint Venture as of December 31, 1998 and 1997 and 1996 and the results of their operations for the years ended December 31, 1998 and 1997 and the period from July 15, 1996 (commencement of operations) to December 31, 1996 in conformity with generally accepted accounting principles.

DELOITTE & TOUCHE LLP

New York, New York
February 4, 1999

                        ML JWH STRATEGIC ALLOCATION FUND L. P.
                  (A DELAWARE LIMITED PARTNERSHIP) AND JOINT VENTURE

                    CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                              DECEMBER 31, 1998 AND 1997



                                                                        1998             1997
                                                                   --------------   --------------
ASSETS:

Equity in commodity futures trading accounts:
   Cash and options premiums                                         $34,991,460      $42,006,060

   Net unrealized profit on open contracts                            26,157,000       14,377,004

   Government securities (Cost: $263,057,253 and $170,434,242)       263,939,939      170,955,529

Cash                                                                      57,273

Accrued interest (Note 3)                                              3,064,653        1,826,823
                                                                   --------------   --------------
      TOTAL                                                         $328,210,325     $229,165,416
                                                                   --------------   --------------
                                                                   --------------   --------------

LIABILITIES AND PARTNERS' CAPITAL

LIABILITIES:

   Brokerage commissions payable (Note 3)                             $2,086,278       $1,473,380

   Profit Share payable (Note 2)                                       5,436,351        2,640,194

   Redemptions payable                                                 5,952,585        1,116,238

   Administrative fees payable (Note 3)                                   67,299           47,527

   Organizational and initial offering costs payable (Note 1)                  _          114,951
                                                                   --------------   --------------
      Total liabilities                                               13,542,513        5,392,290
                                                                   --------------   --------------
MINORITY INTEREST                                                        154,901          135,830
                                                                   --------------   --------------

PARTNERS' CAPITAL:

   General Partner (17,281 Units and 18,177 Units)                     2,667,093        2,455,940

   Limited Partners (2,020,625 Units and 1,634,252 Units             311,845,818      221,181,356

      Total partners' capital                                        314,512,911      223,637,296
                                                                   --------------   --------------
         TOTAL                                                      $328,210,325     $229,165,416
                                                                   --------------   --------------
                                                                   --------------   --------------


NET ASSET VALUE PER UNIT (NOTE 4)

See notes to consolidated financial statements.

                        ML JWH STRATEGIC ALLOCATION FUND L. P.
                  (A DELAWARE LIMITED PARTNERSHIP) AND JOINT VENTURE

          CONSOLIDATED STATEMENTS OF INCOME FOR THE YEARS ENDED DECEMBER 31,
                   1998 AND 1997 AND THE PERIOD FROM JULY 15, 1996
                  (COMMENCEMENT OF OPERATIONS) TO DECEMBER 31, 1996


                                        1998             1997             1996
                                      --------         --------         --------
REVENUES:
Trading profit:
  Realized                           $35,957,735      $18,820,033      $29,800,074
  Change in unrealized                12,141,395       10,201,917        4,696,372
                                    -------------    -------------    -------------

    Total trading results             48,099,130       29,021,950       34,496,446

Interest income (Note 3)              12,766,955       12,021,263        3,030,330

    Total revenues                    60,866,085       41,043,213       37,526,776
                                    -------------    -------------    -------------

EXPENSES:
Brokerage commissions (Note 3)        19,086,026       17,377,236        4,873,368
Administrative fees (Note 3)             615,678          560,556          157,205
                                    -------------    -------------    -------------

    Total expenses                    19,701,704       17,937,792        5,030,573
                                    -------------    -------------    -------------

INCOME BEFORE PROFIT SHARE
ALLOCATION AND MINORITY
INTEREST                              41,164,381       23,105,421       32,496,203

Profit Share Allocation (Note 2)      (5,436,351)      (2,640,194)      (4,683,010)

Minority interest in income              (19,071)         (12,447)         (23,383)
                                    -------------    -------------    -------------

NET INCOME                           $35,708,959      $20,452,780      $27,789,810
                                    -------------    -------------    -------------
                                    -------------    -------------    -------------

NET INCOME PER UNIT:
  Weighted average number of
  General Partner and Limited
    Partner Units outstanding
    (Note 5)                           1,736,281        1,739,531        1,163,568
                                    -------------    -------------    -------------
                                    -------------    -------------    -------------

Net income per weighted average
  General Partner and Limited
  Partner Unit                            $20.57           $11.76           $23.88
                                    -------------    -------------    -------------
                                    -------------    -------------    -------------


See notes to consolidated financial statements.

                        ML JWH STRATEGIC ALLOCATION FUND L. P.
                  (A DELAWARE LIMITED PARTNERSHIP) AND JOINT VENTURE

           CONSOLIDATED STATEMENTS OF CHANGES IN PARTNERS' CAPITAL FOR THE
          YEARS ENDED DECEMBER 31, 1998 AND DECEMBER 31, 1997 AND THE PERIOD
         FROM JULY 15, 1996 (COMMENCEMENT OF OPERATIONS) TO DECEMBER 31, 1996



                                              LIMITED           GENERAL       SUBSCRIPTIONS
                                 UNITS        PARTNERS          PARTNER         RECEIVABLE         TOTAL
                             -----------    -------------     ------------    -------------    -------------
Initial offering                 14,832     $100,516,800       $1,483,200     $     --         $102,000,000
Organizational and initial
  offering costs                 --             (985,459)         (14,541)          --           (1,000,000)
Additions                     1,565,526       64,575,292          198,925           --           64,774,217
Redemptions                     (28,762)      (3,241,918)           --              --           (3,241,918)
Net Income                       --           27,419,350          370,460           --           27,789,810
Subscriptions Receivable       (148,169)          --                --         (18,248,494)     (18,248,494)
                             -----------    -------------     ------------    -------------    -------------

PARTNERS' CAPITAL,
DECEMBER 31, 1996             1,403,427      188,284,065        2,038,044      (18,248,494)     172,073,615

Organizational and initial
offering cost recovery           --              366,712            3,765           --              370,477
Additions                       409,237       32,969,453          152,196       18,248,494       51,370,143
Redemptions                    (160,235)     (20,629,719)          --               --          (20,629,719)
Net Income                       --           20,190,845          261,935           --           20,452,780
                             -----------    -------------     ------------    -------------    -------------

PARTNERS' CAPITAL,
DECEMBER 31, 1997             1,652,429      221,181,356        2,455,940           --          223,637,296
Additions                       713,063      100,796,172          214,178           --          101,010,350
Redemptions                    (327,666)     (45,513,612)        (330,082)          --          (45,843,694)
Net Income                       --           35,381,902          327,057           --           35,708,959
                             -----------    -------------     ------------    -------------    -------------
PARTNERS' CAPITAL,
DECEMBER 31, 1998             2,037,826     $311,845,818       $2,667,093     $     --         $314,512,911
                             -----------    -------------     ------------    -------------    -------------
                             -----------    -------------     ------------    -------------    -------------

See notes to consolidated financial statements.

                        ML JWH STRATEGIC ALLOCATION FUND L. P.
                  (A DELAWARE LIMITED PARTNERSHIP) AND JOINT VENTURE

                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

     ML JWH Strategic Allocation Fund L.P. (the "Partnership") was organized under the Delaware Revised Uniform Limited Partnership Act on December 11, 1995 and commenced trading on July 15, 1996. When available for investment, the Partnership issues new units of limited partnership interest ("Units") at Net Asset Value as of the beginning of each calendar month. The Partnership engages in the speculative trading of futures, options on futures and forward contracts on a wide range of commodities through its joint venture (the "Joint Venture") with John W. Henry & Company, Inc. ("JWH"), the trading advisor for the Partnership, and investing in Government Securities, as defined. Merrill Lynch Investment Partners Inc. ("MLIP" or the "General Partner") a wholly-owned subsidiary of Merrill Lynch Group Inc., which, in turn, is a wholly-owned subsidiary of Merrill Lynch & Co., Inc. ("Merrill Lynch"), is the general partner of the Partnership. Merrill Lynch Futures Inc. ("MLF"), a Merrill Lynch affiliate, is the Partnership's commodity broker and Merrill Lynch Asset Management Inc. ("MLAM"), also an affiliate of Merrill Lynch, provides cash management services to the Partnership. Substantially all of the Partnership's assets are held in accounts maintained at Merrill Lynch, Pierce, Fenner & Smith Incorporated, also a Merrill Lynch affiliate.


     The General Partner has agreed to maintain a general partner's interest of at least 1% of the total capital in the Partnership. The General Partner and the Limited Partners share in the profits and losses of the Partnership in proportion to their respective interests in it.

     The Joint Venture trades in the international futures and forward markets, applying multiple proprietary trading strategies under the direction of JWH. JWH selects, allocates and reallocates the Partnership's assets among different combinations of JWH's programs--an approach which JWH refers to as the "JWH Strategic Allocation Program."

     The consolidated financial statements include the accounts of the Joint Venture to which the Partnership has contributed substantially all of its capital, representing a current equity interest in the Joint Venture of approximately 99%. All related transactions between the Partnership and the Joint Venture are eliminated in consolidation. Certain of the prior year balances have been reclassified to conform with the current year's presentation.

ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

U.S. GOVERNMENT SECURITIES

     The Partnership invests a portion of its assets in obligations of the U.S. Treasury and certain U.S. government agencies ("Government Securities") under the direction of MLAM within the parameters established by MLIP for which MLAM accepts no responsibility. These investments are carried at fair value.

                        ML JWH STRATEGIC ALLOCATION FUND L. P.
                  (A DELAWARE LIMITED PARTNERSHIP) AND JOINT VENTURE

                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

REVENUE RECOGNITION

     Commodity futures, options on futures and forward contract transactions are recorded on the trade date, and open contracts are reflected in net unrealized profit on open contracts in the Consolidated Statements of Financial Condition at the difference between the original contract value and the market value (for those commodity interests for which market quotations are readily available) or at fair value. The change in net unrealized profit on open contracts and Government Securities from one period to the next is reflected in change in unrealized in the Consolidated Statements of Income.


FOREIGN CURRENCY TRANSACTIONS


     The Partnership's functional currency is the U.S. dollar; however, it transacts business in currencies other than the U.S. dollar. Assets and liabilities denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rates in effect at the dates of the Statements of Financial Condition. Income and expense items denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rates in effect during the period. Gains and losses resulting from the translation to U.S. dollars are reported in total trading results currently.


ORGANIZATIONAL AND INITIAL OFFERING COSTS, ONGOING OFFERING COSTS, OPERATING EXPENSES AND SELLING COMMISSIONS


     The General Partner advanced all organizational and initial offering costs relating to the Partnership. The Partnership reimbursed the General Partner for such costs in 24 monthly installments. For financial reporting purposes, the Partnership deducted the estimated organizational and initial offering reimbursement costs of $1,000,000 from the Partners' capital at inception. For all other purposes (including determining the Net Asset Value of the Units), the Partnership deducted the organizational and initial offering cost reimbursements only as actually paid. Adjustments in the final organizational and initial offering costs were added back to the Partners' capital.


     Although, according to the terms of the Prospectus, as of September 1, 1998, the General Partner is entitled to receive, from the Partnership, ongoing offering cost reimbursements (estimated at $500,000) of up to 0.25% of 1% of the Partnership's average month-end assets, the General Partner in 1998 paid for all ongoing offering costs incurred in connection with the offering of Units. The Partnership may reimburse the General Partner for ongoing offering expenses in connection with the 1999 offering of Units. The General Partner pays for all routine operating costs (including legal, accounting, printing, postage and similar administrative expenses) of the Partnership, including the Partnership's share of any such costs incurred by the Joint Venture (See Note 2), The General Partner receives an administrative fee, as well as a portion of the brokerage commissions paid to MLF by the Joint Venture.


     No selling commissions have been or are paid directly by the Limited Partners. All selling commissions are paid by MLIP.


INCOME TAXES

     No provision for income taxes has been made in the accompanying consolidated financial statements as each Partner is individually responsible for reporting income or loss based on such Partner's respective share of the Partnership's income and expenses as reported for income tax purposes.

                        ML JWH STRATEGIC ALLOCATION FUND L. P.
                  (A DELAWARE LIMITED PARTNERSHIP) AND JOINT VENTURE

                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

DISTRIBUTIONS


     The Unitholders are entitled to receive, equally per Unit, any distribution which may be made by the Partnership. No such distributions had been made as of December 31, 1998.

REDEMPTIONS

     A Limited Partner may require the Partnership to redeem some or all of such Partner's Units at Net Asset Value as of the close of business on the last business day of any month upon ten calendar days' notice. Units redeemed on or prior to the end of the twelfth full month after purchase are assessed an early redemption charge of 3% of their Net Asset Value as of the date of redemption. If an investor acquires Units at more than one time, such Units are treated on a "first-in, first-out" basis for purposes of determining whether redemption charges are applicable.

DISSOLUTION OF THE PARTNERSHIP

     The Partnership will terminate on December 31, 2026 or at an earlier date if certain conditions occur, as well as under certain other circumstances as set forth in the Limited Partnership Agreement.


RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS


     In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133 (the "Statement"). Such Statement is effective for fiscal years commencing after June 15, 1999. The General Partner does not believe that the Statement will have a significant effect on the financial statements of the Partnership.

2.   JOINT VENTURE AGREEMENT

     The Partnership and JWH entered into a Joint Venture Agreement as of the commencement of operations whereby JWH contributed $100,000 to the Joint Venture and the Partnership contributed substantially all of its capital. The Joint Venture Agreement initially expired September 30, 1997, subject to two one-year renewals at the option of MLIP. The renewal options were exercised at September 30, 1998 and 1997. As of October 30, 1998, the Joint Venture Agreement was amended to allow the Joint Venture Agreement to continue in effect until December 31, 1999 and for automatic renewal for successive annual terms. The General Partner is the manager of the Joint Venture, while JWH has sole discretion in determining the commodity futures, options on futures and forward trades to be made on its behalf, subject to the trading limitations outlined in the Joint Venture Agreement.


     Pursuant to the Joint Venture Agreement, JWH and the Partnership share in the profits of the Joint Venture based on equity ownership provided that 15% of the Partnership's allocable quarterly New Trading Profits, as defined, are allocated to JWH. Losses are allocated to JWH and the Partnership based on equity ownership.


     Pursuant to the Joint Venture Agreement, JWH's share of profits may earn interest at the prevailing rates for 91-day U.S. Treasury bills or such share of profits may participate in the profits and losses of the Joint Venture. For the year ended December 31, 1998, JWH received a profit share allocation of $5,383,828 and earned interest of $52,523 on such amount. For the year ended December 31, 1997, JWH received a profit share allocation of $2,601,187 and earned interest of $39,007 on such amount. For the period from July 15, 1996 to December 31, 1996, JWH received a

                        ML JWH STRATEGIC ALLOCATION FUND L. P.
                  (A DELAWARE LIMITED PARTNERSHIP) AND JOINT VENTURE

                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

profit share allocation of $4,675,905, and earned interest of $7,105 on such amount.

3.   RELATED PARTY TRANSACTIONS

     Approximately 80% of the Joint Venture's U.S. dollar assets are managed by MLAM, pursuant to guidelines established by MLIP for which MLAM assumes no responsibility, in the Government Securities market. MLF pays MLAM annual management fees of .20 of 1% on the first $25 million of certain assets ("Capital"), including assets of the Joint Venture managed by MLAM, .15 of 1% on the next $25 million of Capital, .125 of 1% on the next $50 million, and .10 of 1% on Capital in excess of $100 million. Such fees are paid quarterly in arrears and are calculated on the basis of the average daily assets managed by MLAM.

     A portion of the Joint Venture's U.S. dollar assets is maintained at MLF. On assets held in U.S. dollars, Merrill Lynch credits the Joint Venture with interest at the prevailing 91-day U.S. Treasury bill rate. The Joint Venture is credited with interest on any of its net gains actually held by Merrill Lynch in non-U.S. dollar currencies at a prevailing local rate received by Merrill Lynch. Merrill Lynch may derive certain economic benefit in excess of the interest which Merrill Lynch pays to the Joint Venture, from possession of such assets.


     Merrill Lynch charges the Joint Venture Merrill Lynch's cost of financing realized and unrealized losses on the Joint Venture's non-U.S.
dollar-denominated positions.

     The Joint Venture pays brokerage commissions to MLF at a flat rate of .646 of 1% (a 7.75% annual rate) of the Joint Venture's month-end assets, and pays MLIP a monthly administrative fee of .021 of 1% (a .25% annual rate) of the Joint Venture's month-end assets. Month-end assets are not reduced, for purposes of calculating brokerage and administrative fees, by any accrued brokerage commissions, administrative fees, Profit Shares or other fees or charges.

     MLIP estimates that the round-turn equivalent commission rate charged to the Joint Venture during the years ended December 31, 1998 and 1997 and for the period from July 15, 1996 (commencement of operations) to December 31, 1996 was approximately $145, $212 and $208 (not including, in calculating round-turn equivalents, forward contracts on a futures-equivalent basis).

     MLF pays JWH annual Consulting Fees of 4% of the Partnership's average month-end assets, after reduction for a portion of the brokerage commissions.

     Many of the Joint Venture's currency trades are executed in the spot and forward foreign exchange markets (the "FX Markets") where there are no direct execution costs. Instead, the participants, banks and dealers, including Merrill Lynch International Bank ("MLIB"), in the FX Markets take a "spread" between the prices at which they are prepared to buy and sell a particular currency and such spreads are built into the pricing of the spot or forward contracts with the Joint Venture. The General Partner anticipates that some of the Joint Venture's foreign currency trades will be executed through MLIB, an affiliate of the General Partner. MLIB has discontinued the operation of the foreign exchange service desk, which included seeking multiple quotes from counterparties unrelated to MLIB for a service fee and trade execution.

                        ML JWH STRATEGIC ALLOCATION FUND L. P.
                  (A DELAWARE LIMITED PARTNERSHIP) AND JOINT VENTURE

                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

     In its exchange of futures for physical ("EFP") trading, the Joint Venture acquires cash currency positions through banks and dealers, including Merrill Lynch. The Joint Venture pays a spread when it exchanges these positions for futures. This spread reflects, in part, the different settlement dates of the cash and the futures contracts, as well as prevailing interest rates, but also includes a pricing spread in favor of the banks and dealers, which may include a Merrill Lynch entity.

4.   NET ASSET VALUE PER UNIT

     For financial reporting purposes, the Partnership deducted the total organizational and initial offering cost reimbursement payable to MLIP at inception. For all other purposes (including computing Net Asset Value for redemptions), the Partnership deducted the organizational and initial offering cost reimbursements only as actually paid. The final payment was deducted from the Net Asset Value in June 1998. As of December 31, 1997, the Net Asset Value per Unit was $135.34 for financial reporting purposes and $135.40 for all other purposes. As of December 31, 1998, the Net Asset Value per Unit was $154.34 for financial reporting purposes and for all other purposes.

5.   WEIGHTED AVERAGE UNITS

     The weighted average number of Units outstanding was computed for purposes of disclosing net income per weighted average Unit. The weighted average Units outstanding at December 31, 1998, 1997 and 1996 equals the Units outstanding as of such date, adjusted proportionately for Units sold and redeemed based on the respective length of time each was outstanding during the year.

6.   FAIR VALUE AND
     OFF-BALANCE SHEET RISK

     The Joint Venture trades futures, options on futures and forward contracts in interest rates, stock indices, commodities, currencies, energy and metals. The Joint Venture's total trading results by reporting category for the years ended December 31, 1998, 1997 and 1996 were as follows:



                                                         1998 TOTAL
                                                        TRADING RESULTS
                                                        ---------------
Interest rates and
  stock indices                                         $44,472,322
                                                        -----------
Commodities                                                 218,353
Currencies                                                1,242,166
Energy                                                    9,562,147
Metals                                                   (7,395,858)


                                                        $ 48,099,130
                                                        ------------
                                                        ------------


                                 1997 TOTAL                 1996 TOTAL
                                  TRADING                TRADING RESULTS
                               ---------------           ---------------
Interest rates and stock
indices                         $ 19,982,977                   $18,719,739

Commodities                       (2,328,550)                   (2,473,692)
Currencies                        19,023,250                    10,116,005
Energy                           (14,267,006)                    6,404,320
Metals                             6,611,279                     1,730,074

                               $  29,021,950                 $  34,496,446
                                  ----------                    ----------
                                  ----------                    ----------


MARKET RISK

     Derivative financial instruments involve varying degrees of off-balance sheet market risk, and changes in the level or volatility of interest rates, foreign currency exchange rates or market values of the financial instruments or commodities underlying such derivative instruments frequently result in changes in the Partnership's net unrealized profit on such derivative instruments as reflected in the Consolidated Statements of Financial Condition. The Joint Venture's exposure to market risk is influenced by a number

                        ML JWH STRATEGIC ALLOCATION FUND L. P.
                  (A DELAWARE LIMITED PARTNERSHIP) AND JOINT VENTURE

                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

of factors, including the relationships among the derivative instruments held by the Joint Venture as well as the volatility and liquidity in the markets in which such derivative instruments are traded.


     The General Partner has procedures in place intended to control market risk exposure, although there can be no assurance that they will, in fact, succeed in doing so. These procedures focus primarily on monitoring the trading of JWH and reviewing outstanding positions for over-concentrations. While the General Partner does not itself intervene in the markets to hedge or diversify the Joint Venture's market exposure, the General Partner may urge JWH to reallocate positions in an attempt to avoid over-concentrations. However, such interventions are unusual. Except in cases in which it appears that JWH has begun to deviate from past practice and trading policies or to be trading erratically (which has not occurred to date), the General Partner's basic risk control procedures consist simply of monitoring JWH, with the market risk controls being applied by JWH itself.

FAIR VALUE

     The derivative instruments traded by the Joint Venture are marked to market daily with the resulting unrealized profit recorded in the Consolidated Statements of Financial Condition and the related profit reflected in trading revenues in the Consolidated Statements of Income.

     The contract/notional values of the open derivative instrument positions as of December 31, 1998 and 1997 were as follows:


                                                     1998
                                              ------------------
                                        COMMITMENT         COMMITMENT
                                       TO PURCHASE           TO SELL
                                   (FUTURES, OPTIONS   (FUTURES, OPTIONS
                                      AND FORWARDS)       AND FORWARDS)
                                   ----------------    -----------------
Interest rates and
  Stock indices                     $1,092,704,439       $ 856,715,210
Commodities                             25,732,606          34,202,326
Currencies                             240,511,095         176,535,503
Energy                                     --               34,390,257
Metals                                     --               40,529,780

                                    $1,358,948,140      $1,142,373,076
                                    --------------      --------------
                                    --------------      --------------
                                                     1997
                                              ------------------
                                        COMMITMENT         COMMITMENT
                                       TO PURCHASE           TO SELL
                                   (FUTURES, OPTIONS   (FUTURES, OPTIONS
                                      AND FORWARDS)       AND FORWARDS)
                                   ----------------    -----------------

Interest rates and
  Stock indices                       $926,562,961        $351,175,040
Commodities                             21,239,916          27,160,968
Currencies                             199,371,182         390,721,620
Energy                                          --          39,106,920
Metals                                  18,503,375          43,958,106
                                        ----------          ----------

                                   $ 1,165,677,434      $  852,122,654
                                    --------------      --------------
                                    --------------      --------------




     Substantially all of the Joint Venture's derivative financial instruments outstanding as of December 31, 1998 expire within one year.


     The contract/notional values of the Joint Venture's open exchange-traded and non-exchange-traded derivative financial instrument positions as of December 31, 1998 and 1997 were as follows:

                        ML JWH STRATEGIC ALLOCATION FUND L. P.
                  (A DELAWARE LIMITED PARTNERSHIP) AND JOINT VENTURE

                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------



                                                   1998
                                         ---------------------------
                                   COMMITMENT                  COMMITMENT
                                   TO PURCHASE                   TO SELL
                              (FUTURES, OPTIONS AND       (FUTURES, OPTIONS AND
                                    FORWARDS)                   FORWARDS)
                                    ---------                   ---------
Exchange-                        $ 1,314,058,020             $ 1,057,972,923
Traded
Non-Exchange-
Traded                                44,890,120                  84,400,153

                                  $1,358,948,140             $ 1,412,373,076
                                  --------------             ---------------
                                  --------------             ---------------

                                                   1997
                                         ---------------------------
                                   COMMITMENT                  COMMITMENT
                                   TO PURCHASE                   TO SELL
                              (FUTURES, OPTIONS AND       (FUTURES, OPTIONS AND
                                    FORWARDS)                   FORWARDS)
                                    ---------                   ---------
Exchange-                          $791,818,184                $468,259,393
Traded
Non-Exchange-
Traded                              373,859,250                 383,863,261

                                 $1,165,677,434               $ 852,122,654
                                 --------------               -------------
                                 --------------               -------------


     The average fair values, based on contract/ notional values, of the Joint Venture's derivative instrument positions which were open as of the end of each calendar month during the years ended December 31, 1998 and 1997 were as follows:


                                                    1998
                                          ---------------------------
                                    COMMITMENT                  COMMITMENT
                                    TO PURCHASE                   TO SELL
                               (FUTURES, OPTIONS AND       (FUTURES, OPTIONS AND
                                     FORWARDS)                   FORWARDS)
                                     ---------                   ---------
Interest rates and
  Stock indices                 $ 1,203,084,796              $  469,701,059
Commodities                          14,712,644                  35,906,262
Currencies                          380,746,340                 388,335,661
Energy                                8,369,033                  33,942,343
Metals                               15,928,582                  30,607,494
                                     ----------                  ----------
                                $ 1,622,841,395              $  958,492,819
                                ----------------             --------------
                                ----------------             --------------

                                                    1997
                                          ---------------------------
                                    COMMITMENT                  COMMITMENT
                                    TO PURCHASE                   TO SELL
                               (FUTURES, OPTIONS AND       (FUTURES, OPTIONS AND
                                     FORWARDS)                   FORWARDS)
                                     ---------                   ---------
Interest rates and
  Stock indices                 $ 1,010,667,321             $   263,783,626
Commodities                          25,901,996                  21,055,353
Currencies                          395,236,535                 484,258,015
Energy                               22,168,532                  21,307,623
Metals                               36,089,734                   9,266,297
                                     -----------                 ----------

                                 $1,463,240,681              $  826,494,351
                                 ---------------             --------------
                                 ---------------             --------------




     A portion of the amounts indicated as off-balance sheet risk reflects offsetting commitments to purchase and sell the same derivative instrument on the same date in the future. These commitments are economically offsetting but are not, as a technical matter, offset in the forward markets until the settlement date.

CREDIT RISK

     The risks associated with exchange-traded contracts are typically perceived to be less than those associated with over-the-counter (non-exchange-traded) transactions, because exchanges typically (but not universally) provide clearinghouse arrangements in which the collective credit (in some cases limited in amount, in some cases not) of the members of the exchange is pledged to support the financial integrity of the exchange. In over-the-counter transactions, on the other hand, traders must rely solely on the credit of their respective individual counterparties. Margins, which may be subject to loss in the event of a default, are generally required in exchange trading, and counterparties may require margin in the over-the-counter markets.


     The fair value amounts in the above tables represent the extent of the Joint Venture's market exposure in the particular class of derivative instrument, but not the credit risk associated with

                        ML JWH STRATEGIC ALLOCATION FUND L. P.
                  (A DELAWARE LIMITED PARTNERSHIP) AND JOINT VENTURE

                      NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------

counterparty nonperformance. The credit risk associated with these instruments from counterparty nonperformance is the net unrealized profit included on the Consolidated Statements of Financial Condition.




     The gross unrealized profit and the net unrealized profit on the Joint Venture's open derivative instrument positions as of December 31, 1998 and 1997 were as follows:


                                           1998
                                    -------------------
                                GROSS                    NET
                          UNREALIZED PROFIT       UNREALIZED PROFIT (LOSS)
                          -----------------       ------------------------
Exchange-
  Traded                    $  34,342,877           $  27,254,898
Non-Exchange-
  Traded                          347,586              (4,097,898)
                                  --------             -----------

                            $  34,690,463            $ 26,157,090
                            -------------            -------------
                            -------------            -------------

                                           1997
                                    -------------------
                              GROSS                     NET
                          UNREALIZED PROFIT       UNREALIZED PROFIT
                          -----------------       -----------------
Exchange-
  Traded                    $  14,037,333           $  12,316,384
Non-Exchange-
  Traded                        8,613,088               2,060,620
                                ----------              ---------

                            $  22,650,421           $  14,377,004
                            --------------          -------------
                            --------------          -------------


     The Joint Venture has credit risk in respect of its counterparties and brokers, but attempts to control this risk by dealing almost exclusively with Merrill Lynch entities as counterparties and brokers.


     The Joint Venture, in its normal course of business, enters into various contracts, with MLF acting as its commodity broker. Pursuant to the brokerage agreement with MLF (which includes a netting arrangement), to the extent that such trading results in receivables from and payables to MLF, these receivables and payables are offset and reported as a net receivable or payable.

                             INDEPENDENT AUDITORS' REPORT


     MERRILL LYNCH INVESTMENT PARTNERS INC.:

     We have audited the accompanying balance sheet of Merrill Lynch Investment Partners Inc. (the "Company") as of December 25, 1998. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, such balance sheet presents fairly, in all material respects, the financial position of the Company at December 25, 1998 in conformity with generally accepted accounting principles.


     DELOITTE & TOUCHE LLP



     New York, New York
     February 5, 1999

                        MERRILL LYNCH INVESTMENT PARTNERS INC.

                                    BALANCE SHEET

                                  DECEMBER 25, 1998

--------------------------------------------------------------------------------

ASSETS
Cash                                                        $       937,966
Investments in affiliated partnerships                           11,710,545
Due from parent and affiliate                                    20,683,294
Receivables from affiliated partnerships                          5,047,501
Deferred charges                                                 22,982,728
Advances and other receivables                                   15,055,652
Fixed assets -- net of accumulated depreciation
   of $1,464,216                                                    464,518
Other assets                                                      1,146,000
                                                            ---------------

     TOTAL ASSETS                                               $78,028,204
                                                            ---------------
                                                            ---------------


LIABILITIES AND STOCKHOLDER'S EQUITY

LIABILITIES:
   Accounts payable and accrued expenses                    $    14,502,593
   Due to affiliate                                               2,755,842
   Current and deferred income taxes                             13,313,206
                                                            ---------------

        Total liabilities                                        30,571,641
                                                            ---------------

STOCKHOLDER'S EQUITY:
   Preferred stock, par value $10.00 per share --
     1,000 shares authorized; none outstanding                           --
   Common stock, par value $10.00 per share --
     1,000 shares authorized; 100 shares outstanding                  1,000
   Additional paid-in capital                                    16,915,000
   Retained earnings                                             30,540,563
                                                            ---------------

        Total stockholder's equity                              $47,456,563
                                                            ---------------

     TOTAL LIABILITIES AND
         STOCKHOLDER'S EQUITY                                   $78,028,204
                                                            ---------------
                                                            ---------------


See Notes to Balance Sheet.


                              PURCHASERS OF UNITS WILL
                         ACQUIRE NO INTEREST IN THIS COMPANY.

                        MERRILL LYNCH INVESTMENT PARTNERS INC.

                                NOTES TO BALANCE SHEET

                                  DECEMBER 25, 1998
--------------------------------------------------------------------------------

1.   ORGANIZATION AND
     SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

     Merrill Lynch Investment Partners Inc. (the "Company") is a wholly-owned subsidiary of Merrill Lynch Group, Inc., which, in turn, is a wholly-owned subsidiary of Merrill Lynch & Co., Inc. ("ML&Co."). The Company is registered as a commodity pool operator and a commodity trading advisor and is registered as an investment adviser under the Investment Advisers Act of 1940. The Company serves as the sole general partner of The Futures Expansion Fund Limited Partnership, The Growth and Guarantee Fund L.P., ML Futures Investments II L.P., ML Futures Investments L.P., John W. Henry & Co./Millburn L.P., The S.E.C.T.O.R. Strategy Fund-SM- L.P., The SECTOR Strategy Fund-SM- II L.P., The JWH Global Asset Fund L.P., The SECTOR Strategy Fund-SM- V L.P., ML Global Horizons L.P., ML/AIS L.P., ML Select Hedge I L.P., The SECTOR Strategy Fund-SM- VI L.P., MLS Managed Futures Fund L.P., ML Principal Protection L.P., ML Select Futures I L.P. (formerly ML Chesapeake L.P.) and ML JWH Strategic Allocation Fund L.P. (collectively, the "Affiliated Partnerships"). The Company is also an investor in a joint venture (ML/AIG Asset Management L.L.C.) which is the general partner of ML/AIG Multi-Strategy Fund L.P. Additionally, the Company has sponsored or initiated the formation of various offshore entities engaged in the speculative trading of futures, options on futures, futures and options on forward contracts.

ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

INVESTMENTS IN AFFILIATED PARTNERSHIPS

     The Company's investments in its Affiliated Partnerships are accounted for under the equity method of accounting.

DEFERRED CHARGES

     Deferred charges represent compensation to ML&Co. affiliates for the sale of fund units to their customers. Such costs are amortized over 12, 24, 36 or 48-month periods.

2.   RELATED PARTIES

     The Company's officers and directors are also officers of other subsidiaries of ML&Co. An affiliate bears all of the Company's facilities and employee costs, for which it is reimbursed by the Company. Another affiliate, Merrill Lynch Futures Inc.,


                              PURCHASERS OF UNITS WILL
                         ACQUIRE NO INTEREST IN THIS COMPANY.

                        MERRILL LYNCH INVESTMENT PARTNERS INC.

                                NOTES TO BALANCE SHEET

                                  DECEMBER 25, 1998

--------------------------------------------------------------------------------

executes and clears the Affiliated Partnerships' trades, as well as those of various offshore funds sponsored or managed by the Company, for which it receives a fee, generally based on the net assets of the Affiliated Partnerships and offshore funds.

     ML&Co. is holder of the Company's excess cash, which is available on demand to meet current liabilities. ML&Co. credits the Company with interest, at a floating rate approximating ML&Co.'s average borrowing rate, based on the Company's average daily balances receivable. At December 25, 1998, approximately $20,700,000 was subject to this agreement.


     At December 25, 1998, the Company had receivables from Affiliated Partnerships and offshore funds for certain administrative, management and redemption fees, all of which are expected to be collected within 90 days. Additionally, the Company had receivables from certain Affiliated Partnerships and offshore funds for organizational and initial offering costs paid on behalf of such funds which are being reimbursed to the Company over various time periods (not exceeding three years).


     On September 25, 1998, the Company paid a dividend to Merrill Lynch Group Inc., consisting of $140,000,000.


     The Company has determined that there may have been a miscalculation in the interest credited by an affiliate of the Company, to certain Affiliated Partnerships and related offshore entities of which the Company is the sponsor, for a period prior to November 1996. Accordingly, ML&Co. is crediting current and former investors in affected funds, with additional interest amounts totaling approximately $28,500,000, which includes compound interest. Approximately $26,500,000 was paid to investors as of December, 1998 with the remaining balance of $2,000,000 recorded as a liability on the balance sheet. The Company has determined that interest has been calculated appropriately since November 1996.



                              PURCHASERS OF UNITS WILL
                         ACQUIRE NO INTEREST IN THIS COMPANY.

                        MERRILL LYNCH INVESTMENT PARTNERS INC.

                                NOTES TO BALANCE SHEET

                                  DECEMBER 25, 1998

--------------------------------------------------------------------------------

3.   INVESTMENTS IN AFFILIATED PARTNERSHIPS

     The limited partnership agreements of the Affiliated Partnerships require the Company to make certain minimum capital contributions to them. At December 25, 1998, the Company was in compliance with all such requirements.


     At December 25, 1998, the Company's investments in its Affiliated Partnerships were as follows:




ML Principal Protection L.P.
     $  1,490,297
ML Global Horizons L.P.
     1,450,760
The SECTOR Strategy Fund-SM- II  L.P
     397,602
John W. Henry & Company/Millburn L.P.
     615,277
The SECTOR Strategy Fund-SM- VI L.P.
     244,581
The JWH Global Asset Fund L.P.
     529,386
The S.E.C.T.O.R. Strategy Fund-SM- L.P.
     203,553
ML Futures Investments L.P.
     247,117
The SECTOR Strategy Fund-SM- V L.P.
     154,234
ML Futures Investments II L.P.
     127,711
The Growth and Guarantee Fund L.P.
     148,226
The Futures Expansion Fund Limited
    Partnership
     92,239
ML Select Futures I L.P. (formerly ML
Chesapeake L.P.)
     87,355
ML/AIG Asset Management L.L.C.
     2,450,351
ML JWH Strategic Allocation Fund L.P.
     2,557,076
ML Select Hedge Fund L.P.
     507,250
ML/AIS L.P.
     295,902
MLS Managed Futures Fund L.P.
     111,628

Total
     $11,710,545
     -----------
     -----------


                              PURCHASERS OF UNITS WILL
                         ACQUIRE NO INTEREST IN THIS COMPANY.

                        MERRILL LYNCH INVESTMENT PARTNERS INC.

                                NOTES TO BALANCE SHEET

                                  DECEMBER 25, 1998

--------------------------------------------------------------------------------

     The following represents condensed combined financial information of the Affiliated Partnerships as of December 25, 1998 (in thousands):


     Assets                     $955,906
                                --------
                                --------

     Liabilities                  67,785
     Partners' capital           888,121
                                --------
     Total                      $955,906
                                --------
                                --------


     The Company's Affiliated Partnerships trade various futures, options on futures, forwards and options on forward contracts. Risk to such partnerships arises from the possible adverse changes in the market value of such contracts and the potential inability of counterparties to perform under the terms of the contracts. The risk to the Company is represented by the portion of its investments in Affiliated Partnerships derived from the unrealized gains contained in such Partnerships' net asset values.

4.   INCOME TAXES

     The results of operations of the Company are included in the consolidated Federal and combined state and local income tax return of ML&Co. It is the policy of ML&Co. to allocate current and deferred taxes associated with such operating results to its respective subsidiaries in a manner which approximates the separate Company method. ML&Co. and its affiliates use the asset and liability method in providing income tax on all transactions that have been recognized in the financial statements.


     The Company provides for deferred income taxes resulting from temporary differences which arise from recording deferred charges in different years for income tax reporting purposes than for financial reporting purposes. At December 25, 1998, the Company had no deferred tax assets. Deferred tax liabilities consisted of the following:


     State and local     $2,419,343
     Federal              7,197,341
                         ----------

                         $9,616,684
                         ----------
                         ----------


     As part of the consolidated group, the Company transfers to ML&Co. its current Federal, state and local tax liabilities. During 1998, the Company transferred $25,195,316 in current taxes payable to ML&Co. At December 25, 1998, the Company had a current tax payable with ML&Co. of $7,998,513.

5.   NET WORTH AGREEMENTS

     Pursuant to the limited partnership agreements of the Affiliated Partnerships, the Company is required to meet certain net worth requirements. The Company's net worth, as defined, approximated $30,700,000 at December 25, 1998, which, in the opinion of the Company's counsel, met all such requirements.



                              PURCHASERS OF UNITS WILL
                         ACQUIRE NO INTEREST IN THIS COMPANY.

                        MERRILL LYNCH INVESTMENT PARTNERS INC.

                                NOTES TO BALANCE SHEET

                                  DECEMBER 25, 1998

--------------------------------------------------------------------------------

6.   COMMITMENTS

     The Company is obligated to pay to the affiliates, from its own funds and without reimbursement by its Affiliated Partnerships, ongoing compensation (a 2-5% annual rate) of the average month-end net assets, accrued monthly and paid quarterly, for units in such partnerships outstanding for more than twelve months.


7.   FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK


     The Company enters into interest-rate swap transactions involving off-balance-sheet financial instruments. These off-balance-sheet financial instruments are subject to varying degrees of market and credit risk.


     MARKET RISK - Market risk is the risk that a change in the level of one or more market prices, rates, indices, volatilities, correlations or other factors, such as liquidity, will result in losses for a specified position or portfolio.


     CREDIT RISK - The Company's exposure to credit risk arises from the possibility that a counterparty to a transaction might fail to perform under its contractual commitment, resulting in the Company incurring a loss. The Company has credit guidelines that limit the Company's transactions to Merrill Lynch affiliates whose performance is guaranteed by Merrill Lynch.


     As of December 31, 1998, the contractual or notional amounts related to these interest rate swaps was $100,000,000.


     Interest rate swaps involve the exchange of payments based on fixed or floating rates applied to notional amounts. The contractual or notional amounts related to these financial instruments reflect the volume and activity and do not reflect the amounts at risk. The amounts at risk are generally limited to the unrealized market valuation gains on the instruments and will vary based on changes in market value. Unrealized gains on interest rate swaps are recognized gross in the balance sheet.


8.   CONCENTRATIONS OF CREDIT RISK


     The Company has credit risk because the counterparties with respect to the Company's interest rate swaps are Merrill Lynch or its affiliates.


9.   DERIVATIVE FINANCIAL INSTRUMENTS



     The Company's interest rate swaps are derivative financial instruments which are entered into for hedging other transactions.


     DERIVATIVE FINANCIAL INSTRUMENTS USED FOR OTHER THAN TRADING PURPOSES - The Company entered into the interest rate swaps to hedge exposures or to modify the characteristics of financial instruments or transactions.



                              PURCHASERS OF UNITS WILL
                         ACQUIRE NO INTEREST IN THIS COMPANY.

                        MERRILL LYNCH INVESTMENT PARTNERS INC.

                                NOTES TO BALANCE SHEET

                                  DECEMBER 25, 1998

--------------------------------------------------------------------------------

     Derivatives used for hedging purposes include swaps, forwards, futures and purchased options. Unrealized gains or losses on these derivative contracts are recorded on the same basis as the underlying assets or liabilities (that is, hedges of financial instruments that are marked to market are also market to market, while hedges of financial instruments recorded at cost or of anticipated transactions are deferred). Open derivative contracts, which are linked to assets or liabilities that are sold or otherwise disposed of, are terminated at the time of disposition.



                              PURCHASERS OF UNITS WILL
                         ACQUIRE NO INTEREST IN THIS COMPANY.

PERFORMANCE OF OTHER
MLIP FUNDS

GENERAL

     THE FOLLOWING PERFORMANCE INFORMATION IS REQUIRED BY THE CFTC. HOWEVER, THE FUND AND ITS OFFSHORE COUNTERPART ARE THE ONLY MLIP FUNDS WHICH USE THE JWH STRATEGIC ALLOCATION PROGRAM.

     The performance summaries for the other publicly-offered single advisor funds sponsored by MLIP is included above at page 17.

     MLIP deleverages the trading of its "principal protection" funds in order to protect ML&Co. under its guarantee. Multi-advisor funds without "principal protection" features typically trade on a fully-leveraged basis. The Fund has no "principal protection" feature and may trade on either an "upleveraged" or a "deleveraged" basis.

     The "Managed Account Program" is MLIP's program of privately offered funds.

     The CFTC defines a "multi-advisor" fund as one in which no advisor is allocated more than 25% of the fund's assets available for trading. "Selected-advisor" fund is the term used by MLIP to describe funds with a number of advisors but in which certain advisors may, at least from time to time, be allocated in excess of 25% of the fund's trading assets.

     Performance prior to January 1, 1994 has not been included in accordance with CFTC policy.


INTEREST INCOME MAY BE A SIGNIFICANT PORTION OF A COMMODITY POOL'S INCOME AND CAN RESULT IN PROFITS DESPITE TRADING LOSSES.

                        --------------------------------------

SEE THE DEFINITIONS OF WORST MONTHLY DECLINE, WORST PEAK-TO-VALLEY DECLINE AND MONTHLY RATE OF RETURN AT PAGES 53 AND 54.


                                  TABLE OF CONTENTS

                                                                     PAGES
                                                                     -----
A.   MLIP Managed Account Program Single-Advisor Funds
     (Without "Principal Protection" Features). . . . . . . . . . . 96 - 98

B.   MLIP Selected-Advisor and Multi-Advisor Funds
     (Without "Principal Protection" Features). . . . . . . . . . . 99 - 101

C.   MLIP Selected-Advisor and Multi-Advisor Funds
     (With "Principal Protection" Features) . . . . . . . . . . . .102 - 103

               MLIP MANAGED ACCOUNT PROGRAM SINGLE ADVISOR FUNDS
                   (WITHOUT "PRINCIPAL PROTECTION" FEATURES)
                              DECEMBER 31, 1998


                                                                                                             WORST MONTHLY
                                  TYPE OF       INCEPTION OF       AGGREGATE       DECEMBER 31, 1998            DECLINE
NAME OF FUND                     OFFERING         TRADING        SUBSCRIPTIONS      CAPITALIZATION         %           MONTH
---------------------------------------------------------------------------------------------------------------------------------
ML/AIS Ltd.                       Private         July 1997       $43,698,119          $12,954,838        (13.09)%       (9/98)

---------------------------------------------------------------------------------------------------------------------------------
ML/AIS L.P.                       Private         July 1997       $44,183,126          $12,004,711        (13.10)%       (9/98)

---------------------------------------------------------------------------------------------------------------------------------

ML Global Investments Fund        Private        April 1997       $61,906,000          $79,044,757         (3.36)%       (2/98)
Ltd.
---------------------------------------------------------------------------------------------------------------------------------

ML/APAM Ltd.                      Private        April 1997       $85,421,080          $32,775,366        (19.24)%      (10/98)

---------------------------------------------------------------------------------------------------------------------------------
ML Select Futures L.P.            Private        April 1996       $13,414,177           $9,572,097         (7.86)%       (8/97)
---------------------------------------------------------------------------------------------------------------------------------
ML Strategic Portfolio Fund       Private         July 1995       $55,530,000        dissolved as of       (1.58)%       (6/97)
Ltd.                                                                                      2/28/98
---------------------------------------------------------------------------------------------------------------------------------
The JWH Global Asset Fund         Private         June 1995      $196,196,093         $139,053,596         (8.17)%       (5/97)
Ltd. - Series B
---------------------------------------------------------------------------------------------------------------------------------
The RXR Defensive Equity          Private         Nov. 1993       $45,455,000        dissolved as of      (17.91)%       (2/96)
Alternative Account L.P. I                                                                5/31/96
---------------------------------------------------------------------------------------------------------------------------------
ML Select Futures Ltd.            Private         Aug. 1993       $66,350,141          $12,149,023         (7.73)%       (8/97)
---------------------------------------------------------------------------------------------------------------------------------
                                                                        SUPPLEMENTAL
                                                                        INFORMATION
                                                                         REGARDING
                                                                    CUMULATIVE RATE OF
                                                                          RETURN
                                                                        JAN. 1, 1994                                  1997
                                                                       (OR INCEPTION)             1998              COMPOUND
                                                  WORST                     TO               COMPOUND ANNUAL         ANNUAL
                                          PEAK-TO-VALLEY DECLINE     DECEMBER 31, 1998          RATE OF             RATE OF
NAME OF FUND                                 %         PERIOD        (OR DISSOLUTION)           RETURN               RETURN
----------------------------------------------------------------------------------------------------------------------------------
ML/AIS Ltd.                              (40.33)%     (7/97-10/98)        (27.19)              (23.03)%              (5.40)%
                                                                                                                    (6 mos.)
----------------------------------------------------------------------------------------------------------------------------------
ML/AIS L.P.                              (35.04)%     (7/97-10/98)        (20.64)%             (15.83)%              (5.72)%
                                                                                                                    (6 mos.)
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                     12.26%
ML Global Investments Fund                (3.56)%      (1/98-2/98)         27.49%                13.56%             (9 mos.)
Ltd.                                                                   (composite)(1)         (composite)*        (composite)*
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                      3.58%
ML/APAM Ltd.                             (53.76)%     (1/98-12/98)        (52.10)%             (53.76)%             (9 mos.)
                                                                       (composite)*          (composite)*         (composite)*
----------------------------------------------------------------------------------------------------------------------------------
ML Select Futures L.P.                    (7.86)%           (8/97)         50.87%                29.78%               9.43%
----------------------------------------------------------------------------------------------------------------------------------
ML Strategic Portfolio Fund               (1.58)%           (6/97)         93.31%                 1.31%              14.66%
Ltd.                                                                                            (2 mos.)
----------------------------------------------------------------------------------------------------------------------------------
The JWH Global Asset Fund                (18.56)%      (1/98-7/98)         60.95%                 5.47%              20.50%
Ltd. - Series B
----------------------------------------------------------------------------------------------------------------------------------
The RXR Defensive Equity                 (42.98)%     (1/94-12/94)         (5.60)%                 N/A                 N/A
Alternative Account L.P. I
----------------------------------------------------------------------------------------------------------------------------------
ML Select Futures Ltd.                    (8.58)%      (5/96-7/96)         73.99%                16.10%               8.71%
----------------------------------------------------------------------------------------------------------------------------------
                                            1996
                                          COMPOUND             1995              1994
                                           ANNUAL            COMPOUND          COMPOUND
                                           RATE OF            ANNUAL            ANNUAL
NAME OF FUND                               RETURN         RATE OF RETURN    RATE OF RETURN
-------------------------------------------------------------------------------------------
ML/AIS Ltd.                                  N/A                N/A               N/A
-------------------------------------------------------------------------------------------
ML/AIS L.P.                                  N/A                N/A               N/A
-------------------------------------------------------------------------------------------
ML Global Investments Fund                   N/A                N/A               N/A
Ltd.
-------------------------------------------------------------------------------------------
ML/APAM Ltd.                                 N/A                N/A               N/A
-------------------------------------------------------------------------------------------
ML Select Futures L.P.                      6.23%               N/A               N/A
                                          (9 mos.)
-------------------------------------------------------------------------------------------
ML Strategic Portfolio Fund                38.69%             19.99%              N/A
Ltd.                                                        (6 mos.)
-------------------------------------------------------------------------------------------
The JWH Global Asset Fund                  27.64%            (0.78)%              N/A
Ltd. - Series B                                             (7 mos.)
-------------------------------------------------------------------------------------------
The RXR Defensive Equity                  (18.46)%           103.03%           (42.98)%
Alternative Account L.P. I                (5 mos.)
-------------------------------------------------------------------------------------------
ML Select Futures Ltd.                      9.32%              8.29%             16.45%
-------------------------------------------------------------------------------------------

* The composite return of the fund, not the performance of any individual series of units or shares.

   PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. THE UNITS
    COULD INCUR SUBSTANTIAL LOSSES. THE MLIP POOLS INCLUDED IN THE FOREGOING
           TABLE ARE MATERIALLY DIFFERENT INVESTMENTS THAN THE FUND.

               MLIP MANAGED ACCOUNT PROGRAM SINGLE ADVISOR FUNDS
                   (WITHOUT "PRINCIPAL PROTECTION" FEATURES)
                              DECEMBER 31, 1998


                                                                                                             WORST MONTHLY
                                  TYPE OF       INCEPTION OF       AGGREGATE       DECEMBER 31, 1998            DECLINE
NAME OF FUND                     OFFERING         TRADING        SUBSCRIPTIONS      CAPITALIZATION         %           MONTH
---------------------------------------------------------------------------------------------------------------------------------
ML Hyman Beck Ltd.                Private         Aug. 1993       $28,963,729        dissolved as of       (9.04)%       (2/96)
                                                                                         11/30/98
---------------------------------------------------------------------------------------------------------------------------------
ML Mountain Partners Ltd.         Private         July 1993       $29,571,566        dissolved as of      (17.17)%       (2/94)
                                                                                         12/22/94
---------------------------------------------------------------------------------------------------------------------------------
The JWH Global Asset Fund         Private         Aug. 1991       $96,867,360          $47,948,747         (8.03)%       (4/98)
L.P.
---------------------------------------------------------------------------------------------------------------------------------
The JWH Global Asset Fund         Private         June 1990       $97,112,854          $34,825,531         (6.53)%       (2/96)
Ltd. - Series A
---------------------------------------------------------------------------------------------------------------------------------
The Moore Capital Fund II         Private         Sep. 1992     Ecu 7,763,565        dissolved as of       (8.10)%      (11/94)
Ltd.                                                                                     12/31/98
---------------------------------------------------------------------------------------------------------------------------------
The Moore Global Investment       Private         Sep. 1990       $77,853,580        dissolved as of       (7.30)%       (2/94)
Fund Ltd.                                                                                 5/31/95
---------------------------------------------------------------------------------------------------------------------------------
The Leyden Investment Fund        Private         June 1991        $6,708,424        dissolved as of      (17.91)%       (2/96)
Ltd.                                                                                     10/31/96
---------------------------------------------------------------------------------------------------------------------------------
The Leyden Investment Fund        Private         June 1991       $30,637,006        dissolved as of      (19.68)%       (3/94)
L.P.                                                                                     12/31/94
---------------------------------------------------------------------------------------------------------------------------------
ML Liberty Management Fund        Private         Oct. 1992       $20,495,843       dissolved as of        (5.17)%       (7/94)
Ltd.                                                                                    12/31/98
---------------------------------------------------------------------------------------------------------------------------------
ML North Cove Fund Ltd.           Private         Jan. 1993       $98,273,603          $37,472,856         (6.22)%       (2/94)
---------------------------------------------------------------------------------------------------------------------------------
                                                                        SUPPLEMENTAL
                                                                        INFORMATION
                                                                         REGARDING
                                                                    CUMULATIVE RATE OF
                                                                          RETURN
                                                                        JAN. 1, 1994                                  1997
                                                                       (OR INCEPTION)             1998              COMPOUND
                                                  WORST                     TO               COMPOUND ANNUAL         ANNUAL
                                          PEAK-TO-VALLEY DECLINE     DECEMBER 31, 1998          RATE OF             RATE OF
NAME OF FUND                                 %         PERIOD        (OR DISSOLUTION)           RETURN               RETURN
----------------------------------------------------------------------------------------------------------------------------------
ML Hyman Beck Ltd.                       (19.02)%      (7/95-2/96)         11.48%                (7.29)%             21.08%

----------------------------------------------------------------------------------------------------------------------------------
ML Mountain Partners Ltd.                (60.57)%      (8/93-8/94)        (32.20)%                N/A                 N/A

----------------------------------------------------------------------------------------------------------------------------------
The JWH Global Asset Fund                (17.60)%      (1/98-7/98)        111.99%                 7.13%              14.74%
L.P.
----------------------------------------------------------------------------------------------------------------------------------
The JWH Global Asset Fund                (16.91)%      (7/94-1/95)         91.85%                14.98%               7.13%
Ltd. - Series A
----------------------------------------------------------------------------------------------------------------------------------
The Moore Capital Fund II                (26.79)%      (2/94-2/95)         75.52%                17.67%              27.15%
Ltd.
----------------------------------------------------------------------------------------------------------------------------------
The Moore Global Investment              (23.05)%      (2/94-2/95)        (16.37)%                N/A                 N/A
Fund Ltd.
----------------------------------------------------------------------------------------------------------------------------------
The Leyden Investment Fund               (28.53)%      (2/96-9/96)        (15.77)%                N/A                 N/A
Ltd.
----------------------------------------------------------------------------------------------------------------------------------
The Leyden Investment Fund               (28.91)%     (9/93-12/94)        (27.30)%                N/A                 N/A
L.P.
----------------------------------------------------------------------------------------------------------------------------------
ML Liberty Management Fund                (6.76)%      (2/94-5/94)         68.45%                12.23%              18.01%
Ltd.
----------------------------------------------------------------------------------------------------------------------------------
ML North Cove Fund Ltd.                  (23.99)%      (2/94-2/95)         96.83%                18.27%              27.67%
----------------------------------------------------------------------------------------------------------------------------------
                                            1996
                                          COMPOUND             1995             1994
                                           ANNUAL            COMPOUND         COMPOUND
                                           RATE OF             ANNUAL           ANNUAL
NAME OF FUND                               RETURN         RATE OF RETURN    RATE OF RETURN
--------------------------------------------------------------------------------------------------------------
ML Hyman Beck Ltd.                          2.54%              6.79%            (9.31)%
--------------------------------------------------------------------------------------------------------------
ML Mountain Partners Ltd.                   N/A                N/A             (32.20)%
--------------------------------------------------------------------------------------------------------------
The JWH Global Asset Fund                  29.83%             39.62%            (4.86)%
L.P.
--------------------------------------------------------------------------------------------------------------
The JWH Global Asset Fund                  24.18%             38.19%            (9.24)%
Ltd. - Series A
--------------------------------------------------------------------------------------------------------------
The Moore Capital Fund II                  24.95%             21.27%           (22.58)%
Ltd.
--------------------------------------------------------------------------------------------------------------
The Moore Global Investment                 N/A                1.65%           (17.73)%
Fund Ltd.                                                   (5 mos.)
--------------------------------------------------------------------------------------------------------------
The Leyden Investment Fund                (20.98)%            24.93%           (14.68)%
Ltd.                                     (10 mos.)
--------------------------------------------------------------------------------------------------------------
The Leyden Investment Fund                  N/A                N/A             (27.30)%
L.P.
--------------------------------------------------------------------------------------------------------------
ML Liberty Management Fund                  5.55%             15.70%             4.15%
Ltd.
--------------------------------------------------------------------------------------------------------------
ML North Cove Fund Ltd.                    27.70%             23.09%           (17.07)%
--------------------------------------------------------------------------------------------------------------


  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. THE UNITS
    COULD INCUR SUBSTANTIAL LOSSES. THE MLIP POOLS INCLUDED IN THE FOREGOING
           TABLE ARE MATERIALLY DIFFERENT INVESTMENTS THAN THE FUND.

               MLIP MANAGED ACCOUNT PROGRAM SINGLE ADVISOR FUNDS
                   (WITHOUT "PRINCIPAL PROTECTION" FEATURES)
                               DECEMBER 31, 1998


                                                                                                             WORST MONTHLY
                                  TYPE OF       INCEPTION OF       AGGREGATE       DECEMBER 31, 1998            DECLINE
NAME OF FUND                     OFFERING         TRADING        SUBSCRIPTIONS      CAPITALIZATION         %           MONTH
---------------------------------------------------------------------------------------------------------------------------------
ML Harmon Cove Fund Ltd.          Private         Jan. 1993      $125,121,453          $72,063,266       (1.57)%        (6/96)

---------------------------------------------------------------------------------------------------------------------------------
ML/Essex Fund Ltd.                Private         Aug. 1991        $1,870,286       dissolved as of      (7.75)%        (1/94)
                                                                                         4/30/97
---------------------------------------------------------------------------------------------------------------------------------
InterRate-TM- Limited             Private         Dec. 1988        $7,429,200       dissolved as of         --            --
                                                                                        1/31/94
---------------------------------------------------------------------------------------------------------------------------------
                                                                        SUPPLEMENTAL
                                                                        INFORMATION
                                                                         REGARDING
                                                                    CUMULATIVE RATE OF
                                                                          RETURN
                                                                        JAN. 1, 1994                                  1997
                                                                       (OR INCEPTION)             1998               COMPOUND
                                                  WORST                     TO               COMPOUND ANNUAL          ANNUAL
                                          PEAK-TO-VALLEY DECLINE     DECEMBER 31, 1998          RATE OF             RATE OF
NAME OF FUND                                 %         PERIOD        (OR DISSOLUTION)           RETURN               RETURN
----------------------------------------------------------------------------------------------------------------------------------
ML Harmon Cove Fund Ltd.                  (1.57)%           (6/96)         80.35%                12.79%              12.23%
                                                                        (composite)*          (composite)*        (composite)*
----------------------------------------------------------------------------------------------------------------------------------
ML/Essex Fund Ltd.                       (11.18)%      (4/96-7/96)         44.57%                 N/A                18.02%
                                                                                                                  (4 months)
----------------------------------------------------------------------------------------------------------------------------------
InterRate-TM- Limited                        --                --            .55%                 N/A                N/A
----------------------------------------------------------------------------------------------------------------------------------
                                           1996
                                         COMPOUND             1995              1994
                                          ANNUAL            COMPOUND          COMPOUND
                                          RATE OF            ANNUAL            ANNUAL
NAME OF FUND                              RETURN         RATE OF RETURN    RATE OF RETURN
------------------------------------------------------------------------------------------
ML Harmon Cove Fund Ltd.                  14.45%             6.08%             17.35%
                                        (composite)*      (composite)*     (composite)*(2)
-------------------------------------------------------------------------------------------
ML/Essex Fund Ltd.                        17.46%            11.60%             (6.54)%
-------------------------------------------------------------------------------------------
InterRate-TM- Limited                      N/A               N/A                0.55%
                                                                              (1 month)
-------------------------------------------------------------------------------------------


  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. THE UNITS
    COULD INCUR SUBSTANTIAL LOSSES. THE MLIP POOLS INCLUDED IN THE FOREGOING
           TABLE ARE MATERIALLY DIFFERENT INVESTMENTS THAN THE FUND.

                  MLIP SELECTED-ADVISOR AND MULTI-ADVISOR FUNDS
                    (WITHOUT "PRINCIPAL PROTECTION" FEATURES)
                                DECEMBER 31, 1998


                                                                                                                     WORST
                                              INCEPTION                                      WORST MONTHLY       PEAK-TO-VALLEY
                                  TYPE OF        OF         AGGREGATE    DECEMBER 31, 1998     DECLINE              DECLINE
    NAME OF FUND                  OFFERING     TRADING    SUBSCRIPTIONS   CAPITALIZATION      %      MONTH       %        PERIOD
------------------------------------------------------------------------------------------------------------------------------------
ML Futures Investments II L.P.     Public      May 1988    $269,810,800     $11,209,662     (9.93)%  (7/96)   (16.76)%  (5/96-7/96)
------------------------------------------------------------------------------------------------------------------------------------
ML Futures Investments L.P.        Public     Mar. 1989     $86,500,700     $21,027,262     (5.43)%  (4/98)   (10.85)%  (6/95-7/96)
------------------------------------------------------------------------------------------------------------------------------------
The John W. Henry &                Public     Jan. 1990     $18,182,000     $13,379,531     (9.58)%  (2/96)   (19.33)%  (7/94-1/95)
Co./Millburn L.P.
(Series A Units)
------------------------------------------------------------------------------------------------------------------------------------
The John W. Henry &                Public     Jan. 1991     $50,636,000     $28,093,880     (9.41)%  (2/96)   (19.32)%  (7/94-1/95)
Co./Millburn L.P.
(Series B Units)
------------------------------------------------------------------------------------------------------------------------------------
The John W. Henry &                Public     Jan. 1992     $40,000,000     $14,689,901     (9.54)%  (2/96)   (19.20)%  (7/94-1/95)
Co./Millburn L. P.
(Series C Units)
------------------------------------------------------------------------------------------------------------------------------------
The SECTOR Strategy                Public     July 1992     $13,353,600    dissolved as     (7.04)%  (2/96)   (11.45)%  (2/96-7/96)
Fund-SM- IV L.P.                                                            of 6/30/97
(Series B Units)
------------------------------------------------------------------------------------------------------------------------------------
The SECTOR Strategy                Private    July 1992      $9,131,000    dissolved as     (7.32)%  (2/96)   (10.79)%  (1/94-1/95)
Fund-SM- International IV                                                   of 6/30/97
Ltd. (Series B Shares)
------------------------------------------------------------------------------------------------------------------------------------
ML Global Horizons L.P.            Public     Jan. 1994    $174,343,595    $104,435,612     (6.42)%  (2/96)    (6.52)%  (4/98-7/98)
------------------------------------------------------------------------------------------------------------------------------------
ML Global Horizons Ltd.            Private    Jan. 1994    $170,520,490     $56,881,062     (6.29)%  (2/96)    (6.62)%  (4/98-7/98)
(Series A)
------------------------------------------------------------------------------------------------------------------------------------
ML Global Horizons Ltd.            Private   Sept. 1994      $3,708,415      $2,249,313     (5.66)%  (2/96)    (6.61)%  (4/98-1/98)
(Series B)
------------------------------------------------------------------------------------------------------------------------------------
The JLI Trading Co. Fund           Private    Mar. 1995     $14,300,136    dissolved as     (6.93)%  (2/96)   (11.18)% (4/97-10/97)
                                                                            of 2/28/98
------------------------------------------------------------------------------------------------------------------------------------

                                 SUPPLEMENTAL
                                  INFORMATION
                                   REGARDING
                                CUMULATIVE RATE
                                  OF RETURN
                                 JAN. 1, 1994       1998       1997        1996        1995        1994
                               (OR INCEPTION) TO  COMPOUND   COMPOUND    COMPOUND    COMPOUND    COMPOUND
                                 DECEMBER 31,      ANNUAL     ANNUAL      ANNUAL      ANNUAL      ANNUAL
                                     1998         RATE OF    RATE OF     RATE OF     RATE OF     RATE OF
    NAME OF FUND               (OR DISSOLUTION)    RETURN     RETURN      RETURN      RETURN      RETURN
---------------------------------------------------------------------------------------------------------
ML Futures Investments II L.P.     30.78%          5.91%      4.78%       2.05%       17.07%      (1.36)%
---------------------------------------------------------------------------------------------------------
ML Futures Investments L.P.        42.36%          6.97%      9.22%       5.87%       11.80%       2.95%
---------------------------------------------------------------------------------------------------------
The John W. Henry &                73.54%          4.24%     12.49%      20.09%       34.89%      (8.64)%
Co./Millburn L.P.
(Series A Units)
---------------------------------------------------------------------------------------------------------
The John W. Henry &                73.22%          4.20%     12.46%      20.03%       34.49%      (8.43)%
Co./Millburn L.P.
(Series B Units)
---------------------------------------------------------------------------------------------------------
The John W. Henry &                74.33%          4.20%     12.47%      19.54%       35.08%      (7.88)%
Co./Millburn L. P.
(Series C Units)
---------------------------------------------------------------------------------------------------------
The SECTOR Strategy                17.91%           N/A       1.09%      12.50%       12.01%      (7.44)%
Fund-SM- IV L.P.                                            (6 mos.)
(Series B Units)
---------------------------------------------------------------------------------------------------------
The SECTOR Strategy                11.95%           N/A       0.84%       6.97%       14.51%      (9.37)%
Fund-SM- International IV                                   (6 mos.)
Ltd. (Series B Shares)
---------------------------------------------------------------------------------------------------------
ML Global Horizons L.P.            63.41%          6.22%      7.61%      14.96%       19.48%       4.08%
---------------------------------------------------------------------------------------------------------
ML Global Horizons Ltd.            63.43%          6.79%      6.21%      15.51%       19.77%       4.15%
(Series A)
---------------------------------------------------------------------------------------------------------
ML Global Horizons Ltd.            67.81%          6.79%      6.71%      15.63%       22.62%       3.86%
(Series B)                                                                                        (4 mos.)
---------------------------------------------------------------------------------------------------------
The JLI Trading Co. Fund           22.73%          3.99%      4.08%      10.68%        2.45%        N/A
                                                  (2 mos.)                           (10 mos.)
----------------------------------------------------------------------------------------------------------


PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. THE UNITS COULD INCUR SUBSTANTIAL LOSSES. THE MLIP POOLS INCLUDED IN THE FOREGOING TABLE ARE MATERIALLY DIFFERENT INVESTMENTS THAN THE FUND.

                  MLIP SELECTED-ADVISOR AND MULTI-ADVISOR FUNDS
                    (WITHOUT "PRINCIPAL PROTECTION" FEATURES)
                                DECEMBER 31, 1998


                                                                                                                     WORST
                                              INCEPTION                                      WORST MONTHLY       PEAK-TO-VALLEY
                                  TYPE OF        OF         AGGREGATE    DECEMBER 31, 1998     DECLINE              DECLINE
    NAME OF FUND                  OFFERING     TRADING    SUBSCRIPTIONS   CAPITALIZATION      %      MONTH       %        PERIOD
------------------------------------------------------------------------------------------------------------------------------------
Permal F/X, Financials &           Private    July 1992    $106,495,710    MLIP resigned   (5.67)%  (2/94)    (12.24)%  (2/94-4/94)
Futures Ltd.                                                                as trading
                                                                           manager as of
                                                                              3/31/96
------------------------------------------------------------------------------------------------------------------------------------
ML Japan Investment                Private    Aug. 1993  Y1,050,000,000   dissolved as of  (3.52)%  (7/94)     (7.32)%  (1/94-2/95)
Partners Ltd.                                                                6/30/96
------------------------------------------------------------------------------------------------------------------------------------
ML Futures Investments Ltd.        Private    Mar. 1989     $68,202,237   dissolved as of  (6.17)%  (2/94)    (11.10)%  (1/94-2/94)
                                                                              8/31/94
------------------------------------------------------------------------------------------------------------------------------------
Currency Investment Partners       Private   April 1991     $55,114,566   dissolved as of  (2.39)%  (7/94)    (16.10)%  (7/91-5/94)
Ltd.                                                                          8/31/94
------------------------------------------------------------------------------------------------------------------------------------
Commodity Trading Company,         Private    July 1991     $25,797,626   dissolved as of  (6.47)%  (2/94)    (18.26)%  (1/92-2/94)
Ltd.                                                                         10/31/94
------------------------------------------------------------------------------------------------------------------------------------
                                    SUPPLEMENTAL
                                     INFORMATION
                                      REGARDING
                                   CUMULATIVE RATE
                                     OF RETURN
                                    JAN. 1, 1994       1998       1997        1996        1995        1994
                                  (OR INCEPTION) TO  COMPOUND   COMPOUND    COMPOUND    COMPOUND    COMPOUND
                                    DECEMBER 31,      ANNUAL     ANNUAL      ANNUAL      ANNUAL      ANNUAL
                                        1998         RATE OF    RATE OF     RATE OF     RATE OF     RATE OF
    NAME OF FUND                  (OR DISSOLUTION)    RETURN     RETURN      RETURN      RETURN      RETURN
----------------------------------------------------------------------------------------------------------------
Permal F/X, Financials &              15.87%           N/A        N/A        6.63%       14.78%      (5.33)%
Futures Ltd.                                                               (3 mos.)
----------------------------------------------------------------------------------------------------------------
ML Japan Investment                   (3.89)%          N/A        N/A       (1.69)%       3.95%      (5.95)%
Partners Ltd.                                                              (6 mos.)
----------------------------------------------------------------------------------------------------------------
ML Futures Investments Ltd.           (3.78)%          N/A        N/A         N/A         N/A        (3.78)%
                                                                                                     (8 mos.)
----------------------------------------------------------------------------------------------------------------
Currency Investment Partners          (4.05)%          N/A        N/A         N/A         N/A        (4.05)%
Ltd.                                                                                                 (8 mos.)
----------------------------------------------------------------------------------------------------------------
Commodity Trading Company,             6.21%           N/A        N/A         N/A         N/A         6.21%
Ltd.                                                                                                 (10 mos.)
----------------------------------------------------------------------------------------------------------------



PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. THE UNITS COULD INCUR SUBSTANTIAL LOSSES. THE MLIP POOLS INCLUDED IN THE FOREGOING TABLE ARE MATERIALLY DIFFERENT INVESTMENTS THAN THE FUND.

                  MLIP SELECTED-ADVISOR AND MULTI-ADVISOR FUNDS
                    (WITHOUT "PRINCIPAL PROTECTION" FEATURES)
                                DECEMBER 31, 1998


                                                                                                                     WORST
                                              INCEPTION                                      WORST MONTHLY       PEAK-TO-VALLEY
                                  TYPE OF        OF         AGGREGATE    DECEMBER 31, 1998     DECLINE              DECLINE
    NAME OF FUND                  OFFERING     TRADING    SUBSCRIPTIONS   CAPITALIZATION      %      MONTH       %        PERIOD
------------------------------------------------------------------------------------------------------------------------------------
ML Institutional                   Public     Feb. 1992     $57,312,700   dissolved as of  (3.58)%  (1/94)    (8.78)%  (10/93-4/94)
Partners L.P.                                                                12/31/94
------------------------------------------------------------------------------------------------------------------------------------
Daiwa Hudson River Fund            Private    Feb. 1994      $7,044,701   dissolved as of  (4.72)%  (3/94)   (17.21)%   (2/94-1/95)
                                                                              2/29/96
------------------------------------------------------------------------------------------------------------------------------------
ML/AIG Multi-Strategy              Private    July 1996    $111,147,571     $57,244,114    (4.74)%  (8/98)   (11.78)%  (6/98-10/98)
Fund Ltd.
------------------------------------------------------------------------------------------------------------------------------------
ML/AIG Multi-Strategy              Private    Jan. 1997     $85,350,000     $41,828,971    (5.13)%  (8/98)   (11.75)%  (5/98-10/98)
Fund L.P.
------------------------------------------------------------------------------------------------------------------------------------
ML Select Hedge I L.P.             Private    Jan. 1998     $88,910,000     $75,001,458    (6.52)%  (8.98)   (11.45)%  (8/98-10/98)

------------------------------------------------------------------------------------------------------------------------------------
ML Select Hedge D L.P.             Private   April 1998     $55,965,300     $33,753,030    (21.03)  (9/98)   (43.50)%  (4/98-10/98)

------------------------------------------------------------------------------------------------------------------------------------
ML Select Hedge I Ltd.             Private   April 1998     $86,007,300     $85,300,578    (11.04)  (8.98)   (11.07)%   (4/98-8/98)


------------------------------------------------------------------------------------------------------------------------------------
ML/Convergence Ltd.                Private     May 1998     $25,990,700      $9,445,774    (33.24)  (9/98)   (64.63)%  (8/98-12/98)

------------------------------------------------------------------------------------------------------------------------------------
ML S Managed Futures               Private   Sept. 1998     $12,550,000     $12,743,627    (0.03)  (10/98)    (0.03)%    (10/98)
L.P.
------------------------------------------------------------------------------------------------------------------------------------
Global Protection                  Private    July 1998     $55,145,000     $58,014,913    (0.54)%  (7/98)    (0.54)%    (7/98)
Advantage Fund
------------------------------------------------------------------------------------------------------------------------------------
                                    SUPPLEMENTAL
                                     INFORMATION
                                      REGARDING
                                   CUMULATIVE RATE
                                     OF RETURN
                                    JAN. 1, 1994       1998       1997        1996        1995        1994
                                  (OR INCEPTION) TO  COMPOUND   COMPOUND    COMPOUND    COMPOUND    COMPOUND
                                    DECEMBER 31,      ANNUAL     ANNUAL      ANNUAL      ANNUAL      ANNUAL
                                        1998         RATE OF    RATE OF     RATE OF     RATE OF     RATE OF
    NAME OF FUND                  (OR DISSOLUTION)    RETURN     RETURN      RETURN      RETURN      RETURN
-----------------------------------------------------------------------------------------------------------------
ML Institutional                      (4.06)%          N/A        N/A         N/A         N/A        (4.06)%
Partners L.P.                       (composite)*                                                   (composite)*
-----------------------------------------------------------------------------------------------------------------
Daiwa Hudson River Fund                 .65%           N/A        N/A        0.26%       19.82%     (16.22)%
                                                                           (2 mos.)                (11 mos.)
-----------------------------------------------------------------------------------------------------------------
ML/AIG Multi-Strategy                  7.54%         (7.62)%    11.15%       4.74%        N/A          N/A
Fund Ltd.                                                                  (6 mos.)
-----------------------------------------------------------------------------------------------------------------
ML/AIG Multi-Strategy                  9.24%         (6.23)%    16.50%        N/A         N/A          N/A
Fund L.P.
-----------------------------------------------------------------------------------------------------------------
ML Select Hedge I L.P.                 5.52%          5.52%       N/A         N/A         N/A          N/A
                                                   (composite)*
-----------------------------------------------------------------------------------------------------------------
ML Select Hedge D L.P.               (39.69)%        (36.69)%     N/A         N/A         N/A          N/A
                                                     (9 mo.)
-----------------------------------------------------------------------------------------------------------------
ML Select Hedge I Ltd.                (1.20)%        (1.20)%      N/A         N/A         N/A          N/A
                                    (composite)*     (9 mo.)
                                                   (composite)*
-----------------------------------------------------------------------------------------------------------------
ML/Convergence Ltd.                  (63.35)%          N/A        N/A         N/A         N/A          N/A
                                    (8 months)
-----------------------------------------------------------------------------------------------------------------
ML S Managed Futures                   1.53%           N/A        N/A         N/A         N/A          N/A
L.P.                                (4 months)
-----------------------------------------------------------------------------------------------------------------
Global Protection                      7.05%           N/A        N/A         N/A         N/A          N/A
Advantage Fund                      (6 months)
-----------------------------------------------------------------------------------------------------------------


* The composite return of the fund, not the performance of any individual series of units or shares.




PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. THE UNITS COULD INCUR SUBSTANTIAL LOSSES. THE MLIP POOLS INCLUDED IN THE FOREGOING TABLE ARE MATERIALLY DIFFERENT INVESTMENTS THAN THE FUND.

                 MLIP SELECTED-ADVISOR AND MULTI-ADVISOR FUNDS
                     (WITH "PRINCIPAL PROTECTION" FEATURES)
                               DECEMBER 31, 1998


                                                                  DECEMBER 31,    WORST MONTHLY          WORST
                        TYPE OF   INCEPTION OF    AGGREGATE           1998           DECLINE      PEAK-TO-VALLEY DECLINE
   NAME OF FUND         OFFERING    TRADING     SUBSCRIPTIONS    CAPITALIZATION     %    MONTH      %         PERIOD
------------------------------------------------------------------------------------------------------------------------
ML Principal            Public       Oct.       $163,402,575       $79,106,838   (3.70)% (2/96)   (3.70)%        (2/96)
Protection L.P.                      1994
------------------------------------------------------------------------------------------------------------------------
ML Principal            Private      Oct.     $1,147,670,544      $617,674,183   (3.72)% (2/96)   (3.72)%        (2/96)
Protection Plus Ltd.                 1994
------------------------------------------------------------------------------------------------------------------------
The S.E.C.T.O.R.        Public       July       $125,853,001       $18,934,681   (6.13)% (8/97)  (12.70)%   (3/97-4/98)
Strategy Fund-SM- L.P.               1990
------------------------------------------------------------------------------------------------------------------------
The SECTOR
Strategy Fund-SM- II    Public       Dec.       $136,410,000       $10,700,064   (4.73)% (2/96)  (15.93)%   (8/93-1/95)
L.P. (SECTOR II                      1990
Units)
------------------------------------------------------------------------------------------------------------------------
The SECTOR
Strategy Fund-SM-       Private      Dec.        $55,181,600     dissolved as of (4.56)% (8/94)  (16.49)%   (8/93-1/95)
International II                     1990                           12/31/95
Ltd.
------------------------------------------------------------------------------------------------------------------------
The SECTOR
Strategy Fund-SM-       Public       July       $194,005,000       $23,091,118   (8.64)% (2/96)   (9.30)%   (2/96-3/96)
II L.P. (SECTOR                      1991
III Units)
------------------------------------------------------------------------------------------------------------------------
                         SUPPLEMENTAL
                         INFORMATION
                          REGARDING
                          CUMULATIVE
                        RATE OF RETURN
                        JAN. 1, 1994 (OR      1998          1997          1996         1995          1994
                        INCEPTION) TO       COMPOUND      COMPOUND      COMPOUND     COMPOUND      COMPOUND
                         DECEMBER 31,        ANNUAL        ANNUAL        ANNUAL       ANNUAL        ANNUAL
                             1998           RATE OF       RATE OF       RATE OF      RATE OF       RATE OF
   NAME OF FUND        (OR DISSOLUTION)      RETURN        RETURN        RETURN       RETURN        RETURN
---------------------------------------------------------------------------------------------------------------
ML Principal                36.42%          4.60%          6.01%         9.36%        10.55%         1.76%
Protection L.P.           (composite)*   (composite)*   (composite)*  (composite)*  (composite)*  (2 1/2 mos.)
---------------------------------------------------------------------------------------------------------------
ML Principal                37.22%          3.84%          6.54%        10.01%        11.10%         1.48%
Protection Plus Ltd.      (composite)*   (composite)*   (composite)*  (composite)*  (composite)*  (2 1/2 mos.)
---------------------------------------------------------------------------------------------------------------
The S.E.C.T.O.R             18.29%         (2.74)%         0.03%        12.40%        19.25%        (9.29)%
Strategy Fund-SM- L.P.
---------------------------------------------------------------------------------------------------------------
The SECTOR
Strategy Fund-SM- II        29.65%          1.51%          9.02%        14.60%        13.50%        (9.93)%
L.P. (SECTOR II
Units)
---------------------------------------------------------------------------------------------------------------
The SECTOR
Strategy Fund-SM-            9.58%           N/A           N/A           N/A          21.27%        (9.64)%
International II
Ltd.
---------------------------------------------------------------------------------------------------------------
The SECTOR
Strategy Fund-SM-           37.46%          4.81%         12.98%         9.74%         9.30%        (3.22)%
II L.P. (SECTOR
III Units)
---------------------------------------------------------------------------------------------------------------


PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. THE UNITS COULD INCUR SUBSTANTIAL LOSSES. THE MLIP POOLS INCLUDED IN THE FOREGOING TABLE ARE MATERIALLY DIFFERENT INVESTMENTS THAN THE FUND.

                 MLIP SELECTED-ADVISOR AND MULTI-ADVISOR FUNDS
                     (WITH "PRINCIPAL PROTECTION" FEATURES)
                               DECEMBER 31, 1998


                                                                  DECEMBER 31,    WORST MONTHLY           WORST
                        TYPE OF   INCEPTION OF    AGGREGATE           1998           DECLINE      PEAK-TO-VALLEY DECLINE
   NAME OF FUND         OFFERING    TRADING     SUBSCRIPTIONS    CAPITALIZATION     %    MONTH        %       PERIOD
------------------------------------------------------------------------------------------------------------------------
The SECTOR
Strategy Fund-SM-
International II        Private      July       $85,701,800      dissolved as of (4.41)% (2/26)    (6.77)%   (4/95-9/95)
Ltd. Series III                      1991                          10/31/98
Shares)
------------------------------------------------------------------------------------------------------------------------
The SECTOR
Strategy Fund-SM-       Public       July       $75,646,400      dissolved as of (6.41)% (2/96)    (10.45)%  (2/96-7/96)
IV L.P. (Series A                    1992                           6/30/97
Units)
------------------------------------------------------------------------------------------------------------------------
The SECTOR
Strategy Fund-SM-
International IV        Private      July       $55,189,400      dissolved as    (6.22)% (2/96)    (8.30)%   (1/94-1/95)
Ltd. (Series A                       1992                         of 6/30/97
Shares)
------------------------------------------------------------------------------------------------------------------------
The SECTOR
Strategy Fund-SM-       Public       Jan.      $137,500,000       $9,750,926     (7.51)% (2/96)    (10.14)%  (2/96-6/96)
V L.P.                               1993
------------------------------------------------------------------------------------------------------------------------
SECTOR-SM-
International           Private      Sept.     $163,806,100     dissolved as of  (4.60)% (2/94)    (10.42)%  (9/93-2/94)
Limited                              1993                           9/30/98
------------------------------------------------------------------------------------------------------------------------
The SECTOR
Strategy Fund-SM-       Private      Jan.       $81,252,600     dissolved as of  (3.53)% (8/97)    (8.00)%   (6/95-10/95)
International V                      1993                          12/31/97
Ltd.
------------------------------------------------------------------------------------------------------------------------
Yen Linked ML           Private      Oct.    Y37,997,3000,000   Y29,379,291,919  (2.12)% (7/96)    (3.54)%    (3/97-4/98)
PPP Ltd.                             1995
------------------------------------------------------------------------------------------------------------------------
MLIP Management         Private      Nov.      DM152,269,500     DM155,435,119   (1.62)% (10/98)   (1.62)%        (10/98)
DM-PPP Portfolio                     1997
------------------------------------------------------------------------------------------------------------------------
The SECTOR              Public       Sept.      $108,693,900       $19,571,183   (5.89)%  (7/96)   (8.97)%    (5/96-7/96)
Strategy Fund-SM-                    1993
VI L.P.
------------------------------------------------------------------------------------------------------------------------
                         SUPPLEMENTAL
                         INFORMATION
                          REGARDING
                          CUMULATIVE
                        RATE OF RETURN
                        JAN. 1, 1994 (OR      1998          1997          1996         1995          1994
                        INCEPTION) TO       COMPOUND      COMPOUND      COMPOUND     COMPOUND      COMPOUND
                         DECEMBER 31,        ANNUAL        ANNUAL        ANNUAL       ANNUAL        ANNUAL
                             1998           RATE OF       RATE OF       RATE OF      RATE OF       RATE OF
   NAME OF FUND        (OR DISSOLUTION)      RETURN        RETURN        RETURN       RETURN        RETURN
---------------------------------------------------------------------------------------------------------------
The SECTOR
Strategy Fund-SM-
International II            28.83%           5.14%         3.71%         14.01%        2.84%          0.77%
Ltd. Series III
Shares)
---------------------------------------------------------------------------------------------------------------
The SECTOR
Strategy Fund-SM-           15.18%           N/A           1.16%         10.02%        9.78%         (5.73)%
IV L.P. (Series A                                        (6 mos.)
Units)
---------------------------------------------------------------------------------------------------------------
The SECTOR
Strategy Fund-SM-
International IV            11.61%           N/A           0.46%          7.06%       11.84%         (7.21)%
Ltd. (Series A                                           (6 mos.)
Shares)
---------------------------------------------------------------------------------------------------------------
The SECTOR
Strategy Fund-SM-           27.72%          1.43%         11.00%          3.11%       14.22%         (3.68)%
V L.P.
---------------------------------------------------------------------------------------------------------------
SECTOR-SM-
International               16.81%          3.07%          4.80%          4.63%        7.65%         (3.99)%
Limited
---------------------------------------------------------------------------------------------------------------
The SECTOR
Strategy Fund-SM-           31.78%          N/A            9.39%         12.87%       11.11%         (3.94)%
International V
Ltd.
---------------------------------------------------------------------------------------------------------------
                                                                                       0.16%
Yen Linked ML                1.83%         (1.78)%         0.71%          2.78%       (3 mos)          N/A
PPP Ltd.                 (composite)*   (composite)*    (composite)*   composite)*  (composite*)
---------------------------------------------------------------------------------------------------------------
                                                           0.62%
MLIP Management              6.07%          5.42%         (2 mos.)         N/A          N/A            N/A
DM-PPP Portfolio         (composite)*   (composite)*    (composite)*
---------------------------------------------------------------------------------------------------------------
The SECTOR
Strategy Fund-SM-           25.01%          4.43%          8.08%          4.62%        6.72%         (0.80)%
VI L.P.
---------------------------------------------------------------------------------------------------------------


The composite return of the fund, not the performance of any individual series of units or shares.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. THE UNITS COULD INCUR SUBSTANTIAL LOSSES. THE MLIP POOLS INCLUDED IN THE FOREGOING TABLE ARE MATERIALLY DIFFERENT INVESTMENTS THAN THE FUND.

[MERRILL LYNCH BULL LOGO]


                                       PART TWO

                         STATEMENT OF ADDITIONAL INFORMATION

                        ML JWH STRATEGIC ALLOCATION FUND L.P.
                                      2,061,429
                              LIMITED PARTNERSHIP UNITS








                              -------------------------

    THIS IS A SPECULATIVE, LEVERAGED INVESTMENT WHICH INVOLVES THE RISK OF LOSS.
         PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

              SEE "THE RISKS YOU FACE" BEGINNING AT PAGE 8 IN PART ONE.



--------------------------------------------------------------------------------


                    THIS PROSPECTUS IS IN TWO PARTS:  A DISCLOSURE
                        DOCUMENT AND A STATEMENT OF ADDITIONAL
                         INFORMATION.  THESE PARTS ARE BOUND
                              TOGETHER, AND BOTH CONTAIN
                                IMPORTANT INFORMATION.

--------------------------------------------------------------------------------






          MERRILL LYNCH, PIERCE, FENNER                MERRILL LYNCH
            & SMITH INCORPORATED                  INVESTMENT PARTNERS INC.
               SELLING AGENT                           GENERAL PARTNER

                              -------------------------

                                       PART TWO

                         STATEMENT OF ADDITIONAL INFORMATION

                                  TABLE OF CONTENTS



                                                                           PAGE

Futures Markets and Trading Methods. . . . . . . . . . . . . . . . . . . . . 1

Past Performance of JWH Trading Programs . . . . . . . . . . . . . . . . . . 3


Exhibit A:  Fourth Amended and Restated
Limited Partnership Agreement. . . . . . . . . . . . . . . . . . . . . . LPA-i

Exhibit B:  Subscription Requirements  . . . . . . . . . . . . . . . . .  SR-1

Exhibit C:  Subscription Instructions. . . . . . . . . . . . . . . . . . SA-(i)

FUTURES MARKETS AND TRADING METHODS

THE FUTURES AND FORWARD MARKETS

FUTURES AND FORWARD CONTRACTS

     Futures contracts in the United States can only be traded on approved exchanges and call for the future delivery of various commodities. These contractual obligations may be satisfied either by taking or making physical delivery or by making an offsetting sale or purchase of a futures contract on the same exchange.

     Forward currency contracts are traded off-exchange through banks or dealers. In such instances, the bank or dealer generally acts as principal in the transaction and charges "bid-ask" spreads.

     Futures and forward trading is a "zero-sum," risk transfer economic activity. For every gain there is an equal and offsetting loss.

HEDGERS AND SPECULATORS

     The two broad classifications of persons who trade futures are "hedgers" and "speculators." Hedging is designed to minimize the losses that may occur because of price changes, for example, between the time a merchandiser contracts to sell a commodity and the time of delivery. The futures and forward markets enable the hedger to shift the risk of price changes to the speculator. The speculator risks capital with the hope of making profits from such changes. Speculators, such as the Fund, rarely take delivery of the physical commodity but rather close out their futures positions through offsetting futures contracts.

EXCHANGES; POSITION AND DAILY LIMITS; MARGINS

     Each of the commodity exchanges in the United States has an associated "clearinghouse." Once trades made between members of an exchange have been cleared, each clearing broker looks only to the clearinghouse for all payments in respect of such broker's open positions. The clearinghouse "guarantee" of performance on open positions does not run to customers. If a member firm goes bankrupt, customers could lose money.

     JWH trades for the Fund on a number of foreign commodity exchanges. Foreign commodity exchanges differ in certain respects from their United States counterparts and are not regulated by any United States agency.

     The CFTC and the United States exchanges have established "speculative position limits" on the maximum positions that speculative traders, such as JWH, may hold or control in futures contracts on certain commodities.


     Most United States exchanges limit the maximum change in futures prices during any single trading day. Once the "daily limit" has been reached, it becomes very difficult to execute trades. Because these limits apply on a day-to-day basis, they do not limit ultimate losses, but may reduce or eliminate liquidity.

      When a position is established, "initial margin" is deposited. On most exchanges, at the close of each trading day "variation margin," representing the unrealized gain or loss on the open positions, is either credited to or debited from a trader's account. If "variation margin" payments cause a trader's "initial margin" to fall below "maintenance margin" levels, a "margin call" is made, requiring the trader to deposit additional margin or have his position closed out.

TRADING METHODS

     Managed futures strategies are generally classified as either (i) systematic or discretionary; and (ii) technical or fundamental.

SYSTEMATIC AND DISCRETIONARY TRADING APPROACHES

     A systematic trader relies on trading programs or models to generate trading signals. Discretionary traders make trading decisions on the basis of their own judgment.

     Each approach involves inherent risks. For example, systematic traders may incur substantial losses when fundamental or unexpected forces dominate the markets, while discretionary traders may overlook price trends which would have been signaled by a system.

TECHNICAL AND FUNDAMENTAL ANALYSIS

     Technical analysis operates on the theory that market prices, momentum and patterns at any given point in time reflect all known factors affecting the supply and demand for a particular commodity. Consequently, technical analysis focuses on market data as the most effective means of attempting to predict future prices.

     Fundamental analysis, in contrast, focuses on the study of factors external to the markets, for example: weather, the economy of a particular country, government policies, domestic and foreign political and economic events, and changing trade prospects. Fundamental analysis assumes that markets are imperfect and that market mispricings can be identified.

TREND-FOLLOWING

     Trend-following advisors try to take advantage of major price movements, in contrast with traders who focus on making many small profits on short-term trades or through relative value positions. Trend-following traders assume that most of their trades will be unprofitable. They look for a few large profits from big trends. During periods with no major price movements, a trend-following trading advisor is likely to have big losses.

RISK CONTROL TECHNIQUES

     Trading advisors often adopt risk management principles. Such principles typically restrict the size of positions taken as well as establishing stop-loss points at which losing positions must be liquidated. However, no risk control technique can assure that big losses will be avoided.

THE JWH PROGRAMS ARE SYSTEMATIC, TECHNICAL AND TREND-FOLLOWING.

SUPPLEMENTAL PAST PERFORMANCE OF JWH TRADING PROGRAMS


          The following are brief summaries and performance information for the period from inception through December 1993 of the currently offered JWH Programs which began trading client capital prior to 1994. Not all of the programs are presently used by JWH in trading for the Fund, but any of them may be.


ORIGINAL INVESTMENT PROGRAM
Broadly Diversified


Program
Composition:   Global Interest Rates         Energy
               Global Stock Indices          Softs
               Foreign Exchange              Grains
               Fiber                         Precious and Base Metals


The Original Investment Program seeks to capitalize on long-term trends in a broad spectrum of worldwide financial and nonfinancial futures markets. The program always maintains a position - long or short - in every market traded. Historically, it has had a low statistical correlation to the S&P 500.


In 1992, a broad research effort was initiated to enhance the risk-reward ratios of the Original Investment Program, without changing its fundamental trading approach. Except for the removal of a few markets traded, the program had remained virtually unchanged from its inception in 1982 through the middle of 1992. After extensive testing, a number of strategic adjustments were made beginning in July 1992: global markets were added; sector allocations were shifted, with greater weighting given to financial markets; some contracts which had become too illiquid to support sizeable assets were eliminated; and overall position size relative to account equity was reduced. The quantitative model underlying the program was not changed. Today, the Original Investment Program is one of JWH's largest and best-performing programs, manifesting lower volatility since 1992.


This program began trading client capital in October 1982.


----------------------------------------------------------------------------------------------------------------------------------
                                                    Monthly Rates of Return (%)
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                         Compound
   Year   January  February   March   April     May    June     July   August  September October  November   December   Annual ROR
----------------------------------------------------------------------------------------------------------------------------------
   1998    -1.3      2.2      -4.1    -0.5      4.4     1.7     -4.0     4.0      2.7      5.2     -12.8      15.4         10.8
----------------------------------------------------------------------------------------------------------------------------------
   1997     3.4      0.2       1.6     0.5      1.1    -4.4      2.0    -0.8     -6.0      3.6      -0.0       4.9          5.7
----------------------------------------------------------------------------------------------------------------------------------
   1996     5.3     -7.4       1.0     3.8     -6.5     8.0     -4.4    -2.3      8.2     10.4       5.2       1.1         22.6
----------------------------------------------------------------------------------------------------------------------------------
   1995     2.2     17.9      16.6     9.1     -4.4     1.7     -0.0    -3.9     -3.9      3.3       1.1       6.8         53.2
----------------------------------------------------------------------------------------------------------------------------------
   1994    -2.9      1.5       4.4     0.2      5.5     6.6     -7.1    -4.7     -2.8    -14.1      10.2      -0.0         -5.7
----------------------------------------------------------------------------------------------------------------------------------
   1993    -0.8      9.5      -3.5    10.4      0.1    -4.1     14.9    -3.6      0.6     -1.5       3.5      11.4         40.6
----------------------------------------------------------------------------------------------------------------------------------
   1992    -6.1     -8.8       0.7    -0.8     -4.5     8.3      9.1     9.1     -2.7      2.2       3.6       2.2         10.9
----------------------------------------------------------------------------------------------------------------------------------
   1991    -0.5      0.3      -2.1    -5.8      4.4    -0.7     -7.4    -3.6     10.7     -3.9      -1.3      17.7          5.4
----------------------------------------------------------------------------------------------------------------------------------
   1990     7.1     -2.0      18.4    12.4    -10.9     7.2     10.9    19.1     -2.1     -1.9       1.0      -2.3         66.8
----------------------------------------------------------------------------------------------------------------------------------
   1989     0.8    -19.9      11.7    -5.1     29.0    -3.9      8.1   -13.7    -13.2    -12.0       7.4       9.8        -10.8
----------------------------------------------------------------------------------------------------------------------------------
   1988    -6.9      4.7     -16.1    -5.1      3.6    13.9    -19.8    -4.3      6.3     -2.5       1.6     -12.5        -35.2
----------------------------------------------------------------------------------------------------------------------------------
   1987     9.0      3.7       2.7    21.9      0.8    -3.5      8.8    -3.1    -10.4     35.8      16.5      11.9        129.8
----------------------------------------------------------------------------------------------------------------------------------
   1986    -4.4     22.2      15.4    -5.8     -2.8    -2.1     11.5     7.2     -2.9    -10.3      -1.9      -3.0         19.8
----------------------------------------------------------------------------------------------------------------------------------
   1985     2.4      0.9      -8.8   -17.1     11.0     4.4     16.8     1.7    -15.5      9.6       7.4      18.6         26.8
----------------------------------------------------------------------------------------------------------------------------------
   1984     5.5     -4.8      -7.5    -2.1     16.6   -10.3     28.7    -9.0     16.0     -5.2      -2.2      12.5         34.7
----------------------------------------------------------------------------------------------------------------------------------
   1983    14.4    -28.6       1.6     4.9      8.3    -9.6     10.9    13.4     -7.3     -3.3      -6.4      -2.5        -12.4
----------------------------------------------------------------------------------------------------------------------------------
   1982     N/A      N/A       N/A     N/A      N/A     N/A      N/A     N/A      N/A      7.1     -16.8       2.7         -8.5
----------------------------------------------------------------------------------------------------------------------------------


                         PAST PERFORMANCE IS NOT NECESSARILY
                             INDICATIVE OF FUTURE RESULTS

GLOBAL DIVERSIFIED PORTFOLIO
Broadly Diversified


Program
Composition:   Global Interest Rates         Energy
               Global Stock Indices          Softs
               Foreign Exchange              Grains
               Fiber                         Precious and Base Metals


The Global Diversified Portfolio seeks to capitalize on long-term price movements in a broad spectrum of financial and nonfinancial markets. The program does not maintain continuous positions and, in fact, may take a neutral stance if a long-term trend fails to develop or during periods of nontrending markets. Historically, the program has had a low statistical correlation to the S&P 500. It is available to investors on a limited basis.


The Global Diversified Portfolio began trading client capital in June 1988.


----------------------------------------------------------------------------------------------------------------------------------
                                                    Monthly Rates of Return (%)
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                        Compound
  Year   January   February   March   April    May    June   July    August  September  October  November   December   Annual ROR
----------------------------------------------------------------------------------------------------------------------------------
  1998    -3.2       3.8      -1.4    -3.2     3.1    -1.3     0.1    19.5      9.4      -9.4     -2.5         9.4        23.6
----------------------------------------------------------------------------------------------------------------------------------
  1997     1.5      -0.4      -1.0    -7.2    -0.8    -2.1    11.5    -7.8     -0.2       4.5     -0.5         7.3         3.3
----------------------------------------------------------------------------------------------------------------------------------
  1996    -1.3      -9.8       1.3     7.1    -9.1     1.7     2.2     4.5      7.6      14.6      9.1        -1.0        26.9
----------------------------------------------------------------------------------------------------------------------------------
  1995    -6.9      13.5       8.5     7.3     1.2    -1.7    -8.9    -5.0     -5.1      -2.2      5.9        14.9        19.6
----------------------------------------------------------------------------------------------------------------------------------
  1994    -2.6      -0.8       4.0     0.9     7.9    10.8    -2.6    -6.4      2.1      -3.6      5.6        -4.1        10.1
----------------------------------------------------------------------------------------------------------------------------------
  1993     1.7      16.6       2.9     6.6     1.5     1.0    14.3    -0.0     -4.2       0.1      3.1         6.1        59.8
----------------------------------------------------------------------------------------------------------------------------------
  1992   -12.3     -15.2       1.1    -3.9    -1.9     6.5    17.4     6.1     -5.3      -1.6     -0.2        -0.1       -12.6
----------------------------------------------------------------------------------------------------------------------------------
  1991    -1.3       7.1      -4.9     3.8     2.5     1.6   -16.8     0.4     18.2       0.2      1.9        28.2        40.4
----------------------------------------------------------------------------------------------------------------------------------
  1990    16.9      27.9      10.7     5.9   -15.1     3.1     5.3    12.0      8.2      -6.9     -0.3        -2.3        77.5
----------------------------------------------------------------------------------------------------------------------------------
  1989     1.1       1.4       0.5    -1.8    18.7    -14.5   17.4   -12.6     -7.8     -15.7     21.7         5.0         4.8
----------------------------------------------------------------------------------------------------------------------------------
  1988     N/A       N/A       N/A     N/A     N/A     26.2  -15.9    20.9     -7.2       2.1      1.0        -5.4        16.2
----------------------------------------------------------------------------------------------------------------------------------



                         PAST PERFORMANCE IS NOT NECESSARILY
                             INDICATIVE OF FUTURE RESULTS

FINANCIAL AND METALS PORTFOLIO
Financial


Program
Composition:   Global Interest Rates         Foreign Exchange
               Global Stock Indices          Precious Metals


The Financial and Metals Portfolio seeks to identify and capitalize on intermediate and long-term price movements in global financial and precious metals markets. If a trend is identified, the program attempts to take a position; in nontrending market environments, the program may remain neutral or liquidate open positions. Historically, the program has had a low statistical correlation to the S&P 500.


Currency positions are traded primarily in the interbank market and occasionally on futures exchanges, and may be held both as outrights - positions taken in foreign currencies versus the U.S. dollar - and as cross rates - foreign currencies against each other.


This program began trading client capital in October 1984.


----------------------------------------------------------------------------------------------------------------------------------
                                                     Monthly Rates of Return (%)
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                       Compound
   Year   January   February  March   April   May    June    July    August  September  October  November  December   Annual ROR
----------------------------------------------------------------------------------------------------------------------------------
   1998    -3.5      -4.0     -1.6    -7.9    3.2    -4.8    -0.9     17.5     15.3      -3.8      -7.5       8.9         7.2
----------------------------------------------------------------------------------------------------------------------------------
   1997     4.4      -2.2     -0.7    -2.9   -8.3     4.1    15.8     -3.7      2.2       2.0       2.5       2.9        15.2
----------------------------------------------------------------------------------------------------------------------------------
   1996     6.0      -5.5      0.7     2.3   -1.7     2.2    -1.1     -0.8      3.2      14.3      10.9      -2.6        29.7
----------------------------------------------------------------------------------------------------------------------------------
   1995    -3.8      15.7     15.3     6.1    1.2    -1.7    -2.3      2.1     -2.1       0.3       2.6       1.7        38.5
----------------------------------------------------------------------------------------------------------------------------------
   1994    -2.9      -0.6      7.2     0.9    1.3     4.5    -6.1     -4.1      1.5       1.7      -4.4      -3.5        -5.3
----------------------------------------------------------------------------------------------------------------------------------
   1993     3.3      13.9     -0.3     9.3    3.3     0.1     9.7     -0.8      0.2      -1.1      -0.3       2.9        46.8
----------------------------------------------------------------------------------------------------------------------------------
   1992   -18.0     -13.5      3.0   -12.2   -5.7    21.9    25.5     10.2     -5.2      -4.5      -0.8      -2.6       -10.9
----------------------------------------------------------------------------------------------------------------------------------
   1991    -2.3       3.8      4.5    -0.8   -0.3    -1.3   -13.4      4.8     25.8      -7.7       6.6      39.4        61.9
----------------------------------------------------------------------------------------------------------------------------------
   1990    28.0      19.5     11.4     2.4  -22.7     6.9    12.2     11.2      8.3      -5.0       3.1      -3.7        83.6
----------------------------------------------------------------------------------------------------------------------------------
   1989    31.7      -8.7      8.5     3.2   37.0    -6.6     4.4     -8.2    -14.9     -17.5      21.6      -4.5        34.6
----------------------------------------------------------------------------------------------------------------------------------
   1988   -12.6       9.8     -2.3   -15.0    0.3    44.2     5.5      6.9     -8.1       2.5       5.2     -19.2         4.0
----------------------------------------------------------------------------------------------------------------------------------
   1987    33.0      12.1     34.2    18.2   -7.2   -10.7    12.2    -14.6     -8.9      28.0      32.5      21.2      *252.4
----------------------------------------------------------------------------------------------------------------------------------
   1986     4.8      21.9     -6.3     3.7  -17.5    17.6    25.0      9.4     -0.2       2.6      -3.6      -0.5        61.5
----------------------------------------------------------------------------------------------------------------------------------
   1985     6.6      17.7     -9.3    -7.8   -7.7    -1.8    41.3    -10.1    -27.3       6.4      26.6       1.9        20.7
----------------------------------------------------------------------------------------------------------------------------------
   1984    N/A        N/A      N/A     N/A    N/A     N/A     N/A      N/A      N/A       1.6      -3.2      11.7         9.9
----------------------------------------------------------------------------------------------------------------------------------


 * The timing of additions and withdrawals materially inflated the 1987 rate of return. The three accounts that were open for the entire year of 1987 achieved rates of return of 138%, 163% and 259%.


                         PAST PERFORMANCE IS NOT NECESSARILY
                             INDICATIVE OF FUTURE RESULTS

THE WORLD FINANCIAL PERSPECTIVE
Financial


Program
Composition:   Global Interest Rates         Foreign Exchange
               Global Stock Indices          Energy
               Precious Metals


The World Financial Perspective seeks to capitalize on long-term price movements in financial, metals and energy markets and holds positions from multiple currency perspectives, including the British pound, the Euro, Japanese yen, Swiss franc and U.S. dollar. The program always maintains a position - long or short - in every market traded. Historically, the program has had a low statistical correlation to the S&P 500.


----------------------------------------------------------------------------------------------------------------------------------
                                                    Monthly Rates of Return (%)
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                       Compound
   Year   January  February  March   April   May    June    July   August  September  October  November   December    Annual ROR
----------------------------------------------------------------------------------------------------------------------------------
   1998     1.8      2.5      1.6    -3.1    1.2    -4.6    -4.1     9.1      1.1       3.2      -8.6       8.3           7.2
----------------------------------------------------------------------------------------------------------------------------------
   1997     1.1      0.2     -2.3    -0.8   -5.2     4.5     6.0    -6.4      1.1      -1.3       8.4       5.9          10.4
----------------------------------------------------------------------------------------------------------------------------------
   1996     7.4     -5.5      6.7     2.4   -2.0     2.7    -2.9     1.6      7.8       9.3       9.1      -0.6          40.9
----------------------------------------------------------------------------------------------------------------------------------
   1995    -3.7     13.7     18.3     3.7   -3.3    -2.6     0.5     1.7     -3.9       3.9      -0.1       2.4          32.2
----------------------------------------------------------------------------------------------------------------------------------
   1994    -4.6     -0.0      9.2     0.9    2.4     1.7    -8.9    -3.1     -0.0       0.2      -5.8      -6.8         -15.2
----------------------------------------------------------------------------------------------------------------------------------
   1993    -1.9     11.0    -10.3     6.6    2.7     1.5    12.3    -5.2      0.3      -7.1      -2.6       8.4          13.7
----------------------------------------------------------------------------------------------------------------------------------
   1992   -21.6     -9.7     -0.5    -0.9    3.2     5.6     3.1    10.7    -10.0     -12.9       9.5       3.2         -23.2
----------------------------------------------------------------------------------------------------------------------------------
   1991    -7.3     -3.0     14.5    -0.1    7.9    -2.7   -13.1     4.1     -4.8      -5.2       5.3      23.5          14.6
----------------------------------------------------------------------------------------------------------------------------------
   1990     8.4     -8.6      4.4     0.4   -4.2     3.3     0.7    54.2      9.5      -6.7     -12.8      -7.0          32.1
----------------------------------------------------------------------------------------------------------------------------------
   1989    24.1    -11.6     13.8     3.5   13.5     6.9    -5.9    -1.1    -11.2     -11.5      10.7       9.3          38.8
----------------------------------------------------------------------------------------------------------------------------------
   1988   -13.1      5.0    -17.9     2.6   -1.5     8.6    -6.9    -3.1     15.9      10.4       2.5      -1.2          -4.0
----------------------------------------------------------------------------------------------------------------------------------
   1987     N/A      N/A      N/A     2.7   -0.3    -4.2    17.0   -21.2    -14.4      21.3      25.1      32.4          55.6
----------------------------------------------------------------------------------------------------------------------------------



                         PAST PERFORMANCE IS NOT NECESSARILY
                             INDICATIVE OF FUTURE RESULTS

INTERNATIONAL CURRENCY AND BOND PORTFOLIO
Financial


Program
Composition:   Foreign Exchange
               Global Interest Rates


The International Currency and Bond Portfolio seeks to identify and capitalize on intermediate and long-term price movements in the world's bond and foreign exchange markets. If a trend is identified, the program will take a position; in nontrending market environments, the program may liquidate positions and remain neutral. Historically, the International Currency and Bond Portfolio has had a low statistical correlation with the S&P 500.


Using a more conservative approach to position size in relation to account equity than in other JWH programs, the International Currency and Bond Portfolio targets currencies and the long-term portion of interest rates of major industrialized nations. Foreign exchange positions are held both as outrights - positions taken in foreign currencies versus the U.S. dollar - and as cross rates - foreign currencies traded against each other.


The International Currency and Bond Portfolio began trading client capital in January 1993.


----------------------------------------------------------------------------------------------------------------------------------
                                                    Monthly Rates of Return (%)
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                       Compound
   Year   January  February  March   April    May    June    July   August  September  October   November  December   Annual ROR
----------------------------------------------------------------------------------------------------------------------------------
   1998     1.0     -2.3      1.3    -4.0     5.4    -3.2     0.4     9.4      11.2     -2.2      -5.2       4.8         16.1
----------------------------------------------------------------------------------------------------------------------------------
   1997     2.2      1.4      0.0    -1.9    -2.9     4.9    10.2    -6.1       2.8      2.7       2.0       1.3         17.0
----------------------------------------------------------------------------------------------------------------------------------
   1996     3.6     -4.6      1.1     0.1    -0.3    -0.8    -2.5    -0.8       5.2     12.2       7.6      -1.4         19.9
----------------------------------------------------------------------------------------------------------------------------------
   1995    -3.7     11.1     11.2     3.7     7.7    -2.0    -2.8    -0.3       0.7      0.6       5.1       1.5         36.5
----------------------------------------------------------------------------------------------------------------------------------
   1994    -2.2      1.5      5.4     3.0     4.3     4.8    -6.7    -3.0       0.9      0.1      -4.8      -4.7         -2.3
----------------------------------------------------------------------------------------------------------------------------------
   1993    -1.6      7.3     -0.9    -1.3    -0.3     3.3     4.1     3.7       0.1     -1.6      -0.4       1.9         14.8
----------------------------------------------------------------------------------------------------------------------------------




                         PAST PERFORMANCE IS NOT NECESSARILY
                             INDICATIVE OF FUTURE RESULTS

INTERNATIONAL FOREIGN EXCHANGE PROGRAM
Foreign Exchange


Program
Composition:   Foreign Exchange


The International Foreign Exchange Program seeks to identify and capitalize on intermediate and long-term price movements in a broad range of both major and minor currencies on the interbank market. The International Foreign Exchange Program attempts to take a position if a trend is identified, and takes a neutral stance if long-term trends fail to continue or during periods of nontrending markets. Historically, the program has had a low statistical correlation to the S&P 500.


Positions are taken as outrights against the U.S. dollar, or as cross rates, which eliminates dependence on the dollar. This program began trading client capital in August 1986.


----------------------------------------------------------------------------------------------------------------------------------
                                                    Monthly Rates of Return (%)
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                         Compound
          January  February   March   April    May    June    July    August  September  October  November   December   Annual ROR
----------------------------------------------------------------------------------------------------------------------------------
   1998    -1.6     -6.0       2.9    -3.4     8.2    19.6     1.8      2.2     -6.8       7.2     -6.1        -1.8        14.0
----------------------------------------------------------------------------------------------------------------------------------
   1997     2.9      9.7       4.1     5.0    -6.9     1.5     9.5      7.0      2.4       5.1      6.5         9.2        71.1
----------------------------------------------------------------------------------------------------------------------------------
   1996     2.3     -4.8       2.9     1.0     2.0     1.0    -3.0     -8.1      1.2       6.1      3.1         0.7         3.7
----------------------------------------------------------------------------------------------------------------------------------
   1995    -6.1      7.2      22.2     2.5    -5.3    -0.6    -5.5      5.8      0.5       1.5     -2.8        -0.6        16.9
----------------------------------------------------------------------------------------------------------------------------------
   1994     1.0     -3.0      -0.2    -1.7    -1.8     3.2    -2.5     -0.3      2.7       4.2     -6.7        -0.8        -6.3
----------------------------------------------------------------------------------------------------------------------------------
   1993    -5.2      5.3       0.4    -2.7     1.9     3.9     5.0     -4.5     -1.0      -4.0     -3.1         0.4        -4.5
----------------------------------------------------------------------------------------------------------------------------------
   1992   -12.0     -6.9       2.9    -9.9     3.0    12.8     7.2     20.1     -5.9      -1.9      0.3        -0.6         4.5
----------------------------------------------------------------------------------------------------------------------------------
   1991    -7.8     -7.6      27.5     1.7     0.8     8.7   -10.3     -4.0      6.0      -0.6     -0.1        26.5        38.7
----------------------------------------------------------------------------------------------------------------------------------
   1990     1.1     -1.3       6.2     1.8    -7.8    14.6    24.9     18.9     -3.6       2.4     -0.1        -1.0        65.1
----------------------------------------------------------------------------------------------------------------------------------
   1989    11.5    -17.7       2.3     1.3    10.1    -3.6   -16.5    -24.2    -21.9       1.8     10.4        12.3       -37.0
----------------------------------------------------------------------------------------------------------------------------------
   1988   -23.2      0.5       8.7    11.3    32.4     7.5     5.3      5.6     -5.3       2.5      8.7        -6.7        45.4
----------------------------------------------------------------------------------------------------------------------------------
   1987     3.4      0.5       2.9    -3.5   -11.7     3.7    -4.9    -12.9      4.9      15.2     14.0        14.6        23.4
----------------------------------------------------------------------------------------------------------------------------------
   1986     N/A      N/A       N/A     N/A     N/A     N/A     N/A      8.7     -0.2      13.7      0.9        -0.7        23.6
----------------------------------------------------------------------------------------------------------------------------------



                         PAST PERFORMANCE IS NOT NECESSARILY
                             INDICATIVE OF FUTURE RESULTS

G-7 CURRENCY PORTFOLIO
Foreign Exchange


Program
Composition:   Foreign Exchange


The G-7 Currency Portfolio seeks to identify and capitalize on intermediate and long-term price movements in the highly liquid currencies of the Group of Seven Industrialized nations and Switzerland. The program attempts to take a position if a trend is identified, and takes a neutral stance during periods of nontrending markets. Historically, the program has had a low statistical correlation to the S&P 500.


Not all of the G-7 currencies are traded at all times. Forward positions are primarily taken on the interbank market as outrights against the U.S. dollar, or as cross rates, which reduces dependence on the U.S. dollar. G-7 began trading client capital in February 1991.


----------------------------------------------------------------------------------------------------------------------------------
                                                    Monthly Rates of Return (%)
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                     Compound
   Year   January  February  March   April   May   June   July   August  September  October   November   December   Annual ROR
----------------------------------------------------------------------------------------------------------------------------------
   1998    -4.1     -2.6      4.7    -1.9    6.6   -2.8    0.4    -2.5      2.0       7.4       -9.1      -1.7         -4.8
----------------------------------------------------------------------------------------------------------------------------------
   1997     2.5      3.9      0.4     3.1   -3.3    5.7    4.1    -3.5     -1.2       1.2        6.0       0.9         21.0
----------------------------------------------------------------------------------------------------------------------------------
   1996     2.9     -4.2     -0.4     2.2    0.7    1.8   -2.7    -4.3      1.6      10.9        4.1       1.8         14.5
----------------------------------------------------------------------------------------------------------------------------------
   1995    -3.0      9.6     21.2     2.2   -4.3   -0.2   -1.8     5.3      1.8       2.0       -1.3      -0.8         32.2
----------------------------------------------------------------------------------------------------------------------------------
   1994    -1.3     -1.7      0.9    -1.3   -1.0    7.9   -3.5    -0.3      2.9       4.1       -7.2      -3.6         -4.9
----------------------------------------------------------------------------------------------------------------------------------
   1993    -4.4      7.9     -0.3    -1.8   -1.0    4.6    2.6    -5.0     -1.8      -5.4       -0.6      -0.5         -6.3
----------------------------------------------------------------------------------------------------------------------------------
   1992   -10.7     -1.4     -0.1    -2.6    1.8   10.0    5.8    10.9      1.6       2.3       -0.3      -1.8         14.6
----------------------------------------------------------------------------------------------------------------------------------
   1991     N/A     -1.8     19.6     0.8    3.5    7.8   -2.9    -4.1      2.1       0.5        1.7      15.7         48.5
----------------------------------------------------------------------------------------------------------------------------------



                         PAST PERFORMANCE IS NOT NECESSARILY
                             INDICATIVE OF FUTURE RESULTS

JWH PERFORMANCE


GENERAL


     The preceding is the composite performance of the currently offered JWH Programs which began trading client capital prior to 1994. All performance information is current as of December 31, 1998. Not all of these programs are presently used by the Fund, but any of them might be in the future.


     From the inception of trading of the JWH programs (, the greatest cumulative percentage decline in daily net asset value experienced in any single program was nearly 60% on a composite basis, and certain individual accounts included in such program experienced even greater declines. Certain JWH accounts have lost 10% or more in a single trading day. Prospective investors should understand that similar or greater drawdowns are possible in the future. THERE CAN BE NO ASSURANCE THAT JWH WILL TRADE PROFITABLY FOR THE FUND OR AVOID SUDDEN AND SEVERE LOSSES.


     An investor should note that the composite capsule performance presentations include individual accounts which, even though traded according to the same investment program, have materially different rates of return. The reasons for this are numerous material differences among accounts: (a) procedures governing timing for the commencement of trading and means of moving toward full portfolio commitment of new accounts; (b) the period during which accounts are active; (c) client trading restrictions, including futures versus forward contracts and contract months; (d) trading size to equity ratio resulting from procedures for the commencement of trading and the appropriate means of moving toward full portfolio commitment of new accounts and new capital; (e) the size of the account, which can influence the size of positions taken and restrict the account from participating in all markets available to a particular program; (f) the amount of interest income earned by an account, which will depend on the rates paid by futures commission merchants on equity deposits and/or on the portion of an account invested in interest-bearing obligations such as Treasury bills; (g) the amount of management and incentive fees paid to JWH and the amount of brokerage commissions paid, which will vary and will depend on the fees negotiated by the client with the broker; (h) the timing of orders to open or close positions; (i) the market conditions, which in part determine the quality of trade executions; (j) variations in fill prices; and (k) timing of additions and withdrawals. Notwithstanding these material differences among accounts, the composite remains a valid representation of the accounts included therein.


     Composite performance presentation is only allowed for accounts which are not materially different. To decide if there are material differences among accounts traded pursuant to the same trading program, the gross trading performance of each JWH investment program and each individual JWH account within the relevant program is reviewed and the following parameters established by interpretations of the Division of Trading and Markets of the CFTC applied (i) if the arithmetic average of two percentages is greater than 10 percentage points and the difference between the two is less than 10% of their average; (ii) if the arithmetic average of the two percentages is greater than 5 percentage points but less than 10 percentage points and the difference between the two is 1.5 percentage points or less; and (iii) if the arithmetic average of the two percentages is less than 5 percentage points and the difference between the two is 1.0 percentage point or less. If one of the parameters (i) - (iii) is satisfied in the review, then the results within the designated range are deemed "materially the same" or "not materially different." The parameters (i) - (iii) determine if differences between accounts are material. The gross trading performance of each JWH investment program and each individual JWH account within the relevant program not satisfying the above parameters (i) - (iii) is then reviewed to determine whether any material differences that are detected could produce misleading composite performance results. With the exception of accounts that were established at levels below JWH's current minimum account size, JWH's policy is to provide separate performance capsules when an account is consistently performing differently on a gross trading basis than the other JWH accounts traded pursuant to the same trading program and the continued inclusion of that account in the composite would create a distortion in the composite rate of return.


     The composite rates of return indicated should not be taken as representative of any rate of return actually achieved by any single account represented in the records. Investors are further cautioned that the data set forth in the performance capsule records are not indicative of any results which may be attained by JWH in the future since past performance is not necessarily indicative of future results. During the periods covered by the capsule performance records, and particularly since 1989, JWH has increased and decreased position size in relation to account equity in certain markets and entire programs, and also altered the composition of the markets and contracts for certain programs. In general since 1992, JWH began implementing certain position size adjustments that were of a more permanent nature. While historical returns represent actual performance achieved, investors should be aware that the position size relative to account equity currently utilized may be significantly different from that used during previous time periods. Investors should be aware of the following position size adjustments relative to account equity:


Original Investment Program --
     reduced 25% commencing in October 1995
Financial and Metals Portfolio --
     reduced 50% commencing in August 1992
G-7 Currency Portfolio --
     increased 50% commending in May 1998
International Currency and Bond Portfolio -- increased 30% commencing in May 1998.


     While historical returns represent actual performance achieved, investors should be aware that position size relative to account equity currently utilized may be significantly different from that used during previous time periods. In addition, the subjective aspects listed in the "Trading Strategy" section on page 46 of Part One have been utilized more often in recent years and therefore may have had a more pronounced effect on performance results during recent periods. Additionally, the choice of an investment program (although all accounts may be traded in accordance with the same approach, such approach may be modified periodically as a result of ongoing research and development by
JWH), has an effect on performance results. In reviewing the JWH capsule performance records, prospective investors should bear in mind the possible effects of these variations on rates of return and in the application of JWH's investment methods.


     Prior to December 1991 for JWH, and July 1992 for JWHII, capsule performance records are presented on a cash basis except as otherwise stated in the notes to the records. The recording of items on a cash basis should not, for most months, be materially different from presenting such rates of return on an accrual basis. Any differences in the monthly rates of return between the two methods are immaterial to the overall performance presented. With the change to the accrual basis of accounting for incentive fees in December 1991 for JWH, and July 1992 for JWHII, the net effect on monthly net performance and the rate of return in the capsule performance records of continuing to record interest income, management fees, commissions and other expenses on a cash basis is materially equivalent to the full accrual basis. JWH began reflecting all items of net performance on an accrual basis for the G-7 Currency Portfolio in July 1992, and at the inception of client trading for the International Currency and Bond Portfolio. In August 1998, JWH made an adjustment to the accounting method employed for every investment program not already utilizing the full accrual basis of accounting. This adjustment moved all JWH investment programs to the full accrual basis beginning on September 1, 1998.


     Advisory fees vary from account to account managed pursuant to all programs. In addition, the calculation of management and incentive fees is subject to variation due to agreed-upon definitions contained in each account's advisory agreement.

Management fees vary from 0% to 6% of assets under management; incentive fees vary from 0% to 25% of profits. Such variations in advisory fees may have a material impact on the performance of an account from time to time.


     Proprietary capital is included in the rates of return for the Financial and Metals Portfolio, the Original Investment Program, the Global Diversified Portfolio, the Global Financial Portfolio, the International Currency and Bond Portfolio, the G-7 Currency Portfolio and the International Foreign Exchange Program, but does not have a material impact on the rates of return.


NOTES TO JWH PROGRAMS' CAPSULE
PERFORMANCE SUMMARIES AND THE MONTHLY RATES OF RETURN TABLE


     Compound Annual Rate of Return is calculated by compounding the monthly rates of return over the number of periods in a given year. For example, each month's monthly rate of return in hundredths is added to one (1) and the result is multiplied by the previous month's compounded monthly rate of return similarly expressed. One (1) is then subtracted from the product. For periods less than one year, the results are year to date.


     Average Compounded Annual Rate of Return is calculated in a manner similar to Annual Rate of Return except that before subtracting one (1) from the product, the product is exponentially changed by the factor of one (1) divided by the number of years in the performance records and then one (1) is subtracted.


     Monthly Rates of Return are calculated by dividing net performance by the sum of beginning equity, plus additions minus withdrawals. For such purposes all additions and withdrawals are effectively treated as if they had been made on the first day of the month, even if, in fact, they occurred later. Beginning in December 1991, if additions and withdrawals are material to the program's performance, they are time-weighted. If time-weighting is materially misleading, then the only accounts traded method is utilized.

                                                                       EXHIBIT A




                        ML JWH STRATEGIC ALLOCATION FUND L.P.



                             FOURTH AMENDED AND RESTATED
                            LIMITED PARTNERSHIP AGREEMENT



















                                     Dated as of
                                     May 1, 1999






                        MERRILL LYNCH INVESTMENT PARTNERS INC.
                                   GENERAL PARTNER

                        ML JWH STRATEGIC ALLOCATION FUND L.P.


                             FOURTH AMENDED AND RESTATED
                            LIMITED PARTNERSHIP AGREEMENT


                                  TABLE OF CONTENTS                         PAGE
                                                                            ----

1.   Formation and Name. . . . . . . . . . . . . . . . . . . . . . . .     LPA-1
2.   Principal Office. . . . . . . . . . . . . . . . . . . . . . . . .     LPA-1
3.   Business. . . . . . . . . . . . . . . . . . . . . . . . . . . . .     LPA-1
4.   Term, Fiscal Year and Net Assets. . . . . . . . . . . . . . . . .     LPA-1
     (a)  Term . . . . . . . . . . . . . . . . . . . . . . . . . . . .     LPA-1
     (b)  Fiscal Year. . . . . . . . . . . . . . . . . . . . . . . . .     LPA-2
     (c)  Net Assets . . . . . . . . . . . . . . . . . . . . . . . . .     LPA-2
5.   Net Worth of General Partner . . . . . . . . . . . . . . . . . .      LPA-2
6.   Capital Contributions. . . . . . . . . . . . . . . . . . . . . .      LPA-2
7.   Allocation of Profits and Losses . . . . . . . . . . . . . . . .      LPA-2
     (a)  Capital Accounts and Financial Allocations. . . . . . . . .      LPA-2
     (b)  Tax Allocations. . . . . . . . . . . . . . . . . . . . . . .     LPA-2
     (c)  Expenses. . . . . . . . . . . . . . . . . . . . . . . . . .      LPA-3
     (d)  Limited Liability of Limited Partners . . . . . . . . . . .      LPA-4
8.   Management of the Partnership. . . . . . . . . . . . . . . . . .      LPA-4
     (a)  General. . . . . . . . . . . . . . . . . . . . . . . . . . .     LPA-4
     (b)  Fiduciary Duties . . . . . . . . . . . . . . . . . . . . . .     LPA-5
     (c)  Loans; Investments. . . . . . . . . . . . . . . . . . . . .      LPA-5
     (d)  Certain Conflicts of Interest Prohibited . . . . . . . . . .     LPA-6
     (e)  Certain Agreements . . . . . . . . . . . . . . . . . . . . .     LPA-6
     (f)  No "Pyramiding" . . . . . . . . . . . . . . . . . . . . . .      LPA-6
     (g)  Other Activities . . . . . . . . . . . . . . . . . . . . . .     LPA-6
     (h)  Status of Joint Venture. . . . . . . . . . . . . . . . . . .     LPA-6
9.   Audits and Reports. . . . . . . . . . . . . . . . . . . . . . . .     LPA-6
10.  Assigning Units. . . . . . . . . . . . . . . . . . . . . . . . .      LPA-7
11.  Redeeming Units. . . . . . . . . . . . . . . . . . . . . . . . .      LPA-7
12.  Offering of Units. . . . . . . . . . . . . . . . . . . . . . . .      LPA-8
13.  Power of Attorney. . . . . . . . . . . . . . . . . . . . . . . .      LPA-8
14.  Withdrawal of a Partner. . . . . . . . . . . . . . . . . . . . .      LPA-9
15.  Standard of Liability; Indemnification . . . . . . . . . . . . .      LPA-9
     (a)  Standard of Liability for the General Partner . . . . . . .      LPA-9
     (b)  Indemnification of the General Partner by the Partnership .      LPA-9
     (c)  Indemnification of the Partnership by the Partners. . . . .     LPA-11
16. Amendments; Meetings. . . . . . . . . . . . . . . . . . . . . . .     LPA-11
     (a)  Amendments with Consent of the General Partner. . . . . . .     LPA-11
     (b)  Amendments and Actions without Consent of the General
           Partner. . . . . . . . . . . . . . . . . . . . . . . . . .     LPA-11
     (c)  Meetings; Other Voting Matters. . . . . . . . . . . . . . .     LPA-12
17.  Benefit Plan Investors. . . . . . . . . . . . . . . . . . . . . .    LPA-12
18.  GOVERNING LAW. . . . . . . . . . . . . . . . . . . . . . . . . .     LPA-13
19.  Miscellaneous. . . . . . . . . . . . . . . . . . . . . . . . . .     LPA-13
     (a)  Notices . . . . . . . . . . . . . . . . . . . . . . . . . .     LPA-13
     (b)  Binding Effect. . . . . . . . . . . . . . . . . . . . . . .     LPA-13
     (c)  Captions. . . . . . . . . . . . . . . . . . . . . . . . . .     LPA-13
     (d)  Close of Business . . . . . . . . . . . . . . . . . . . . .     LPA-13

                    ----------------------------------------------
                        MERRILL LYNCH INVESTMENT PARTNERS INC.
                                   GENERAL PARTNER


                                       LPA (i)

                        ML JWH STRATEGIC ALLOCATION FUND L.P.

                              FOURTH AMENDED AND RESTATED
                            LIMITED PARTNERSHIP AGREEMENT


     This Fourth Amended and Restated Limited Partnership Agreement (this "Agreement") is made as of May 1, 1999, by and among Merrill Lynch Investment Partners Inc., a Delaware corporation, as general partner (the "General Partner"), and each Limited Partner.


                                     WITNESSETH:

     1.   FORMATION AND NAME.

     The parties hereby form and continue ML JWH STRATEGIC ALLOCATION FUND L.P. (the "Partnership") under the Delaware Revised Uniform Limited Partnership Act (the "Act").

     2.   PRINCIPAL OFFICE.

     The principal office of the Partnership is c/o the General Partner, Princeton Corporate Campus, 800 Scudders Mill Road, Section 2G, Plainsboro, New Jersey 08536; telephone: (609) 282-8560. The registered office and agent for service of process in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.


     3.   BUSINESS.

     (a) BUSINESS. The Partnership's business is to trade futures and forward contracts on all manner of commodities, financial instruments and currencies; physical commodities; securities; and any rights, interests or options relating to the foregoing. The Partnership may engage in all activities necessary, convenient or incidental to the foregoing businesses

     (b) OBJECTIVE. The objective of the Partnership's business is substantial capital appreciation of its assets through speculative trading.

     (c) JOINT VENTURE. The Partnership currently trades through a joint venture (the "Joint Venture") with John W. Henry & Company, Inc. ("JWH"). As the Partnership owns substantially all of the Joint Venture, the term "Partnership" refers to the Partnership, the Joint Venture or both as the context may require.

     4.   TERM, FISCAL YEAR AND NET ASSETS.

     (a) TERM. The Partnership began on December 11, 1995 and will dissolve on the earlier of: (1) December 31, 2026; (2) receipt by the General Partner of 90 days' notice to dissolve from Limited Partners owning more than 50% of the outstanding Units; (3) withdrawal, insolvency or dissolution of the General Partner, or any other event that causes the General Partner to cease to be a general partner of the Partnership unless (i) at the time of such event there is at least one remaining general partner of the Partnership who carries on the business of the Partnership, or (ii) within 90 days after such event all Partners agree in writing to continue the business of the Partnership and to the appointment, effective as of the date of such event, of one or more general partners of the Partnership; (4) a decline in the aggregate Net Assets of the Partnership to less than $250,000; (5) a decline in the Net Asset Value per Unit to $25 or less; (6) dissolution of the Partnership as otherwise provided in this Agreement; or (7) any other event requiring dissolution.

     Upon dissolution of the Partnership, the General Partner, or another person approved by a majority of the Units, shall act as liquidator trustee.


                                        LPA-1

     (b)  FISCAL YEAR.  January 1 through December 31.

     (c) NET ASSETS. Net Assets are determined in accordance with generally accepted accounting principles.

     A futures or futures option traded on a United States commodity exchange is valued at its settlement price. If such a contract cannot be liquidated, the settlement price on the first day on which it can be liquidated is used or such other value as the General Partner deems fair and reasonable. The liquidating value of a forward or of a futures or futures option not traded on a United States commodity exchange is its liquidating value as determined by the General Partner on a basis consistently applied for each different type of contract.

     The Partnership liability for reimbursing its organizational and initial as well as ongoing offering costs to the General Partner reduced or reduces Net Assets only as paid out or amortized.

     Reserves may be created and charged against Net Assets in the discretion of the General Partner.

5.   NET WORTH OF GENERAL PARTNER.

     The General Partner agrees that it will maintain a net worth of at least 5% of the total contributions to the Partnership and all other partnerships of which the General Partner is general partner. This agreement may be modified if counsel opines that such change will not adversely affect the partnership taxation of the Partnership, and if such change meets applicable state securities laws or guidelines.

     The General Partner will not permit its net worth to decline below $10 million without the consent of a majority of the Units.

     6.   CAPITAL CONTRIBUTIONS.

     The Partners' respective capital contributions shall be as shown on the books and records of the Partnership.

     7.   ALLOCATION OF PROFITS AND LOSSES.

     (a) CAPITAL ACCOUNTS AND FINANCIAL ALLOCATIONS. Each Unit has a capital account, whose initial balance is the amount paid for such Unit.

     As of the close of business (as determined by the General Partner) on the last business day of each month, any increase or decrease in the Partnership's Net Assets during such month shall be credited or charged equally to all outstanding Units.

     (b) TAX ALLOCATIONS. As of each December 31, income and expense and capital gain or loss shall be allocated among the Partners for tax purposes. Capital gain and capital loss shall be allocated separately and not netted.

     (1) First, items of ordinary income and expense, including all items of gain and loss attributable to MLAM's cash management activities, shall be allocated equally among the Units outstanding as of the end of each month in which such items accrued.

     (2)  Second, Capital Gain or Loss shall be allocated as follows:

     (A) Each Unit has a tax account with an initial balance equal to the amount paid for such Unit. As of the end of each month through March 31, 1999, the balance of such tax account shall be reduced by the Unit's allocable share of the amount paid by the Partnership to the General Partner for organizational and initial offering cost reimbursements, as well as by the Unit's allocable share of any amount paid or amortized by the Partnership in respect of such month for the costs of the ongoing offering of the Units. These adjustments shall be made prior to the following allocations of capital gain or loss.

     As of the end of each fiscal year:

          (i) Each tax account shall be increased by the amount of income or Capital Gain allocated to each Unit pursuant to Sections 7(b)(1) and 7(b)(2)(C).


                                        LPA-2

          (ii) Each tax account shall be decreased by the amount of expense or Capital Loss allocated to each Unit pursuant to Sections 7(b)(1) and 7(b)(2)(E) and by the amount of any distributions paid to each Unit other than upon redemption.

          (iii) When a Unit is redeemed, its tax account is eliminated.

     (B) Each Partner who redeems a Unit during or as of the end of a fiscal year shall be allocated Capital Gain up to the amount of the excess of the amount received on redemption (before taking into account any early redemption charges) over the tax account allocable to such Unit (any such excess being referred to as an "Excess"). In the event that the aggregate amount of Capital Gain available to be allocated pursuant to this Section is less than the aggregate amount of Capital Gain required to be so allocated, the aggregate amount of available Capital Gain shall be allocated among all such Partners in the ratio which each such Partner's aggregate Excess bears to the aggregate Excess of all such Partners.

     (C) Capital Gain remaining after the allocation described in Section 7(b)(2)(B) shall be allocated among all Partners with outstanding Units whose capital accounts are in excess of their tax accounts based on the ratio of each such Partner's Excess to the aggregate Excess of all such Partners. Any remaining Capital Gain shall then be allocated equally to all Units.

     (D) Each Partner who redeems a Unit during or as of the end of a fiscal year shall be allocated Capital Loss up to the amount of the sum of the excess of the tax account allocable to such Unit over the amount received on redemption (before taking into account any early redemption charges; and such excess being
referred to as a "Negative Excess").   In the event the aggregate amount of
Capital Loss available to be allocated pursuant to this Section is less than the aggregate amount required to be so allocated, the aggregate amount of available Capital Loss shall be allocated among all such Partners in the ratio that each such Partner's Negative Excess bears to the aggregate Negative Excess of all such Partners.

     (E) Capital Loss remaining after the allocation described in Section 7(b)(2)(D) shall be allocated among all Partners with outstanding Units whose tax accounts are in excess of their capital accounts based on the ratio of each such Partner's Negative Excess to the aggregate Negative Excess of all such Partners. Any remaining Capital Loss shall then be allocated equally to all Units.

     (F) For purposes of this Section 7(b)(2), "Capital Gain" or "Capital Loss" shall mean gain or loss characterized as gain or loss from the sale or exchange of a capital asset by the Internal Revenue Code of 1986, as amended (the "Code"), provided, however, that Capital Gain and Loss shall not include gain or loss relating to MLAM's cash management activities which shall be allocated pursuant to Section 7(b)(1).

     (3) The Partnership's intent is to allocate taxable profit and loss the same way as financial profit and loss, trying to eliminate any difference between a Partner's capital account and his or her tax account, consistent with principles set forth in Section 704 of the Code, including without limitation a "Qualified Income Offset."

     (4) The allocations of profit and loss shall not exceed the allocations permitted under Subchapter K of the Code, as determined by the General Partner.

     (5) The General Partner's interest in the Partnership is treated on a Unit-equivalent basis for allocation purposes.

     The General Partner may adjust the allocations set forth in this Section 7(b), in its discretion, if the General Partner believes that doing so will achieve more equitable allocations or ones more consistent with the Code.

     (c) EXPENSES. The General Partner was reimbursed by the Partnership for organizational and


                                        LPA-3
initial offering costs in 24 monthly installments ending June
30, 1998.

     The General Partner pays all of the Partnership's routine legal, accounting and administrative expenses (other than as provided in the following paragraph), and none of the General Partner's "overhead" expenses (including, but not limited to, salaries, rent and travel expenses) are charged to the Partnership. The General Partner receives a monthly Administrative Fee of 0.02083 of 1% (0.25% annually) of the month-end assets of the Partnership.

     The Partnership pays the costs of the continuous offering of the Units (other than selling commissions and ongoing compensation); provided, that the General Partner absorbs all such costs in excess of 0.25% of the Partnership's average month-end Net Assets in any fiscal year.

     Any goods and services provided to the Partnership by the General Partner shall be provided at rates and terms at least as favorable as those which may be obtained from third parties in arm's-length negotiations. All of the expenses which are for the Partnership's account shall be billed directly to the Partnership.

     The General Partner pays the selling commissions and ongoing compensation due on the Units.

     The Partnership will pay any taxes applicable to it and any charges incidental to its trading.

     (d) LIMITED LIABILITY OF LIMITED PARTNERS. Each Unit, when purchased in accordance with this Agreement, shall be fully-paid and nonassessable, except as otherwise provided by law.

     8.   MANAGEMENT OF THE PARTNERSHIP.

     (a) GENERAL. The General Partner shall manage the business of the Partnership.

     The General Partner shall determine what distributions, if any, shall be made to the Partners.

     The General Partner may take such actions relating to the business of the Partnership as the General Partner deems necessary or advisable and which are consistent with the terms of this Agreement.

     All Limited Partners consent to the General Partner's selection of: (i) John W. Henry & Company, Inc. as trading manager; (ii) MLAM as provider of cash management services; (iii) Merrill Lynch Futures Inc. as the Partnership's commodity broker; (iv) the General Partner's Foreign Exchange Desk; and (v) Merrill Lynch, Pierce, Fenner & Smith Incorporated and Merrill Lynch Futures Inc. as the Partnership's custodians.

     The General Partner is specifically authorized by each Limited Partner to enter into the cash management arrangements described under "Interest Income Arrangements" in the prospectus for the Units current at the time such Limited Partner last purchased Units (the "Prospectus").

     The General Partner is hereby specifically authorized to enter into, deliver and perform on behalf of the Partnership, the business arrangements referred to in the Prospectus.

     The General Partner may engage such persons as the General Partner in its sole judgment shall deem advisable for operating the business of the Partnership; provided, that no such arrangement shall allow brokerage commissions and Administrative Fees above those described in the Prospectus or permitted under applicable North American Securities Administrators Association, Inc. Guidelines for the Registration of Commodity Pool Programs (the "NASAA Guidelines") in effect as of the date of the Prospectus, whichever is higher.

     The General Partner will reimburse the Partnership, on an annual basis, to the extent that the Partnership's brokerage commissions plus the annual Administrative Fee have exceeded 14% of the


                                        LPA-4

Partnership's average month-end Net Assets during the preceding year.

     The Partnership's brokerage commissions and Administrative Fees, taken together, may not be increased above an annual level equal to 8.0% of the Partnership's average month-end assets without the unanimous consent of all Limited Partners.

     The General Partner shall reimburse the Partnership for any fees paid by the Partnership to any trading advisor during any fiscal year, to the extent that such fees exceed the 6% annual management fees and the 15% of new trading profits quarterly profit shares contemplated by the NASAA Guidelines during such year. Any such reimbursement shall be made on a present value basis, fully compensating the Partnership for having made payments at any time during the year which would not otherwise have been due from it. The General Partner shall disclose any such reimbursement in the Annual Report delivered to Limited Partners.

     No compensation paid by the Partnership to any party may be increased without prior written notice to Limited Partners within sufficient time for them to redeem prior to such increase becoming effective. Such notification shall contain a description of Limited Partners' voting and redemption rights as well as a description of any material effect of such increase.

     Any material change in the Partnership's basic investment policies or structure requires the approval of a majority of the Units.

     The General Partner is the "tax matters partner" of the Partnership, and the Partnership of the Joint Venture.

     The General Partner has authority to cause the Partnership to take such actions as manager of the Joint Venture as the General Partner may deem appropriate, subject to the fiduciary obligations and other restrictions applicable to the General Partner as general partner of the Partnership.

     (b) FIDUCIARY DUTIES. The General Partner shall be under a fiduciary duty to conduct the affairs of the Partnership in the best interests of the Partnership. The Limited Partners will under no circumstances be deemed to have contracted away the fiduciary obligations owed to them by the General Partner under the common law.

     The General Partner's fiduciary duty includes, among other things, the safekeeping of all Partnership funds and assets and the use thereof for the benefit of the Partnership. The funds of the Partnership will not be commingled with the funds of any other person or entity (deposit of funds with a commodity or securities broker, clearinghouse or forward dealer or entering into joint ventures or partnerships shall not be deemed to constitute "commingling" for these purposes).

     The General Partner shall at all times act with integrity and good faith and exercise due diligence in all activities relating to the conduct of the business of the Partnership and in resolving conflicts of interest. The Partnership's brokerage arrangements shall be non-exclusive, and the brokerage commissions paid by the Partnership shall be competitive. The Partnership shall seek the best price and services available for its commodity transactions.

     (c) LOANS; INVESTMENTS. The Partnership shall not make loans. The General Partner shall make no loans to the Partnership unless approved by the Limited Partners in accordance with Section 16(a). If the General Partner makes a loan to the Partnership, the General Partner shall not receive interest in excess of its interest costs, nor may the General Partner receive interest in excess of the amounts which would be charged to the Partnership (without reference to the General Partner's financial resources or guarantees) by unrelated banks on comparable loans for the same purpose. The General Partner shall not receive "points" or other financing charges or fees regardless of the amount.

     The Partnership shall not invest in any debt instruments other than Government Securities and


                                        LPA-5
other CFTC-authorized investments, or invest in any equity security without prior notice to Limited Partners.

     (d)  CERTAIN CONFLICTS OF INTEREST PROHIBITED.   No person or entity may
receive, directly or indirectly, any advisory fees or profit shares from entities in which the Partnership participates, for investment advice or management who shares or participates in any commodity brokerage commissions paid by the Partnership; and no broker may pay, directly or indirectly, rebates or give-ups to any trading advisor, the General Partner or any of their respective affiliates. Such prohibitions may not be circumvented by any reciprocal business arrangements; provided, however, that the foregoing shall not prohibit the payment, from the commodity brokerage commissions paid by the Partnership, of fees for MLAM's cash management services to the Partnership. No trading advisor for the Partnership shall be affiliated with the Partnership's commodity broker, the General Partner or any of their affiliates.

     (e) CERTAIN AGREEMENTS. Any agreements between the Partnership and the General Partner or any affiliate of the General Partner shall be terminable by the Partnership on no more than 60 days' written notice.

     All trading advisors used by the Partnership must satisfy the experience requirements of the NASAA Guidelines.

     The maximum period covered by any contract entered into by the Partnership, except for the various provisions of the Selling Agreement which survive the final closing of the sale of the Units, shall not exceed one year.

     (f)  NO "PYRAMIDING."  The Partnership is prohibited from "pyramiding."

     (g) OTHER ACTIVITIES. The General Partner engages in other business activities and shall not be required to refrain from any such activities, whether or not in competition with the Partnership. Neither the Partnership nor any of the Partners shall have any rights in such activities. Limited Partners may similarly engage in any such other business activities.

     The General Partner shall devote to the Partnership such time as the General Partner deems advisable to conduct the Partnership's business.

     (h) STATUS OF JOINT VENTURE. The General Partner is prohibited from using the Joint Venture to provide a means to do indirectly what the General Partner could not do directly in managing the Partnership.

     9.   AUDITS AND REPORTS.

     The Partnership's books shall be audited annually by an independent certified public accountant. The Partnership will use its best efforts to cause each Limited Partner to receive (i) within 90, but in no event later than 120 days, after the close of each fiscal year certified financial statements of the Partnership for the fiscal year then ended, (ii) no later than March 15 all tax information relating to the prior fiscal year necessary to complete his federal income tax return and (iii) such other information as the CFTC may by regulation require.

     The General Partner shall include in the Annual Reports sent to Limited Partners an estimate of the round-turn equivalent brokerage commission rate paid by the Partnership during the preceding year.

     The General Partner will, with the assistance of the Partnership's commodity broker, make an annual review of the Partnership's commodity brokerage arrangements. In connection with such review, the General Partner will determine, to the extent practicable, the commodity brokerage rates charged to other major commodity pools whose trading and operations are, in the opinion of the General Partner, comparable to those of the Partnership, in order to assess whether the rates charged to the Partnership are competitive in light of the services it receives. If, as a result of such review, the General Partner determines that such rates are not so competitive, the General Partner will notify the Limited Partners, describing the rates


                                        LPA-6
charged to the Partnership and several funds which are, in the General Partner's opinion, comparable to the Partnership.

     In addition to the undertakings in the preceding paragraph, the Partnership will seek the best price and services available on its commodity brokerage transactions. All brokerage transactions will be effected at competitive rates. The General Partner will annually review the brokerage rates paid by the Partnership to guarantee that the criteria set forth in this paragraph are followed. The General Partner may not rely solely on the rates charged by other major commodity pools in complying with this paragraph.

     Limited Partners or their duly authorized representatives may inspect the Partnership's books and records, for any purpose reasonably related to their status as Limited Partners in the Fund, during normal business hours upon reasonable written notice to the General Partner. They may also obtain copies of such records upon payment of reasonable reproduction costs; provided, however, that such Limited Partners shall represent that the inspection and/or copies of such records will not be for commercial purposes unrelated to such Limited Partners' interest in the Partnership.

     The General Partner shall calculate the approximate Net Asset Value per Unit on a daily basis and furnish such information upon request to any Limited Partner.

     The General Partner will send written notice to each Limited Partner within seven days of any decline in the Partnership's Net Asset Value or in the Net Asset Value per Unit to 50% or less of such Net Asset Value as of the previous month-end. Any such notice shall contain a description of Limited Partners' voting rights.

     The General Partner shall maintain and preserve all Partnership records for a period of not less than 6 years.

     10.  ASSIGNING UNITS.

     Each Limited Partner agrees that he will not assign, transfer or otherwise dispose of any interest in his Units in violation of any applicable federal or state securities laws or without giving written notice to the General Partner. No assignment, transfer or disposition of Units shall be effective against the Partnership or the General Partner until the first day of the month following the month in which the General Partner receives such notice. The General Partner may, in its sole discretion, waive any such notice.

     No assignee, except with the consent of the General Partner, may become a substituted Limited Partner. The General Partner intends to so consent, provided that the General Partner and the Partnership receive an opinion of counsel to the General Partner that such admission will not adversely affect the tax classification of the Partnership as a partnership. If the General Partner withholds consent, an assignee shall not become a substituted Limited Partner, and shall not have any of the rights of a Limited Partner, except that the assignee shall be entitled to receive that share of capital and profits and shall have that right of redemption to which his assignor would otherwise have been entitled.

     Each Limited Partner agrees that with the consent of the General Partner any assignee may become a substituted Limited Partner without the consent of any Limited Partner.

     11.  REDEEMING UNITS.

     Units may be redeemed as of the close of business on the last day of any month, provided that all liabilities, contingent or otherwise, of the Partnership have been paid or there remains property of the Partnership sufficient to pay them.

     Any number of whole Units may be redeemed.

     Units redeemed on or before the end of the twelfth full calendar month after issuance are subject


                                        LPA-7
to early redemption charges of 3% of the Net Asset Value at which they are redeemed. Such charges will be paid to the General Partner. Units are issued, for purposes of determining whether an early redemption charge is due, on the first day of the month after the related subscription is received. No redemption charges will be applicable to Limited Partners who redeem because the Partnership's expenses have been increased.

     If a Limited Partner acquires Units at more than one time, such Units will be treated on a "first-in, first-out" basis for purposes of applying the early redemption charges and the tax allocations in Section 7(b).

     Requests for redemption must be received by the General Partner at least 10 calendar days before the requested redemption date. Such requests need not be in writing so long as the redeeming Limited Partner has a Merrill Lynch customer securities account.

     If, as of the close of business on any day, the Net Asset Value per Unit has decreased (i) to $50 or less, after adding back all distributions or (ii) to below 50% of the prior month's Net Asset Value per Unit, the Partnership will liquidate all open positions as expeditiously as possible and suspend trading. Within 10 business days after the suspension of trading, the General Partner will declare a Special Redemption Date, which will be a business day within 30 business days from the suspension of trading. The General Partner shall mail notice of such date to each Limited Partner by first-class mail, postage prepaid, not later than 10 business days prior to such Special Redemption Date, together with instructions as to the procedure such Limited Partner must follow to have his Units redeemed on such Date (in general, Limited Partners will be required to redeem all of their Units on a Special Redemption Date if any are redeemed). A Partner who redeems will receive the Net Asset Value of his Units, determined as of the close of business on such Special Redemption Date. No redemption charges will apply on any such Date. If, after a Special Redemption Date, the Net Assets of the Partnership are at least $250,000 and the Net Asset Value per Unit is in excess of $25, the Partnership may, in the discretion of the General Partner, resume trading.

     The General Partner, in its discretion, may declare a Special Redemption Date. If the General Partner does so, the General Partner need not again call a Special Redemption Date.

     The General Partner may, in its discretion, declare additional regular redemption dates for Units, permit certain Limited Partners to redeem at other than month-end and waive the 10-day notice period otherwise required to effect redemptions.

     Redemption payments will be made within 10 business days after the month-end of redemption, except that under special circumstances, including, but not limited to, inability to liquidate commodity positions as of a redemption date or default or delay in payments due the Partnership, the Partnership may correspondingly delay redemption payments.

     The General Partner may require a Limited Partner to redeem all or part of such Limited Partner's Units if the General Partner considers doing so to be desirable for the protection of the Partnership, and will use best efforts to do so to the extent necessary to prevent the Partnership from being deemed to hold "plan assets" under the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA") or the Code.

     12.  OFFERING OF UNITS.

     The General Partner may, in its discretion, continue or terminate the offering of the Units on a public or private basis.

     All sales of Units in the United States will be conducted by registered brokers.

     13.  POWER OF ATTORNEY.

     Each Limited Partner hereby irrevocably appoints the General Partner and each officer of the General Partner, with full power of substitution, as his true and lawful attorney-in-fact, in his name, place and stead, to execute, acknowledge, swear to,


                                        LPA-8
deliver and file, record in public offices and publish: (i) this Agreement, including any amendments; (ii) certificates of limited partnership or assumed name, including amendments, with respect to the Partnership; (iii) all conveyances and other instruments which the General Partner deems appropriate to qualify or continue the Partnership in the State of Delaware and any other jurisdictions in which the Partnership may conduct business, or which may be required to be filed by the Partnership or the Partners under the laws of any jurisdiction; and (iv) to file, prosecute, defend, settle or compromise litigation, claims or arbitrations on behalf of the Partnership. The Power of Attorney granted herein shall be deemed to be coupled with an interest, shall survive and shall not be affected by the subsequent incapacity, disability or death of a Limited Partner.

     14.  WITHDRAWAL OF A PARTNER.

     The Partnership shall be dissolved upon the withdrawal, dissolution, insolvency or removal of the General Partner, or any other event that causes the General Partner to cease to be a general partner under the Act, unless the Partnership is continued pursuant to the terms of Section 4(a)(3). In addition, the General Partner may withdraw from the Partnership, without any breach of this Agreement, at any time upon 120 days' written notice by first class mail, postage prepaid, to each Limited Partner. If the General Partner withdraws as general partner, and the Partnership's business is continued pursuant to the terms of Section 4(a)(3)(ii), the withdrawing General Partner shall pay all expenses incurred by the Partnership as a result of its withdrawal.

     The General Partner may not assign its general partner interest or its obligation to direct the trading of the Partnership's assets without the consent of each Limited Partner. The General Partner will notify all Limited Partners of any change in the principals of the General Partner.

     A Limited Partner ceasing to be a limited partner will not terminate or dissolve the Partnership. No Limited Partner, including such Limited Partner's estate, custodian or personal representative, shall have any right to redeem or value such Limited Partner's interest in the Partnership except as provided in
Section 11. Each Limited Partner agrees that in the event of his death, he waives on behalf of himself and of his estate, and directs the legal representatives of his estate and any person interested therein to waive, any inventory, accounting or appraisal of the assets of the Partnership and any right to an audit or examination of the books of the Partnership. Nothing in this Section 14 shall, however, waive any right for a Limited Partner to be informed of the Net Asset Value of his Units, to receive periodic reports, audited financial statements and other pertinent information from the General Partner or the Partnership or to redeem or transfer Units.

     15.  STANDARD OF LIABILITY; INDEMNIFICATION.

     (a) STANDARD OF LIABILITY FOR THE GENERAL PARTNER. The General Partner and its Affiliates, as defined below, shall have no liability to the Partnership or to any Partner for any loss suffered by the Partnership which arises out of any action or inaction of the General Partner or its Affiliates if the General Partner, in good faith, determined that such course of conduct was in the best interests of the Partnership, and such course of conduct did not constitute negligence or misconduct on behalf of the General Partner or its Affiliates.

     (b) INDEMNIFICATION OF THE GENERAL PARTNER BY THE PARTNERSHIP. To the fullest extent permitted by law, subject to this Section 15, the General Partner and its Affiliates shall be indemnified by the Partnership against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by them in connection with the Partnership; provided, that such claims were not the result of negligence or misconduct on the part of the General Partner or its Affiliates, and the General Partner, in good faith, determined that such conduct was in the best interests of the Partnership; and provided further, that Affiliates of the General Partner shall be entitled to indemnification only for losses incurred by such Affiliates in performing the


                                        LPA-9
duties of the General Partner and acting wholly within the scope of the authority of the General Partner.

     Notwithstanding anything to the contrary contained in the preceding paragraph, none of the General Partner, its Affiliates or any persons acting as selling agent for the Units shall be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless (1) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves indemnification of the litigation costs, or (2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves indemnification of the litigation costs, or (3) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made.

     In any claim for indemnification for federal or state securities law violations, the party seeking indemnification shall place before the court the position of the Securities and Exchange Commission, the California Department of Corporations, the Massachusetts Securities Division, the Pennsylvania Securities Commission, the Tennessee Securities Division, the Texas Securities Board and any other state or applicable regulatory authority with respect to the issue of indemnification for securities law violations.

     The Partnership shall not bear the cost of that portion of any insurance which insures any party against any liability the indemnification of which is herein prohibited.

     For the purposes of this Section 15, the term, "Affiliates," shall mean any person acting on behalf of or performing services on behalf of the Partnership or Joint Venture who: (1) directly or indirectly controls, is controlled by, or is under common control with the General Partner; or (2) owns or controls 10% or more of the outstanding voting securities of the General Partner; or (3) is an officer or director of the General Partner; or (4) if the General Partner is an officer, director, partner or trustee, is any entity for which the General Partner acts in any such capacity.

     Advances from Partnership funds to the General Partner and its Affiliates for legal expenses and other costs incurred as a result of any legal action initiated against the General Partner by a Limited Partner are prohibited.

     Advances from Partnership funds to the General Partner and its Affiliates for legal expenses and other costs incurred as a result of a legal action will be made only if the following three conditions are satisfied: (1) the legal action relates to the performance of duties or services by the General Partner or its Affiliates on behalf of the Partnership (or Joint Venture); (2) the legal action is initiated by a third party who is not a Limited Partner; and (3) the General Partner or its Affiliates undertake to repay the advanced funds, with interest from the initial date of such advance, to the Partnership in cases in which they would not be entitled to indemnification under the standard of liability set forth in Section 15(a).

     In no event shall any indemnity or exculpation provided for herein be more favorable to the General Partner or any Affiliate than that contemplated by the NASAA Guidelines as in effect on the date of this Agreement.

     In no event shall any indemnification permitted by this Section 15(b) be made by the Partnership unless all provisions of this Section for the payment of indemnification have been complied with in all respects. Furthermore, it shall be a precondition of any such indemnification that the Partnership receive a determination of qualified independent legal counsel in a written opinion that the party which seeks to be indemnified hereunder has met the applicable standard of conduct set forth herein. Receipt of any such opinion shall not, however, in itself, entitle any such party to indemnification unless indemnification is otherwise proper hereunder. Any indemnification payable by the


                                        LPA-10

Partnership hereunder shall be made only as provided in the specific case.

     In no event shall any indemnification obligations of the Partnership under this Section 15(b) subject a Limited Partner to any liability in excess of that contemplated by Section 7(d).

     (c) INDEMNIFICATION OF THE PARTNERSHIP BY THE PARTNERS. In the event the Partnership is made a party to any claim, dispute or litigation or otherwise incurs any loss or expense as a result of or in connection with any Partner's activities, obligations or liabilities unrelated to the Partnership's business, such Partner shall indemnify and reimburse the Partnership for all such loss and expense incurred, including reasonable attorneys' fees.

     The General Partner shall indemnify and hold the Partnership harmless from all loss or expense which the Partnership may incur (including, without limitation, any indemnity payments) as a result of (i) the differences between MLAM's standard of liability and indemnity under the Investment Advisory Contract, (ii) the differences between Merrill Lynch, Pierce, Fenner & Smith Incorporated's standard of liability and indemnity under the Custody Agreement or (iii) the differences between John W. Henry & Company, Inc.'s standard of liability and indemnity under the Joint Venture Agreement (in the case of actions by third parties other than Limited Partners) and, in each case, the General Partner's standard of liability as set forth herein.

     The General Partner shall also indemnify and hold the Partnership harmless from all loss and expense which the Partnership may incur (including, without limitation, indemnity payments) as a result of the commercial relationship between the Partnership and John W. Henry & Company, Inc., or any other advisor selected for the Partnership, being structured as a joint venture rather than through an advisory agreement.

     16.  AMENDMENTS; MEETINGS.

     (a) AMENDMENTS WITH CONSENT OF THE GENERAL PARTNER. The General Partner may amend this Agreement with the approval the majority of the Units.
 No meeting procedure or specified notice period is required in the case of amendments made with the consent of the General Partner, mere receipt of an adequate number of unrevoked written consents being sufficient. The General Partner may also amend this Agreement without the consent of the Limited Partners in order: (i) to clarify any clerical inaccuracy or ambiguity or reconcile any inconsistency (including any inconsistency between this Agreement and the Prospectus); (ii) to effect the intent of the allocations proposed herein to the maximum extent possible in the event of a change in the Code or the interpretations thereof affecting such allocations; (iii) to attempt to ensure that the Partnership is taxed as a partnership; (iv) to qualify or maintain the qualification of the Partnership as a limited partnership in any jurisdiction; (v) to change this Agreement as required by the Staff of the Securities and Exchange Commission, any other federal agency or any state "Blue Sky" official or in order to opt to be governed by any amendment or successor statute to the Act; (vi) to make any amendment to this Agreement which the General Partner deems advisable, provided that such amendment is not adverse to the Limited Partners; and (vii) to make any amendment to this Agreement required by law.

     (b) AMENDMENTS AND ACTIONS WITHOUT CONSENT OF THE GENERAL PARTNER. In any vote called by the General Partner or pursuant to Section 16(c), upon the affirmative vote of a majority of the Units, the following actions may be taken, irrespective of whether the General Partner concurs: (i) this Agreement may be amended, provided, however, that the approval of all Limited Partners shall be required in the case of amendments changing or altering this Section 16, extending the term of the Partnership or increasing the brokerage commissions or Administrative Fees payable by the Partnership; (ii) the Partnership may be dissolved; (iii) the General Partner may be removed and replaced; (iv) a new general partner may be elected if the General


                                        LPA-11

Partner withdraws from the Partnership; (v) the sale of all or substantially all of the assets of the Partnership may be approved; and (vi) any contract with the General Partner or any of its affiliates may be disapproved of and terminated upon 60 days' notice.

     No reduction of any Limited Partner's capital account or modification of the percentage of profits, losses or distributions to which a Limited Partner is entitled shall be made without such Limited Partner's written consent;

     (c)  MEETINGS; OTHER VOTING MATTERS.   Any Limited Partner may obtain from
the General Partner, provided that reasonable copying and mailing costs are paid in advance, a list of the names, addresses and number of Units held by each Limited Partner. Such list will be mailed by the General Partner within 10 days of the receipt of the request; provided, that the General Partner may require any Limited Partner requesting such information to submit written confirmation that such information will not be used for commercial purposes unrelated to such Limited Partner's interest as a Limited Partner.

     Upon receipt of a written proposal, signed by Limited Partners owning at least 10% of the Units, that a meeting of the Partnership be called to vote on any matter on which the Limited Partners are entitled to vote, the General Partner will, by written notice to each Limited Partner of record sent by certified mail within 15 days after such receipt, call the meeting. Such meeting shall be held at least 30 but not more than 60 days after the mailing of such notice, and such notice shall specify the date, a reasonable place and time for such meeting, as well as its purpose.

     In determining whether a majority of the Units has approved an action or amendment, only Units owned by Limited Partners shall be counted. Any Units acquired by the General Partner or any of its Affiliates will be non-voting, and will not be considered outstanding for purposes of determining whether the majority approval of the outstanding Units has been obtained.

     The General Partner may not restrict the voting rights of Limited Partners as set forth herein.

     In the event that this Agreement is to be amended in any material respect, the amendment will not become effective prior to all Limited Partners having an opportunity to redeem their Units.

     17.  BENEFIT PLAN INVESTORS.

     Each Limited Partner that is an "employee benefit plan" as defined in and subject to ERISA, or a "plan" as defined in Section 4975 of the Code (collectively, a "Plan"), and each fiduciary who has caused a Plan to become a Limited Partner (a "Plan Fiduciary"), represents and warrants that: (a) the Plan Fiduciary has considered an investment in the Partnership in light of the risks relating thereto; (b) the Plan Fiduciary has determined that the investment in the Partnership is consistent with the Plan Fiduciary's responsibilities under ERISA; (c) the investment in the Partnership does not violate the terms of any legal document constituting the Plan or any trust agreement thereunder; (d) the Plan's investment in the Partnership has been duly authorized and approved by all necessary parties; (e) none of the General Partner, John W. Henry & Company, Inc., any of their respective affiliates or any of their respective agents or employees: (i) has investment discretion with respect to the assets of the Plan used to purchase Units; (ii) has authority or responsibility to or regularly gives investment advice with respect to the assets of the Plan used to purchase Units for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to the Plan and that such advice will be based on the particular investment needs of the Plan; or (iii) is an employer maintaining or contributing to the Plan; and (f) the Plan Fiduciary: (i) is authorized to make, and is responsible for, the decision of the Plan to invest in the Partnership, including the determination that such investment is consistent with the requirement imposed by Section 404 of ERISA that Plan investments be diversified so as to minimize the risks of large losses; (ii) is independent of the General Partner, John W. Henry & Company,


                                        LPA-12

Inc. and any of their respective affiliates; and (iii) is qualified to make such investment decision.

     18.  GOVERNING LAW.

     THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW; PROVIDED, THAT THE FOREGOING CHOICE OF LAW SHALL NOT RESTRICT THE APPLICATION OF ANY STATE'S SECURITIES LAWS TO THE SALE OF UNITS TO ITS RESIDENTS OR WITHIN SUCH STATE.

     19.  MISCELLANEOUS.

     (a) NOTICES. All notices under this Agreement must be in writing and will be effective upon personal delivery, or if sent by first class mail, postage prepaid, upon the deposit of such notice in the United States mail.

     (b)  BINDING EFFECT.   This Agreement shall inure to and be binding upon
all of the parties hereto and all parties indemnified under Section 15, as well as their respective successors and assigns, custodians, estates, heirs and personal representatives.

     For purposes of determining the rights of any Partner or assignee hereunder, the Partnership and the General Partner may rely upon the Partnership records as to who are Partners and assignees, and all Partners and assignees agree that their rights shall be determined and they shall be bound thereby.

     (c)  CAPTIONS.   Captions are not part of this Agreement.

     (d) CLOSE OF BUSINESS. The General Partner will decide when the close of business occurs.

                            *      *      *      *      *


     THE PARTIES HEREBY EXECUTE THIS FOURTH AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT AS OF THE DAY AND YEAR FIRST ABOVE WRITTEN.


GENERAL PARTNER:                        LIMITED PARTNERS:

MERRILL LYNCH INVESTMENT                MERRILL LYNCH INVESTMENT
PARTNERS INC.                           PARTNERS INC.
                                        Attorney-in-Fact


By /s/ JOHN R. FRAWLEY, JR.                  By /s/ JOHN R. FRAWLEY, JR.
   ------------------------                     ------------------------
       John R. Frawley, Jr.                         John R. Frawley, Jr.
       President  and                               President and
       Chief Executive Officer                      Chief Executive Officer


                                        LPA-13

                                                                       EXHIBIT B
                        ML JWH STRATEGIC ALLOCATION FUND L.P.

                                 --------------------

                              SUBSCRIPTION REQUIREMENTS

GENERAL

     By submitting a Subscription Agreement Signature Page, you (i) subscribe to purchase Units, (ii) authorize the Selling Agent to debit your subscription from your Merrill Lynch customer securities account and (iii) agree to the terms of the Limited Partnership Agreement.

REPRESENTATIONS AND WARRANTIES

     You represent and warrant to the Fund, MLIP and their respective affiliates as follows:

(a) You are of legal age and legally competent to execute the Subscription Agreement Signature Page.

(b) All information on your Subscription Agreement Signature Page is correct and complete. You will immediately contact MLIP if there is any change in such information.

(c)  Your subscription is made with your own funds and for your own account.

(d) Your subscription, if made as custodian for a minor, is a gift you have made to such minor or, if not a gift, the following representations as to net worth and annual income apply to such minor personally.

(e) If you are subscribing in a representative capacity, you have full power and authority to purchase the Units on behalf of the entity for which you are acting, and such entity has full power and authority to purchase such Units.

(f) You either are, or are not required to be, registered with the CFTC or a member of the NFA.

(g) If you are acting on behalf of an "employee benefit plan," you confirm the representations set forth in Section 17 of the Limited Partnership Agreement.

INVESTOR SUITABILITY

     YOU SHOULD NOT INVEST MORE THAN 10% OF YOUR READILY MARKETABLE ASSETS IN THE FUND.

     ELIGIBLE INVESTORS MUST HAVE (i) A NET WORTH OF AT LEAST $150,000 (EXCLUSIVE OF HOME, FURNISHINGS AND AUTOMOBILES) OR (ii) AN ANNUAL GROSS INCOME OF AT LEAST $45,000 AND A NET WORTH OF AT LEAST $45,000 (EXCLUSIVE OF HOME, FURNISHINGS AND AUTOMOBILES).

     THE FOLLOWING REQUIREMENTS APPLY TO RESIDENTS OF VARIOUS STATES (NET WORTH FOR SUCH PURPOSES IN ALL CASES IS EXCLUSIVE OF HOME, FURNISHINGS AND AUTOMOBILES).

     1. Arizona, Massachusetts, Mississippi, North Carolina, Oklahoma, Oregon, Tennessee and Texas -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual income of at least $60,000.

     2. California -- Net worth of at least $100,000 and an annual income of at least $65,000 or, in the alternative, a net worth of at least $250,000.

     3. Iowa -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual taxable income of at least $60,000. Notwithstanding any other provisions of the Prospectus, the minimum investment for individual retirement accounts in Iowa is 25 Units or $2,500, if less, rather than 20 Units or $2,000, if less.

     4. Maine -- Net worth of at least $200,000 or a net worth of at least $50,000 and an annual income of at least $50,000. ALL MAINE RESIDENTS, INCLUDING EXISTING INVESTORS IN THE FUND SUBSCRIBING FOR ADDITIONAL UNITS, MUST EXECUTE A SUBSCRIPTION AGREEMENT SIGNATURE PAGE. MAINE RESIDENTS MUST SIGN A SUBSCRIPTION AGREEMENT SIGNATURE PAGE SPECIFICALLY PREPARED FOR MAINE RESIDENTS.

     5. Michigan -- Net worth of at least $225,000 or a net worth of at least $60,000 and taxable income in 1997 of at least $60,000. ALL MICHIGAN RESIDENTS, INCLUDING EXISTING INVESTORS IN THE FUND SUBSCRIBING FOR ADDITIONAL UNITS, MUST EXECUTE A SUBSCRIPTION AGREEMENT SIGNATURE PAGE.

     6. Minnesota -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual income of at least $60,000. Minnesota residents are deemed not to represent that their receipt of the Prospectus was accompanied by summary Fund financial information current within 60 calendar days and are deemed not to represent that the Prospectus that they received was dated within nine months of their subscription for Units.

     7. Missouri -- Net worth of at least $225,000 or a net worth of at least $100,000 and an annual income of at least $100,000. Missouri residents are deemed not to represent that their receipt of the Prospectus was accompanied by summary Fund financial information current within 60 calendar days and are deemed not to represent that the Prospectus that they received was dated within nine months of the date of their subscription for Units.

     8. New Hampshire -- Net worth of at least $250,000 or a net worth of at least $125,000 and an annual income of at least $50,000.

     9. Pennsylvania -- Net worth of a least $175,000 or a net worth of at least $100,000 and an annual taxable income of at least $50,000. Pennsylvania residents are deemed not to represent that their receipt of the Prospectus was accompanied by summary Fund financial information current within 60 calendar days and are deemed not to represent that the Prospectus that they received was dated within nine months of their subscription for Units.

     10. South Carolina -- Net worth of at least $100,000 or a net income in 1997 some portion of which was subject to maximum federal and state income tax.

     11. South Dakota -- Net worth of at least $225,000 or a net worth of at least $60,000 and an annual income of at least $60,000. South Dakota residents are deemed not to represent that their receipt of the Prospectus was accompanied by summary Fund financial information current within 60 calendar days and are deemed not to represent that the Prospectus that they received was dated within nine months of their subscription for Units.




                 YOU MAY REVOKE YOUR SUBSCRIPTION AT ANY TIME WITHIN
                          FIVE BUSINESS DAYS OF SUBMISSION.

                                                                       EXHIBIT C

                        ML JWH STRATEGIC ALLOCATION FUND L.P.

                                 --------------------

                              SUBSCRIPTION INSTRUCTIONS

     YOU SHOULD CAREFULLY READ AND REVIEW BOTH PARTS OF THE PROSPECTUS AND THE ACCOMPANYING SUMMARY FUND FINANCIAL INFORMATION.

     EXISTING INVESTORS SUBSCRIBING FOR ADDITIONAL UNITS (EXCEPT MAINE AND MICHIGAN RESIDENTS) NEED NOT COMPLETE AN ADDITIONAL SUBSCRIPTION AGREEMENT SIGNATURE PAGE. SUCH INVESTORS' MERRILL LYNCH FINANCIAL CONSULTANTS WILL RECONFIRM THEIR SUITABILITY.

     FILL IN ALL OF THE BOXES ON PAGES SA-4 AND SA-5 TYPE OR PRINT USING BLACK INK ONLY AND ONE LETTER OR NUMBER PER BOX, AS FOLLOWS:

Item 1    --   Financial Consultants must complete the information required.

Item 2 -- Enter the dollar amount to be purchased or check the appropriate dollar amount of subscription. ONLY WHOLE UNITS WILL BE SOLD. THE LARGEST NUMBER OF WHOLE UNITS POSSIBLE AT THE PURCHASE DATE NET ASSET VALUE PER UNIT WILL BE PURCHASED. FRACTIONAL UNITS WILL NOT BE SOLD.

Item 3    --   Enter customer's Merrill Lynch Account Number.

Item 4    --   Enter the Social Security Number or Taxpayer ID Number.  In case of joint ownership, either Social Security Number may be used.

     The Signature Page is generally self-explanatory; however, we have provided specific instructions for the following:

     TRUST -- Enter the Trust name on line 7 and the trustee's name on line 8, followed by "Trustee." If applicable, use line 9 for the custodian's name, followed by "Custodian." BE SURE TO FURNISH THE TAXPAYER ID NUMBER OF THE TRUST.

     CUSTODIAN UNDER UNIFORM GIFTS TO MINORS ACT -- Complete line 5 with the name of minor followed by "UGMA." On line 8 enter the custodian's name, followed by "Custodian." BE SURE TO FURNISH THE MINOR'S SOCIAL SECURITY NUMBER.

     PARTNERSHIP OR CORPORATION -- The Partnership or Corporation name is required on line 7. Enter an officer's or partner's name on line 8. BE SURE TO FURNISH THE TAXPAYER ID NUMBER OF THE PARTNERSHIP OR CORPORATION.

Items     --   Enter the exact name in which the
5,6,7          Units are to be held.

Item 9    --   Complete information as required.

Item 10   --   The investor(s) (EXCEPT CURRENT INVESTORS IN THE FUND OTHER THAN
               RESIDENTS OF MAINE OR MICHIGAN) must execute the Subscription
               Agreement Signature Page (Item 10, Page SA-5) and review the representation relating to backup withholding tax underneath the signature and telephone number lines in Item 10.

Item 11   --   Financial Consultants must complete the information required.

     THE SPECIMEN COPY OF THE SUBSCRIPTION AGREEMENT SIGNATURE PAGE (PAGES SA-2 AND SA-3) SHOULD NOT BE EXECUTED.

                     --------------------------------------------

Instructions to Financial Consultants:

                         THE EXECUTED SUBSCRIPTION AGREEMENT
                           SIGNATURE PAGE MUST BE RETAINED
                                IN THE BRANCH OFFICE.

     SUITABILITY RECONFIRMATIONS (I.E., SUBSCRIPTION AGREEMENT SIGNATURE PAGES EXECUTED BY FINANCIAL CONSULTANTS OR ANOTHER FORM OF WRITTEN RECONFIRMATION APPROVED BY THE BRANCH OFFICE) MUST ALSO BE RETAINED IN THE BRANCH OFFICE.

                        ML JWH STRATEGIC ALLOCATION FUND L.P.

                              LIMITED PARTNERSHIP UNITS

                                 --------------------

                BY EXECUTING THIS SUBSCRIPTION AGREEMENT SUBSCRIBERS ARE
                   NOT WAIVING ANY RIGHTS UNDER THE SECURITIES ACT
                    OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934

                                 --------------------

                                SUBSCRIPTION AGREEMENT

ML JWH STRATEGIC ALLOCATION FUND L.P.
c/o Merrill Lynch Investment Partners Inc.
General Partner

Princeton Corporate Campus
800 Scudders Mill Road
Section 2G
Plainsboro, New Jersey 08536

Dear Sirs:

          1. I subscribe for the dollar amount indicated on the Subscription Agreement Signature Page.

          The purchase price is the Net Asset Value per Unit -- 97% of the Net Asset Value per Unit if I am a Merrill Lynch officer or employee (retirement accounts do not qualify for discounts).

          The purchase date for my Units is the first day of the calendar month immediately following this subscription being accepted. My Financial Consultant will tell me the settlement date for my purchase, which will be not more than 5 business days after the purchase date. I will have the subscription funds in my Merrill Lynch customer securities account on such settlement date.

          2. I have received both parts of the Prospectus together with the accompanying summary Fund financial information. I understand that by submitting this Subscription Agreement I am making the representations and warranties set forth in Exhibit B -- Subscription Requirements in the Prospectus.

          3.   I irrevocably appoint MLIP as my true and lawful
Attorney-in-Fact, with full power of substitution, to execute, deliver and record any documents or instruments which MLIP considers appropriate to carry out the provisions of the Limited Partnership Agreement.

          4. THIS SUBSCRIPTION AGREEMENT IS GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.


                   NO ONE SHOULD INVEST MORE THAN 10% OF HIS OR HER
                        READILY MARKETABLE ASSETS IN THE FUND.

-------------------------------------------------------------------------------------------------------------------
1 Financial Consultant  / / / / / / / / / / / / /  / /   / / / / / / / / / / / / / / / /   / / / / / / /
  Name                  First                      M.I.  Last                              Sub. Order Ref. #

  Financial Consultant  / / / /-/ / / /-/ / / / /  Financial Consultant Number  / / / / /  Branch Wire Code / / / /
  Phone Number
-------------------------------------------------------------------------------------------------------------------

                        ML JWH STRATEGIC ALLOCATION FUND L.P.

                              LIMITED PARTNERSHIP UNITS
             SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY SIGNATURE PAGE
      PLEASE PRINT OR TYPE.  USE BLACK INK ONLY AND ONLY ONE CHARACTER PER BOX.

     I subscribe for Limited Partnership Units in ML JWH Strategic Allocation Fund L.P. (the "Fund") and authorize Merrill Lynch, Pierce, Fenner & Smith Incorporated to debit my customer securities account in the amount set forth below. The Units are sold at Net Asset Value (97% of such Net Asset Value for Merrill Lynch officers and employees).

     I acknowledge receipt of the Prospectus of the Fund together with summary Fund financial information.

     If I am a participant in a Merrill Lynch sponsored IRA, BASIC-TM- or SEP account and am purchasing Units for such an account, I hereby acknowledge that:
     1. An amount at least equal to the purchase price for the Units is in an IRA, BASIC-TM- or SEP account at Merrill Lynch, Pierce, Fenner
          & Smith Incorporated;
     2. The minimum value of all securities and funds in such IRA, BASIC-TM- or SEP account is $20,000;
     3. The minimum subscription is $2,000 and the amount of this subscription is no more than 10% of the value of the IRA, BASIC-TM- or SEP account on the subscription date; and
     4. Each separate IRA, BASIC-TM- or SEP account of the investor seeking to purchase Units meets the above eligibility requirements.

2  / / / / / / / /                          $5,000 / /          $2,000 / /          3  / / / /-/ / / / / /
   Dollar Amount, Minimum $5,000; $2,000                                               Merrill Lynch Account #
   for IRAs, tax-exempt investors and
   existing Limited Partners subscribing
   for additional Units; Incremental
   Investments in $100 multiples.
   Subscription amounts will be used to
   purchase the largest number of whole
   Units possible at the purchase date Net
   Asset Value per Unit.  No fractional
   Units will be issued.

         4  / / / /-/ / /-/ / / / /                   / / /-/ / / / / / / /
            Social Security Number          or        Taxpayer ID Number

   Limited Partner Name
5  / / / / / / / / / / / / / / / /   / /   / / / / / / / / / / / / / / / / / / / / /
   First Name                        M.I.  Last Name

   Joint Limited Partner Name
6  / / / / / / / / / / / / / / / /   / /   / / / / / / / / / / / / / / / / / / / / /
   First Name                        M.I.  Last Name

   Partnership, Corporate or Trust Limited Partner Name
7  / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / /

   Partner, Officer, Trustee, Beneficiary, Power of Attorney or Custodian under UGMA/UTMA
8  / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / /

   Additional Information
9  / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / /

   Residence Address of Limited Partner (P.O. Box Numbers Are Not Acceptable For Residentce Address)
   / / / / / / /     / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / /     / / / / / /
   Street Number     Street Name                                                         Apt. Number

   / / / / / /     / / / / / / / / / / / / / / / / / / / / /     / / /     / / / / / / / / / / /
   Bldg. No.       City                                          State     Zip Code

   / / / / / / / / / / / / / / / /
   Country (If Other Than U.S.A.)

   Mailing Address of Limited Partner (If Other Than Residence Address)
   / / / / / / /     / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / /     / / / / / /
   Street Number     Street Name                                                         Apt. Number

   / / / / / /     / / / / / / /      / / / / / / / / / / / / / / / / / / / / /     / / /     / / / / / / / / / / /
   Bldg. No.       P.O. Box No.       City                                          State     Zip Code

   / / / / / / / / / / / / / / / /
   Country (If Other Than U.S.A.)

   / /  Check box if Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") is custodian.

   Name of Custodian, If Not Merrill Lynch
   / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / /

   Mailing Address of Custodian, Other Than Merrill Lynch
   / / / / / / /     / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / /     / / / / / /
   Street Number     Street Name                                                         Apt Number

   / / / / / /     / / / / / / /      / / / / / / / / / / / / / / / / / / / / /     / / /     / / / / / / / / / / /
   Bldg. No.       P.O. Box No.       City                                          State     Zip Code

   / / / / / / / / / / / / / / / /
   Country (If Other Than U.S.A.)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                        ML JWH STRATEGIC ALLOCATION FUND L.P.
                              LIMITED PARTNERSHIP UNITS
       SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY SIGNATURE PAGE (CONTINUED)

----------------------------------------------------------------------------------------------------------------
10                                         FOR USE BY INVESTOR

X                                                      X
  ----------------------------------------------         -------------------------------------------------------
  Signature of Investor               Date               Signature of Joint Investor (if any)       Date

  (   )              ---                                 Subscription for the series of Units to be sold as of
  ----  ----------------------------------------
  Telephone Number of Investor                                                                   [insert date]
                                                         ---------------------------------------

SUBMITTING THIS SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY SIGNATURE PAGE IN NO RESPECT CONSTITUTES A WAIVER OF ANY RIGHTS UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES EXCHANGE ACT OF 1934. I ACKNOWLEDGE THAT I HAVE RECEIVED THE PROSPECTUS OF THE FUND DATED _________________, 1999 TOGETHER WITH SUMMARY FUND FINANCIAL INFORMATION.

I have checked the following box if I am subject to backup withholding under the provisions of Section 3406(a)(1)(C) of the Internal Revenue Code: / /. Under the penalties of perjury, by signature above I hereby certify that the Social Security Number or Taxpayer ID Number shown on the front of this Subscription Agreement and Power of Attorney Signature Page next to my name is my true, correct and complete Social Security Number or Taxpayer ID Number and that the information given in the immediately preceding sentence is true, correct and complete.

--------------------------------------------------------------------------------

11                    FINANCIAL CONSULTANT MUST SIGN

I have reasonable grounds to believe, based on information obtained from the investor concerning his/her investment objectives, other investments, financial situation and needs and any other information known by me, that investment in the Fund is suitable for such investor in light of his/her financial position, net worth and other suitability characteristics. I have also informed the investor of the unlikelihood of a public trading market developing for the Units.

The Financial Consultant MUST sign below in order to substantiate compliance with NASD Business Conduct Rule 2810.

X
  ------------------------------------------------    --------------------------
  Financial Consultant Signature                                  Date

Office Manager approval of Merrill Lynch sponsored retirement account purchases.

X
  ------------------------------------------------    --------------------------
  Office Manager Signature                                        Date
--------------------------------------------------------------------------------

                       DATE RECEIVED   COUNTRY CODE   ADDITIONAL ORDER   CONTROL NUMBER
FOR OFFICE USE ONLY    / / / / / / /      / / /             / /           / / / / / /

                                                                                                     EXECUTION COPY
-------------------------------------------------------------------------------------------------------------------
1 Financial Consultant  / / / / / / / / / / / / /  / /   / / / / / / / / / / / / / / / /   / / / / / / /
  Name                  First                      M.I.  Last                              Sub. Order Ref. #

  Financial Consultant  / / / /-/ / / /-/ / / / /  Financial Consultant Number  / / / / / Branch Wire Code / / / /
  Phone Number
-------------------------------------------------------------------------------------------------------------------

                        ML JWH STRATEGIC ALLOCATION FUND L.P.

                              LIMITED PARTNERSHIP UNITS
             SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY SIGNATURE PAGE
      PLEASE PRINT OR TYPE.  USE BLACK INK ONLY AND ONLY ONE CHARACTER PER BOX.

     I subscribe for Limited Partnership Units in ML JWH Strategic Allocation Fund L.P. (the "Fund") and authorize Merrill Lynch, Pierce, Fenner & Smith Incorporated to debit my customer securities account in the amount set forth below. The Units are sold at Net Asset Value (97% of such Net Asset Value for Merrill Lynch officers and employees).

     I acknowledge receipt of the Prospectus of the Fund together with summary Fund financial information.

     If I am a participant in a Merrill Lynch sponsored IRA, BASIC-TM- or SEP account and am purchasing Units for such an account, I hereby acknowledge that:
     1. An amount at least equal to the purchase price for the Units is in an IRA, BASIC-TM- or SEP account at Merrill Lynch, Pierce, Fenner
          & Smith Incorporated;
     2. The minimum value of all securities and funds in such IRA, BASIC-TM- or SEP account is $20,000;
     3. The minimum subscription is $2,000 and the amount of this subscription is no more than 10% of the value of the IRA, BASIC-TM- or SEP account on the subscription date; and
     4. Each separate IRA, BASIC-TM- or SEP account of the investor seeking to purchase Units meets the above eligibility requirements.

2  / / / / / / / /                          $5,000 / /          $2,000 / /          3  / / / /-/ / / / / /
   Dollar Amount, Minimum $5,000; $2,000                                               Merrill Lynch Account #
   for IRAs, tax-exempt investors and
   existing Limited Partners subscribing
   for additional Units; Incremental
   Investments in $100 multiples.
   Subscription amounts will be used to
   purchase the largest number of whole
   Units possible at the purchase date Net
   Asset Value per Unit.  No fractional
   Units will be issued.

         4  / / / /-/ / /-/ / / / /                   / / /-/ / / / / / / /
            Social Security Number          or        Taxpayer ID Number

   Limited Partner Name
5  / / / / / / / / / / / / / / / /   / /   / / / / / / / / / / / / / / / / / / / / /
   First Name                        M.I.  Last Name

   Joint Limited Partner Name
6  / / / / / / / / / / / / / / / /   / /   / / / / / / / / / / / / / / / / / / / / /
   First Name                        M.I.  Last Name

   Partnership, Corporate or Trust Limited Partner Name
7  / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / /

   Partner, Officer, Trustee, Beneficiary, Power of Attorney or Custodian under UGMA/UTMA
8  / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / /

   Additional Information
9  / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / /

   Residence Address of Limited Partner (P.O. Box Numbers Are Not Acceptable For Residentce Address)
   / / / / / / /     / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / /     / / / / / /
   Street Number     Street Name                                                         Apt. Number

   / / / / / /     / / / / / / / / / / / / / / / / / / / / /     / / /     / / / / / / / / / / /
   Bldg. No.       City                                          State     Zip Code

   / / / / / / / / / / / / / / / /
   Country (If Other Than U.S.A.)

   Mailing Address of Limited Partner (If Other Than Residence Address)
   / / / / / / /     / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / /     / / / / / /
   Street Number     Street Name                                                         Apt. Number

   / / / / / /     / / / / / / /      / / / / / / / / / / / / / / / / / / / / /     / / /     / / / / / / / / / / /
   Bldg. No.       P.O. Box No.       City                                          State     Zip Code

   / / / / / / / / / / / / / / / /
   Country (If Other Than U.S.A.)

   / /  Check box if Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") is custodian.

   Name of Custodian, If Not Merrill Lynch
   / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / /

   Mailing Address of Custodian, Other Than Merrill Lynch
   / / / / / / /     / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / / /     / / / / / /
   Street Number     Street Name                                                         Apt Number

   / / / / / /     / / / / / / /      / / / / / / / / / / / / / / / / / / / / /     / / /     / / / / / / / / / / /
   Bldg. No.       P.O. Box No.       City                                          State     Zip Code

   / / / / / / / / / / / / / / / /
   Country (If Other Than U.S.A.)

                                                                  EXECUTION COPY
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                        ML JWH STRATEGIC ALLOCATION FUND L.P.
                              LIMITED PARTNERSHIP UNITS
       SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY SIGNATURE PAGE (CONTINUED)

----------------------------------------------------------------------------------------------------------------
10                                         FOR USE BY INVESTOR

X                                                      X
  ----------------------------------------------         -------------------------------------------------------
  Signature of Investor               Date               Signature of Joint Investor (if any)       Date

  (   )              ---                                 Subscription for the series of Units to be sold as of
  ----  ----------------------------------------
  Telephone Number of Investor                                                                   [insert date]
                                                         ---------------------------------------

SUBMITTING THIS SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY SIGNATURE PAGE IN NO RESPECT CONSTITUTES A WAIVER OF ANY RIGHTS UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES EXCHANGE ACT OF 1934. I ACKNOWLEDGE THAT I HAVE RECEIVED THE PROSPECTUS OF THE FUND DATED _________________, 1999 TOGETHER WITH SUMMARY FUND FINANCIAL INFORMATION.

I have checked the following box if I am subject to backup withholding under the provisions of Section 3406(a)(1)(C) of the Internal Revenue Code: / /. Under the penalties of perjury, by signature above I hereby certify that the Social Security Number or Taxpayer ID Number shown on the front of this Subscription Agreement and Power of Attorney Signature Page next to my name is my true, correct and complete Social Security Number or Taxpayer ID Number and that the information given in the immediately preceding sentence is true, correct and complete.

--------------------------------------------------------------------------------

11                    FINANCIAL CONSULTANT MUST SIGN

I have reasonable grounds to believe, based on information obtained from the investor concerning his/her investment objectives, other investments, financial situation and needs and any other information known by me, that investment in the Fund is suitable for such investor in light of his/her financial position, net worth and other suitability characteristics. I have also informed the investor of the unlikelihood of a public trading market developing for the Units.

The Financial Consultant MUST sign below in order to substantiate compliance with NASD Business Conduct Rule 2810.

X
  ------------------------------------------------    --------------------------
  Financial Consultant Signature                                  Date

Office Manager approval of Merrill Lynch sponsored retirement account purchases.

X
  ------------------------------------------------    --------------------------
  Office Manager Signature                                        Date
--------------------------------------------------------------------------------

                       DATE RECEIVED   COUNTRY CODE   ADDITIONAL ORDER   CONTROL NUMBER
FOR OFFICE USE ONLY    / / / / / / /      / / /             / /           / / / / / /

                                       PART II


                        Information Not Required in Prospectus


Item 13.  Other Expenses of Issuance and Distribution.


          Merrill Lynch Investment Partners Inc. will advance all ongoing offering costs, as described in the Prospectus, for which it shall be reimbursed by the Registrant on May 31, 1999. Such ongoing offering costs are estimated at $500,000. The following is an estimate of such costs:


                                                                    Approximate
                                                                       Amount
Securities and Exchange Commission Registration Fee. . . . . . .      $40,080*
National Association of Securities Dealers, Inc. Filing Fee. . .      $14,920*
Printing Expenses. . . . . . . . . . . . . . . . . . . . . . . .     $125,000
Fees of Certified Public Accountants . . . . . . . . . . . . . .      $50,000
Blue Sky Expenses (Excluding Legal Fees) . . . . . . . . . . . .      $40,000
Fees of Counsel. . . . . . . . . . . . . . . . . . . . . . . . .     $150,000
Advertising and Sales Literature . . . . . . . . . . . . . . . .      $25,000
Miscellaneous Offering Costs . . . . . . . . . . . . . . . . . .      $54,000
                                                                     --------
     Total . . . . . . . . . . . . . . . . . . . . . . . . . . .     $500,000
                                                                     --------
                                                                     --------


-----------------------

*  Fees marked with an asterisk are exact rather than estimated and approximate.


                                 -------------------

Item 14.  Indemnification of Directors and Officers.


          Section 15 of the Limited Partnership Agreement (attached as Exhibit A to the prospectus which forms a part of the Registration Statement) provides for the indemnification of Merrill Lynch Investment Partners Inc. ("MLIP"), the general partner of the Registrant, and certain of its Affiliates by the Registrant. "Affiliates" shall mean any person performing services on behalf of the Registrant who: (1) directly or indirectly controls, is controlled by, or is under common control with MLIP; or (2) owns or controls 10% or more of the outstanding voting securities of MLIP; or (3) is an officer or director of MLIP; or (4) if MLIP is an officer, director, partner or trustee, is any entity for which MLIP acts in any such capacity. Indemnification is to be provided for any loss suffered by the registrant which arises out of any action or inaction, if the party, in good faith, determined that such course of conduct was in the best interest of the Registrant and such conduct did not constitute negligence or misconduct. MLIP and its affiliates will only be entitled to indemnification for losses incurred by such affiliates in performing the duties of MLIP and acting wholly within the scope of the authority of MLIP.


          In the Selling Agreement, John W. Henry & Co., Inc. ("JWH") has agreed to indemnify each person who controls MLIP within the meaning of Section 15 of the Securities Act of 1933 and each person who signed this Registration Statement or is a director of MLIP against losses, claims, damages, liabilities or expenses arising out of or based upon any untrue statement or omission or alleged untrue statement or omission relating or with respect to JWH or any principal of JWH or their operations, trading systems, methods or performance, which was made in any preliminary prospectus, this Registration Statement as declared effective, the Prospectus included in this Registration Statement when declared effective, or in any amendment or supplement thereto and furnished by or approved by JWH for inclusion therein. JWH has also agreed to contribute to the amounts paid by such controlling persons, signatees or directors in respect of any such losses, claims, damages, liabilities or expenses in the event that the foregoing indemnity is unavailable or insufficient.


Item 15.  Recent Sales of Unregistered Securities.


          None.

Item 16.  Exhibits and Financial Statement Schedules.


          The following documents (unless otherwise indicated) are filed herewith and made a part of this Registration Statement:


          (a)   Exhibits.


   Exhibit
    Number       Description of Document
    ------       -----------------------


                 THE FOLLOWING EXHIBITS ARE FILED HEREWITH:


     3.02        Fourth Amended and Restated Limited Partnership Agreement of
  (amended)      the Registrant (included as Exhibit A to the Prospectus).


   5.01(a) Opinion of Sidley & Austin relating to the legality of the Units.


   8.01(a) Opinion of Sidley & Austin with respect to Federal Income Tax consequences.


    10.05        Form of Subscription Agreement and Power of Attorney
  (amended)      (included as Exhibit C to the Prospectus).


    10.10 Second Amendatory Agreement of Selling Agreement, Joint Venture Agreement, and Customer Agreement.


    23.09        Consent of Deloitte & Touche LLP.


    23.10        Consent of Sidley & Austin.


                                  ------------------

                    THE FOLLOWING EXHIBITS ARE INCORPORATED BY REFERENCE HEREIN FROM THE EXHIBITS OF THE SAME DESCRIPTION AND NUMBER FILED WITH AMENDMENT NO. 2 TO THE REGISTRANT'S REGISTRATION STATEMENT ON FORM S-1 (REGISTRATION NO. 33-80509), FILED WITH THE COMMISSION ON APRIL 23, 1996, WHICH BECAME EFFECTIVE APRIL 25, 1996).


   Exhibit
    Number       Description of Document
    ------       -----------------------


     1.01        Form of Selling Agreement among the Registrant, MLIP, Merrill
  (amended)      Lynch Futures Inc. ("Merrill Lynch Futures"), Merrill Lynch,
                 Pierce, Fenner & Smith Incorporated (the "Selling Agent") and
                 JWH.


   3.01(i)       Certificate of Limited Partnership of the Registrant.


   5.01(b) Opinion of Richards, Layton & Finger relating to the legality of the Units.


    10.01 Form of Joint Venture Agreement among the Registrant, MLIP, Merrill Lynch Futures and JWH.


    10.02 Form of Customer Agreement between the Registrant and Merrill Lynch Futures.


    10.03        Foreign Exchange Desk Service Agreement.


    10.06 Form of Investment Advisory Contract among the Registrant's joint venture with JWH, MLIP, Merrill Lynch Futures and Merrill Lynch Asset Management, L.P.


    10.07 Form of Custody Agreement among the Registrant, MLIP and the Selling Agent.

    99.01 Securities and Exchange Commission Release No. 33-6815--Interpretation and Request for Public
                 Comment--Statement of the Commission Regarding Disclosure by Issuers of Interests in Publicly Offered Commodity Pools (54 Fed. Reg. 5600; February 6, 1989).


    99.02 Commodity Futures Trading Commission--Interpretative Statement and Request for Comments --Statement of the Commodity Futures Trading Commission Regarding Disclosure by Commodity Pool Operators of Past Performance Records and Pool Expenses and Requests for Comments (54 Fed. Reg. 5597; February 6, 1989).


    99.03 North American Security Administrators Association Guidelines for Registration of Commodity Pool Programs.


                                  ------------------

     Item 17.


          The undersigned registrant hereby undertakes:


          (a)   RULE 415 OFFERINGS



          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;


               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;


               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.


               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.


          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.


          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


          (b)   INDEMNIFICATION


          Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to officers, directors or controlling persons of the registrant pursuant to the provisions described in Item 14 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by an officer, director, or controlling person of the registrant in the successful defense of any such action, suit or proceeding) is asserted by such officer, director or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES


          Pursuant to the requirements of the Securities Act of 1933, the General Partner of the Registrant has duly caused this Registration Statement or Registration Statement Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York in the State of New York on the 29 day of March, 1999.


ML JWH Strategic Allocation Fund L.P.



By:  Merrill Lynch Investment Partners Inc.
       General Partner



By:  /s/ JOHN R. FRAWLEY, JR.
     ----------------------------
          John R. Frawley, Jr.
          Chairman, President and Chief Executive
          Officer


          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or Registration Statement Amendment has been signed below by the following person on behalf of Merrill Lynch Investment Partners Inc., General Partner of the Registrant, in the capacities and on the date indicated.


  /s/ JOHN R. FRAWLEY, JR.         Chairman, Chief Executive      March 29, 1999
----------------------------       Officer, President and
      John R. Frawley, Jr.         Director (Principal Executive
                                   Officer)


  /s/ JO ANN DI DARIO              Vice President, Chief          March 29, 1999
----------------------------       Financial Officer and
      Jo Ann Di Dario              Treasurer (Principal Financial
                                   and Accounting Officer)


  /s/ JEFFREY F. CHANDOR           Senior Vice President,         March 29, 1999
----------------------------       Director of Sales, Marketing
      Jeffrey F. Chandor           and Research and Director


  /s/ STEPHEN G. BODURTHA          Director                       March 29, 1999
----------------------------
      Stephen G. Bodurtha


  /s/ ALLEN N. JONES               Director                       March 29, 1999
----------------------------
      Allen N. Jones


  /s/ JOSEPH H. MOGLIA             Director                       March 29, 1999
----------------------------
      Joseph H. Moglia



          (Being the principal executive officer, the principal financial and accounting officer and a majority of the directors of Merrill Lynch Investment Partners Inc.)


MERRILL LYNCH INVESTMENT PARTNERS INC.
     General Partner of Registrant


By  /s/ JOHN R. FRAWLEY, JR.                                      March 29, 1999
    ------------------------
        John R. Frawley, Jr.
        Chairman, Chief Executive
        Officer and President

                                   EXHIBIT INDEX


  Exhibit
  Number     Description of Document
  -------    -----------------------


   5.01 Opinion of Sidley & Austin relating to the legality of the Units.

   8.01 Opinion of Sidley & Austin with respect to federal income tax consequences.

  10.10 Form of Second Amendatory Agreement of Selling Agreement, Joint Venture Agreement and Customer Agreement.

  23.07      Consent of Deloitte & Touche LLP.

  23.08      Consent of Sidley & Austin.